     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------
                                    FORM S-4
                             ---------------------
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              GOLDEN SKY DBS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                            4841                           43-1839531
(State or Other Jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)          Identification Number)

                        4700 BELLEVIEW AVENUE, SUITE 300
                             KANSAS CITY, MO 64112
                                 (816) 753-5544
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Offices)

                                 JOHN R. HAGER
                            CHIEF FINANCIAL OFFICER
                              GOLDEN SKY DBS, INC.
                        4700 BELLEVIEW AVENUE, SUITE 300
                             KANSAS CITY, MO 64112
                                 (816) 753-5544
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                    Copy to:

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                               NEW YORK, NY 10111
                                 (212) 841-5700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
    CLASS OF SECURITIES            AMOUNT TO BE           OFFERING PRICE            AGGREGATE               AMOUNT OF
      TO BE REGISTERED              REGISTERED             PER NOTE(1)          OFFERING PRICE(1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
       13 1/2% Senior              $193,100,000               53.0%                $102,335,308              $28,450
      Discount Notes,            Principal Amount
     due 2007, Series B            At Maturity
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based on the aggregate accreted value of the 13 1/2% Senior Discount Notes due 2007, Series A, as of April 16, 1999.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                              GOLDEN SKY DBS, INC.
                             OFFER TO EXCHANGE ITS
               13 1/2% SENIOR DISCOUNT NOTES DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                13 1/2% SENIOR DISCOUNT NOTES DUE 2007, SERIES A
                             ---------------------
                     MATERIAL TERMS OF THIS EXCHANGE OFFER

- We are offering to exchange our new 13 1/2% Senior Discount Notes due 2007, Series B, for our outstanding 13 1/2% Senior Discount Notes Due 2007, Series A, which we sold in a private offering on February 19, 1999,

- Unless we extend it, this exchange offer expires at 5:00 p.m., New York City
  time, on                , 1999,

- We will accept for exchange all outstanding notes that are properly tendered and not validly withdrawn prior to the expiration of this exchange offer,

- Outstanding notes that are tendered may be withdrawn any time prior to the expiration of this exchange offer,

- Unlike the outstanding notes, the new notes will have been registered under the Securities Act of 1993,

- The terms of the new notes are identical in all material respects (including principal amount at maturity, yield to maturity and maturity) to the terms of the outstanding notes, except that the new notes do not contain the transfer restrictions or registration rights relating to the outstanding notes,

- Although we have agreed to pay all the expenses of this exchange offer, we will not receive any proceeds from it, and

- If you do not tender your outstanding notes in this exchange offer, they will remain outstanding and will be entitled to substantially all of the same rights and subject to the same limitations, including restrictions upon transfer, applicable to them now.

Following this exchange offer, we will have no further obligation to register outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in this exchange offer, the ability to resell outstanding notes that are not tendered could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer to Holders of the Outstanding Notes" and "The Exchange Offer -- Terms of the Exchange Offer."
                             ---------------------
     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL THAT YOU ARE RECEIVING WITH IT CONTAIN IMPORTANT INFORMATION. YOU ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER YOUR OUTSTANDING NOTES FOR NEW NOTES PURSUANT TO THIS EXCHANGE OFFER.

     This prospectus, together with the accompanying letter of transmittal, is
being sent to all registered holders of outstanding notes as of           ,
1999.

     We are not making this exchange offer to, nor will we accept tenders from, or on behalf of, holders of outstanding notes in any jurisdiction in which the making or acceptance of this exchange offer would violate applicable law.

     SEE "RISK FACTORS" ON PAGE 17 FOR A DESCRIPTION OF SOME RISKS THAT YOU SHOULD CONSIDER BEFORE YOU DECIDE TO TENDER YOUR OUTSTANDING NOTES FOR NEW NOTES IN THIS EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE COMPLETENESS OR TRUTH OF THIS PROSPECTUS. ANY STATEMENT TO THE CONTRARY IS AGAINST THE LAW.
                             ---------------------
             The date of this prospectus is                , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Additional Information......................................    1
Forward-Looking Statements..................................    2
Sources of Material Information.............................    3
Summary of the Prospectus...................................    4
Risk Factors................................................   17
Use of Proceeds.............................................   31
The Exchange Offer..........................................   31
Capitalization..............................................   37
Pro Forma Financial Statements..............................   38
Selected Consolidated Financial Data........................   43
Management's Discussion and Analysis of Results of
  Operations and Financial Condition........................   45
Business....................................................   55
Management..................................................   69
Principal Stockholders......................................   74
Certain Relationships and Related Transactions..............   78
Description of Other Indebtedness...........................   81
Description of the New Notes................................   85
Book Entry; Delivery and Form...............................  116
Certain Federal Income Tax Considerations...................  119
Plan of Distribution........................................  123
Legal Matters...............................................  123
Experts.....................................................  123
Index to Financial Statements...............................  F-1

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the new notes. This prospectus does not contain all the information described in such registration statement and its the exhibits and schedules. The registration statement and its exhibits and schedules may be inspected and copied at prescribed rates at

          (1) the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

          (2) the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048,

          (3) the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or

          (4) the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Commission also maintains a Web site that contains reports, proxy statements and other information regarding companies, including ours, that electronically file such information with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     Because we registered the new notes with the Commission, we are now subject to the reporting requirements of the Securities Exchange Act of 1934. As provided in the Exchange Act, we are required to file periodic reports and other information with the Commission. Our obligation to file this information with the Commission under the Exchange Act may be suspended if the new notes are owned in the name of less than 300 holders at the beginning of any of our fiscal years, other than the fiscal year in which the registration statement becomes effective. However, the indenture governing the notes provides that we must file with the Commission and provide you with copies of annual reports and the other information, documents and reports specified in Sections 13 and 15(d) of the Exchange Act as long as any of the outstanding notes or new notes remain outstanding.

     Important business and financial information about our company is deemed to be a part of this prospectus even though it is not included in, or delivered with, this prospectus. This information is available without charge to you upon written or oral request to us at 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112, Attention: Investor Relations, (816) 753-5544. To obtain such information, you must request the information no later than five business days prior to the expiration date of the exchange offer.
                            ------------------------

                           FORWARD-LOOKING STATEMENTS

     This prospectus forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about us, including

     - uncertainties regarding our acquisition strategy,

     - our dependence on our service providers and agreements to deliver our programming services,

     - trends in our industry, including continued growth of the direct-to-home television industry, upgrading of cable systems, continued consolidation, increased competition with other subscription television providers and the development of new technologies,

     - uncertainties regarding our ability to continue to grow and retain our subscriber base, including unforeseen increases in the cost to acquire new subscribers,

     - an unexpected interruption of our business or the collection of our revenues due to the failure of parties other than us to remediate Year 2000 issues,

     - our reliance on satellite transmission technology,

     - government regulation of our business, and

     - general economic and business conditions.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.
                            ------------------------

                        SOURCES OF MATERIAL INFORMATION

     This prospectus contains information obtained from sources other than us concerning, among other things,

     - our industry and markets,

     - our principal direct and indirect suppliers of services,

     - DIRECTV, Inc. (DIRECTV),

     - the NRTC (as defined in the first paragraph of the "Summary of the Prospectus" section below),

     - Rural DIRECTV Markets (as defined in the first paragraph of the "Summary of the Prospectus" section below), and

     - the NRTC's relationship (contractual and otherwise) with DIRECTV.

Such information is material to understanding our business and prospects. Specifically, while our sole business is the offering of DIRECTV services, we have no direct contractual relationship with DIRECTV relating to our principal markets and obtain those services through the NRTC. The NRTC receives DIRECTV services pursuant to arrangements with DIRECTV, the terms of which have been kept confidential by the NRTC. We rely upon the NRTC to have accurately represented the scope and term of its arrangements with Hughes Communications Galaxy, Inc., DIRECTV's predecessor-in-interest (Hughes) and DIRECTV. Under our arrangements with the NRTC, the NRTC provides substantial services to us, including billing and customer authorization, and we rely upon the NRTC to provide us with accurate and complete information concerning our customers. Information concerning the NRTC and its arrangements with DIRECTV is based upon information that has been made available to us by the NRTC or is otherwise publicly available. Except where otherwise indicated, information regarding numbers of households and/or subscribers in Rural DIRECTV Markets is based upon information compiled by Claritas, Inc., which we have supplemented where necessary with information compiled by the U.S. Postal Service. Other industry-related information has been derived from Sky Report and DBS Digest. While we believe these and other third-party sources of information to be reliable, we have not independently verified such information and are not in a position to do so. We make no representation as to the accuracy or completeness of such information. See "Risk Factors -- Our Reliance Upon the NRTC."

     The following trademarks owned by third parties are used in this prospectus: DIRECTV(R), USSB(R), Total Choice(R), NFL SUNDAY TICKET(TM), NHL(R) CENTER ICE(R) and DirecPC(R).

                           SUMMARY OF THE PROSPECTUS

     This summary may not contain all the information that may be important to you. We urge you to carefully read the entire prospectus, including the financial data and related notes, and the other documents to which it refers to fully understand the terms of the notes and the exchange offer. Golden Sky DBS, Inc. (Golden Sky DBS), the issuer of the notes, is a newly-formed holding company whose sole asset is the capital stock of Golden Sky Systems, Inc. (Systems), its operating subsidiary. The terms "our company," "us," "we," "our" and "ours" as used in this prospectus refer to Golden Sky DBS, its parent company, Golden Sky Holdings, Inc. (Holdings), and its subsidiaries as a combined entity, except where it is clear from the context that such terms refer only to Golden Sky DBS, the issuer of the notes. We also use other defined terms in this prospectus, including the following: "NRTC" refers to the National Rural Telecommunications Cooperative, an organization whose members are engaged in the distribution of telecommunications and other services in rural America and "Rural DIRECTV Markets" mean those areas in the United States in which the NRTC and some of its members and affiliates (including our company) have the exclusive right to provide DIRECTV services to residential customers. In addition, there are statements in this prospectus which include forward-looking statements that involve risks and uncertainties. See "Forward-Looking Statements."

                                  OUR COMPANY

     We are the second largest independent provider of DIRECTV. DIRECTV is the leading Direct Broadcast Satellite (DBS) company serving the continental United States. We market and provide DIRECTV programming on an exclusive basis to residential customers in our Rural DIRECTV Markets and on a non-exclusive basis to residents of multiple dwelling units and commercial customers. We have obtained the exclusive right to provide DIRECTV programming to homes in our Rural DIRECTV Markets under agreements with the NRTC. The NRTC and its DBS members and affiliates (including our company) provide DIRECTV programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes. We estimate that the Rural DIRECTV Markets comprise approximately 9.0 million households, or approximately 9% of total U.S. television households, but account for approximately 1.0 million or approximately 22%, of total DIRECTV customers.

     Since June 1996, when we were formed by management through March 31, 1999, we have

     - acquired 52 Rural DIRECTV Markets in 23 states with approximately 1.8 million households and 134,700 subscribers at the dates of acquisition,

     - increased our subscriber base in these markets by approximately 92% in the aggregate, to approximately 258,900, achieving a subscriber penetration rate of approximately 14% through aggressive marketing and a local, service-driven approach to our customers,

     - commenced marketing and distributing DIRECTV programming to approximately 4,600 commercial and multiple dwelling unit customers in five cities near our Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide, and

     - raised $87.4 million of equity capital from several institutional venture capital firms and our management, secured $150.0 million of senior bank financing, issued $195.0 million of Systems' senior subordinated notes and raised $100.0 million gross proceeds from the offering of the outstanding notes.

     Our revenue has increased rapidly due to internal subscriber growth and a low average annual subscriber disconnect (churn) rate (approximately 9% for the twelve months ended December 31, 1998). Net internal subscriber growth in our Rural DIRECTV Markets during 1998 totaled approximately 80,300. This represented approximately 7% of DIRECTV's net new subscribers nationwide for the period, although total households in our Rural DIRECTV Markets approximated just 1.5% of all television households in the continental United States. Although we incur substantial costs to add subscribers, we have relatively low recurring costs to service them. We believe these factors provide us an opportunity to increase our operating leverage and provide strong growth in EBITDA. We had EBITDA (as defined in this summary under the heading "Summary Historical and Pro Forma Financial and Other Data") of approximately negative $5.4 million and negative $20.0 million for the years ended December 31, 1997 and 1998, respectively.

     We believe that our exclusive right to provide DIRECTV programming in our Rural DIRECTV Markets is attractive for the following reasons:

     - we believe that marketing DIRECTV, the country's leading DBS provider, gives us a competitive advantage over providers of other subscription television services;

     - competition from cable television providers in Rural DIRECTV Markets is often limited;

     - as a local provider of DIRECTV programming, we are supported by DIRECTV's national marketing campaigns and extensive retail distribution network. Additionally, three major consumer electronics manufacturers currently compete to provide our customers with satellite receivers and related equipment required to receive DIRECTV programming; and

     - we have had, and we continue to have, an opportunity to grow through acquisitions, rationalize operations and realize operating leverage because ownership of Rural DIRECTV Markets has historically been, and continues to be, fragmented.

     We intend to leverage our competitive strengths by

     - emphasizing direct sales and local customer service, which we believe generates rapid subscriber growth, higher customer satisfaction and lower churn,

     - acquiring additional Rural DIRECTV Markets to continue the expansion of our core business, and

     - developing related business opportunities that rely on our existing local sales and service organization.

     In addition to our business in Rural DIRECTV Markets under agreements with the NRTC, we have developed other business relationships with DIRECTV and its affiliated companies. For example, we were chosen in January 1998 by DIRECTV as a master system operator to market and provide DIRECTV programming nationally to residents of multiple dwelling units and commercial establishments. In February 1998, we began marketing and providing DIRECTV programming to residents of multiple dwelling units and commercial establishments in five major metropolitan areas near our rural territories. We intend to focus our multiple dwelling units and commercial activities in high-growth urban areas near our Rural DIRECTV Markets to create a larger universe of potential subscribers while maintaining our fixed cost base. Also during 1998 we began test marketing DirecPC, a satellite-based Internet access service.

                              RECENT DEVELOPMENTS

     On December 14, 1998, Hughes announced that it will acquire United States Satellite Broadcasting Company (USSB) for approximately $1.3 billion. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar Inc.'s and one of its affiliates' assets for approximately $1.8 billion. The completion of each of these acquisitions is dependent upon the occurrence or non-occurrence of certain events and we cannot assure you that either will be completed. We are not yet able to assess the effect of either acquisition on our future business, financial position or results of operations. The information contained in this offering memorandum related to the number of households and subscribers in our Rural DIRECTV Markets does not reflect the impact, if any, of these announced acquisitions. We cannot yet determine whether and how these acquisitions, if consummated, would affect our rights in our Rural DIRECTV Markets or our capital requirements.

     Since December 31, 1998, we have acquired seven rural DIRECTV Markets. These territories include approximately 116,000 households and 17,200 subscribers. The aggregate purchase price for these recent acquisitions was approximately $31.4 million. We are continually evaluating acquisition prospects and expect to enter into additional acquisition agreements and complete further acquisitions of Rural DIRECTV Markets consistent with our growth strategy.

     Golden Sky DBS was formed on February 2, 1999 for the purpose of issuing the outstanding notes. Immediately before the outstanding notes were issued, Golden Sky DBS became an intermediate holding company for our operating subsidiary, Systems.

                                  RISK FACTORS

     There are risks associated with owning the notes. Some of the risks of an investment in the notes are described below.

     - During our limited operating history we have generated net losses and negative EBITDA and we may continue to do so.

     - Our substantial indebtedness could have material adverse consequences to the holder of the notes.

     - Holders of the notes have no direct claim against our subsidiaries.

     - Restrictions on dividends in our subsidiaries' debt instruments may prevent them from providing us with adequate cash to make interest payments on the notes.

     - To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. To make required payments on the notes, we may need to refinance the notes.

     - The restrictive terms of our debt instruments may impair our ability to pursue our business objectives. If we fail to comply with those terms, our debt can be accelerated and there may be insufficient assets to meet our obligations.

     - Our actual cash requirements may materially exceed our estimates of our capital requirements and our available capital.

     - We might not be able to realize the expected benefits of past and future acquisitions. Also, we may not be able to identify suitable future acquisition candidates.

     - We may be adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes.

     - Our ability to offer DIRECTV programming depends upon agreements between the NRTC and Hughes. The NRTC's interests may differ from our interests. We rely on the NRTC in numerous ways in the conduct of our business.

     - We may not be able to acquire DBS services or sell our subscriber base after the expiration of our agreements with the NRTC.

     - We may not have the ability to improve our operational procedures and hire personnel capable of managing our rapid growth. Such inability may have a material adverse effect on our financial condition and results of operations.

     - The holders of the notes may suffer adverse tax consequences because the outstanding notes were issued at a discount from their principal amount at maturity.

     - Currently there is no active market for the outstanding notes and we cannot assure you that one will develop for the new notes.

     - Consummation of this exchange offer may have materially negative consequences for non-tendering holders of the outstanding notes.

You should consider carefully all of the information contained in this prospectus prior to tendering your outstanding notes for new notes in this exchange offer. In particular, you should carefully consider each of the factors set forth under "Risk Factors" beginning on page 17 of this prospectus.
                            ------------------------

     Our principal executive offices are located at 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112. Our telephone number is (816) 753-5544.

                     THE OFFERING OF THE OUTSTANDING NOTES

Outstanding Notes..........  We sold the outstanding notes on February 19, 1999 to Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated, NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Fleet Securities, Inc. as contemplated by a purchase agreement, dated February 11, 1999. These initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act.

Registration Rights
Agreement..................  Pursuant to the February 11, 1999 purchase agreement, we and the initial purchasers of the outstanding notes entered into a registration rights agreement, dated February 19, 1999. The registration rights agreement grants certain exchange and registration rights to the holders of the outstanding notes. We are making this exchange offer to satisfy our obligations under the registration rights agreement. Upon the completion of this exchange offer, your exchange rights under such agreement will terminate.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer.........  We are offering to exchange up to $193,100,000 aggregate principal amount at maturity of our 13 1/2% Senior Discount Notes due 2007, Series B, for the same amount of our 13 1/2% Senior Discount Notes due 2007, Series A. The terms of the new notes are identical in all material respects (including principal amount, yield to maturity and maturity) to the terms of the outstanding notes. The new notes, however, do not contain the transfer restrictions or the registration rights relating to the outstanding notes. See "Description of the New Notes." The issuance of the new notes is intended to satisfy our obligations contained in the registration rights agreement relating to the outstanding notes.

Expiration Date; Withdrawal
of Tender..................  Unless we extend it, this exchange offer will
                             expire at 5:00 p.m. New York City time, on        ,
                             1999. Any tender of outstanding notes pursuant to this exchange offer may be withdrawn at any time prior to such expiration.

Accretion of the New Notes
and the Outstanding
  Notes....................  Cash interest will not accrue or be payable on the new notes prior to March 1, 2004. Thereafter, interest will accrue at the rate of 13 1/2% per year, payable semi-annually on each March 1 and September 1 beginning September 1, 2004. Outstanding notes which are validly tendered and accepted for exchange will continue to accrete in principal amount at a rate of 13 1/2% per year to, but excluding, the date of issuance of the new notes. Any outstanding notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 13 1/2% per year in accordance with their terms. The accreted value of the new notes upon issuance will be the same as the accreted value of the outstanding notes accepted for exchange immediately prior to the issuance of the new notes.

Procedures for Tendering...  Each holder of outstanding notes wishing to accept this exchange offer must

                             - complete, sign and date the letter of transmittal
                               which accompanies this prospectus, or a facsimile of the letter of transmittal, in accordance with the instructions contained in the letter of transmittal and this prospectus, and

                             - mail or otherwise deliver the letter of
                               transmittal, or a facsimile of the letter of transmittal, together with any other required documentation, to United States Trust Company of New York, as exchange agent, at the address contained in the letter of transmittal and this prospectus.

                             If you sign and return the letter of transmittal you will be making a representation that, among other things,

                               (1) you are receiving the new notes in the
                                   exchange offer in the ordinary course of your business,

                               (2) You have no arrangement with another person
                                   to participate in the distribution of the new notes received by you,

                               (3) you are not an "affiliate" (as defined in
                                   Rule 405 under the Securities Act) of ours, and

                               (4) if you are a broker or a dealer (as defined
                                   in the Exchange Act), you acquired your
                                   outstanding notes for your own account as a result of market-making or other trading activities, and that you have not entered into any arrangement with us or any of our affiliates to distribute the new notes to be received by you in the exchange offer.

                             In the case of a broker-dealer that receives new notes for its own account in exchange for outstanding notes that were acquired by it as a result of market-making or other trading activities, the letter of transmittal will also include an acknowledgment that the broker-dealer will deliver a copy of this prospectus in connection with the resale by it of any new notes received pursuant to this exchange offer. See "Plan of Distribution."

Guaranteed Delivery
Procedures.................  Holders of outstanding notes who wish to accept this exchange offer and cannot complete the procedures for tendering on a timely basis may effect a lender according to the guaranteed delivery procedures described in "The Exchange Offer -- Procedures for Tendering."

Federal Income Tax
  Consequences.............  The exchange of outstanding notes for new notes will not result in any income, gain or loss to you or us for Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Exchange Agent.............  United States Trust Company of New York is serving as the exchange agent in connection with this exchange offer. The address and telephone number of the exchange agent are shown in "The Exchange
                             Offer -- Exchange Agent."

Consequences of Exchanging
  Outstanding Notes
  Pursuant to the Exchange
  Offer....................  Based on interpretations by the staff of the
                             Commission, we believe that new notes issued in this exchange offer may, in most circumstances, be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act. You will not, however, be free to resell or otherwise transfer the new notes if

                               (1) you are an "affiliate" of our company (within
                                   the meaning of Rule 405 under the Securities
                                   Act), or

                               (2) you did not acquire the outstanding notes in
                                   the ordinary course of your business, or

                               (3) you have an arrangement with any person to
                                   participate in the distribution of such new notes.

                             In addition, if you are a broker-dealer that receives new notes for your own account pursuant to this exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes so long as such outstanding notes were acquired by the broker-dealer as a result of market-making or trading activities. See "Plan of Distribution."

                             To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the new notes prior to offering or selling such new notes. We do not currently intend to register or qualify the sale of the new notes in any such jurisdictions.

Outstanding Notes Which Are
  Not Tendered.............  Following this exchange offer, holders of outstanding notes eligible to participate but who do not tender their outstanding notes will not have any further exchange rights. The transfer of outstanding notes which are not tendered will continue to be restricted. This could adversely affect the ability of holders of outstanding notes to transfer them later.

Consequences of Failure to
  Exchange.................  If you do not exchange your outstanding notes for new notes pursuant to this exchange offer, such outstanding notes will continue to be subject to the restrictions on transfer contained in the legend which appears on the outstanding notes. In general, they may not be offered or sold unless they are registered under the Securities Act. Offers or sales of the outstanding notes will only be allowed pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange."

Book Entry; Delivery and
Form.......................  The new notes will initially be available only in book-entry form. We expect that the new notes issued in this exchange offer will be issued in the form of one or more global notes, which will be deposited with, or on behalf of, The Depository Trust Company (DTC) and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global note representing the new notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of such global note, new notes in certified form will be issued in exchange for the global note only upon the terms described in the indenture governing the notes. See "Book Entry; Delivery and Form."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes will be identical in all material respects to the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes. The indebtedness to be represented by the new notes is the indebtedness currently represented by the outstanding notes. The new notes will be governed by the same indenture as the outstanding notes. The new notes and the outstanding notes will be entitled to the same benefits under the indenture, which will treat all the notes as a single class of debt securities. See "Description of the New Notes."

Issuer.....................  Golden Sky DBS, Inc.
                             4700 Belleview Avenue, Suite 300
                             Kansas City, Missouri 64112
                             (816) 753-5544

Notes Offered..............  $193,100,000 aggregate principal amount at maturity of 13 1/2% Senior Discount Notes due 2007.

Maturity Date..............  March 1, 2007.

Yield and Interest.........  13 1/2% per year (calculated on a semi-annual bond equivalent basis) calculated from February 19, 1999. Cash interest will not accrue on the notes prior to March 1, 2004. Thereafter, cash interest on the notes will accrue at a rate of 13 1/2% per year and be payable on March 1 and September 1 of each year, commencing September 1, 2004. For United States federal income tax purposes, holders of the notes will be required to include amounts in gross income in advance of the receipt of cash payments to which the income is attributable. See "Certain Federal Income Tax Considerations."

Ranking....................  The notes are unsecured and will effectively rank below all liabilities of our subsidiaries. Our ability to pay interest on these notes when interest becomes due and to redeem these notes at maturity will depend on whether our subsidiaries can pay dividends and other distributions to us under the terms of their indebtedness and applicable law.

                             After giving effect to this offering and our use of the offering proceeds, at December 31, 1998, we would have had $346.3 million of consolidated indebtedness outstanding. On the same basis, at December 31, 1998, our subsidiaries would have had $246.2 million of indebtedness.

Optional Redemption........  We may redeem the notes, in whole or in part, at any time, on or after March 1, 2004, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                                                                                   REDEMPTION
                                       YEAR                                          PRICE
                                       ----                                        ----------
                                       2004......................................    106.750%
                                       2005......................................    103.375%
                                       2006 and thereafter.......................    100.000%

Public Equity Offering
Optional Redemption........  On or prior to March 1, 2002, we may redeem up to
                             35% of the originally issued aggregate principal amount at maturity of the notes with the net proceeds of one or more public equity offerings that yields gross proceeds of at least $40 million, if at least 65% of the originally issued aggregate principal amount at maturity of the notes remains outstanding following such redemption. The redemption price would be equal to 113.5% of the then accreted value of the notes. See "Description of the New Notes -- Optional Redemption."

Change of Control..........  Upon specific changes of control we must make an offer to repurchase all or a portion of the notes at a purchase price equal to 101% of the accreted value of the notes, plus accrued and unpaid interest, if any, to the purchase date. See "Description of the New Notes -- Change of Control."

Original Issue Discount....  The notes bear original issue discount for United
                             States federal income tax purposes. Thus, although cash interest will not be payable on the notes before September 1, 2004, the holders of the notes that are subject to U.S. federal income taxation (including holders that account for their taxable income on a cash basis) will be required to include such original issue discount in their income on a constant yield-to-maturity method basis, before they receive the cash payments to which such income is attributable. See "Certain Federal Income Tax Considerations."

Certain Covenants..........  The indenture governing the notes contains covenants that, among other things, limits our ability and the ability of our subsidiaries to

                             - incur additional indebtedness,

                             - pay dividends on, redeem or repurchase our
                               capital stock,

                             - make investments,

                             - issue or sell capital stock of restricted
                               subsidiaries,

                             - create specific types of liens,

                             - sell assets,

                             - engage in transactions with affiliates, and

                             - consolidate, merge or transfer all or
                               substantially all our assets and the assets of our subsidiaries on a consolidated basis.

                             These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the New Notes" in this prospectus.

For additional information regarding the new notes, see "Description of the New Notes."

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

     The following table presents our financial and operating information for the periods indicated. The information presented below is taken from our audited consolidated financial statements for the periods ended December 31, 1996, 1997 and 1998. The financial and operating information for the businesses we have acquired was taken from the historical financial statements of the acquired entities.

     The following pro forma statement of operations data present our financial position adjusted for

     (1) acquisitions we have completed during or after the period presented and related financings, but excluding 11 acquisitions that are immaterial individually and in the aggregate,

     (2) System's offering of $195 million in aggregate principal amount of 12 3/8% Senior Subordinated Notes due 2006,

     (3) the amendment of our credit facility that became effective at the same time as the closing of the offering of the outstanding notes, and

     (4) the offering of the outstanding notes and the application of those offering proceeds.

     Such information is presented as if each of these events had occurred at the beginning of 1998.

     The following pro forma balance sheet data present our financial position adjusted for

     (1) the amendment of our credit facility that became effective at the same time as the closing of the offering of the outstanding notes, and

     (2) the offering of the outstanding notes and the application of those offering proceeds.

     Such information is presented as if each of these events had occurred as of December 31, 1998.

     These summary pro forma data do not present the results of operations that would have been achieved had such transactions been closed as of the assumed dates. In addition, this pro forma information is not intended to predict future results of operations. The following information should be read in conjunction with our consolidated financial statements and notes thereto, "Pro Forma Financial Statements" and notes thereto, "Management's Discussion and Analysis of Results of Operations and Financial Condition," and the individual financial statements and notes thereto of certain acquired businesses appearing elsewhere in this prospectus.

                                                                                          YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                INCEPTION TO                       ------------------------
                                                DECEMBER 31,      YEAR ENDED                     PRO FORMA
                                                    1996       DECEMBER 31, 1997   HISTORICAL   AS ADJUSTED
                                                ------------   -----------------   ----------   -----------
                                                                      (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Revenue:
  DBS services................................    $   219          $ 16,452         $ 74,910     $ 86,786
  Lease and other.............................         36               944            1,014        1,140
                                                  -------          --------         --------     --------
Total revenue.................................        255            17,396           75,924       87,926
Costs and expenses:
  Cost of DBS services........................        130             9,304           45,291       52,861
  System operations...........................         26             3,796           11,021       12,843
  Sales and marketing.........................         73             7,316           32,201       32,600
  General and administrative..................      1,035             2,331            7,431        7,470
  Depreciation and amortization...............         97             7,300           23,166       29,475
                                                  -------          --------         --------     --------
Total costs and expenses......................      1,361            30,047          119,110      135,249
                                                  -------          --------         --------     --------
Operating loss................................     (1,106)          (12,651)         (43,186)     (47,323)
Net interest expense..........................        (61)           (3,133)         (18,964)     (43,197)
                                                  -------          --------         --------     --------
Net loss before extraordinary charge..........    $(1,167)         $(15,784)        $(62,150)    $(90,520)
                                                  =======          ========         ========     ========

                                                                                DECEMBER 31, 1998
                                                                             ------------------------
                                                                                           PRO FORMA
                                                         DECEMBER 31, 1997   HISTORICAL   AS ADJUSTED
                                                         -----------------   ----------   -----------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents..............................      $ 13,632         $  4,460     $ 72,352
Restricted cash(1):
  Current..............................................            --           28,083       22,741
  Long-term............................................            --           23,534       23,534
Working capital........................................         3,827           15,204       77,754
Total assets...........................................       156,236          328,071      393,184
Total debt.............................................        69,113          278,204      346,253
Stockholder's equity...................................        70,449           15,922       12,986

                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                INCEPTION TO                       -----------------------
                                                DECEMBER 31,      YEAR ENDED                       PRO
                                                    1996       DECEMBER 31, 1997   HISTORICAL     FORMA
                                                ------------   -----------------   ----------   ----------
                                                   (IN THOUSANDS, EXCEPT SUBSCRIBER AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA
EBITDA(2).....................................    $(1,009)        $   (5,351)      $  (20,020)  $  (17,578)
Net cash used in operating activities.........       (790)            (3,099)         (36,588)
Net cash used in investing activities.........     (3,231)          (120,729)        (159,921)
Net cash provided by financing activities.....      4,500            136,981          187,337
Capital expenditures..........................        105                998            3,317        3,317
Aggregate purchase price of acquisitions......      5,256            129,725          124,844      135,729
OPERATING DATA
Households at end of period(3)(4).............     22,000          1,135,000        1,727,000    1,767,000
Subscribers acquired in acquisitions(4).......      3,000             65,700           55,300       61,000
Subscribers added in existing Rural DIRECTV
  Markets(4)..................................        200             22,000           80,300       80,300
Subscribers at end of period(4)(5)............      3,200             90,900          226,500      232,300
SAC per gross subscriber added(4)(6)..........    $   290         $      280       $      320
Penetration at end of period..................       14.7%               8.0%            13.1%        13.1%
Ratio of earnings to fixed charges(7).........         --                 --               --

---------------

(1) Represents the amount placed in escrow in connection with the offering of System's 12 3/8% notes to fund, together with the interest received thereon, the first four scheduled interest payments on such notes. Also includes $5.3 million deposited with the administrative agent under the credit facility to fund a contingent reduction of availability under the term loan facility that did not occur under the terms of our credit facility, as amended in connection with the offering of the outstanding notes.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, we believe that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of our financial covenants. Further, we believe that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in our free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with our company in terms of operating performance, leverage and liquidity. EBITDA, as we calculate it is not necessarily comparable to similarly captioned amounts of other companies.

(3) Pro forma households include all households acquired since our inception as of the later of December 31, 1998 or acquisition date.

(4) Household and subscriber data reflect 100% of the households or subscribers comprising our Rural DIRECTV Markets, including two Rural DIRECTV Markets in which we acquired less than 100% ownership. We receive 100% of the revenue generated by all subscribers in our Rural DIRECTV Markets.

(5) Pro forma subscriber data includes all subscribers acquired in acquisitions since our inception as of the later of December 31, 1998 or acquisition date.

(6) Represents subscriber acquisition costs (SAC) on a per gross new subscriber activation basis (excludes acquired subscribers and does not net out disconnected subscribers).

(7) The ratio of earnings to fixed charges is determined by dividing the sum of operating loss and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the periods ended December 31, 1996, 1997 and 1998, the deficiency of earnings to fixed charges was $1.2 million, $15.8 million, and $63.7 million, respectively.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to exchange outstanding notes for new notes in the exchange offer.

NET LOSSES AND NEGATIVE EBITDA -- DURING OUR LIMITED OPERATING HISTORY WE HAVE GENERATED NET LOSSES AND NEGATIVE EBITDA AND WE MAY CONTINUE TO DO SO.

     We have operated for only a limited period of time. During this time we have generated both net losses and negative EBITDA. Such results are due primarily to the costs we have incurred to

     - acquire additional Rural DIRECTV Markets,

     - integrate acquired operations into existing operations, and

     - expand our sales and marketing activities, including the creation of our direct sales force.

     We had a net loss of approximately $15.8 million for the year ended December 31, 1997 and a net loss of approximately $64.7 million for the year ended December 31, 1998. We also reported EBITDA of approximately negative $5.4 million for the year ended December 31, 1997 and negative $20.0 million for the year ended December 31, 1998. The extent to which we actually experience positive EBITDA or generate net income in the future will depend upon a number of factors, including

     - our ability to acquire new Rural DIRECTV Markets,

     - limiting the time and expense required to integrate new operations and implement adequate systems and controls,

     - our ability to generate internal subscriber growth and introduce new products and services,

     - the degree of competition we encounter,

     - limiting the time it takes us to train direct sales and other personnel,

     - limiting the cost of programming services, and

     - general economic conditions.

     Given these factors, we cannot assure you that we will be able to generate or sustain positive EBITDA or net income in the future, or if so, when.

SUBSTANTIAL INDEBTEDNESS -- OUR SUBSTANTIAL INDEBTEDNESS COULD HAVE MATERIAL ADVERSE CONSEQUENCES TO THE HOLDERS OF THE NOTES.

     We have a significant amount of indebtedness. We expect to increase our indebtedness as we pursue further acquisitions. The degree to which we are indebted could have adverse consequences to you, including

     - limiting our ability to internally fund or obtain financing for future acquisitions, working capital, operating losses, capital expenditures and other general corporate purposes,

     - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate,

     - placing us at a disadvantage compared to our competitors that have less debt,

     - increasing our vulnerability to general adverse economic and industry conditions, and

     - reducing the cash flow available from our subsidiaries to service interest payments on the notes.

In addition, borrowings under our credit facility bear interest at variable rates. This makes us vulnerable to increases in interest rates generally. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Description of Other Indebtedness -- Credit Facility."

     The following are important credit statistics that we are presenting to you assuming we had completed the offering of the outstanding notes and applied the net proceeds from that offering as of December 31, 1998:

Total consolidated long-term indebtedness (including the
  current portion thereof)..................................  $346.3 million
Consolidated long-term indebtedness (including the current
  portion thereof) as a percentage of total
  capitalization............................................  96%

On such an adjusted basis, our earnings for the year ended December 31, 1998 would have been insufficient to cover our fixed charges by approximately $63.7 million. Also, we would have had the ability to incur additional borrowings under our revolving credit facility. We expect to use such additional borrowings principally to fund acquisitions of Rural DIRECTV Markets.

HOLDING COMPANY STRUCTURE -- HOLDERS OF THE NOTES WILL HAVE NO DIRECT CLAIM AGAINST OUR SUBSIDIARIES.

     Golden Sky DBS, the issuer of the notes, is a newly-formed holding company. We derive all of our operating income from our wholly-owned operating subsidiary, Systems, and its subsidiaries. The notes will be our obligation alone and will not be guaranteed by our parent company or our operating subsidiary. You will have no direct claim against any of our subsidiaries and, under the indenture, you will waive any right to assert a substantive consolidation in a bankruptcy proceeding involving us and/or Systems. Our recourse to the assets of our subsidiaries derives solely from our equity interest in such companies. In the event that any of our subsidiaries become insolvent, liquidates, reorganizes, dissolves or otherwise winds up, the assets of that subsidiary will be used first to satisfy the claims of its creditors, including its trade creditors. Our equity interests in Systems have been pledged to secure our guarantee obligations to the lenders under our credit facility. Consequently, to the extent that any funds are available to Golden Sky DBS following any reorganization, bankruptcy or insolvency proceeding involving Systems and all amounts under the credit facility have not been repaid, any amounts received in respect of such equity interests will first satisfy remaining obligations under our credit facility. Consequently, your claims will effectively rank below all of the indebtedness of our subsidiaries.

IMPACT OF SUBSIDIARY DEBT INSTRUMENTS ON OUR ABILITY TO SERVICE THE
NOTES -- RESTRICTIONS ON DIVIDENDS IN OUR SUBSIDIARIES' DEBT INSTRUMENTS MAY PREVENT THEM FROM PROVIDING US WITH ADEQUATE CASH TO MAKE INTEREST PAYMENTS ON THE NOTES.

     As a holding company, we must rely on dividends and other payments from our subsidiaries to generate the funds necessary to meet our obligations, including our obligations on the notes. The ability of our subsidiaries to pay dividends and make other distributions and advances to us will be dependent upon, among other things, the terms of their debt instruments and applicable law. Our credit facility does not permit Systems to pay dividends to us if a default or event of default has occurred and is continuing under the credit facility. The credit facility contains numerous financial and other restrictive covenants, including a maximum leverage ratio, minimum interest coverage ratio and minimum subscriber levels, that must be complied with in order for Systems to pay a dividend. We cannot assure you that we will be in compliance with these covenants at the time of a required interest payment on the notes. Systems' 12 3/8% notes also include a limitation on Systems' ability to pay dividends to us that is substantially similar to the restricted payments covenant to be included in the indenture for the notes. We currently expect it may be difficult to generate the necessary dividend capacity under the indenture governing Systems' 12 3/8% notes to make the initial cash interest payments on the notes. Our ability to generate sufficient dividend capacity under the indenture governing Systems' 12 3/8% notes to service the notes and to comply with the financial and other covenants in our credit facility will depend upon the extent to which we pursue acquisitions, incur additional indebtedness (for which we will have substantial capacity under the notes indenture), incur operating expenses, make capital expenditures and generate adequate subscriber revenues, among other things. To the extent these vary significantly from our current expectations, it is likely that we will not be able to make our initial interest payments absent consents from our lenders and existing bondholders. For example, if we determine to more aggressively grow our subscriber base or commit more capital to grow our business, we could delay the time at which we generate positive EBITDA (if at all) and/or increase our interest expense, which would reduce our dividend capacity. In addition, there are many factors affecting our future results that are beyond our control. It is inherently speculative to forecast whether or not we will be able to pay dividends at the time that cash interest payments become due on the notes. However, any significant adverse developments would likely preclude us from being able to access Systems' cash flow for these initial interest payments.

     If Systems is unable to make available to us the cash required to make payments on the notes, we will be required to seek a waiver or consent from the applicable creditors or to refinance some or all of our debt. Our ability to do so will be subject to factors beyond our control and may be unduly expensive. We cannot assure you that we will be successful. See "-- Restrictions Imposed by Terms of Indebtedness" for further risks associated with the restrictive covenants in our present and future debt instruments and "-- Ability to Service Indebtedness and Refinance Notes" for further factors affecting our ability to generate the cash flow to meet our debt obligations and to refinance our debt obligations.

ABILITY TO SERVICE INDEBTEDNESS AND REFINANCE NOTES -- TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL. TO MAKE REQUIRED PAYMENTS ON THE NOTES, WE MAY NEED TO REFINANCE THE NOTES.

     Our ability to make payments on and to refinance our indebtedness, including our ability to pay interest on the notes when such interest becomes due and payable and to redeem the notes at maturity, will depend upon our ability to generate cash in the future. We may not be able to generate sufficient cash flow to service required interest and principal payments on or to redeem any of our indebtedness, including the notes, when such indebtedness becomes due.

     Our ability to generate such cash flow is, to a certain extent, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, such as future relations with the NRTC.

     Borrowings of revolving loans under our credit facility will be available to us until September 2005, but revolving loan commitments and outstanding revolving loans under our credit facility are subject to quarterly reductions commencing March 31, 2001. Outstanding term loans under our credit facility are required to be repaid in 16 consecutive quarterly installments commencing March 31, 2002, with the balance due December 31, 2005. In addition, Systems' 12 3/8% notes mature on August 1, 2006. To the extent we do not have sufficient available resources to repay indebtedness under our credit facility and Systems' 12 3/8% notes at such times as required, we may find it necessary to refinance such indebtedness. We cannot assure you that such refinancing would be available, or available on reasonable terms.

     Among the factors that will affect our ability to refinance the notes are financial market conditions and the value of our company and our performance at the time of such refinancing, which in turn may be affected by many factors, including economic and industry cycles. We cannot assure you that any such refinancing can be successfully completed. In the event such refinancing cannot be successfully completed, we would be required to consider alternative financing options in order to be able to repay the notes, such as renegotiating the covenants under the terms of our subsidiaries' existing indebtedness or selling assets. We cannot assure you that any such transactions could be arranged on a timely basis or on terms that would enable us to repay the notes.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS -- THE RESTRICTIVE TERMS OF OUR DEBT INSTRUMENTS MAY IMPAIR OUR ABILITY TO PURSUE OUR BUSINESS OBJECTIVES. IF WE FAIL TO COMPLY WITH THOSE TERMS, OUR DEBT CAN BE ACCELERATED AND THERE MAY BE INSUFFICIENT ASSETS TO MEET OUR OBLIGATIONS.

     Our debt instruments (including our credit facility, Systems' 12 3/8% notes indenture and the indenture governing the notes) contain numerous restrictive covenants that limit our discretion with respect to certain business matters. We may be unable to pursue attractive business opportunities due to these restrictive covenants. Moreover, our financial flexibility will be impaired by these requirements.

     Among other things, the covenants governing our indebtedness limit our ability to

     - incur substantial indebtedness,

     - pay dividends on, redeem or repurchase our capital stock, including for the purpose of making interest payments on the notes,

     - make investments,

     - issue or sell capital stock of restricted subsidiaries,

     - create specific types of liens,

     - sell assets,

     - engage in transactions with affiliates, and

     - consolidate, merge or transfer all or substantially all our assets and the assets of our subsidiaries on a consolidated basis.

     The covenants governing our indebtedness also require us to meet certain financial ratios and financial conditions. We must satisfy these covenants and maintain a minimum subscriber base in order to access the total amount of borrowings available to us under our credit facility. Our ability to meet these covenants and conditions can be affected by events beyond our control. We cannot assure you that we will meet such covenants and conditions. We may incur future indebtedness that contains financial or other covenants more restrictive than those currently applicable to our company. If we fail to comply with our obligations under these instruments, the holders of such indebtedness could elect to declare all amounts outstanding under those instruments to be immediately due and payable. Our assets may not be sufficient to repay such indebtedness, including the notes, if such holders elected to accelerate such indebtedness.

SUBSTANTIAL CAPITAL REQUIREMENTS -- OUR ACTUAL CASH REQUIREMENTS MAY MATERIALLY EXCEED OUR ESTIMATES OF OUR CAPITAL REQUIREMENTS AND OUR AVAILABLE CAPITAL.

     Our operations require and will continue to require substantial capital to

     - finance acquisitions of Rural DIRECTV Markets,

     - finance the costs associated with integrating acquired operations into our existing operations,

     - expand our sales and marketing activities into new markets, and

     - meet our general working capital requirements and operating expenses.

     Our actual cash requirements may materially exceed our estimated capital requirements and available capital. Also, our ability to access the total availability of borrowings under our credit facility depends on our meeting specified financial and operating covenants. If we do not satisfy these covenants, we may be unable to draw funds under our credit facility and may be unable to finance planned acquisitions and to continue to develop our operations.

     The amount of capital we will require depends upon a number of factors, including

     - the cost of future acquisitions,

     - the necessity of future capital expenditures, and

     - the extent of our future negative cash flow.

If we need additional financing to meet our capital requirements, we might not be able to obtain such financing on satisfactory terms or at all.

     In addition, we are not yet able to assess whether and to what extent the acquisitions by Hughes of USSB or by DIRECTV of Primestar may affect our future capital requirements.

RISKS ATTENDANT TO ACQUISITION STRATEGY -- WE MIGHT NOT BE ABLE TO REALIZE THE EXPECTED BENEFITS OF PAST OR FUTURE ACQUISITIONS. ALSO, WE MAY NOT BE ABLE TO IDENTIFY SUITABLE FUTURE ACQUISITION CANDIDATES.

     Acquiring additional Rural DIRECTV Markets is an essential part of our business strategy. We may not be able to realize the expected benefits of past or future acquisitions or identify suitable acquisition candidates. Our ability to consummate future acquisitions is dependent upon a number of factors, some of which are beyond our control, including the attractiveness of acquisition prices, the negotiation of acceptable definitive agreements governing such acquisitions and obtaining the necessary approvals, including the approval of Hughes and the NRTC.

     The price we pay to consummate acquisitions is a function of numerous factors, including

     - the demographics of the particular Rural DIRECTV Market,

     - the extent of market penetration by the prior operator and other pay television in such market, and

     - the extent of competition for the particular acquisition.

     We are aware of at least one other DIRECTV programming provider that is currently pursuing an acquisition strategy similar to ours that is targeted on Rural DIRECTV Markets. We may not have the financial resources to compete with such other provider in making additional acquisitions.

     Even if we consummate future acquisitions, the process of integrating acquired operations into our existing operations may

     - result in unforeseen operating difficulties,

     - divert managerial attention, and

     - require significant financial resources that could otherwise be used for the ongoing development or expansion of our existing operations.

     Each of our acquisitions is subject to the negotiation of a definitive agreement with the seller and the prior approval of Hughes and the NRTC. Such approvals are beyond our control. See "-- Our Reliance Upon the NRTC" for a discussion of the risks attendant to securing NRTC approval of acquisitions. In addition, each acquisition is subject to typical conditions, including conditions beyond our control.

     Future acquisitions may require us to incur additional debt and contingent liabilities. The incurrence of such additional debt and liabilities could have a material adverse effect on our financial condition and results of operations.

DEPENDENCE UPON DIRECTV AND HUGHES -- WE MAY BE ADVERSELY AFFECTED BY ANY MATERIAL CHANGE IN THE ASSETS, FINANCIAL CONDITION, PROGRAMMING, TECHNOLOGICAL CAPABILITIES OR SERVICES OF DIRECTV OR HUGHES.

     We obtain substantially all of our revenue through the distribution of DIRECTV programming. As a result, we may be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Such material adverse effects could result from possible electronic, computer or other technical problems experienced by DIRECTV or from DIRECTV's failure to retain or renew its Federal Communications Commission licenses to transmit radio frequency signals from the orbital slots occupied by its satellites. Some of DIRECTV's FCC licenses expire and are subject to renewal in December 1999.

     We rely upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such past practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent us from continuing to provide DBS services and could have a material adverse effect on our financial condition and results of operations.

OUR RELIANCE UPON THE NRTC -- OUR ABILITY TO OFFER DIRECTV PROGRAMMING DEPENDS UPON AGREEMENTS BETWEEN THE NRTC AND HUGHES. THE NRTC'S INTERESTS MAY DIFFER FROM OUR INTERESTS. WE RELY ON THE NRTC IN NUMEROUS WAYS IN THE CONDUCT OF OUR BUSINESS.

     We depend greatly upon the NRTC for

     - maintaining valuable rights that it has with DIRECTV because our ability to offer DIRECTV programming derives from those rights,

     - providing us with accurate information concerning its relationship with DIRECTV because we do not have direct access to that information ourselves, and

     - providing us with certain essential services on a timely and effective basis.

     Our interests and those of the NRTC may conflict. The NRTC is a cooperative whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. We are not members of the NRTC. We are a non-voting affiliate. The NRTC may be expected to act solely in the interests of its members, whose interests may diverge from our own.

     Our Rights to Offer Programming are Based Solely Upon the NRTC
Agreements. Virtually all of our business is comprised of the distribution of DIRECTV programming to residential households and commercial establishments in rural markets pursuant to the NRTC Agreements. The NRTC has obtained such rights pursuant to an agreement with Hughes (the "Hughes Agreement"). Under the NRTC Agreements, the NRTC has granted us the exclusive right to market, sell and retain revenue from most DIRECTV programming to identified geographic areas. We do not have a direct contractual relationship with Hughes, apart from our systems operator and commercial licenses (which have not generated material revenue to date). The NRTC has declined to make available to us a copy of the Hughes Agreement. We rely upon the NRTC to have accurately represented the scope and terms of its rights and obligations and to diligently perform all of its obligations under the Hughes Agreement, as well as pursue any rights and remedies which it may have against Hughes.

     The NRTC Agreements provide that, in general, upon a default or breach by the NRTC under the Hughes Agreement, we have the right to acquire DIRECTV programming directly from DIRECTV either, at Hughes' option, by the assumption by Hughes of the NRTC's obligations under the NRTC Agreements or under a new agreement between us and Hughes on terms no less favorable to us than those in the NRTC Agreements. We cannot assure you as to the existence or scope of such right under the Hughes Agreement or as to our ability to timely and successfully exercise such right. We cannot assure you that the NRTC will act in a manner that will preserve our ability to offer DIRECTV programming on a basis consistent with past practice. Although Hughes is contractually entitled to enforce the NRTC's rights under the NRTC's agreements with us, we are not entitled to enforce or preserve any rights that the NRTC may have under its agreement with Hughes.

     We would be materially and adversely affected by the termination of the NRTC Agreements prior to their expiration. The NRTC is permitted to terminate its agreements with us

     - as a result of the termination of the Hughes Agreement,

     - if we fail to make a payment due to the NRTC or otherwise breach a material obligation in such agreements, which failure or breach continues unremedied for more than 30 days after notice from the NRTC, and

     - if we fail to keep or maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required.

     If the NRTC Agreements are terminated by the NRTC, we would no longer have the right to provide DIRECTV programming in Rural DIRECTV Markets. We cannot assure you that we would be able to obtain similar DBS services from other sources.

     Changes in NRTC Policies May Adversely Affect Us. The NRTC Agreements also require us to comply with the policies of the NRTC adopted from time to time. We and other NRTC-affiliated

DIRECTV providers have disputed certain policies proposed by the NRTC in the past that we believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements, which if adopted, could have had material adverse financial consequences on us. The dispute was resolved without any modifications to the NRTC Agreements and our then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of affiliated DIRECTV providers. The NRTC Agreements provide that NRTC affiliates, including us, have "substantial proprietary interests" in and rights to the information and data regarding their subscribers. We have differed with the NRTC, as have other affiliates, over the import of these rights and interests, which may have consequences in the event that our rights to offer DIRECTV programming through the NRTC are terminated or expire.

     We Rely Upon the NRTC for Certain Services and Information. Our agreements with the NRTC require that we use the NRTC for certain support services including subscriber information and data reporting capability, retail billing services and central office subscriber services. These services are critical to the operation and management of our business. The cost of the services the NRTC provides us may or may not be greater than other alternatives.

     In addition to the fees paid upon signing of the NRTC Agreements, we are required to pay the NRTC monthly operating fees, monthly security fees, monthly programming fees (based on accepted cable industry rate cards) and a "reasonable margin" on the cost of providing DBS services to us. If the NRTC is unable to provide these services for whatever reason, we would be required to acquire these services from other sources or provide them for ourselves. We cannot assure you that our cost of acquiring these services elsewhere or providing them internally would not exceed amounts payable under our agreements with the NRTC. Moreover, it is possible that we would be able to secure these services on a more economic basis from other persons while we remain obligated to secure them from the NRTC under the NRTC Agreements.

     The NRTC Agreements do not provide for direct or complete access to or control by us of the management information systems of the NRTC, including certain management information systems data concerning our individual subscribers. As a result, while we are entitled to verify the accuracy of individual customer financial accounts, we must rely upon the NRTC to accurately provide detailed general demographic and other information regarding subscribers. This information is critical to the growth and development of our ongoing sales and marketing strategy.

OUR ABILITY TO ACQUIRE DBS SERVICES FROM THE NRTC AND DIRECTV AFTER EXPIRATION OF NRTC AGREEMENTS -- WE MAY NOT BE ABLE TO ACQUIRE DBS SERVICES OR SELL OUR SUBSCRIBER BASE AFTER THE EXPIRATION OF THE NRTC AGREEMENTS.

     The DIRECTV programming we offer is acquired pursuant to the NRTC Agreements. The NRTC, in turn, acquires the services pursuant to the Hughes Agreement. The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. Although, according to Hughes and USSB, which owns five transponders on the first DIRECTV satellite, the three DIRECTV satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, we cannot assure you as to the longevity of the satellites and, therefore, as to how long we will be able to obtain DBS services pursuant to the NRTC Agreements. We are not certain whether the NRTC is entitled to services from all three DIRECTV satellites as a contractual matter and, therefore, whether it will receive services for the life of all three satellites. All of these uncertainties may render it more difficult to refinance the Notes and other indebtedness, if necessary, and affect our ability to secure additional financing, if necessary or desirable.

     We believe that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS services (other than programming services) in substantially the same form as such DBS services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The

NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. The NRTC is not obligated to exercise any right of first refusal. We cannot assure you that, upon removal of the current satellites from their orbital locations at the end of their useful lives (estimated to be in 2008 or 2009), we would continue to have access to DIRECTV programming or the exclusive right to control or dispose of our interest in our subscriber base. See "-- Our Reliance Upon the NRTC -- Our Rights to Offer Programming are Based Solely Upon the NRTC Agreements."

     Any right of first refusal in the Hughes Agreement may not be available to the NRTC if Hughes does not launch a successor satellite, which may be the case, for example, if Hughes ceases to own the FCC licenses necessary to transmit from its existing orbital locations. Such right of first refusal also may not be available to the NRTC if the NRTC is in default under the Hughes Agreement or if the NRTC is unable to raise sufficient funds from its then existing members or others to purchase rights in any successor Hughes satellite. Whether or not a right of first refusal exists, the terms and conditions, including the financial terms, of any continuing relationship between the NRTC and Hughes following the expiration of the NRTC Agreements cannot be predicted. Moreover, the terms and conditions, including the financial terms under which the NRTC may make available such rights to us and other NRTC members and affiliates is unknown, which may impact the economics of our business and our ability to meet our obligations, including in respect of the Notes. In the event we are unable to acquire DIRECTV programming through Hughes and the NRTC after the expiration of the NRTC Agreements, we would be required to acquire DBS services from others, or to attempt to sell our subscriber base to one or more other DBS providers (which we may be unable to do for contractual or other reasons) and cease or fundamentally change our business operations.

ABILITY TO MANAGE GROWTH EFFECTIVELY -- WE MAY NOT HAVE THE ABILITY TO IMPROVE OUR OPERATIONAL PROCEDURES AND HIRE PERSONNEL CAPABLE OF MANAGING OUR RAPID GROWTH. SUCH INABILITY MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     As the size of our operations grows, we will need to continue to improve our operational systems and procedures and to hire and retain additional qualified personnel. If we are unable to do so, our financial condition and results of operations could be materially adversely affected. We have experienced a period of rapid growth, primarily as a result of acquisitions. In order to achieve our business objectives, we expect to continue to expand largely through acquisitions of additional Rural DIRECTV Markets. Such acquisitions have placed and will continue to place a significant strain on our management, operating systems and procedures, financial resources, employees and other resources. Our rapid growth affected the preparation of financial and operating information in the past. To address this concern we have hired additional personnel and implemented additional accounting practices and procedures.

DEPENDENCE ON KEY PERSONNEL -- IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, INCLUDING RODNEY A. WEARY, SUCH INABILITY MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our future success may depend to a significant extent upon the performance of a number of our key personnel, including Mr. Rodney A. Weary, our Chief Executive Officer. The loss of Mr. Weary or other key management personnel or the failure to recruit and retain additional qualified personnel could have a material adverse effect on our financial condition and results of operations. We have employment and non-competition agreements with Mr. Weary and seven other executives. We maintain "key-man" insurance on the life of Mr. Weary.

RELIANCE ON SATELLITE TRANSMISSION TECHNOLOGY -- WE MAY BE FORCED TO BEAR THE COSTS OF CHANGES IN DIGITAL COMPRESSION TECHNOLOGY. ANY LOSS OF OR DAMAGE TO THE SATELLITES UPON WHICH WE RELY MAY RESULT IN A MATERIAL ADVERSE EFFECT.

     Loss of, damage to, changes in or reductions in the longevity of satellites as a result of acts of war, anti-satellite devices, electrostatic storms or collisions with space debris could have a material adverse effect on our business, financial condition and results of operations. While we do not believe that the loss of a single satellite would adversely affect our operations, the loss or two or more satellites could have a material adverse effect on DIRECTV and on us. Furthermore, the digital compression technology used by DBS providers is not standardized and is undergoing rapid change. Such changes or other technological changes or innovations may require modifications to ground station programming uplink facilities, satellites and subscriber equipment. Such modifications could be costly. These costs would likely be passed through by DIRECTV or the NRTC to us and would be borne by us to the extent we could not pass such costs through to our subscribers in the form of higher fees.

     There are numerous risks associated with satellite transmission technology, in general, and DIRECTV's delivery of DBS services, in particular. Satellite transmission of video, audio and other data is highly complex and requires the manufacture and integration of diverse and advanced components that may not function as expected. Although the DIRECTV satellites used to provide its DBS services have estimated orbital lives of approximately 15 years from their respective launches in December 1993, August 1994 and June 1995, we cannot assure you as to the longevity of the satellites.

RISK OF SIGNAL THEFT -- OUR REVENUE COULD BE ADVERSELY AFFECTED IF DIRECTV'S SIGNAL ENCRYPTION TECHNOLOGY IS COMPROMISED IN A MANNER THAT IS NOT PROMPTLY CORRECTED.

     The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. The encryption technology used by the DBS equipment may not remain totally effective.

COMPETITION AND TECHNOLOGICAL CHANGE -- WE COMPETE AGAINST A BROAD RANGE OF COMMUNICATION AND ENTERTAINMENT COMPANIES. SOME OF THESE COMPETITORS HAVE SIGNIFICANTLY MORE FINANCIAL AND MARKETING RESOURCES THAN WE DO. THEIR ABILITY TO UTILIZE AND INTEGRATE VARIOUS TECHNOLOGIES UNDER DEVELOPMENT COULD RESULT IN INCREASED COMPETITION.

     We operate in a highly competitive industry and we expect intense competition in the future. Our competitors include a broad range of companies engaged in providing communications and entertainment services, including cable operators, other direct-to-home (DTH) programming providers, wireless cable operators, broadcast television networks and home video products companies, as well as companies developing new technologies. Certain of these competitors and potential competitors are well established companies and have significantly greater financial and marketing resources than we do.

     Cable operators generally have large installed customer bases, and many cable television operators have significant investments in, and access to, programming. We anticipate that many cable systems in the United States will be upgraded to provide better quality programming and a better signal than are currently available through cable, but that cable's programming and signal will remain inferior to those available through DBS services. We believe that due to the expense of upgrading less densely populated areas such as those within the Rural DIRECTV Markets, cable systems in Rural DIRECTV Markets in general will be upgraded more slowly (if at all) than those in more densely populated areas. However, in order to substantially increase our subscriber base, we may find it necessary to attract customers who currently subscribe to cable.

     We also compete with companies offering DTH programming through various satellite broadcasting systems. Currently, DIRECTV, USSB and EchoStar are the only domestic DBS operators. On December 14, 1998, Hughes announced that it will acquire USSB for approximately $1.3 billion. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar's and one of its affiliates' assets for approximately $1.8 billion. Each of these acquisitions is subject to conditions and we cannot assure you that either will be consummated. We are not yet able to assess the effect of either acquisition on our ability to compete in the future.

     Primestar and all other domestic DTH operators currently transmit from low power or medium power satellites, which generally require the use of larger and, in the case of low power DTH broadcasting, more expensive dishes. Certain regional telephone operators have also expressed an interest in becoming subscription television providers. The entry of these competitors into the subscription television market could increase competition substantially and may have a material adverse effect on our financial condition and results of operations.

     In addition, changes in technology, including, among others, the expansion of the Internet to include and use developing video and audio compression technologies to develop the "information superhighway," may force us to make significant changes in our business strategy. For example, such technological changes could lower the cost of competitive services to a level where our services will become less competitive or force us to reduce our service prices in order to remain competitive.

PRIMETIME 24 LITIGATION -- THE OUTCOME OF THE PRIMETIME 24 LITIGATION COULD AFFECT THE ABILITY OF OUR SATELLITE PROVIDERS TO CONTINUE TO SERVICE US AND, THEREFORE, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     The Satellite Home Viewer Act of 1994 (the "SHVA") establishes the terms and conditions under which a DTH operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstations" and broadcast network programming to subscribers for private home viewing. In the case of broadcast network programming, the compulsory license established by the SHVA is applicable only to DTH retransmission to persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Until recently, a number of satellite providers, including DIRECTV (and its distributors, including NRTC members and affiliates like us) received ABC, CBS, NBC and Fox network programming from PrimeTime 24 Joint Venture. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24 alleging that the network programming offered by PrimeTime 24 has been retransmitted in violation of the "unserved households" limitation of the SHVA.

     While we believe that we have complied to date with the SHVA in providing network programming only to "unserved households" and we do not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts (discussed below) will have a material adverse effect on our financial results or our ability to attract new subscribers, we cannot assure you that our inability to provide network services to certain subscribers will not have such effects. In addition, the costs of compliance with those interpretations could be material should we elect to continue to offer network services. Our inability, along with that of DIRECTV, to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect our average revenue per subscriber and subscriber growth and churn. See "Business -- Regulation."

     The litigation commenced against PrimeTime 24 has resulted in the issuance of permanent injunctions by courts in North Carolina and Florida prohibiting PrimeTime 24 from providing the programming of certain broadcast networks to subscribers in certain designated geographic areas. In North Carolina, the court issued a permanent injunction restraining DIRECTV (and its distributors) from providing retransmissions of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. The Florida injunction applies nationwide and requires PrimeTime 24 to disconnect those customers for CBS and Fox programming that are able to receive "a signal of Grade B intensity" (based on Longley-Rice signal strength propagation maps) unless the local network consents to continued service or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The Florida court established February 28, 1999 as the deadline for compliance with the injunction with respect to customers who first began receiving PrimeTime 24's network programming after March 11, 1997; for customers who first received service before that date, the compliance deadline is April 30, 1999. Additional litigation against PrimeTime 24 alleging violations of the 'unserved households' limitation, brought in Texas by an NBC affiliate, is currently pending.

     In February 1999, DIRECTV announced that it was discontinuing retransmission of the four broadcast networks received from PrimeTime 24 and would instead distribute a different package of network affiliates to its existing subscribers. On February 24, 1999 CBS, NBC, ABC and Fox asked the same Federal District Court in Florida that had issued an injunction against PrimeTime 24 to grant a temporary restraining order, preliminary injunction, and contempt finding against DIRECTV for violating the SHVA. On February 25, 1999, the court granted the requested temporary restraining order requiring DIRECTV (and its agents and those who act in active concert or participation with DIRECTV) not to deliver CBS or Fox programming to subscribers who do not live in "unserved households." (For purposes of determining whether a subscriber is "unserved," the court referred to a modified version of the Longley-Rice signal propagation model; the modifications reflect an order adopted by the FCC on February 2, 1999 (see below)). On March 12, 1999, DIRECTV and the broadcast networks announced that a settlement of this litigation had been reached whereby DIRECTV agreed to terminate its retransmission of NBC, CBS, ABC and Fox programming to ineligible subscribers that are located with a local network affiliate's "Grade A" signal strength contour as of June 30, 1999 and to terminate retransmission of such network programming to ineligible subscribers in the "Grade B" signal strength contour as of December 31, 1999. In addition, DIRECTV agreed to provide discounted antennas to subscribers whose network programming service is terminated.

     A subscriber's eligibility to continue to receive network programming from DIRECTV will be determined using the Individual Location Longley-Rice technology approved by the FCC in a rulemaking order adopted on February 2, 1999. The FCC's rulemaking order was adopted in a proceeding commenced in response to petitions for rulemaking filed by the NRTC and other satellite providers. Although the FCC declined to changed the definition of a signal of Grade B intensity, the agency did adopt a standardized method for predicting signal strength at individual locations that could be used in place of taking actual measurements. EchoStar has filed a petition for reconsideration of the FCC's order.

     In October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade-B signal 95% of the time with a 50% degree of confidence. The lawsuit, which was transferred on March 24, 1999 to the same Florida court which is hearing the PrimeTime 24 and DIRECTV litigations, also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength. The effect of the FCC's February 2, 1999 rulemaking on this litigation cannot be predicted.

REGULATION -- DIRECTV IS SUBJECT TO REGULATIONS THAT COULD RESULT IN A MATERIAL INCREASE IN THE FEES THAT WE WOULD HAVE TO PAY IN ORDER TO CONTINUE TO PROVIDE SERVICES TO OUR CUSTOMERS.

     The SHVA currently is scheduled to expire on December 31, 1999, in which case DTH operators would be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. Legislation to extend the SHVA has been introduced in Congress. We cannot assure you that any such legislation will be passed. This legislation also provides for a reduction in the royalty rates payable under the SHVA and establishes new rules regarding the retransmission of distant and local broadcast television stations by satellite carriers.

     Unlike cable operators, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return and other regulation. However, there are laws and regulations that affect DIRECTV and, therefore indirectly, us. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to

     - licensing of satellites,

     - avoidance of interference with other broadcasting signals, and

     - compliance with rules that the FCC has established specifically for DBS satellite licenses.

WE COULD LOSE REVENUES IF WE HAVE OUT-OF-TERRITORY SUBSCRIBERS -- WE ARE NOT ALLOWED TO HAVE CUSTOMERS OUTSIDE OUR TERRITORIES. IF WE DO, WE COULD BE REQUIRED TO DISCONNECT SUBSCRIBERS.

     Just as we have exclusive DIRECTV distribution rights in our territories, we are not allowed to have customers outside our territories. In addition, DIRECTV and our company are prohibited by law from providing DIRECTV programming outside the United States. Despite our subscribers' assurance that they receive programming within one of our Rural DIRECTV Markets, a portion of our subscribers may, in fact, be receiving DIRECTV programming outside our markets. If we must disconnect a significant portion of our subscribers because they receive services outside our Rural DIRECTV Markets, our financial condition and results of operations could be adversely affected.

DEPENDENCE ON THIRD PARTY PROGRAMMERS -- WE ARE DEPENDENT ON THIRD PARTIES TO PROVIDE HIGH-QUALITY PROGRAMMING THAT APPEALS TO MASS AUDIENCES.

     DIRECTV's programming agreements have terms that expire on various dates with different renewal and cancellation provisions. Such agreements may not be renewed or may be canceled prior to expiration of their original term. In the event any such agreements are not renewed or are canceled, DIRECTV may not be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality, marketability or cost to our existing programming. Our ability to compete successfully will depend on DIRECTV's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business -- DIRECTV."

     Pursuant to the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act") and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on nondiscriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. We anticipate that DIRECTV will continue to purchase a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC or Congress. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of DIRECTV, could adversely affect DIRECTV's ability, and therefore our ability, to acquire programming or acquire programming on a cost-effective basis.

LIMITED CONSUMER ADOPTION OF SATELLITE TELEVISION -- THE COST OF THE EQUIPMENT REQUIRED TO RECEIVE DIRECTV PROGRAMMING MAY DELAY GROWTH OF OUR SUBSCRIBER BASE.

     We believe that one of the largest hurdles to the mass market adoption of DBS has been the cost to the subscriber of purchasing the DBS equipment. This equipment generally costs between $99 to $299, depending upon the level of features desired and number of television sets to be connected. While the cost of such equipment has decreased over time, and we believe that the suppliers of the subscriber equipment have strong incentives to supply equipment at affordable prices as the subscriber base expands and as competition increases among equipment vendors, such costs may not continue to decrease. We believe that if the cost of the equipment remains an obstacle to increased demand for our satellite services, the growth of our subscriber base could be delayed, which could have an adverse effect on our financial condition and results of operations.

     Another potential hurdle to widespread adoption of DBS is that subscribers do not receive local news and sports as part of DIRECTV's programming. In order to make such programming available to our subscribers, we can install an off-air antenna upon request by the subscriber. While all of the major DBS providers, including DIRECTV, offer broadcast network channels on an a la carte or package basis, it is unclear whether FCC regulations prohibit satellite providers from selling network programming to households that can receive a signal from that network's local affiliate station using traditional off-air antennae. Certain subscribers may not be willing to purchase DBS because of this uncertainty. See "-- PrimeTime 24 Litigation."

ORIGINAL ISSUE DISCOUNT -- THE HOLDERS OF THE NEW NOTES MAY SUFFER ADVERSE TAX CONSEQUENCES BECAUSE THE OUTSTANDING NOTES WERE ISSUED AT A DISCOUNT FROM THEIR PRINCIPAL AMOUNT AT MATURITY.

     The outstanding notes were issued at a substantial discount from their principal amount at maturity. The new notes will accrete in value on terms which are identical to those of the outstanding notes. Consequently, the holders of the new notes generally will be required to include amounts in gross income for federal income tax purposes before receiving the cash payments to which such income is attributable.

See "Certain Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences to the holders of the new notes of the ownership and disposition of such notes.

     If a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim of a holder of the notes with respect to the principal amount at maturity thereof may be limited to an amount equal to the sum of the initial offering price of the outstanding notes and that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest." To the extent that the U.S. Bankruptcy Code differs from the Internal Revenue Code in determining the method of amortization of original issue discount, a holder of the notes may realize taxable gain or loss upon payment of such holder's claim in bankruptcy.

YEAR 2000 COMPLIANCE -- THE SOFTWARE PRODUCTS WE CURRENTLY USE MAY NOT CONTAIN ALL NECESSARY DATA CODE CHANGES.

     We are in the process of assessing the impact of the Year 2000 issue on our computer systems and operations. Many existing computer systems and applications currently use two-digit date fields to designate a year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct.

     We have reviewed Year 2000 compliance of our internal systems and believe that such systems are Year 2000 compliant. However, we cannot assure you that all of the software products currently used by us are in fact Year 2000 compliant. We have engaged the services of a consultant to assist in our assessment of the impact of the Year 2000 issue on our computerized systems and operations. Currently, we believe our costs to successfully mitigate the Year 2000 issue will approximate $200,000. Additionally, we are in the process of conducting surveys of all of our significant vendors and other pertinent relationships to assess their readiness for Year 2000 processing.

     We are significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to our contractual relationship with the NRTC. The NRTC has informed us that the computer systems that provide such services are not currently Year 2000 compliant, but that the majority of such systems will be compliant by September 1999. With respect to the NRTC's billing and authorization systems, the NRTC has informed us that a small number of Year 2000 issues exist, and that the appropriate changes have been requested and scheduled for development action. We are reliant on DIRECTV for distribution of our DBS programming services. The NRTC has informed us that DIRECTV expects to establish Year 2000 compliance for its billing and authorization systems by the end of the second calendar quarter of 1999. In addition to the NRTC and DIRECTV, we are significantly reliant on other parties (such as its suppliers of DBS equipment) for the successful conduct of our business. As previously described, we are in the process of ascertaining the Year 2000 readiness of these third-parties.

     If our plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt our ability to transact business with our customers and suppliers, and could have a material impact on our operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which our systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on our business or our operations.

     To date, we have not implemented a Year 2000 contingency plan. Contingency plans for mission critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for certain third party failures, especially in high-technology industries such as the DBS industry, due to the lack of alternate suppliers. However, we will continue to monitor the progress of third party remediation efforts and contingency plans. Substantial completion of our Year 2000 contingency plan is expected in mid-1999. There can be no assurance that such contingency plans will successfully mitigate any adverse effects that the Year 2000 issue may have on our operations.

LACK OF PUBLIC MARKET -- CURRENTLY THERE IS NO ACTIVE MARKET FOR THE OUTSTANDING NOTES AND WE CANNOT ASSURE YOU THAT ONE WILL DEVELOP FOR THE NEW NOTES.

     The new notes are being offered in exchange for the outstanding notes. The outstanding notes were sold to their initial purchasers on February 19, 1999. Those initial purchasers resold the outstanding notes to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and pursuant to offers and sales outside the United States within the meaning of Regulation S under the Securities Act. The outstanding notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market. The new notes are securities for which there is currently no trading market. If the new notes were to trade, they may trade at prices that may be lower than their then accreted value depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and our financial condition, performance and prospects.

     We do not intend to apply for listing of the new notes on any securities exchange or the Nasdaq National Market. Accordingly, we cannot assure you that a liquid trading market will develop for the new notes.

     CONSEQUENCES OF THE EXCHANGE OFFER TO HOLDERS OF THE OUTSTANDING
NOTES -- CONSUMMATION OF THE EXCHANGE OFFER MAY HAVE AN ADVERSE EFFECT ON YOUR ABILITY TO TRANSFER YOUR OUTSTANDING NOTES TO THE EXTENT THAT THEY REMAIN OUTSTANDING.

     When we issued the outstanding notes we entered into a registration rights agreement pursuant to which we agreed to register the outstanding notes under the Securities Act. If this exchange offer is completed, we will have fulfilled such obligation and we will no longer be required to register any remaining outstanding notes. To the extent that you are a holder of outstanding notes that remain outstanding after this exchange offer, you will have to rely on exemptions from the registration requirements of applicable securities laws to resell such outstanding notes. In addition, after this exchange offer, the new notes and the outstanding notes will contain identical terms, except that the outstanding notes will continue to be subject to the existing transfer restrictions. Therefore, if you do not tender your outstanding notes in this exchange offer, your ability transfer such outstanding notes in the future may be diminished.

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the new notes. We did, however, receive proceeds, after deducting the initial purchasers' discount and fees and expenses of such offering, of $95.3 million from the February 19, 1999 issuance of the outstanding notes. Approximately $53.0 million of such net proceeds were used on February 19, 1999 to repay outstanding indebtedness under our credit facility. The remainder of such net proceeds will be used to:

     - to finance the acquisition of Rural DIRECTV Markets and related costs and expenses, and

     - for our general corporate purposes and working capital needs.

     Pending such use, the offering proceeds will be invested in short-term money market instruments and other similar investments.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     Holders of the outstanding notes are entitled to registration rights under the registration rights agreement that we entered into in connection with the issuance of those notes. Pursuant to that registration rights agreement, we must file with the Commission a registration statement covering an offer by us to exchange new registered notes for the outstanding notes. This exchange offer, if completed, will satisfy our obligations under the registration rights agreement.

     Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept all outstanding notes properly tendered for exchange and not withdrawn prior to 5:00 p.m., New York
City time, on the                , 1999, or a later date to which we extend our
offer. We will issue $1,000 principal amount at maturity of new notes in exchange for each $1,000 principal amount at maturity of outstanding notes accepted in this exchange offer. Holders may tender some or all of their outstanding notes under this exchange offer.

     Based on an interpretation by the staff of the Commission that is set forth in no-action letters issued by the staff to third parties, we believe that the new notes may, in most circumstances, be offered for resale, resold and otherwise transferred by their holders without compliance with the registration and prospectus delivery provisions of the Securities Act. A holder of new notes must, however, comply with the registration and prospectus delivery provisions of the Securities Act in order to offer for resale, resell or otherwise transfer its new notes if:

          (1) that holder is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of ours;

          (2) that holder's new notes are acquired outside the ordinary course of its business; or

          (3) that holder has any arrangement with any person to participate in the distribution of its new notes. See Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991), Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993).

     If any person were to participate in this exchange offer for the purpose of distributing securities in a manner not permitted by the Commission's interpretation, that person

     - could not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation or similar interpretive letters, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by a broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     On the date of this prospectus, there was $193,100,000 aggregate principal amount at maturity of outstanding notes outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of outstanding notes on the date of this prospectus.

     We shall be deemed to have accepted validly tendered outstanding notes when, as and if we have given written notice of acceptance to the exchange agent under the indenture. The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving the new notes from us and delivering those new notes to the exchanging holders.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of this exchange offer.

     If outstanding notes are not tendered, they shall remain outstanding and shall continue to accrete in value from their date of issue, February 19, 1999, at a rate of 13 1/2% per year.

     If the exchange offer is completed, we will no longer be required to register the outstanding notes. If so, holders of outstanding notes seeking to sell them would have to rely on exemptions from the registration requirements of the securities laws, including the Securities Act. See "Risk Factors -- Consequences of the Exchange Offer to Non-Tendering Holders of the Outstanding Notes."

     To extend the expiration date of this exchange offer, we will notify the exchange agent of any extension by written notice and will mail to the record holders of outstanding notes an announcement, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. That announcement would state that we are extending the exchange offer for a specified period of time.

     In addition, we will issue notice of each extension by press release or other public announcement as contemplated by the provisions of Rule 14e-1 under the Exchange Act of 1934.

ACCRETION OF THE NEW NOTES

     Cash interest will not accrue or be payable on the new notes until March 1, 2004. Prior to March 1, 2004, the new notes will accrete in value at a rate of 13 1/2% per year. Thereafter, cash interest on the new notes will be payable semiannually on March 1 and September 1 of each year, commencing September 1, 2004, at a rate of 13 1/2% per year. Outstanding notes which are validly tendered and accepted for exchange will continue to accrete in principal amount at a rate of 13 1/2% per year to, but excluding, the date of issuance of the new notes. Any outstanding notes not tendered or accepted for exchange will continue to accrete in principal amount at the rate of 13 1/2% per year in accordance with their terms. The accreted value of the new notes upon issuance will be the accreted value of the outstanding notes accepted for exchange immediately prior to issuance of the new notes.

PROCEDURES FOR TENDERING

     Your tender to us of outstanding notes under one of the procedures described below will constitute an agreement between you and us for the exchange of outstanding notes for new notes on the terms and conditions set forth in this prospectus and in the letter of transmittal which accompanies this prospectus.

     You may tender your outstanding notes by

          (1) properly completing and signing the letter of transmittal or a facsimile of it and delivering one of the two, together with the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address shown on the back cover of this prospectus on or before the expiration date for this offer (or complying with the procedure for book-entry transfer described below) or

          (2) complying with the guaranteed delivery procedures described below.

     If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the new notes to be issued in exchange for them are to be issued (and any untendered outstanding notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in the Depository Trust Company whose name appears on a security listing as the owner of outstanding notes), the signature of such signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by one of the following (each an "Eligible Institution"):

     - a commercial bank or trust company located or having an office or correspondent in the United States, or

     - by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc., which firm must also be a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

If the new notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature in the letter of transmittal must be guaranteed by an Eligible Institution.

     The method of delivery of outstanding notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that registered mail, return receipt requested, be used, proper insurance be obtained, and the mailing be made sufficiently far in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

     The exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of those accounts, any financial institution, that is a participant in DTC may make book-entry delivery of outstanding notes by causing that book-entry transfer facility to transfer outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for transfer. Although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's accounts at DTC, an appropriate letter of transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent. These documents should be sent to the exchange agent at its address set forth on the back cover page of this prospectus on or before the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided for those procedures.

     If a holder desires to accept the exchange offer, and time will not permit a letter of transmittal or outstanding notes to reach the exchange agent before the expiration of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office shown on the back cover of this prospectus on or before expiration, a letter, telegram or facsimile transmission from an Eligible Institution setting forth:

     - the name and address of the tendering holder,

     - the names in which the outstanding notes are registered, and

     - if possible, the certificate numbers of the outstanding notes to be tendered.

This letter, telegram or facsimile must state that the tender is being made by this means. In addition, the letter, telegram or facsimile must guarantee that within five New York Stock Exchange trading days after its transmission by the Eligible Institution, the outstanding notes, in proper form for transfer (or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility), will be delivered by the Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent within the time period described above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the exchange agent.

     A tender will be deemed to have been received on the date that

          (1) the tendering holder's properly completed and duly signed letter of transmittal accompanied by the outstanding notes (or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility) is received by the exchange agent, or

          (2) A notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the exchange agent. Issuances of new notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered outstanding notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of outstanding notes will be determined by us. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in our counsel's opinion, be unlawful. We also reserve the absolute right to waive any of the conditions of this exchange offer or any defect or irregularity in the tender of any outstanding notes. None of our company, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

     By tendering, you will represent to us that, among other things,

          (1) the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of your business,

          (2) you have no arrangement with any person to participate in the distribution of such new notes,

          (3) you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours, and

          (4) if you are a broker or a dealer (as defined in the Exchange Act), that you acquired the outstanding notes for your own account as a result of market-making on other trading activities and that you have not entered into any arrangement or understanding with us or any affiliate of ours to distribute the new notes received in the exchange offer.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of this tender offer.

     To withdraw a tender of outstanding notes, a written transmission notice of withdrawal via telegram, telex, facsimile transmission or letter must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such outstanding notes),

     - be signed by the person having deposited the outstanding notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which those outstanding notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to those outstanding notes register the transfer into the name of such depositor withdrawing the tender, and

     - specify the name in which those outstanding notes are to be registered, if different from that of such depositor.

All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us. Our determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. No new notes will be issued with respect to outstanding notes which are withdrawn unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but that are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration of the exchange offer.

CONDITIONS

     This exchange offer is not dependent upon the occurrence or non-occurrence of any events or conditions other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Commission.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as exchange agent for this exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and deliveries of completed letters of transmittal with tendered outstanding notes should be directed to the exchange agent addressed as follows:

  By Overnight Courier and by
             Hand                By Hand Delivery to 4:30 PM:     By Registered or Certified
   delivery after 4:30 PM on      United States Trust Company                Mail:
       Expiration Date:                   of New York             United States Trust Company
  United States Trust Company      111 Broadway, Lower Level              of New York
          of New York            Attn: Corporate Trust Window    P.O. Box 844, Cooper Station
   770 Broadway, 13th Floor        New York, New York 10006     Attn: Corporate Trust Services
Attn: Corporate Trust Services                                   New York, New York 10276-0844
   New York, New York 10003

FEES AND EXPENSE

     The expenses of soliciting tenders pursuant to this exchange offer will be borne by us. The principal solicitation for tenders contemplated by this exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and affiliates in person, by telegraph or telephone.

     We will not make any payments to brokers, dealers, or other persons soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with this exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees, but not including transfer taxes, if any, relating to the sale or disposition of the outstanding notes by a holder of the outstanding notes, will be paid by us, and are estimated in the aggregate to be $200,000.

                                 CAPITALIZATION

     The following table presents our cash and total capitalization as of December 31, 1998

     (1) on a historical basis,

     (2) on a pro forma basis to give effect to the amendment to our credit facility effected in connection with the offering of the outstanding notes, and

     (3) on a pro forma as adjusted basis to give further effect to the offering of the outstanding notes and the application of those offering proceeds to repay amounts outstanding under our revolving credit facility.

     The information set forth below should be read in conjunction with our consolidated financial statements and notes related thereto, the financial statements related to certain of the acquisitions and the pro forma financial statements and notes related thereto included elsewhere in this prospectus. See "Use of Proceeds," "Pro Forma Financial Statements," "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Description of Other Indebtedness."

                                                                    AS OF DECEMBER 31, 1998
                                                              ------------------------------------
                                                                                        PRO FORMA
                                                              HISTORICAL   PRO FORMA   AS ADJUSTED
                                                              ----------   ---------   -----------
                                                                         (IN THOUSANDS)
Cash and cash equivalents...................................   $  4,460    $  4,460     $ 72,352
                                                               ========    ========     ========
Restricted cash(1)..........................................   $ 51,617    $ 51,617     $ 46,275
                                                               ========    ========     ========
Long-term debt (including current maturities):
  Bank debt.................................................   $ 67,000    $ 77,789     $ 35,000
  Seller notes payable......................................     15,407      15,407       15,407
  Other.....................................................        797         797          797
  12 3/8% Notes.............................................    195,000     195,000      195,000
  13 1/2% Notes.............................................         --          --      100,049
                                                               --------    --------     --------
          Total long-term debt..............................    278,204     288,993      346,253
Stockholder's equity:
  Common Stock, par value $.01; 1,000 shares authorized, 100
     shares issued and outstanding..........................         --          --           --
  Additional paid-in capital................................     97,600      97,600       97,600
  Accumulated deficit.......................................    (81,678)    (81,678)     (84,614)
                                                               --------    --------     --------
          Total stockholder's equity........................     15,922      15,922       12,986
                                                               --------    --------     --------
          Total capitalization..............................   $294,126    $304,915     $359,239
                                                               ========    ========     ========

---------------

(1) Includes the amount placed in escrow in connection with Systems' offering of 12 3/8% notes to fund, together with the interest received thereon, the first four scheduled interest payments on Systems' 12 3/8% notes. For the historical presentation, includes $5.3 million deposited with the administrative agent under our credit facility to fund a contingent reduction of availability under the term loan facility that did not occur under the terms of our credit facility, as amended in connection with the offering of the outstanding notes.

                         PRO FORMA FINANCIAL STATEMENTS

GENERAL

     Golden Sky DBS was formed on February 2, 1999 for the purpose of issuing the outstanding notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Holdings in exchange for $100 and all of the capital stock of Systems, Holdings' wholly-owned operating subsidiary.

     The following pro forma statement of operations data present our results of operations adjusted for

     - acquisitions completed during the applicable period (excluding 11 acquisitions that were immaterial individually and in the aggregate) and related financings,

     - Systems' offering of 12 3/8% notes,

     - the amendment to our credit facility that became effective at the same time as the closing of the offering of the outstanding notes, and

     - the offering of the outstanding notes and the application of those offering proceeds.

     These pro forma statements of operations data are presented as if such transactions had occurred at the beginning of 1998.

     The following pro forma balance sheet data present our financial position adjusted to reflect

     - the amendment to our credit facility that became effective at the same time as the closing of the offering of the outstanding notes, and

     - the offering of the outstanding notes and the application of those offering proceeds.

     The pro forma balance sheet data is presented as if such transactions had occurred as of December 31, 1998.

     Our historical information for the year ended December 31, 1998 was taken from our audited consolidated financial statements included elsewhere in this prospectus. The financial information for the businesses we have acquired was taken from the historical financial statements of those acquired businesses.

     These pro forma financial statements and notes thereto are provided for informational purposes only. They do not and cannot predict the actual or future results had such transactions been completed on the dates indicated.

                              GOLDEN SKY DBS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                                                       13 1/2%
                                                        1998           PRO FORMA                        NOTES          PRO FORMA
                                      HISTORICAL   ACQUISITIONS(1)   ADJUSTMENTS(2)      PRO FORMA   OFFERING(3)      AS ADJUSTED
                                      ----------   ---------------   --------------      ---------   -----------      -----------
                                                                            (IN THOUSANDS)
Revenue:
  DBS services......................   $ 74,910        $11,876          $     --         $ 86,786     $     --         $ 86,786
  Lease and other...................      1,014            126                --            1,140           --            1,140
  Other.............................         --             28               (28)(4)           --           --               --
                                       --------        -------          --------         --------     --------         --------
Total revenue.......................     75,924         12,030               (28)          87,926           --           87,926
                                       --------        -------          --------         --------     --------         --------
Costs and Expenses:
  Cost of DBS services..............     45,291          7,570                --           52,861           --           52,861
  Other costs of revenue............         --             21               (21)(4)           --           --               --
  System operations.................     11,021          1,822                --           12,843           --           12,843
  Sales and marketing...............     32,201            399                --           32,600           --           32,600 (12)
  General and administrative........      7,431             39                --            7,470           --            7,470
  Depreciation and amortization.....     23,166            490              (490)(5)       29,475           --           29,475
                                                                           6,309 (6)
                                       --------        -------          --------         --------     --------         --------
Total costs and expenses............    119,110         10,341             5,798          135,249           --          135,249
                                       --------        -------          --------         --------     --------         --------
Operating income (loss).............    (43,186)         1,689            (5,826)         (47,323)          --          (47,323)
Non-operating items:
  Interest and investment income....      1,573            222              (222)(7)        1,573           --            1,573
  Interest expense..................    (20,537)          (139)              139 (7)      (33,963)     (14,007)(10)     (44,770)
                                                                         (13,426)(8)                     3,200 (11)
  Gain on sale of wireless TV
     rights.........................         --          1,956            (1,956)(4)           --           --               --
  Net profit on asset disposal......         --          8,421            (8,421)(4)           --           --               --
                                       --------        -------          --------         --------     --------         --------
Total non-operating items...........    (18,964)        10,460           (23,886)         (32,390)     (10,807)         (43,197)
                                       --------        -------          --------         --------     --------         --------
Net income (loss) before income
  taxes.............................    (62,150)        12,149           (29,712)         (79,713)     (10,807)         (90,520)
                                       --------        -------          --------         --------     --------         --------
  Income taxes......................         --         (3,074)            3,074 (9)           --           --               --
                                       --------        -------          --------         --------     --------         --------
Net income (loss) before
  extraordinary charge..............   $(62,150)       $ 9,075          $(26,638)        $(79,713)    $(10,807)        $(90,520)
                                       ========        =======          ========         ========     ========         ========

---------------

 (1) Includes the operations of the 1998 acquisitions from January 1, 1998 through the acquisition dates.

 (2) Includes pro forma adjustments to effect the acquisitions and the amendment to our credit facility effected in February 1999.

 (3) Reflects the impact of the issuance of the outstanding notes as if such issuance had occurred at the beginning of the period.

 (4) To eliminate the results of operations not acquired.

 (5) To give effect to the elimination of historical amortization of intangible assets.

 (6) To give effect to the amortization of intangible assets recorded in purchase accounting. Intangible assets consist of non-compete agreements, customer lists, and DIRECTV distribution rights. The non-compete agreements are amortized over the contract period (three years), while customer lists are amortized over five years. DIRECTV distribution rights are amortized over the remaining useful life of satellites (expiring in 2008) generally 10-12 years depending upon the date of the acquisition.

 (7) To give effect to the elimination of interest income and expense related to operations not acquired.

 (8) To give effect to interest expense on borrowings under Systems' 12 3/8% notes, seller notes payable and our credit facility assumed to be incurred to finance acquisitions as if such borrowings had occurred at the beginning of the period at their respective historical interest rates.

 (9) To give effect to the elimination of historical income tax expense (benefit) of acquired entities.

(10) Reflects aggregate interest expense and amortization of deferred financing costs associated with the offering of the outstanding notes.

(11) To give effect to the reduction of interest expense as a result of the paydown of debt from the contribution of the proceeds from the offering of the outstanding notes.

(12) Includes net equipment and installation subsidies of $15,059 (proceeds from the sale and installation of DBS equipment of $11,648, net of related costs of $26,707).

                              GOLDEN SKY DBS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                                                         13 1/2%
                                                                          NOTES        PRO FORMA
                                                           HISTORICAL    OFFERING     AS ADJUSTED
                                                           ----------    --------     -----------
                                                                       (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents..............................   $  4,460     $ 63,300 (1)  $ 72,352
                                                                             (750)(2)
                                                                            5,342 (3)
  Restricted cash, current portion.......................     28,083       (5,342)(3)    22,741
  Subscriber receivables, net............................      8,632           --         8,632
  Other receivables......................................      2,465           --         2,465
  Inventory..............................................     10,146           --        10,146
  Prepaid expenses and other.............................      1,859           --         1,859
                                                            --------     --------      --------
Total current assets.....................................     55,645       62,550       118,195
Restricted cash, net of current portion..................     23,534           --        23,534
Property and equipment, net..............................      4,994           --         4,994
Intangible assets, net...................................    233,139           --       233,139
Deferred financing costs.................................     10,541       (2,563)(2)    13,104
Other assets.............................................        218           --           218
                                                            --------     --------      --------
Total assets.............................................   $328,071     $ 65,113      $393,184
                                                            ========     ========      ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.................................   $ 13,539     $     --      $ 13,539
  Current maturities of long-term obligations............      8,916           --         8,916
  Unearned revenue.......................................      5,574           --         5,574
  Interest payable.......................................     11,009           --        11,009
  Accrued payroll and other..............................      1,403           --         1,403
                                                            --------     --------      --------
Total current liabilities................................     40,441           --        40,441
Long-term obligations, net of current maturities:
  12 3/8% Notes..........................................    195,000           --       195,000
  13 1/2% Notes..........................................         --      100,049 (1)   100,049
  Bank debt..............................................     67,000      (32,000)(1)    35,000
  Seller notes payable...................................      6,912           --         6,912
  Other notes payable and obligations under capital
     leases..............................................        376           --           376
  Minority interest......................................      2,420           --         2,420
                                                            --------     --------      --------
Total long-term obligations, net of current maturities...    271,708       68,049       339,757
                                                            --------     --------      --------
Total liabilities........................................    312,149       68,049       380,198
Total stockholder's equity...............................     15,922       (2,936)(2)    12,986
                                                            --------     --------      --------
Total liabilities and stockholder's equity...............   $328,071     $ 65,113      $393,184
                                                            ========     ========      ========

---------------
(1) To give effect to the offering of the outstanding notes.

(2) To give effect to deferred financing costs of $4,749 associated with the offering of the outstanding notes and deferred financing costs of $750 associated with the February 1999 amendment to our credit facility, net of the write off of the unamortized balance of deferred financing costs of $2,936 associated with our credit facility prior to its amendment.

(3) To reflect the release, upon effectiveness of the amendment of our credit facility in February 1999, of amounts deposited with the administrative agent to fund a contingent reduction of availability under the term loan facility that was not required under the terms of the amendment.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data as of December 31, 1996, 1997 and 1998 and for the periods then ended presented below were taken from our audited consolidated financial statements included elsewhere in this prospectus. The following information should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

                                                          INCEPTION TO   YEARS ENDED DECEMBER 31,
                                                          DECEMBER 31,   -------------------------
                                                              1996          1997          1998
                                                          ------------   -----------   -----------
                                                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Revenue:
  DBS services..........................................    $   219      $   16,452    $   74,910
  Lease and other.......................................         36             944         1,014
                                                            -------      ----------    ----------
Total revenue...........................................        255          17,396        75,924
Costs and Expenses:
  Cost of DBS services..................................        130           9,304        45,291
  System operations.....................................         26           3,796        11,021
  Sales and marketing...................................         73           7,316        32,201
  General and administrative............................      1,035           2,331         7,431
  Depreciation and amortization.........................         97           7,300        23,166
                                                            -------      ----------    ----------
Total costs and expenses................................      1,361          30,047       119,110
                                                            -------      ----------    ----------
Operating loss..........................................     (1,106)        (12,651)      (43,186)
Net interest expense....................................        (61)         (3,133)      (18,964)
                                                            -------      ----------    ----------
Net loss before extraordinary charge....................    $(1,167)     $  (15,784)   $  (62,150)
                                                            =======      ==========    ==========

                                                                       DECEMBER 31,
                                                          --------------------------------------
                                                              1996          1997         1998
                                                          ------------   ----------   ----------
                                                                      (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents...............................    $   479      $   13,632   $    4,460
Restricted cash(1):
  Current...............................................         --              --       28,083
  Long-term.............................................         --              --       23,534
Working capital.........................................     (1,948)          3,827       15,204
Total assets............................................      6,383         156,236      328,071
Total debt..............................................      4,450          69,113      278,204
Stockholder's equity (deficit)..........................     (1,166)         70,449       15,922

                                                          INCEPTION TO   YEARS ENDED DECEMBER 31,
                                                          DECEMBER 31,   -------------------------
                                                              1996          1997          1998
                                                          ------------   -----------   -----------
                                                              (IN THOUSANDS, EXCEPT SUBSCRIBER
                                                                    AND HOUSEHOLD DATA)
OTHER FINANCIAL DATA
EBITDA(2)...............................................    $(1,009)     $   (5,351)   $  (20,020)
Net cash used in operating activities...................       (790)         (3,099)      (36,588)
Net cash used in investing activities...................     (3,231)       (120,729)     (159,921)
Net cash provided by financing activities...............      4,500         136,981       187,337
Capital expenditures....................................        105             998         3,317
Aggregate purchase price of acquisitions................      5,256         129,725       124,844

                                                          INCEPTION TO   YEARS ENDED DECEMBER 31,
                                                          DECEMBER 31,   -------------------------
                                                              1996          1997          1998
                                                          ------------   -----------   -----------
                                                              (IN THOUSANDS, EXCEPT SUBSCRIBER
                                                                    AND HOUSEHOLD DATA)
OPERATING DATA
Households at end of period(3)(4).......................     22,000       1,135,000     1,727,000
Subscribers acquired in acquisitions(4).................      3,000          65,700        55,300
Subscribers added in existing Rural DIRECTV
  Markets(4)............................................        200          22,000        80,300
Subscribers at end of period(4)(5)......................      3,200          90,900       226,500
SAC per gross subscriber added(4)(6)....................    $   290      $      280    $      320
Penetration at end of period............................       14.7%            8.0%         13.1%
Ratio of earnings to fixed charges(7)...................         --              --            --

---------------

(1) Represents the amount placed in escrow in connection with the offering of System's 12 3/8% notes to fund, together with the interest received thereon, the first four scheduled interest payments on such notes. Also includes $5.3 million deposited with the administrative agent under the credit facility to fund a contingent reduction of availability under the term loan facility that did not occur under the terms of our credit facility, as amended in connection with the offering of the outstanding notes.

(2) EBITDA represents earnings before interest, taxes, depreciation and amortization, extraordinary items and non-recurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, we believe that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of our financial covenants. Further, we believe that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in our free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with our company in terms of operating performance, leverage and liquidity. EBITDA, as we calculate it is not necessarily comparable to similarly captioned amounts of other companies.

(3) Pro forma households include all households acquired since our inception as of the later of December 31, 1998 or acquisition date.

(4) Household and subscriber data reflect 100% of the households or subscribers comprising our Rural DIRECTV Markets, including two Rural DIRECTV Markets in which we acquired less than 100% ownership. We receive 100% of the revenue generated by all subscribers in our Rural DIRECTV Markets.

(5) Pro forma subscriber data includes all subscribers acquired in acquisitions since our inception as of the later of December 31, 1998 or acquisition date.

(6) Represents subscriber acquisition costs (SAC) on a per gross new subscriber activation basis (excludes acquired subscribers and does not net out disconnected subscribers).

(7) The ratio of earnings to fixed charges is determined by dividing the sum of operating loss and a portion of rent expense representative of interest by the sum of interest expense and such portion of rent expense. For the periods ended December 31, 1996, 1997 and 1998, the deficiency of earnings to fixed charges was $1.2 million, $15.8 million, and $63.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following is a discussion of our historical consolidated results of operations, liquidity and capital resources. This discussion should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

OVERVIEW

     We were formed in June 1996 to acquire rights to distribute DIRECTV programming services in Rural DIRECTV Markets. We are a non-voting affiliate of the NRTC. We acquired our first Rural DIRECTV Market in November 1996. Since our inception, through March 31, 1999 we have acquired 52 Rural DIRECTV Markets serving approximately 1.8 million households. The aggregate purchase price for these acquisitions totaled approximately $267.1 million, or approximately $149 per household. Following each acquisition, we created a strong local presence in such Rural DIRECTV Market. We have established 71 offices in our territories and have established dealer relationships with over 350 local retailers of DBS equipment.

     We are continually evaluating acquisition prospects and we expect to continue to enter into acquisition agreements to purchase additional Rural DIRECTV Markets consistent with our growth strategy.

     In addition to growth by acquisitions, we have increased our subscriber base through increased penetration of our Rural DIRECTV Markets. We believe that there is a substantial opportunity to increase penetration through local marketing. Most of the NRTC members from which we acquire Rural DIRECTV Markets generally have not engaged in significant marketing efforts, but rather have relied primarily on the consumer to take the initiative to acquire service.

     We have experienced net losses as well as negative EBITDA and operating cash flows from operations since our inception. These operating shortfalls are primarily the result of our rapid subscriber growth and acquisitions of Rural DIRECTV Markets. In particular, we have incurred significant sales and marketing expense in our effort to rapidly build our subscriber base. Many of these expenses, which are expensed as incurred and include advertising and promotional expenses, sales commissions and DBS equipment and installation subsidies, are incurred at or before the time a new subscriber is activated. As a result, revenue attributable to new subscribers lags the expense incurred in acquiring them. The impact of this lag generally increases with the rate at which we add subscribers. Our rapid subscriber growth and related subscriber acquisition costs have been significant contributors to our net losses and negative EBITDA experienced to date. We believe that our subscriber acquisition costs will continue to negatively affect our operating results for at least the next year as we continue to add new subscribers. However, as long as a subscriber remains in service, future operating results benefit from a recurring monthly revenue stream with minimal additional sales and marketing expense. Because we have experienced a relatively low rate of churn (our 1998 annual churn rate was approximately 9%), we believe that our investment in building our subscriber base rapidly will enhance our EBITDA and operating results in the longer term.

     EBITDA represents earnings before interest, taxes, depreciation and amortization, extraordinary items and nonrecurring charges. EBITDA is not a measure of performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income (loss) as a measure of performance, or as a substitute for cash flow as a measure of liquidity. Nevertheless, we believe that EBITDA is a commonly recognized measure of performance in the communications industry and is the basis for many of our financial covenants. Further, we believe that EBITDA provides useful information regarding an entity's ability to incur and/or service debt. Increases or decreases in EBITDA may indicate improvements or decreases, respectively, in our free cash flows available to incur and/or service debt and cover fixed charges. Notwithstanding the above, EBITDA is not intended to represent cash flows for the period and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. Management expects that, because EBITDA is commonly used in the communications industry as a measure of performance, investors may use this data to analyze and compare other communications companies with us in terms of operating performance, leverage and liquidity. EBITDA as calculated by us is not necessarily comparable to similarly captioned amounts of other companies.

     During the year ended December 31, 1997:

     - we used net cash of $3.1 million in operating activities;

     - used net cash of $120.7 million in investing activities; and

     - provided net cash of $137.0 million from financing activities.

     During the year ended December 31, 1998:

     - we used net cash of $36.6 million in operating activities;

     - used net cash of $159.9 million in investing activities; and

     - provided net cash of $187.3 million from financing activities.

     As a result of our historical and anticipated significant growth rate, our historical operating results may not be comparable from period to period.

RESULTS OF OPERATIONS

     The following table presents some of the items from our consolidated statements of operations as a percentage of total revenue for the periods noted.

                                                                               YEARS ENDED
                                                              INCEPTION TO    DECEMBER 31,
                                                              DECEMBER 31,   ---------------
                                                                  1996       1997      1998
                                                              ------------   -----     -----
Revenue:
  DBS services..............................................       85.9%      94.6%     98.7%
  Lease and other...........................................       14.1        5.4       1.3
                                                                 ------      -----     -----
Total revenue...............................................      100.0%     100.0%    100.0%
Costs and Expenses:
  Costs of DBS services.....................................       51.0%      53.5%     59.7%
  System operations.........................................       10.2       21.8      14.5
  Sales and marketing.......................................       28.6       42.0      42.4
  General and administrative................................      405.9       13.4       9.8
  Depreciation and amortization.............................       38.0       42.0      30.5
                                                                 ------      -----     -----
Total costs and expenses....................................      533.7      172.7     156.9
                                                                 ------      -----     -----
Net interest expense........................................      (23.9)     (18.0)    (25.0)
Net loss....................................................     (457.6)%    (90.7)%   (81.9)%
                                                                 ======      =====     =====

     Revenue. We earn revenue by providing DIRECTV programming services to subscribers within our Rural DIRECTV Markets. DBS services revenue includes any combination of various monthly program service plans, additional monthly premium channel program upgrades, seasonal sports programming packages, one-time event programming on a pay-per-view basis, and miscellaneous fee revenue related to providing programming to subscribers. Lease and other revenue principally is comprised of revenue from the rental of DBS equipment to subscribers.

     Costs of DBS Services. Our largest cost of providing service to our subscribers is the wholesale cost of DIRECTV programming and related services. The principal components of programming costs include miscellaneous service fees and programming costs paid to the NRTC, and a 5% royalty based on programming revenue paid to DIRECTV.

     System Operations. System operations expenses include costs of our national call center operations, field office operations and other subscriber service expenses. We expect that these expenses will increase as we continue to make acquisitions and open additional field offices. However, many of these costs are fixed in nature, and we do not expect that these expenses will increase in direct proportion to revenue.

     Sales and Marketing. Sales and marketing expenses include such costs as advertising, promotional expenses, marketing personnel expenses, commission expenses to our employees and outside sales agents, net equipment and installation costs, and other marketing overhead costs. We subsidize the cost to the consumer of DBS equipment, as well as the cost of installation of DBS equipment. Equipment and installation revenues, and related expenses, are recognized upon delivery and installation of DBS equipment. Net transaction costs associated with the sale and installation of DBS equipment are reported as a component of sales and marketing expenses in our statement of operations. We invest significantly to develop our sales and distribution systems and to acquire new subscribers. A large part of sales and marketing expense is comprised of costs related to the addition of new subscribers. Although we anticipate continuing to incur such costs as we build our subscriber base, these costs are not expected to increase in direct proportion to revenue.

     General and Administrative. General and administrative expenses include corporate general office and administration expenses incurred primarily at our Kansas City corporate office. We expect that these expenses will increase as we grow and continue to expand our infrastructure. However, since many of these expenses are fixed in nature, general and administrative expenses are not expected to increase in direct proportion to increases in subscribers and revenue.

     Depreciation and Amortization. Depreciation and amortization includes amortization of intangible assets associated with acquisitions and depreciation of property and equipment.

     Income Taxes. Systems elected Subchapter S Corporation status in 1996. As an S Corporation, it was generally not directly subject to income taxation and recognized no income tax expense or benefit as an S corporation. On February 12, 1997, Systems terminated its Subchapter S Corporation status, and became subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. We have recognized no income tax benefits in any of the periods presented because we have incurred operating losses in all periods, and realization of future tax benefits is uncertain.

Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997.

     Revenue. DBS services revenue for the year ended December 31, 1998 totaled $74.9 million, which represented a 355% increase as compared to the prior year. This increase was principally attributable to the increase in the number of subscribers. The average number of subscribers during 1998 increased to approximately 155,200, compared to approximately 33,600 during 1997. Average monthly programming revenue per subscriber approximated $40 and $41 during those same periods.

     Costs of DBS Services. Costs of DBS services increased $36.0 million, or 387%, during 1998, to $45.3 million. This increase is consistent with the increase in the average number of subscribers. As a percentage of DBS services revenue, the costs of DBS services increased to 60% during 1998, compared to 57% in 1997. This increase resulted largely from increased programming costs.

     System Operations. System operations costs totaled $11.0 million for the year ended December 31, 1998, a $7.2 million increase, or 190%, over 1997. These costs rose as a result of the increased number of field offices and related activity resulting from our continued acquisition of Rural DIRECTV Markets, as well as from subscriber growth. As a percentage of total revenue, system operations expenses declined to 14.5% for the year ended December 31, 1998, from 21.8% during the year ended December 31, 1997. The decrease in system operations expenses as a percentage of total revenues resulted from the increases in subscribers and revenues as previously described.

     Sales and Marketing. Sales and marketing expenses totaled $32.2 million during the year ended December 31, 1998, an increase of $24.9 million compared to the previous year. This increase principally resulted from the 265% increase in new subscriber activations during 1998, as compared to 1997. Sales and marketing costs per new subscriber activation approximated $320 and $280 during the years ended December 31, 1998 and 1997, respectively.

     While there can be no assurance, during 1999 we expect that our subscriber acquisition costs, on a per new subscriber activation basis, generally will approximate 1998 levels. However, such costs may exceed historical levels to the extent that:

     - competition for new subscribers intensifies and we decide to increase our subscription acquisition costs as a result thereof;

     - we participate in DIRECTV national promotions that result in higher subscriber acquisition costs than those we typically experience; and

     - we opt to increase our subscriber acquisition costs in response to specific business opportunities (such as the conversion of Primestar subscribers -- see "-- Liquidity and Capital Resources").

     Advertising expenses totaled $5.1 million during the year ended December 31, 1998, compared to $1.4 million during 1997. The increase in advertising expenses of $3.7 million resulted from our increased size and marketing activities.

     General and Administrative. During the year ended December 31, 1998, general and administrative expenses totaled $7.4 million, compared to $2.3 million during 1997. The increase in general and administrative expenses resulted from the addition of administrative resources necessary to support our growth. As a percentage of total revenue, general and administrative expenses decreased to 9.8% during the year ended December 31, 1998, from 13.4% during 1997. This decrease reflects the continued leveraging of these costs, which are partially fixed in nature, over increased subscribers and revenues.

     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the year ended December 31, 1998 totaled negative $20.0 million, compared to EBITDA of negative $5.4 million during the same period in 1997. This increase in negative EBITDA principally resulted from the increases in sales and marketing activities and related new subscriber activations previously described.

     During the year ended December 31, 1998:

     - we used net cash of $36.6 million in operating activities;

     - used net cash of $159.9 million in investing activities; and

     - provided net cash of $187.3 million from financing activities.

     During the year ended December 31, 1997:

     - we used net cash of $3.1 million in operating activities;

     - used net cash of $120.7 million in investing activities; and

     - provided net cash of $137.0 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization expenses increased $15.9 million to $23.2 million during the year ended December 31, 1998, compared to $7.3 million during the year ended December 31, 1997. This increase resulted from higher intangible assets balances, which have resulted from our acquisition of additional Rural DIRECTV Markets.

     Interest Expense. Interest expense totaled $20.5 million during the year ended December 31, 1998 and $3.2 million during 1997. This increase of $17.3 million primarily resulted from higher outstanding debt balances and, to a lesser degree, from an increase in weighted-average interest costs.

  Year Ended December 31, 1997 Compared to Period from Inception to December 31, 1996

     Revenue. DBS services revenue for the year ended December 31, 1997 increased to $16.5 million from $219,000 for the period from Inception to December 31, 1996 (the "1996 Period"). Equipment lease revenue was $944,000 for the year ended December 31, 1997, compared to $36,000 for the 1996 Period. These increases principally resulted from our operating for all of 1997 as opposed to only a portion of

1996, and from the increase in subscribers. The average number of subscribers during 1997 increased to approximately 33,600, compared to approximately 3,000 during the 1996 Period.

     Costs of DBS Services. Costs of DBS services totaled $9.3 million for the year ended December 31, 1997, compared to $130,000 for the 1996 Period. The increase in the costs of DBS services resulted from our operating for all of 1997 as opposed to only a portion of 1996 and corresponds to the large increase in subscribers we added in 1997. As a percentage of DBS services revenue, the costs of DBS services decreased to 57% for the year ended December 31, 1997, compared to 59% for the 1996 Period. This decrease was primarily due to a change in subscriber revenue mix toward packages with higher margins.

     System Operations. System operations expenses totaled $3.8 million for the year ended December 31, 1997 and $26,000 for the 1996 Period. These expenses rose as a result of our being operational during all of 1997 and from the increase in the number of field offices and related activity during 1997. We opened our first two field offices in November 1996 and had a total of 36 field offices as of December 31, 1997.

     Sales and Marketing. Sales and marketing expenses totaled $7.3 million for the year ended December 31, 1997 and $73,000 for the 1996 Period. The increase of $7.2 million in sales and marketing expenses resulted from our operating for all of 1997 and from the increase in the size and scope of our operations. Advertising expenses were $1.4 million for the year ended December 31, 1997, compared to $33,000 during the 1996 Period.

     General and Administrative. General and administrative expenses approximated $2.3 million for the year ended December 31, 1997 and $1.0 million for the 1996 Period. The increase of $1.3 million in general and administrative expenses resulted from our operating for all of 1997 and from our growth.

     Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA for the year ended December 31, 1997 totaled negative $5.4 million, compared to EBITDA of negative $1.0 million during the 1996 Period. This increase in negative EBITDA principally resulted from our operating for all of 1997 and from the increases in sales and marketing activities and related new subscriber activations previously described.

     During the year ended December 31, 1997:

     - we used net cash of $3.1 million in operating activities;

     - used net cash of $120.7 million in investing activities; and

     - provided net cash of $137.0 million from financing activities.

     During the 1996 Period:

     - we used net cash of $790,000 in operating activities;

     - used net cash of $3.2 million in investing activities; and

     - provided net cash of $4.5 million from financing activities.

     Depreciation and Amortization. Depreciation and amortization totaled $7.3 million for the year ended December 31, 1997, compared to $97,000 during the 1996 Period. The increase in depreciation and amortization expense of $7.2 million primarily reflects increased amortization of intangible assets resulting from our acquisition activity during 1997, as well as our operating for all of 1997.

     Interest Expense. Interest expense amounted to $3.2 million for the year ended December 31, 1997 and $62,000 for the 1996 Period. The increase in interest expense of $3.1 million resulted primarily from our operating for all of 1997 and from increased borrowings. Bank borrowings at December 31, 1997 totaled approximately $60.0 million and were incurred to fund acquisitions and, to a lesser extent, working capital needs resulting from our growth during the year.

LIQUIDITY AND CAPITAL RESOURCES

     Our operations require substantial amounts of capital for

     - the acquisition of additional Rural DIRECTV Markets,

     - financing subscriber growth (including subsidizing DBS equipment and installation, marketing and selling expenses),

     - investments in, and maintenance of, field offices in our Rural DIRECTV Markets,

     - financing infrastructure development costs necessary to support the growth of our business, and

     - the funding of start-up losses and other working capital requirements.

     Our capital expenditures, inclusive of acquisitions of Rural DIRECTV Markets, totaled $128.2 million and $130.7 million during the years ended December 31, 1998 and 1997, respectively, and $5.4 million during the 1996 Period, respectively. During those same periods, net cash flows used in operations totaled $36.6 million, $3.1 million and $790,000, respectively.

     To date, our acquisitions, subscriber growth and operations have been financed from borrowings under our bank credit facilities, proceeds from Systems offering of 12 3/8% notes, proceeds from the issuance of capital stock, and, to a lesser extent, the issuance of promissory notes to sellers of Rural DIRECTV Markets.

     During the year ended December 31, 1998 net cash flows from financing activities totaled $187.3 million, which was comprised of:

     - net proceeds of $189.2 million from the offering of Systems' 12 3/8% notes;

     - net borrowings of $7.0 million under our bank credit facilities;

     - deferred financing costs of $5.2 million; and

     - $3.7 million of repayments on our other indebtedness.

     In 1997 net cash flows from financing activities totaled $137.0 million, comprised of:

     - $81.1 million from the issuance of preferred stock;

     - deferred financing costs of $3.3 million; and

     - $59.2 million of net borrowings under our bank credit facilities and other indebtedness.

  Credit Facility

     In May 1998, we entered into our credit facility, which provides for a $150.0 million line of credit to fund acquisitions and working capital requirements. Of this amount, $35.0 million is in the form of a term loan facility and $115.0 million is in the form of a revolving credit facility (including a letter of credit sub-limit of $40.0 million). In connection with our February 1999 13 1/2% notes offering, we entered into an amendment to such credit agreement. After completion of our 13 1/2% notes offering, we had (1) fully utilized the entire $35.0 million of term loan availability, (2) utilized approximately $12.9 million of the letter of credit sub-facility and (3) had no outstanding borrowings under the revolving credit line.

     The term loan amortizes in specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under our credit facility bear interest at variable rates calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin with reductions, under certain circumstances, based on leverage. See "Description of Other Indebtedness."

     Our credit facility contains a number of significant covenants that, among other things, limit our ability to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of our capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to our organizational documents or transact with affiliates.

     Our credit facility also contains a number of financial covenants that will require us to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to pro forma EBITDA ratios. Availability under the revolving credit line of our credit facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements. As of December 31, 1998, we were in compliance with all of our covenants under our credit facility.

     For additional information regarding our credit facility, see "Description of Other Indebtedness."

  12 3/8% Notes

     On July 31, 1998, Systems consummated an offering of 12 3/8% Senior Subordinated Notes, which mature on August 1, 2006. Interest on Systems' 12 3/8% notes is payable in cash semi-annually on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The offering of Systems' 12 3/8% notes resulted in net proceeds of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the offering of Systems' 12 3/8% notes were placed in an interest reserve account to fund the first four semi-annual interest payments (through August 1, 2000) on Systems' 12 3/8% notes.

     The 12 3/8% notes are unsecured senior subordinated obligations of Systems and are subordinated in right of payment to all of its existing and future senior indebtedness. The 12 3/8% notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Systems. The 12 3/8% notes are unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by Systems' wholly-owned subsidiaries, Argos Support Services Company and PrimeWatch, Inc., and may, under certain circumstances, be guaranteed in the future by other subsidiaries of Systems.

     Systems' 12 3/8% notes are redeemable, in whole or in part, at our option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, we may, at our option, redeem up to 35% of the originally issued aggregate principal amount of Systems' 12 3/8% notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Holdings or Systems yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to Systems); provided, further, that immediately after any such redemption the aggregate principal amount of Systems' 12 3/8% notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% notes.

     The indenture governing Systems' 12 3/8% notes contains restrictive covenants that, among other things, impose limitations on our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% notes, incur liens, permit restrictions on the ability of our subsidiaries to pay dividends or make certain payments to us, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In the event of a change of control, as defined in the indenture governing Systems' 12 3/8% notes, each holder of the 12 3/8% notes will have the right to require us to purchase all or a portion of such holder's 12 3/8% notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Other Indebtedness -- The 12 3/8% Notes."

  13 1/2% Notes

     On February 19, 1999, Golden Sky DBS consummated the offering of our outstanding 13 1/2% Senior Discount Notes due 2007, Series A. This offering resulted in net proceeds of approximately $95.3 million. Approximately $53.0 million of such net proceeds were used to repay outstanding indebtedness under our credit facility. The remainder of these net proceeds will be used to finance the acquisition of additional Rural DIRECTV Markets and for our general corporate purposes and working capital needs.

     The terms of the outstanding notes are identical in all material respects (including principal amount at maturity, yield to maturity and maturity) to the terms of the new notes. However, the outstanding notes, to the extent they are not tendered in this exchange offer, will continue to be subject to the transfer restrictions contained in the legend that appears on each respective note. After the consummation of this exchange offer, the aggregate principal amount at maturity of any non-tendered outstanding notes and the new notes will be $193,100,000. See "Description of the New Notes."

  Future Capital Requirements

     Our future capital requirements will depend upon a number of factors, including the extent of our acquisition activities, the rate of our subscriber growth, and the working capital needs necessary to accommodate our anticipated growth. We expect that increased investments in our administrative and computer systems will be necessary to support our increased size and continued growth. We currently subsidize a portion of the cost of DBS equipment and subscriber installations. The extent of such future subsidies may materially affect our liquidity and capital requirements. In addition, our favorable working capital position relies, in part, upon the existing terms of our agreements with the NRTC and the timing of required payments thereto. Excluding costs associated with the acquisition of additional Rural DIRECTV Markets, we anticipate that our total capital expenditures, primarily related to expanding facilities and information systems for our corporate office, customer service operations and field offices, will approximate $5.0 million during the year ended December 31, 1999. During 1999, we expect to continue our acquisitions of Rural DIRECTV Markets and to expand our marketing efforts in our existing markets in order to increase our subscriber penetration.

     Since December 31, 1998, we have acquired seven Rural DIRECTV Markets. These territories include approximately 116,000 households and 17,200 subscribers. The aggregate purchase price for these recent acquisitions was approximately $31.4 million.

     We are continually evaluating acquisition prospects and expect to enter into additional acquisition agreements and complete further acquisitions of Rural DIRECTV Markets consistent with our growth strategy.

     We are not yet able to assess whether and to what extent the acquisition by Hughes of USSB or by DIRECTV of Primestar may affect our future capital requirements. We are not yet able to assess whether and to what extent the acquisition by Hughes of USSB or by DIRECTV of Primestar may affect our future capital requirements. Subsequent to DIRECTV's announcement of its proposed acquisition of Primestar, EchoStar began to offer increased promotional and other incentives to Primestar customers, as well as to EchoStar retailers, to entice the conversion of Primestar subscribers to EchoStar's competing DBS service, the DISH Network. Consequently, beginning in February 1999 we increased our marketing efforts with respect to Primestar subscribers. Our increased Primestar conversion efforts include, among other things, discounted equipment and installation prices and higher sales commissions. We estimate that our subscriber acquisition costs relative to converted Primestar subscribers may approximate as much as

$400 on a per converted subscriber basis. We are unable to estimate the number of Primestar subscribers we may be able to convert to our DIRECTV service.

     We are highly leveraged and expect to increase our leverage as we pursue further acquisitions of Rural DIRECTV Markets by borrowing additional funds under our credit facility or otherwise, and by the issuance of other acquisition-related notes payable. The approximately $15.4 million of seller notes payable outstanding at December 31, 1998 mature as follows: $8.5 million in 1999, $1.9 million in 2000, $2.0 million in 2001, $2.0 million in 2002 and $1.0 million in 2003. See "Description of Other Indebtedness."

     As a holding company, Golden Sky DBS must rely on dividends and other distributions from its subsidiaries to meet its obligations. The ability of our subsidiaries to pay dividends and make other distributions and advances to us is subject to, among other things, the terms of their debt instruments and applicable law. Our credit facility and the indenture governing Systems' 12 3/8% notes contain restrictive covenants that limit the ability of our subsidiaries to pay dividends or make distributions to us. We cannot assure you that we will be in compliance with these covenants at the time of a required interest payment on the notes. We currently expect it may be difficult to generate the requisite dividend capacity to make the initial cash interest payments on the notes. Our ability to generate sufficient dividend capacity under the indenture governing Systems' 12 3/8% notes to service the notes and to comply with the financial and other covenants in our credit facility will depend upon the extent to which we pursue acquisitions, incur additional indebtedness (for which we will have substantial capacity under the notes indenture), incur operating expenses, make capital expenditures and generate adequate subscriber revenue, among other things. To the extent these vary significantly from our current expectations, it is likely that we will not be able to make our initial interest payments absent consents from our lenders and existing bondholders. Moreover, any significant adverse developments would likely preclude us from being able to access Systems' cash flow for these initial interest payments. See "Risk Factors -- Impact of Subsidiary Debt Instruments on Our Ability to Service the Notes" for a discussion of this and other factors affecting our ability to do so.

     There may be a number of factors, some of which may be beyond our control or ability to predict, that could require us to raise additional capital. These factors include possible acquisitions of additional Rural DIRECTV Markets, increased costs associated with potential future acquisitions of Rural DIRECTV Markets, unexpected increases in operating costs and expenses, subscriber growth in excess of that currently expected, or an increase in the cost of acquiring subscribers due to increased DBS equipment and subscriber installation subsidies, as well as from additional competition, among other things. Additional financing also may be required to meet our debt service requirements. There can be no assurance that such additional financing would be available on terms acceptable to us, or at all, and if available, that the proceeds of such financing would be sufficient to enable us to meet our debt service requirements or completely execute our business plan.

YEAR 2000 COMPLIANCE

     We are in the process of assessing the impact of the Year 2000 issue on our computer systems and operations. Many existing computer systems and applications currently use two-digit date fields to designate a year. Date sensitive systems and applications may recognize the year 2000 as 1900 or not at all. The inability to recognize or properly treat the Year 2000 issue may cause computer systems and applications to fail to process critical financial and operational information correctly. This issue affects virtually all organizations and can be very costly and time consuming to correct.

     We have reviewed Year 2000 compliance of our internal systems and believe that such systems are Year 2000 compliant. However, we cannot assure you that all of the software products currently used by us are in fact Year 2000 compliant. We have engaged the services of a consultant to assist in our assessment of the impact of the Year 2000 issue on our computerized systems and operations. Currently, we believe our costs to successfully mitigate the Year 2000 issue will approximate $200,000. Additionally, we are in the process of conducting surveys of all of our significant vendors and other pertinent relationships to assess their readiness for Year 2000 processing.

     We are significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to our contractual relationship with the NRTC. The NRTC has informed us that such computer systems that provide such services are not currently Year 2000 compliant, but that the majority of such systems will be compliant by September 1999. With respect to the NRTC's billing and authorization systems, the NRTC has informed us that a small number of Year 2000 issues exist, and that the appropriate changes have been requested and scheduled for development action. We are reliant on DIRECTV for distribution of our DBS programming services. The NRTC has informed us that DIRECTV expects to establish Year 2000 compliance for its billing and authorization systems by the end of the second calendar quarter of 1999. In addition to the NRTC and DIRECTV, we are significantly reliant on other parties (such as its suppliers of DBS equipment) for the successful conduct of our business. As previously described, we are in the process of ascertaining the Year 2000 readiness of these third-parties.

     If our plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt our ability to transact business with our customers and suppliers, and could have a material impact on our operations. There can be no assurance that the systems of the NRTC, DIRECTV and other companies with which our systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on our business or our operations.

     To date, we have not implemented a Year 2000 contingency plan. Contingency plans for mission critical systems primarily involve development and testing of manual procedures or the use of alternate systems. Viable contingency plans are difficult to develop for certain third party failures, especially in high-technology industries such as the DBS industry, due to the lack of alternate suppliers. However, we will continue to monitor the progress of third party remediation efforts and contingency plans. Substantial completion of our Year 2000 contingency plan is expected in mid-1999. There can be no assurance that such contingency plans will successfully mitigate any adverse effects that the Year 2000 issue may have on our operations.

RECENT ACCOUNTING DEVELOPMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, we have no derivative instruments or hedging arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on our financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As we have previously expensed all such costs, the adoption of SOP 98-5 is not expected to have a material effect on our results of operations or financial position.

                                    BUSINESS

GENERAL

     We are the second largest independent provider of programming by DIRECTV. DIRECTV is the leading DBS company serving the continental United States. We market and provide DIRECTV programming on an exclusive basis to residential customers in certain Rural DIRECTV Markets and on a non-exclusive basis to residents of multiple dwelling units and commercial customers. We have obtained the exclusive right to provide DIRECTV programming to homes in our Rural DIRECTV Markets under agreements between the NRTC and our company. The NRTC and its DBS members and affiliates (including our company) provide DIRECTV programming in Rural DIRECTV Markets pursuant to an agreement between the NRTC and Hughes. We estimate that the Rural DIRECTV Markets comprise approximately 9.0 million households or approximately 9% of total U.S. television households, but account for approximately 1.0 million, or approximately 22%, of total DIRECTV customers.

     Since June 1996, when we were formed by management, through March 31, 1999, we have

     - acquired 52 Rural DIRECTV Markets in 23 states with approximately 1.8 million households and 134,700 subscribers at the dates of acquisition,

     - increased our subscriber base in these markets by approximately 92% in the aggregate, to approximately 258,900, achieving a subscriber penetration rate of approximately 14% through aggressive marketing and a local, service-driven approach to our customer, and

     - commenced marketing and distributing DIRECTV programming to approximately 4,600 commercial and MDU customers in five cities near its Rural DIRECTV Markets, with rights to provide such services on a non-exclusive basis nationwide.

     To date, we have raised an aggregate $87.4 million of equity capital in financings led by investment funds affiliated with Burr, Egan, Deleage & Co./Alta Communications, Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC. and including an aggregate $2.5 million investment by our management. We have also secured $150.0 million of senior bank financing, $195.0 million gross proceeds from the offering of Systems' 12 3/8% notes and $100.0 million gross proceeds from the offering of our outstanding notes. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

     Our revenue has increased rapidly due to internal subscriber growth and a low average annual churn rate (approximately 9% for the twelve months ended December 31, 1998). Net internal subscriber growth in our Rural DIRECTV Markets during 1998 totaled approximately 80,300. This represented approximately 7% of DIRECTV's net new subscribers nationwide for the period, although total households in our Rural DIRECTV Markets approximated just 1.5% of all television households in the continental United States. Although we incur substantial costs to add subscribers, we have relatively low recurring costs to service them. We believe these factors provide an opportunity to increase operating leverage and provide strong growth in EBITDA. We had EBITDA of approximately negative $5.4 million and negative $20.0 million for the years ended December 31, 1997 and 1998, respectively.

     We believe that our exclusive right to provide DIRECTV programming in our Rural DIRECTV Markets is attractive for the following reasons:

     - DIRECTV programming. We believe that marketing DIRECTV, the country's leading DBS provider, gives us a competitive advantage over providers of other subscription television services. DIRECTV offers more channels than competing services at a comparable price, including a wide variety of programming, exclusive sports packages (such as NFL SUNDAY TICKET) and a large selection of pay-per-view movies and events. We capitalize on the recognition of DIRECTV's brand name and on DIRECTV's programming advantages to broaden our subscriber base in our Rural DIRECTV Markets. DIRECTV currently has over 50% of all DBS subscribers nationwide.

     - Limited Competition in Rural Markets. Competition from cable television providers in Rural DIRECTV Markets is often limited. Many households in rural markets are not passed by traditional cable systems or are served by analog systems with a small channel capacity (i.e., less than 40 channels) and poor quality signal relative to DBS service. Given the relatively low housing density in these markets, the build-out of new systems or upgrade of existing systems may not be cost-effective. Other entertainment options, such as theaters, movies and sporting events, may also be limited. We believe that this market environment contributes to a subscriber penetration rate within the Rural DIRECTV Markets that is currently nearly three times the penetration rate for DIRECTV in other U.S. markets.

     - National Marketing, Distribution and Manufacturing Support. DIRECTV supports local providers, such as our company, with a national marketing campaign, including television and print advertising, and through alliances with strategic partners such as Bell Atlantic and GTE. DIRECTV also supports its local providers with an extensive retail distribution network, offering more channels of distribution and more retail distribution points than competing services. Three major consumer electronics manufacturers currently compete to provide customers with DBS equipment. We believe that competition among DBS equipment providers results in greater availability, continued product innovation and lower equipment costs compared to single-source DBS equipment required for some competing services.

     - Consolidation Opportunity. Ownership of Rural DIRECTV Markets has historically been fragmented, creating an opportunity for us to grow through acquisitions, rationalize operations and create operating leverage. Because most of the operators from whom we have acquired or may acquire Rural DIRECTV Markets have not engaged in significant marketing efforts, we believe we have the potential to increase subscriber penetration significantly following such acquisitions.

     Pursuant to our agreements with the NRTC, we have the exclusive right to provide DIRECTV programming in our Rural DIRECTV Markets, and receive the monthly service revenue from all DIRECTV subscribers in such markets regardless of the subscribers' original point of purchase.

     In addition to our business in Rural DIRECTV Markets under agreements with the NRTC, we have developed other business relationships with DIRECTV and its affiliated companies. For example, we were chosen in January 1998 by DIRECTV to market and provide DIRECTV programming nationally to residents of MDUs and commercial establishments as a master system operator. In February 1998, we began marketing and providing DIRECTV programming to residents of multiple dwelling units and commercial establishments in five major metropolitan areas near our rural territories. We intend to focus our multiple dwelling units and commercial activities in high-growth urban areas near our Rural DIRECTV Markets to create a larger universe of potential subscribers while maintaining our fixed cost base.

STRATEGY

     We intend to leverage our competitive strengths by pursuing the following strategies:

     - Emphasize Direct Sales and Local Customer Service. We believe a commitment to a strong local presence generates rapid subscriber growth, higher customer satisfaction and lower churn, and ultimately greater revenue and EBITDA. We have created a highly decentralized operating structure that permits managers to respond quickly and flexibly to local needs. We believe that local presence differentiates us from other major DIRECTV and DBS providers and is a key element in our strategy for attracting and retaining subscribers. Since inception, we have opened 63 offices in our Rural DIRECTV Markets. We provide sales, installation and customer service directly through these offices and in conjunction with more than 350 local dealers. We believe that focused local marketing significantly enhances the existing national marketing efforts of DIRECTV and our national distribution partners, and that local customer service increases customer satisfaction and is a major contributor to our low churn rate. We complement our local presence from our headquarters in Kansas City, Missouri with centralized sales, marketing, operational and
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       administrative support, including overflow and after-hours customer support from a national call center that operates 24 hours a day, seven days a week.

     - Acquire Additional Rural DIRECTV Markets. We are aggressively pursuing the acquisition of additional Rural DIRECTV Markets held by original NRTC licensees, a majority of which are owned by rural electric and television cooperatives for whom offering DIRECTV programming is an ancillary business. We are continually evaluating acquisition prospects and expect to continue to enter into acquisition agreements and complete acquisitions of additional Rural DIRECTV Markets consistent with our growth strategy. We are one of two companies actively consolidating Rural DIRECTV Markets. We estimate that approximately 100 Rural DIRECTV Markets, comprised of approximately 2.0 million households, are still owned by original NRTC members.

     - Develop Related Business Opportunities. We plan to leverage our local sales and support infrastructure by expanding our base of potential customers and product offerings. We have commenced marketing to MDUs and commercial establishments in five cities near our Rural DIRECTV Markets, including Dallas/Ft. Worth, Texas; Denver, Colorado; Ft. Myers, Florida; Kansas City, Missouri; and Las Vegas, Nevada. As of March 31, 1999, we had access to approximately 32,000 MDUs via "right of entry" agreements, with approximately 4,600 active subscribers. In addition, we are evaluating other telecommunications products and services that could be offered to customers using our existing marketing and distribution infrastructure. In May 1998, we commenced test marketing of DirecPC, a satellite-based Internet access service provided by a corporate affiliate of Hughes.

SALES AND DISTRIBUTION

     We offer DIRECTV programming to consumer and business segments in our Rural DIRECTV Markets through two separate but complementary sales and distribution channels.

  Direct Sales Force

     We have established direct sales forces in all of our Rural DIRECTV Markets, and we own full service retail stores located in substantially all our Rural DIRECTV Markets. We currently have approximately 250 direct salespeople and support our direct sales staff and local offices with an advertising campaign that we believe is both creative and consistent. We also seek to develop close relationships with independent dealers of DBS equipment and provide marketing, subscriber authorization, installation and customer service support to enhance subscriber additions from such dealers. Wherever possible, our arrangements with dealers are exclusive. In connection with the sale of a DBS unit and a subscription to DIRECTV programming offered by us, a dealer retains the proceeds from the sale of the equipment and earns a one-time commission paid by us. We retain the ongoing monthly subscription revenue from the subscriber. For certain equipment sold through the indirect dealer network, we provide a subsidy, thus lowering the price of the equipment for the consumer. We believe that we can increase penetration more rapidly through our direct sales approach instead of relying, as some DTH providers have, upon the consumer to take the initiative to purchase our product and services.

  Other Distribution Channels

     In addition to our direct sales force, we utilize other distribution channels to offer DIRECTV programming to potential subscribers in our Rural DIRECTV Markets. These other distribution channels include

     - national retailers selected by DIRECTV,

     - consumer electronics dealers authorized by DIRECTV to sell DIRECTV programming, and

     - satellite dealers and consumer electronics dealers authorized by five regional sales management agents selected by DIRECTV.

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

     In a similar fashion to our indirect dealer network, we pay a one-time commission to these distribution channels for the sale of DIRECTV programming to a subscriber located in our Rural DIRECTV Markets and we receive all monthly programming revenue associated therewith, regardless of what outlet originally sold DIRECTV programming to the subscriber.

MARKETING

     We believe that DBS services can compete favorably with medium and low power DTH, cable and other subscription television services on the basis of superior signal quality, channel capacity, programming choice and price. We complement the extensive existing marketing effort of DIRECTV and its other national distribution partners through focused local marketing and sales, including local print and radio advertising to promote general market acceptance of DIRECTV programming. We believe that, to date, there has been no significant local presence to drive such local marketing and sales efforts.

     We also implement support advertising programs for our indirect distribution channels. Our marketing efforts emphasize the value of premium subscription plan offerings in order to maximize revenue per customer. We have implemented specific promotions, such as offering new subscribers an initial month's service at no charge, have been implemented to motivate customers to purchase such plans, and we have incentive-based sales compensation for both our direct and dealer sales forces to promote and sell premium subscription plans.

     A key element of our marketing strategy is to offer value-priced DBS equipment and installation through the use of subsidies on direct sales of DBS equipment and installations. We offer various types of DBS equipment and accessories through our direct sales force and retail locations. We are able to take advantage of volume discounts in purchasing this equipment from the NRTC and other vendors. In addition, dealers are motivated to lower the prices at which they offer DBS equipment and installation by our volume-based commission structure.

CUSTOMER SERVICE

     We provide customer service from each of our local offices. Generally, our offices are staffed from 9 a.m. to 7 p.m., six days a week. Local managers are responsible for managing customer accounts receivable and churn. We believe we can sustain our historically low churn rate by providing local customer service and aggressively managing collections. Overflow and after hours assistance is provided 24 hours a day, seven days a week, by our national call center located in Kansas City, Missouri. We also provide professional installation services and technical assistance in each of our offices.

OVERVIEW OF THE DTH INDUSTRY

     DTH services encompass all types of television transmission from satellites directly to the home. The FCC has authorized two types of satellite services for transmission of television programming: Direct Broadcast Satellite Services (commonly referred to as "DBS"), which operate at high power (120 to 240 watts per frequency channel) in the Ku-band, and Fixed Satellite Service (commonly referred to as low power and medium power DTH), which includes low power services transmitting in the C-band, as well as medium power (20 to 100 watts per frequency channel) services transmitting in the Ku-band. Both DBS and medium power DTH satellites are used for digital satellite television services. DBS provides high quality video and audio signals and can be received by an 18-inch dish. Medium and low power DTH signals require home satellite dishes of 27 inches to six feet in diameter (depending on the geographical location of the dish and wattage per frequency channel). See "-- DIRECTV." DIRECTV, USSB and EchoStar are the only current domestic providers of DBS services. All other DTH domestic satellite television providers currently provide medium or low power DTH services. See "-- Competition."

     A DBS system consists of an uplink center, one or more orbiting satellites and the subscriber's reception equipment. The uplink center collects programming from on-site video equipment and from the direct feeds of programmers. Through antennae located at the uplink center, the operator transmits, or uplinks, the programming to transponders located on its geostationary satellite. The transponders receive
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

and amplify the digital signal and transmit it to receiving dishes within the service area covered by the satellite. The digital signal is then transmitted via coaxial cable to the subscriber's receiver, where it is converted into an analog signal which allows it to be received by the subscriber's televisions. System security is maintained through the use of reprogrammable access cards that must be inserted into each subscriber's decoder box to unscramble programming signals.

     DBS providers are afforded technological and regulatory advantages over medium and low power DTH services. The FCC requires the satellites used to provide DBS services to be spaced at greater intervals than medium and low power DTH satellites (nine degree orbital spacing over North America compared to two degree orbital spacing). The greater orbital spacing is intended to ensure that the signals transmitted by DBS providers can be received by a small dish, free of interference from adjacent satellites. The closer medium and low power DTH satellite orbital spacing requires the use of a larger, 27-inch to six foot dish to eliminate interference from nearby satellites. See "-- Competition -- Other DTH Providers." In addition, DBS satellites are allowed to broadcast with much higher power levels than medium and low power DTH satellites. The combination of greater orbital spacing and higher power enables providers of DBS services to obtain a superior balance of small dish size, signal quality in adverse weather conditions and increased channel capacity.

DIRECTV

     DIRECTV is a multichannel DBS programming service initially introduced to U.S. television households in 1994. DIRECTV currently offers in excess of 220 channels of near laser disc quality video and CD-quality audio programming, and transmits via three high-power Ku band satellites (only two are needed to support transmission of DIRECTV programming), each containing 16 transponders. As of March 31, 1999, there were approximately 4.8 million DIRECTV subscribers.

     We believe that DIRECTV services are superior to those provided by other DTH service providers and that DIRECTV's extensive programming, including up to 80 channels of pay-per-view movies and events, various sports packages and the exclusive NFL SUNDAY TICKET(TM), will continue to contribute to the growth of DIRECTV's subscriber base and DIRECTV's market share for DTH services in the future. In addition, we believe that DIRECTV's national marketing campaign provides us with significant marketing advantages over other DTH competitors. DIRECTV's share of current DBS and medium power DTH subscribers was approximately 51.1% as of February 28, 1999. DIRECTV added approximately 1.2 million new subscribers (net of churn) during the twelve months ended December 31, 1998, which was a greater increase than any other DBS or medium power DTH provider and accounted for approximately 48.1% of all new DBS and medium power DTH subscribers. Although DIRECTV's share of new subscribers can be expected to decline as existing and new DTH providers aggressively compete for new subscribers, we expect DIRECTV to remain the leading provider of DBS and medium power DTH services in an expanding market.

     The equipment required for reception of DIRECTV programming (DBS equipment) includes an 18-inch satellite antenna, a digital receiver approximately the size of a standard VCR and a remote control, all of which are used with standard television sets. Each digital receiver includes a "smart card" that is uniquely addressed to it. The smart card, which can be removed from the receiver, prevents unauthorized reception of DIRECTV services and retains billing information on pay-per-view usage, which information is sent at regular intervals from the DBS receiver telephonically to DIRECTV's authorization and billing system. The small size of the dish makes it more acceptable to housing communities and organizations that prohibit the installation of larger dishes due to their appearance. The digital receiver captures and translates the signal and interfaces with an easy to use on-screen electronic program guide which includes a parental locking/ratings control function.

     DBS equipment also enables subscribers to receive USSB programming. USSB is a DBS service providing 28 channels of video programming transmitted via five transponders it owns on DIRECTV's first satellite. USSB primarily offers Time Warner and Viacom premium satellite programming services, such as multiple channels of HBO and Showtime, which are not available through DIRECTV but which are

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

generally complementary to DIRECTV programming. As of March 31, 1999, approximately 50% of DIRECTV's 4.8 million subscribers received USSB programming.

     On December 14, 1998, Hughes announced that it will acquire USSB for approximately $1.3 billion. Hughes said it will combine its DIRECTV business with USSB's assets and satellite slots to expand its DBS programming lineup through the addition of premium multi-channel movie services such as HBO and Showtime. Hughes also announced that it plans to use certain of the DBS satellite frequencies to be acquired for the delivery of Spanish-language programming services. On January 22, 1999, DIRECTV announced that it will acquire certain of Primestar's and one of its affiliates' assets for approximately $1.8 billion. We are not yet able to assess the effect of either acquisition on our future business, financial position or results of operations.

     DBS equipment is now produced by major manufacturers under brand names including RCA, Sony, Hughes, and others. DBS equipment is currently sold at retail outlets throughout the U.S. for prices typically ranging from $99 to $299, depending upon the generation of the equipment, the level of features and the retail outlet. Prices for DBS equipment have declined consistently since introduction, further stimulating demand for DIRECTV services.

  Programming

     DIRECTV programming includes

     - cable networks, broadcast networks and audio services available for purchase in tiers for a monthly subscription fee,

     - premium services available a la carte or in tiers for a monthly subscription fee,

     - sports programming (major professional league sports packages, including the exclusive NFL SUNDAY TICKET, regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee, and

     - movies from all major Hollywood studios and special events available for purchase on a pay-per-view basis.

     Satellite and premium services available a la carte or for a monthly subscription are priced comparably to cable. Pay-per-view movies are available for viewing on multiple channels at staggered starting times so that a viewer does not have to wait more than 30 minutes to view a particular pay-per-view movie.

     DIRECTV periodically adjusts its programming packages to provide the best channel mix possible at various price points. The following is a summary of some of the more popular DIRECTV programming packages we currently offer:

     - Total Choice: Package of 60 video channels, including two Disney channels and an in-market regional sports network, 31 CD audio channels, and access to up to 55 channels of pay per view movies and events. Total Choice is DIRECTV's most popular offering. Total Choice Platinum, Gold, Silver and Plus Encore offer additional programming at higher retail prices.

     - Plus DIRECTV: Package of 16 video channels, 31 CD audio channels and access to up to 55 channels of pay per view movies and events. Plus DIRECTV consists of channels not typically offered on most cable systems and is intended to be sold to existing cable subscribers to augment their cable or other satellite services.

     - NFL SUNDAY TICKET: All out-of-market NFL Sunday games. NFL SUNDAY TICKET is exclusive to DIRECTV with respect to small dish providers through at least the end of the 1999-2000 football season.

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

     Other sports programming packages include:

     - Sports Choice: Package of 24 channels (including over 18 regional sports networks) and five general sports networks (the Golf channel, NewSport, Speedvision, Classic Sports Network and Outdoor Life).

     - NHL CENTER ICE: Approximately 500 out-of-market NHL games.

     - MLB Extra Innings: Approximately 800 out-of-market major league baseball games.

     - ESPN Full Court: Hundreds of college basketball games.

     - ESPN Game Plan: Up to ten college football games every Saturday.

     DIRECTV generally does not provide local broadcast programming via satellite. However, seamless switching between satellite and broadcast programming provided by other sources is possible with all DBS units. In addition, DIRECTV provides programming from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable.

RELATIONSHIP WITH THE NRTC AND DIRECTV

     The NRTC acquired the right to provide DIRECTV programming to residential households in 1992 and commercial establishments located in the Rural DIRECTV Markets in 1994, pursuant to the Hughes Agreement. The NRTC subdivided its rights to provide such services into approximately 250 geographically based Rural DIRECTV Markets, then sold a portion of its rights to the individual Rural DIRECTV Markets to NRTC members pursuant to the NRTC Agreements. We have acquired from the NRTC the exclusive right to provide DIRECTV programming in each of our Rural DIRECTV Markets pursuant to an NRTC Agreement. Each such Agreement was assigned to us with the consent of the NRTC and DIRECTV when we acquired such Rural DIRECTV Market.

     Pursuant to the NRTC Agreements, we are obligated to promote, market and sell DIRECTV programming in accordance with NRTC procedures and to take all reasonable steps to ensure that DIRECTV programming is not received at any unauthorized locations or in any unauthorized manner. We also purchase customer authorization, billing services and centralized remittance processing services from the NRTC pursuant to the NRTC Agreements. The NRTC Agreements also contain customary provisions regarding payment terms, compliance with laws and indemnification and provide that both the NRTC and DIRECTV must consent prior to the assignment or transfer by the NRTC member party thereto of its rights or obligations under the NRTC Agreements, which consent shall not be unreasonably withheld. The NRTC Agreements also contain termination provisions which allow the NRTC to terminate such agreements

     - as a result of termination of the Hughes Agreement, with the NRTC remaining responsible for paying to us its pro rata portion of any refunds that the NRTC receives from Hughes under the Hughes Agreement,

     - if we fail to make any payment due to the NRTC or otherwise breaches a material obligation of the NRTC Agreement and such failure or breach continues for more than 30 days after written notice from the NRTC, or

     - if we fail to keep and maintain any letter of credit required to be provided to the NRTC in full force and effect or to adjust the amount of the letter of credit as required by the NRTC Agreements.

     The NRTC Agreements also require us to comply with policies of the NRTC promulgated from time to time. We, along with other NRTC-affiliated DIRECTV providers, have disputed certain policies proposed by the NRTC in the past that we believed did not comply with the NRTC Agreements and applicable law. For example, in 1998, the NRTC proposed new conditions to securing its approval of acquisitions that included changes to all of the NRTC Agreements which, if adopted, could have had
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

material adverse financial consequences to our company. The dispute was resolved without any modifications to the NRTC Agreements and our then pending acquisitions were approved. In addition, the NRTC has adopted a policy regarding its own interests in the subscriber information of NRTC members and affiliates. The NRTC Agreements provide that NRTC members and affiliates, including our company, have "substantial proprietary interests" in and rights to the information and data with respect to their subscribers. The NRTC and its affiliates, including us, have differed over the import of these rights and interests, which may have consequences in the event that our rights to offer DIRECTV programming through the NRTC are terminated or expire.

     Pursuant to the NRTC Agreements, we have obtained from the NRTC the exclusive right in our Rural DIRECTV Markets to market, sell and retain all of the revenue from subscribers derived from the sale of most programming transmitted by the DIRECTV satellites over the 27 frequencies owned by Hughes. We pay the NRTC for the wholesale cost of such programming and a fee to DIRECTV based upon 5% of the programming revenue. The NRTC has the right to choose to provide certain non-select services, such as NFL SUNDAY TICKET, as DIRECTV and the content providers enter into new agreements. "Non-select services" are services not generally included in the DIRECTV programming we provide, because providers of such programming require minimum subscriber guarantees, advance payments or other similar commitments, which the NRTC declines to give. We retain 5% of the revenue from non-select services purchased by its subscribers and remits the balance to DIRECTV.

     The NRTC Agreements (and presumably the Hughes Agreement) expire when Hughes removes its current satellite(s) from their assigned orbital locations. According to Hughes and USSB, the DIRECTV satellites have estimated orbital lives of at least 15 years from their respective launches in December 1993 and 1994. We believe that the Hughes Agreement provides the NRTC with a right of first refusal to obtain DBS Services (other than programming services) in substantially the same form as such DBS Services are provided under the existing Hughes Agreement in the event that Hughes elects to launch one or more successor satellites upon the removal of the present satellites from their assigned orbital locations. The NRTC Agreements do not expressly provide an equivalent right of first refusal for the NRTC members to acquire DBS Services through the NRTC should the NRTC exercise any right of first refusal under the Hughes Agreement. We are an affiliate of the NRTC. See "Risk Factors -- Our Ability to Acquire DBS Services from the NRTC and DIRECTV after Expiration of NRTC Agreements."

COMPETITION

     We face competition both for acquisitions of Rural DIRECTV Markets from one other company, and within our exclusive Rural DIRECTV Markets from a broad range of companies offering communications and entertainment services, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of our competitors have greater financial and marketing resources than we do, and the business of providing subscription and pay television programming is highly competitive. We believe that quality and variety of programming, signal quality and service and cost will be the key bases of competition. See "Risk Factors -- Competition and Technological Change" and "Risk Factors -- Risks Attendant to Acquisition Strategy."

  Competition for Acquisition of Rural DIRECTV Markets

     We are aware that at least one other company, Pegasus Communications Corporation ("Pegasus") is currently pursuing the same goal as our company of consolidating Rural DIRECTV Markets. Pegasus is currently the largest independent provider of DIRECTV services and has substantially greater financial resources than we do. We cannot assure you that the marketing and sales efforts or competing acquisition strategies of Pegasus or other competitors will not have an adverse effect on our ability to execute our acquisition strategy.

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  Competing Subscription Television Providers

     CABLE TELEVISION PROVIDERS

     Cable operators in the United States serve approximately 65 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 30 to 80 channels of programming at an average monthly subscription price of approximately $35. While cable companies currently serve a majority of the U.S. television market, we believe many may not be able to provide the quality and variety of programming offered by DIRECTV until they significantly upgrade their coaxial systems. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to increase channel capacity, thereby increasing programming alternatives, and to deliver a better quality signal. However, although cable systems with adequate channel capacity may offer digital service without major rebuilds, we believe that other cable systems that have limited channel capacity like those in most of the Rural DIRECTV Markets will have to be upgraded to add bandwidth in order to provide digital service. We believe that such upgrades will require substantial investments of capital and time to complete industry-wide. As a result, we believe that there will be a substantial delay before cable systems in the Rural DIRECTV Markets can offer programming services equivalent to digital DBS providers and that some cable systems in those markets may never be upgraded, subject to advances in digital compression technology currently under development.

     We expect to encounter a number of challenges in competing with cable television providers. First, cable operators have an entrenched position in the marketplace. We believe that our current strategy of targeting the acquisition of Rural DIRECTV Markets which are not served by cable or are underserved by cable partially offsets the cable industry's position in the consumer marketplace. Second, the up-front costs to the consumer associated with purchasing and installing DBS equipment are higher than the up-front costs for installation of cable television. However, prices for DBS equipment have declined consistently since introduction, and we believe that competition among DBS equipment vendors and technological improvements will create continuing downward pressure on prices. Third, current DBS systems, unlike cable, do not provide local broadcast programming via satellite, although seamless switching between satellite and broadcast programming from other sources is possible with all DBS units. In addition, DIRECTV provides programming, from affiliates of the national broadcast networks to subscribers who are unable to receive networks over the air and do not subscribe to cable. We believe that the significant capital costs of upgrading cable systems to provide similar services, combined with the marketing strength of DBS providers such as DIRECTV, presents DBS providers with an opportunity to take substantial market share for pay television services from cable in the Rural DIRECTV Markets.

     OTHER DTH PROVIDERS

     EchoStar, the only other DBS provider, commenced national broadcasting of programming in March 1996 and currently broadcasts approximately 200 channels of digital television programming and CD quality audio programming services to the entire continental United States. EchoStar has 21 licensed channel frequencies at the 119 degrees W.L. full continental United States ("CONUS") orbital position and has 69 frequencies in other partial CONUS orbital locations. EchoStar reported approximately 2.3 million subscribers as of March 31, 1999. On November 30, 1998, EchoStar announced that it had entered into an agreement to acquire certain satellite-television assets from The News Corporation Limited and MCI Worldcom Inc. The satellite-television assets to be acquired by EchoStar include a license for 28 DBS frequencies at 110 degrees W.L. (a full CONUS orbital location), two satellites to be delivered in orbit, and a direct broadcast operations facility. Consummation of these asset purchases by EchoStar may enable it to significantly expand its DBS and other programming offerings, thereby potentially strengthening its competitive strength relative to DIRECTV and our company. We believe that we can successfully compete with EchoStar in the DBS market because of DIRECTV's brand name and its

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significantly larger distribution networks and greater number of manufacturers of the equipment used to receive DTH services.

     Primestar, a medium-power DTH provider owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, Primestar increased its programming services to approximately 150 channels. As of February 28, 1999, Primestar had approximately 2.3 million subscribers. On January 22, 1999, DIRECTV announced that it had reached an agreement with Primestar to acquire all of Primestar's subscribers and related high-power satellite assets from Primestar and one of its affiliates in two transactions valued at approximately $1.8 billion. We are not yet able to assess the effect of DIRECTV's acquisition of Primestar on our future business, financial position, or results of operations.

     Low power C-band operators reported approximately 1.9 million subscribers as of February 28, 1999. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six-to-eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. We believe that DBS has significant advantages over low power C-band service in equipment cost, dish size and range of programming packages. The number of C-band subscribers declined by approximately 164,000 during 1998.

     OTHER COMPETITORS

     Wireless cable systems (which are usually analog) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. However, while it is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.

     Certain regional telephone companies and other long distance companies could become significant competitors in the future, as they have expressed an interest in becoming subscription multichannel video programming distributors. Furthermore, the Telecommunications Act of 1996 (the "1996 Act") removes barriers to entry which previously inhibited local telephone companies from competing, or made it more difficult for such telephone companies to compete, in the provision of video programming and information services. Certain telephone companies have received authorization to test market video and other services in certain geographic areas using fiber optic cable and digital compression over existing telephone lines. Estimates for the timing of wide-scale deployment of such multi-channel video service vary, as several telephone companies have pushed back or cancelled originally announced deployment schedules.

     As more telephone companies begin to provide multichannel video programming and other information and other communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with substantially every household in their service area, substantial financial resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of local wireline telephone service to the home.

     Most areas of the United States are covered by traditional territorial over-the-air VHF/UHF television broadcasters. Consumers can receive from three to ten channels of over-the-air programming in most markets. These stations provide local, network and syndicated programming free of charge, but each major market is generally limited in the number of programming channels. On August 5, 1997, Congress approved the release of additional digital spectra for use by VHF/UHF broadcasters.

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REGULATION

     Unlike a cable operator, DBS operators such as DIRECTV are free to set prices and serve customers according to their business judgment, without rate of return or other regulation or the obligation not to discriminate among customers. However, there are laws and regulations that affect DIRECTV and, therefore, affect our company. As an operator of a privately owned United States satellite system, DIRECTV is subject to the regulatory jurisdiction of the FCC, primarily with respect to

     - the licensing of individual satellites (i.e., the requirement that DIRECTV meet minimum financial, legal and technical standards),

     - avoidance of interference with radio stations, and

     - compliance with rules that the FCC has established specifically for DBS satellite licenses.

     As a distributor of television programming, DIRECTV is also affected by numerous other laws and regulations. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DTH operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DTH operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. In August 1996, the FCC promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. In November 1998, the FCC amended its rules to extend these protections to rental property in those areas under the exclusive use or control of the renter. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multi-channel video programming distributors such as DTH operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On December 30, 1998, a three-judge federal court in Delaware held that this provision was unconstitutional. The government has filed a notice indicating its intent to appeal this decision to the United States Supreme Court.

     In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DTH, to provide subscription television services. DIRECTV and our company have benefitted from the programming access provisions of the Cable Act and implementing rules in that DIRECTV has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as DIRECTV in making programming available (or to discriminate in the terms and conditions of such programming) could adversely affect DIRECTV's ability to acquire programming on a cost-effective basis, which would have an adverse impact on our company. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC or Congress extends such restrictions.

     The Cable Act also requires the FCC to conduct a rule-making proceeding that will impose public interest requirements for providing video programming on DTH licensees. In November 1998, the FCC adopted rules requiring DTH licensees to provide reasonable and non-discriminatory access by qualified candidates for elective office. These rules also require DTH licensees to set aside four percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature.

     While DTH operators like DIRECTV currently are not subject to the "must carry" requirements of the Cable Act, the cable and broadcast television industries have argued that DTH operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DTH operators, or to the extent that new legislation of a similar nature is enacted, DIRECTV's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.

     The SHVA establishes the terms and conditions under which a DTH operator, for a statutorily-mandated fee, may claim a "compulsory" copyright license to retransmit "superstations" and broadcast network programming to subscribers for private home viewing. The SHVA currently is scheduled to expire on December 31, 1999, in which case DTH operators would be required to negotiate in the marketplace to obtain the necessary copyright clearances to retransmit superstations and broadcast network programming. Legislation to extend the SHVA has been introduced in Congress. This legislation also provides for a reduction in the royalty rates payable under the SHVA and establishes new rules regarding the retransmission of distant and local broadcast television stations by satellite carriers.

     With respect to the retransmission of broadcast network programming, the compulsory license established by the SHVA is limited to DTH retransmissions to persons in unserved households. In general, an "unserved household" is one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal, and has not, within 90 days prior to subscribing to the DTH service, subscribed to a cable service that provides that network signal. Until recently, a number of satellite providers, including DIRECTV (and its distributors, including NRTC members and affiliates like us) received ABC, CBS, NBC and Fox network programming from PrimeTime 24 Joint Venture. Certain television broadcast networks and their affiliates have commenced litigation against PrimeTime 24 alleging that the network programming offered by PrimeTime 24 has been retransmitted in violation of the "unserved households" limitation of the SHVA.

     The litigation commenced against PrimeTime 24 has resulted in the issuance of permanent injunctions by courts in North Carolina and Florida prohibiting PrimeTime 24 from providing the programming of certain broadcast networks to subscribers in certain designated geographic areas. In North Carolina, the court issued a permanent injunction restraining DIRECTV (and its distributors) from providing retransmissions of any television station affiliated with ABC to any household located within 75 miles of the transmission tower of WTVD, the ABC affiliate serving the Raleigh-Durham market. The Florida injunction applies nationwide and requires PrimeTime 24 to disconnect those customers for CBS and Fox programming that are able to receive "a signal of Grade B intensity" (based on Longley-Rice signal strength propagation maps) unless the local network consents to continued service or a signal-strength test proves that a certain quality of off-air service is unavailable to the customer. The Florida court established February 28, 1999 as the deadline for compliance with the injunction with respect to customers who first began receiving PrimeTime 24's network programming after March 11, 1997; for customers who first received service before that date, the compliance deadline is April 30, 1999. Additional litigation against PrimeTime 24 alleging violations of the 'unserved households' limitation, brought in Texas by an NBC affiliate, is currently pending.

     In February 1999, DIRECTV announced that it was discontinuing retransmission of the four broadcast networks received from PrimeTime 24 and would instead distribute a different package of network affiliates to its existing subscribers. On February 24, 1999 CBS, NBC, ABC and Fox asked the same Federal District Court in Florida that had issued an injunction against PrimeTime 24 to grant a temporary restraining order, preliminary injunction, and contempt finding against DIRECTV for violating the SHVA. On February 25, 1999, the court granted the requested temporary restraining order requiring DIRECTV (and its agents and those who act in active concert or participation with DIRECTV) not to deliver CBS or Fox programming to subscribers who do not live in "unserved households." (For purposes of determining whether a subscriber is "unserved," the court referred to a modified version of the Longley-

Rice signal propagation model; the modifications reflect an order adopted by the FCC on February 2, 1999 (see below)). On March 12, 1999, DIRECTV and the broadcast networks announced that a settlement of this litigation had been reached whereby DIRECTV agreed to terminate its retransmission of NBC, CBS, ABC and Fox programming to ineligible subscribers that are located with a local network affiliate's "Grade A" signal strength contour as of June 30, 1999 and to terminate retransmission of such network programming to ineligible subscribers in the "Grade B" signal strength contour as of December 31, 1999. In addition, DIRECTV agreed to provide discounted antennas to subscribers whose network programming service is terminated.

     A subscriber's eligibility to continue to receive network programming from DIRECTV will be determined using the Individual Location Longley-Rice technology approved by the FCC in a rulemaking order adopted on February 2, 1999. The FCC's rulemaking order was adopted in a proceeding commenced in response to petitions for rulemaking filed by the NRTC and other satellite providers. Although the FCC declined to changed the definition of a signal of Grade B intensity, the agency did adopt a standardized method for predicting signal strength at individual locations that could be used in place of taking actual measurements. EchoStar has filed a petition for reconsideration of the FCC's order.

     In addition, in October 1998, EchoStar filed a lawsuit in the United States District Court of Colorado seeking a declaratory ruling establishing a predictive model for determining whether a household is "unserved" for purposes of the SHVA based on a "Longley-Rice" predictive model that applies a criteria of 95% of the locations receiving a Grade B signal 95% of the time with a 50% degree of confidence. The lawsuit, which was transferred on March 24, 1999 to the same Florida court which is hearing the Prime Time 24 and DIRECTV litigations, also asks the court to clarify the particular means (e.g., antenna height and orientation) for measuring signal strength.

     While we believe that we have complied to date with the SHVA in providing network programming only to "unserved households" and we do not believe that the interpretations of the SHVA applied by the Florida and North Carolina federal courts will materially adversely affect our financial results or its ability to attract new subscribers, we cannot assure you that our inability to provide network services to certain subscribers will not have such effects. In addition, should we elect to continue to offer network services, we cannot assure you that the costs of compliance with those interpretations will not be material. The inability of DIRECTV and our company to provide network programming to subscribers in Rural DIRECTV Markets could adversely affect our average programming revenue per subscriber and subscriber growth and churn.

     In October 1997, the United States Copyright Office recommended that the compulsory copyright fees for the retransmission of television "superstations" and broadcast network affiliates by satellite providers be increased. The new rates took effect on January 1, 1998. Although an exact comparison between copyright fees payable by cable operators and by satellite providers is not possible, it has been estimated that the new rates would be approximately 300% and 900% of the rates applicable to cable providers in their provision of the superstation signals and network signals, respectively. The United States Court of Appeals for the District of Columbia Circuit has affirmed the decision to increase the rates. Under the terms of the NRTC Agreements, we may expect to have this cost passed along to us, unless the NRTC elects to absorb all or a portion of the increased rate into the margin that it earns on the provision of DIRECTV programming.

YEAR 2000 COMPLIANCE

     Many existing computer systems and software products use only two character fields to identify dates. These programs were designed and developed without consideration of the upcoming turn of the century. Significant uncertainty exists in the software industry concerning the potential consequences of the Year 2000 phenomenon. If not corrected, these computer applications could fail or create erroneous information from the Year 2000 date change. This issue affects virtually all organizations and can be very costly and time consuming to correct. We have reviewed Year 2000 compliance of our internal systems and believe that such systems are Year 2000 compliant. However, we cannot assure you that all of the software products we currently use are in fact Year 2000 compliant. We have engaged the services of a consultant to assist in our assessment of the impact of the Year 2000 issue on our computerized systems and operations. Currently, we believe our costs to successfully mitigate the Year 2000 issue will approximate $200,000. Additionally, we are currently conducting surveys of all of our vendors and other pertinent relationships to assess their readiness for Year 2000 processing. We are significantly reliant on contracted data processing services from the NRTC and DIRECTV for customer service, billing and remittance processing pursuant to our contractual relationship with the NRTC. The NRTC has informed us that the computer systems that provide such services are not currently Year 2000 compliant, but that the majority of such systems will be compliant by September 1999. With respect to the NRTC's billing and authorization systems, the NRTC has informed us that a small number of Year 2000 issues exist, and that appropriate changes have been requested and scheduled for development action. We are reliant on DIRECTV for distribution of its DBS programming services. The NRTC has informed us that DIRECTV expects to establish Year 2000 compliance for its billing and authorization systems by the end of the second calendar quarter of 1999. In addition to the NRTC and DIRECTV, we are significantly reliant on other parties (such as its suppliers of DBS equipment) for the successful conduct of our business. As previously described, we are in the process of ascertaining the Year 2000 readiness of these third-parties. If our plan is not successful or is not completed in a timely manner, the Year 2000 issue could significantly disrupt our ability to transact business with our customers and suppliers, and could have a material impact on our operations. We cannot assure you that the systems of the NRTC, DIRECTV and other companies with which our systems interact or depend will be compliant by the end of 1999, or that any such third party failure would not have an adverse effect on our business or our operations. Any adverse impact on subscribers in our Rural DIRECTV Markets could also have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Year 2000 Compliance."

FACILITIES

     On January 27, 1999, we entered into a lease with respect to approximately 35,000 square feet of office space in Kansas City, Missouri. Annual rent under this lease is $568,800, and the lease will terminate in August 2002. We moved our principal executive offices to this location in April 1999. We also have 71 offices and operations in 23 states. We expect these facilities to be adequate for our needs in the foreseeable future. We believe that we will be able to lease office and retail space in our Rural DIRECTV Markets as needed on acceptable terms.

MANAGEMENT AND EMPLOYEES

     We have assembled an experienced management team to execute our business strategy. Certain members of our senior management team have significant experience working together. Our executive team has extensive business acquisition experience in the telecommunications industry, as well as experience in the sales and delivery of a full array of communications services to customers in rural America. As of March 31, 1999, we had approximately 840 employees. We are not a party to any collective bargaining agreement and consider our relations with our employees to be good.

LEGAL PROCEEDINGS

     We are not currently party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information regarding the executive officers and directors of our company as of March 30, 1999.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Rodney A. Weary.......................  48    Chairman of the Board, Chief Executive
                                                Officer and Director
John R. Hager.........................  37    Chief Financial Officer
William J. Gerski.....................  46    Vice President, Sales and Marketing
Scott R. Brown........................  33    Vice President, Operations
Jo Ellen Linn.........................  37    Secretary and General Counsel
Robert F. Benbow(1)...................  62    Director
William O. Charman....................  35    Director
William P. Collatos(1)................  44    Director
William A. Johnston(1)(2).............  46    Director
Robert B. Liepold(2)..................  72    Director
Erik M. Torgerson(2)..................  33    Director

---------------

(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

BACKGROUND OF EXECUTIVE OFFICERS

     Rodney A. Weary. Mr. Weary founded our company in June 1996 and has been its Chief Executive Officer since our inception. Until 1995, he was President of Cable Video Enterprises Inc., which Mr. Weary formed in 1986 by acquiring traditional cable systems located in three states. From 1988 to December 1994, Mr. Weary was a co-founder, officer and director of Premiere Page, a paging company. From 1986 to 1992, he was a principal shareholder in W.K. Cellular, Inc., which owned and operated cellular license R.S.A. 5 in Indiana. Mr. Weary was involved in the formation of the Missouri Cable Television Association in the 1970s, and has served in many capacities for both it and the four-state Mid-America Cable Television Association.

     John R. Hager. Mr. Hager has been our Chief Financial Officer since October, 1998. Mr. Hager joined us in August 1998 as Vice President, Finance and Controller. From February 1997 until August 1998, Mr. Hager was Vice
President -- Controller of EchoStar Communications Corporation. He was the Controller of American Telecasting, Inc. from August 1993 until February 1997. Prior to joining American Telecasting in 1993, Mr. Hager was with Ernst & Young, where he was an Audit Senior Manager.

     William J. Gerski. Mr. Gerski has been our Vice President, Sales and Marketing since May 1997. From 1996 to 1997, Mr. Gerski was Regional Director of Marketing and Sales at American Telecasting Incorporated. In 1996, Mr. Gerski was Vice President of Marketing and Sales of Bell Atlantic Video Services. From 1990 through 1995, Mr. Gerski was Corporate Director of Sales at Adelphia Cable Communications. He has served on the Executive Board of Directors of the Southern California Cable Association and the Los Angeles, Chicago, and Cleveland Cable Co-ops.

     Scott R. Brown. Mr. Brown has been our Vice President of Operations since February 1999. Mr. Brown held the position of Vice President of Fulfillment Operations with Primestar, Inc. from April 1998 to February 1999 and was the Vice President of Operations with TCI Satellite Entertainment, Inc. from November 1995 to March 1998. From May 1989 to November 1995 Mr. Brown held several positions with Tele-Communications, Inc., including General Manager of TCI Cable at Westchester, General Manager of TCI Cablevision of Pinellas County, Business Manager of TCI Cablevision at Dade/Broward County, and Internal Auditor of TCI North Central Division.

     Jo Ellen Linn. Ms. Linn has been our Secretary and General Counsel since our inception. From 1993 to 1996, Ms. Linn was General Counsel to Cable Video Management, Inc., a communications management company and the former Cable Video Enterprises, Inc., which owned and operated domestic cable television systems. Ms. Linn was a contract negotiator in the network real estate department of Sprint Communications from 1990 to 1992. From 1988 to 1990, Ms. Linn was Vice President and General Counsel of the cable brokerage firm Hardesty, Puckett & Company (now HPC Puckett & Company). Ms. Linn is licensed to practice law in Kansas and Texas.

BACKGROUND OF DIRECTORS

     Robert F. Benbow. Mr. Benbow has been one of our Directors since February 1997. He is a Vice President of Burr, Egan, Deleage & Co. and a General Partner of Alta Communications VI, L.P. Prior to joining Burr, Egan Deleage & Co. in 1990, Mr. Benbow spent 22 years with the Bank of New England N.A., where he was Senior Vice President responsible for special industries lending in the areas of media, project finance and energy. He serves as a Director of Teletrac, Inc., a major metropolitan wireless provider of location and two way messaging services for fleets of commercial vehicles, and Preferred Networks, Inc.

     William O. Charman. Mr. Charman has been one of our Directors since March 1997. He has served as a Vice President of BancBoston Capital since 1995. From 1993 to 1995, Mr. Charman was a Director and team leader for Bank of Boston's Media & Communications Group in London. Mr. Charman was a Director in Bank of Boston's Media & Communications Group in Boston from 1987 to 1993. Mr. Charman is a Director of Cambridge Communications, MultiTechnology Services and Prime Communications.

     William P. Collatos. Mr. Collatos has been one of our Directors since March 1997. He is a Managing General Partner of Spectrum Equity Investors, which he founded in 1993. Prior to the founding of Spectrum, he was an independent consultant from 1991 to 1993. Mr. Collatos was an Associate and then General Partner of funds managed by TA Associates from 1980 to 1990 and a founding General Partner of Media/Communications Partners. Prior to joining TA Associates, Mr. Collatos was in charge of the media lending group at Fleet National Bank in Providence, Rhode Island. He is a Director of Galaxy Telecom Systems, Inc., TSR Paging, Inc., Internet Network Services, Ltd. and ITXC, Inc.

     William A. Johnston. Mr. Johnston has been one of our Directors since November 1997. He is a Managing Director of HarbourVest Partners, LLC and has served in a variety of capacities for HarbourVest Partners, LLC and its predecessor, Hancock Venture Partners, Inc., since 1983. Prior to joining Hancock Venture Partners, Inc., Mr. Johnston was an assistant vice president at State Street Bank in Boston, Massachusetts. He is a Director of Adesemi Communications International, Inc., Epoch Internet, Inc., Formus Communications, Inc., The Marks Group, Inc. and V-I-A Internet, Inc.

     Robert B. Liepold. Mr. Liepold has been one of our Directors since our inception. Mr. Liepold has been President and Chief Executive Officer of KCWE-TV, an independent commercial television station operating in Kansas City, Missouri, since 1994. Since 1983, Mr. Liepold also has been a consultant to the telecommunications industry. From 1978 through 1983, he was Executive Vice President of Sprint/United Telecom. He is a Director of KCWE-TV, Com-21 and W.K. Communications.

     Erik M. Torgerson. Mr. Torgerson has been one of our Directors since November 1997. He is a Partner at Norwest Equity Partners. Prior to joining Norwest Equity Partners in 1993, Mr. Torgerson was with Arthur Anderson & Co.'s financial consulting and audit practice. Mr. Torgerson serves as a director of Command Tooling Systems, LLC, Seasonal Specialties, LLC, TelcoPlus Communications, Inc., InSTEP, LLC and Norwesco, Inc.

     Each Director of our company has been elected pursuant to the terms of the Stockholders' Agreement. See "Certain Relationships and Related
Transactions -- Stockholders' Agreement."

     All of our directors are elected annually and hold office until the next annual meeting of our stockholders and until their successors are duly elected and qualified. Directors do not receive an annual retainer or meeting attendance fees. However, we do reimburse non-management directors for expenses incurred in attending meetings of the Board of Directors.

     During 1998, our Board of Directors held 8 meetings. The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The current members of the Audit Committee are Messrs. Liepold, Johnston and Torgerson. The Audit Committee periodically consults with our management and independent public accountants on financial matters, including our internal financial controls and procedures. The Audit Committee was formed in February 1997. The current members of the Compensation Committee are Messrs. Benbow, Collatos and Johnston. The Compensation Committee approves compensation arrangements for our executive officers and administers our Stock Option Plan. The Compensation Committee was formed in February 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for the fiscal years ended December 31, 1997 and 1998 as to our Chief Executive Officer and the two other highest paid executive officers of our company whose total annual salary and bonus exceeded $100,000 for such year:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                  ---------------------------------
                                           ANNUAL COMPENSATION      SECURITIES
                                           --------------------     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     OPTIONS/SARS(#)   COMPENSATION($)
---------------------------        -----   ---------   --------   ---------------   ---------------
Rodney A. Weary..................   1998   $227,462    $90,000         21,884          $  7,945(1)
  Chief Executive Officer,          1997    198,818     50,000         21,884                --
  Chairman of the Board of
  Directors
William J. Gerski................   1998   $153,270    $80,000         15,000          $     --
  Vice President, Sales and         1997     60,259     50,000         12,182                --
  Marketing
Jo Ellen Linn....................   1998   $ 93,061    $32,500          2,501          $     --
  Secretary and General             1997     80,926     25,000          2,501                --
  Counsel

---------------

(1) Represents compensation attributable to Mr. Weary's use of a company-owned car.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                               -----------------------------------------------------        POTENTIAL
                                              PERCENT OF                                REALIZABLE VALUE
                                                TOTAL                                   AT ASSUMED ANNUAL
                                NUMBER OF      OPTIONS/                                  RATES OF STOCK
                               SECURITIES    SARS GRANTED                              PRICE APPRECIATION
                               UNDERLYING    TO EMPLOYEES   EXERCISE OF                  FOR OPTION TERM
                               OPTION/SARS    IN FISCAL     BASE PRICE    EXPIRATION   -------------------
NAME                           GRANTED(#)        YEAR         ($/SH)         DATE       5%($)      10%($)
----                           -----------   ------------   -----------   ----------   --------   --------
Rodney A. Weary..............        --            --          $  --             --     $   --     $   --
William J. Gerski............     2,818          15.1           1.00       10/08/07      1,772      4,491
Jo Ellen Linn................        --            --             --             --         --         --

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                      OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                            ACQUIRED ON    VALUE             YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                             EXERCISE     REALIZED   ---------------------------   ---------------------------
                                (#)          $       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   --------   -----------   -------------   -----------   -------------
Rodney A. Weary...........     9,726          --        1,823         10,335             --             --
William J. Gerski.........     5,414          --        2,502          7,084             --             --
Jo Ellen Linn.............     1,111          --          208          1,192             --             --

---------------

(1) Based on a value of $1.00 per share, which is the fair value of the Common Stock as determined by the board of directors of Holdings for purposes of option grants. On this basis, the unexercised options are not in the money.

EMPLOYMENT AGREEMENTS

     In January 1997, we entered into substantially similar non-competition agreements with Rodney A. Weary and Jo Ellen Linn, the terms of which preclude each of them from competing with us during their respective periods of employment and for two years thereafter in any market in North America in which we operate or intend to operate.

     In February 1997, our company and Mr. Weary entered into an agreement pursuant to which Mr. Weary agreed to serve as our President and Chief Executive Officer through February 2000. Such agreement may be extended according to its terms. Under the agreement, Mr. Weary is paid compensation in an amount not less than $200,000 per year and is eligible to participate in our Stock Option Plan.

     Also during 1997, we entered into substantially similar employment agreements with Ms. Linn and Mr. Gerski, pursuant to which each of them agreed to serve our company in their present capacity through February and November 2000, respectively. Such agreements may be extended according to their terms. Under these agreements, Ms. Linn is paid compensation in an amount not less than $82,500 per year. Mr. Gerski is paid compensation in an amount not less than $100,000 per year. Each is also eligible to participate in our Stock Option Plan.

     In August 1998, we entered into an employment agreement with Mr. Hager. Pursuant to the employment agreement, Mr. Hager agreed to serve our company in his current capacity through August 2001. The employment agreement may be extended in accordance with its terms. Mr. Hager is paid compensation under the employment agreement in an amount not less than $120,000 per year and is eligible to participate in our Stock Option Plan. Our company and Mr. Hager also entered into a non-competition agreement and a confidentiality and proprietary rights agreement in August 1998. The terms of the non-competition agreement preclude Mr. Hager from competing with us during the term of his employment and for one year thereafter in any market in the United States in which we operate or intend to operate. The confidentiality and proprietary rights agreement requires Mr. Hager to maintain the confidentiality of our proprietary information during the period of his employment and thereafter.

STOCK OPTION PLAN

     In July 1997, our Board of Directors adopted our Stock Option Plan pursuant to which we may, at the direction of the Compensation Committee of our Board of Directors, grant incentive stock options, non-qualified stock options or restricted stock options to officers, directors and employees. Our Stock Option Plan was approved by our stockholders on July 24, 1997. Our Stock Option Plan was assumed by Holdings and approved by its stockholders effective September 9, 1997.

401(K) PLAN

     We maintain a 401(k) Savings Plan for our full-time employees which permits employee contributions up to 15% of annual compensation to the plan on a pre-tax basis. In addition, we may make contributions on a discretionary basis as a percentage of each participating employee's annual compensation. We may also make additional discretionary contributions to this Plan in any plan year up to the annual 401(k) plan contribution limits as defined in the Internal Revenue Code. This Plan is administered by the Compensation Committee of our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

     All of the issued and outstanding capital stock of Golden Sky DBS is owned by Holdings. The following table sets forth certain information as of March 30, 1999, regarding the ownership of Holdings' Common Stock ("Common Stock"), Series A Convertible Participating Preferred Stock, $.01 par value ("Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, $.01 par value ("Series B Preferred Stock"), and Series C Senior Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock"), by (i) certain stockholders or groups of related stockholders who, individually or as a group, are the beneficial owners of 5% or more of any class of Holdings' capital stock and (ii) the executive officers and directors of Holdings. Beneficial ownership percentages of the Common Stock presented below are significantly affected by the securities convertible into or exercisable for Common Stock held by each stockholder. Except as required by law, holders of the Common Stock do not vote as a separate class on matters presented for stockholder approval.

                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
PRINCIPAL STOCKHOLDERS:
  Alta Subordinated Debt
    Partners III, L.P.(4).......   55,532.00   13.3     11,125.24    4.9           --     --      2,116.00      7.8        9.2
  Alta Communications VI,
    L.P.(4).....................   92,365.00   22.1     18,504.38    8.1           --     --      3,522.00     12.4       15.4
  Alta-Comm S By S, LLC(4)......    2,103.00    *          421.84    *             --     --         81.00     *          *
  Spectrum Equity Investors
    L.P.(5).....................   50,000.00   12.0            --     --           --     --         12.00     *           6.7
  Spectrum Equity Investors II
    L.P.(5).....................  100,000.00   23.9            --     --           --     --         25.00     *          13.4
  BancBoston Ventures Inc.(6)...   75,000.00   17.9     12,521.44    5.5           --     --         19.00     *          11.8
  Norwest Equity Partners VI,
    LP(7).......................          --     --     50,083.75   21.9           --     --            --       --        6.7
  Norwest Venture Partners VI,
    LP(7).......................          --     --     25,041.87   11.0           --     --            --       --        3.4
  HarbourVest Partners V-Direct
    Fund L.P.(8)................          --     --     75,125.62   32.9           --     --            --       --       10.1
  Lion Investments Limited(9)...          --     --      5,010.76    2.2           --     --            --       --       *
  Westpool Investment Trust
    plc(9)......................          --     --     15,031.27    6.6           --     --            --       --        2.0
  General Electric Capital
    Corporation(10).............          --     --     15,000.00    6.6           --     --            --       --        2.0
  Harold Poulsen(11)............    1,000.00    *              --     --    19,809.27   37.0     19,809.27     44.3        2.7
  Jack S. Ramirez and Carol H.
    Ramirez(12).................          --     --            --     --     8,413.18   15.7      8,413.18     25.2        1.1
  Joyce Travis, Trustee of the
    Travis Living Trust Dated
    the 5th day of March,
    1998(13)....................          --     --            --     --     4,952.31    9.3      4,952.31     16.6       *
  James and Constance R.
    Hertz(14)...................          --     --            --     --     5,047.91    9.4      5,047.91     16.8       *
  Maxon R. and Kristina
    Davis(15)...................          --     --            --     --     3,400.20    6.4      3,400.20     12.0       *
  Louise A. Davis(16)...........          --     --            --     --     3,322.66    6.2      3,322.66     11.8       *
  Jay and Maria Downen(17)......          --     --            --     --     2,865.00    5.4      2,865.00     10.3       *
  Otis J. Downen as Trustee of
    the Otis J. Downen, June
    1992 Trust and Frances
    Eileen Downen, Trustee of
    the Frances Eileen Downen
    June 1992 Trust as Tenants
    in Common(18)...............          --     --            --     --     2,862.44    5.3      2,862.44     10.3       *
  Chris J. Downen(19)...........          --     --            --     --     2,862.44    5.3      2,862.44     10.3       *

                                                               SHARES BENEFICIALLY OWNED
                                  -----------------------------------------------------------------------------------
                                       SERIES A             SERIES B            SERIES C
                                   PREFERRED STOCK      PREFERRED STOCK      PREFERRED STOCK        COMMON STOCK         FULLY-
                                  ------------------   ------------------   -----------------   ---------------------   DILUTED
                                               % OF                 % OF                % OF                   % OF      VOTING
NAME(1)                             SHARES     CLASS     SHARES     CLASS    SHARES     CLASS   SHARES(2)    CLASS(3)   POWER(%)
-------                           ----------   -----   ----------   -----   ---------   -----   ----------   --------   --------
EXECUTIVE OFFICERS AND
  DIRECTORS:
  Rodney A. Weary(20)(21).......   16,030.00    3.8            --     --           --     --     13,377.00     46.8        3.9
  John R. Hager(21)(22).........          --     --            --     --           --     --      2,500.00      9.1       *
  William J. Gerski(21)(23).....          --     --            --     --           --     --      9,166.00     32.0        1.2
  Scott R. Brown(21)(24)........          --     --            --     --           --     --           333      1.3       *
  Jo Ellen Linn(21)(25).........      430.00    *              --     --           --     --      1,528.00      6.0       *
  Robert F. Benbow(26)..........  150,000.00   38.9     30,051.46   13.2           --     --      5,719.00     20.5       24.8
  William O. Charman(27)........   75,000.00   17.9     12,521.44    5.5           --     --         19.00        *       11.7
  William P. Collatos(28).......  150,000.00   35.9            --     --           --     --         37.00        *       20.1
  William A. Johnston(29).......          --     --     75,125.62   32.9           --     --            --       --       10.1
  Robert B. Liepold(21)(30).....    1,000.00    *              --     --           --     --      2,113.00      8.2       *
  Erik M. Torgerson(31).........          --     --     50,083.75   21.9           --     --            --       --        6.7
  All Executive Officers and
    Directors as a group (11
    persons)....................  392,460.00   93.5    167,782.27   73.4           --     --     34,792.00    100.0       79.5

---------------

  *  Less than 1%

 (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares set forth in the table.

 (2) Includes shares issuable upon exercise of warrants and options exercisable within 60 days of the date hereof, as well as shares of Common Stock issuable upon conversion of beneficially-owned shares of Series C Preferred Stock.

 (3) The percent of class beneficially owned by each listed holder of Common Stock appears unusually large, because there is a small number of shares of Common Stock outstanding relative to the number of shares of Common Stock owned and subject to options, warrants or conversion privileges held by such person.

 (4) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111, Attn: Robert Benbow. Alta Subordinated Debt Partners III, L.P. ("Alta Sub Debt III") is managed by Burr, Egan, Deleage & Co. Alta Communications VI, L.P. ("Alta VI") and Alta Comm S by S, LLC ("S by S") are managed by Alta Communications, Inc. The general partner of Alta Sub Debt III and the general partner of Alta VI exercise sole voting and investment powers with respect to the securities held by their respective fund. The general partners of Alta Subordinated Debt Management III, L.P., which is the general partner of Alta Sub Debt III, include Messrs. Craig Burr, William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble, Jean Deleage and Jonathan Flint and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta Sub Debt III. The general partners of Alta Communications VI Management Partners, L.P., which is the general partner of Alta VI, include Messrs. William P. Egan, Brian McNeill, Robert Benbow, Timothy Dibble and David Retik and Ms. Eileen McCarthy. Such general partners may be deemed to share voting and investment powers for the shares held by Alta VI. These general partners disclaim beneficial ownership of all such securities held by the funds except to the extent of their proportionate pecuniary interests therein. Certain principals of Burr, Egan, Deleage & Co. and Alta Communications, Inc. (including certain of the individuals identified above) are members of S by S, which invests alongside Alta VI. As members of S by S, they may be deemed to share voting and investment powers for the shares held by S by S. These principals disclaim beneficial ownership of all such shares except to the extent of their proportionate pecuniary interest therein.

     Common stock ownership includes warrants to purchase 2,103, 3,499 and 80 shares of Common Stock owned by Alta Sub Debt III, Alta VI and S by S, respectively.

 (5) The address is 125 High Street, Suite 2600, Boston, Massachusetts 02110,
     Attn: William P. Collatos. The sole general partner of Spectrum Equity Investors, L.P. is Spectrum Equity Advisors, LLC, a limited liability company whose members are Messrs. Brion B. Applegate and William P. Collatos. The sole general partner of Spectrum Equity Investors II, L.P. is Spectrum Equity Advisors II, LLC, a limited liability company whose members are Messrs. Brion B. Applegate, William P. Collatos and Kevin
     J. Morroni. Messrs. Applegate and Collatos may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors, L.P., and Messrs. Applegate, Collatos and Morroni may be deemed to share beneficial ownership of the shares owned by Spectrum Equity Investors II, L.P. Such individuals disclaim such beneficial ownership except to the extent of their respective pecuniary interests in such shares.

 (6) The address is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110,
     Attn: William O. Charman. The shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by BancBoston Ventures Inc. are controlled by its President, Frederick M. Fritz, and by its Managing Director, Sanford Anstey, and by William O. Charman, who is a director of the Company.

 (7) The address is c/o Norwest Venture Capital Management, Inc., 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, Attn:
     Erik M. Torgerson. The shares of Series B Preferred Stock beneficially owned by Norwest Equity Partners VI, LP are controlled by its general partner, Itasca LBO Partners VI, LLP, which is controlled by John E. Lindahl, Managing Partner, and by John P. Whaley, Managing Administrative Partner. The shares of Series B Preferred Stock beneficially owned by Norwest Venture Partners VI, LP are controlled by its general partner, Itasca VC partners, LLP, which is controlled by its Managing Partner, George J. Still, Jr., and by John P. Whaley, Managing Administrative Partner.

 (8) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111, Attn: William A. Johnston. The sole general partner of HarbourVest Partners V -- Direct Fund L.P. ("HarbourVest V") is a limited liability company whose managing member is HarbourVest Partners, LLC. The managing directors of HarbourVest Partners, LLC are Messrs. George Anson, John M. Begg, Philip M. Bilden, Theodore A. Clark, Kevin S. Delbridge, William A. Johnston, Edward W. Kane, Frederick C. Maynard, Ofer Nernirovsky, Robert M. Wadsworth and D. Brooks Zug, and Ms. Martha D. Vorlicek. Such individuals may be deemed to share beneficial ownership of the shares held by HarbourVest V, and disclaim such beneficial ownership except to the extent of their respective pecuniary interest in such shares.

 (9) The address is c/o London Merchant Securities, Carlton House, 33 Robert Adam Street, London WIM 5AH, England, Attn: Iain MacPhail. Each of Lion Investments Limited and Westpool Investment Trust plc is a wholly-owned subsidiary of London Merchant Supplies plc, a publicly traded company in the U.K.

(10) The address is 120 Long Ridge Road, 3rd Floor, Stamford, Connecticut 06927,
     Attn: Peter Foley. General Electric Capital Corporation is a wholly-owned subsidiary of General Electric Corporation.

(11) The address is P.O. Box 1376, Great Falls, Montana 59403.

(12) The address is 2061 Norwich Ct., Glenview, Illinois 60025.

(13) The address is Escalon Avenue Apt. 2117, Sunnyvale, California 94086.

(14) The address is 7444 Molt Road, Billings, Montana 59106.

(15) The address is 163 Woodland Estates Rd., Great Falls, Montana 59404.

(16) The address is 242 East 87th Street, Apt. 1K, New York, New York 10128.

(17) The address is 511 Fortress Circle, Leesburg, Virginia 21075.

(18) The address is 2105 Noble Avenue, Springfield, Illinois 62704.

(19) The address is 1617 Outer Park, Springfield, Illinois 62704.

(20) 16,030 shares of Series A Preferred Stock and 9,730 shares of Common Stock are held by the Rodney A. Weary Revocable Trust Dated 10/25/95 and may be deemed to be beneficially owned by Mr. Weary. In addition, through the Stock Option Plan, Mr. Weary beneficially owns 3,647 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 21,884 shares available to him.

(21) The address is c/o Golden Sky Systems, Inc., 4700 Belleview Avenue, Suite 300, Kansas City, Missouri 64112.

(22) Through the Stock Option Plan, Mr. Hager beneficially owns 2,500 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 10,000 available to him.

(23) Mr. Gerski beneficially owns 5,414 shares of Common Stock. In addition, through the Stock Option Plan, Mr. Gerski beneficially owns 3,752 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 15,000 shares available to him.

(24) Through the Stock Option Plan, Mr. Brown beneficially owns 333 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 4,000 available to him.

(25) Ms. Linn beneficially owns 430 shares of Series A Preferred Stock and 1,111 shares of Common Stock. In addition, through the Stock Option Plan, Ms. Linn beneficially owns 417 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 2,501 shares available to her.

(26) The address is c/o Alta Communications, Inc., One Embarcadero Center, Suite 4050, San Francisco, California 94111. Shares held by Alta Subordinated Debt Partners III, L.P., Alta Communications VI, L.P. and Alta-Comm S By S, LLC. Mr. Benbow is a general partner of the respective general partners of Alta Subordinated Debt Partners III, L.P. and Alta Communications VI, L.P. As a general partner, he may be deemed to share voting and investment powers with respect to the shares held by the funds. Mr. Benbow disclaims beneficial ownership of the shares held by such funds except to the extent of his proportionate pecuniary interest therein. Mr. Benbow also disclaims beneficial ownership of all shares held by Alta Comm S by S, LLC, of which he is not a member.

(27) The address is c/o BancBoston Ventures, Inc., 175 Federal Street, 10th Floor, Boston, Massachusetts 02110. Shares held by BancBoston Ventures Inc., which may be deemed to be beneficially owned by Mr. Charman.

(28) The address is c/o Spectrum Equity Investors, 125 High Street, Suite 2600, Boston, Massachusetts 02110. Shares held by Spectrum Equity Investors L.P. and Spectrum Equity Investors II L.P., which may be deemed to be beneficially owned by Mr. Collatos.

(29) The address is c/o HarbourVest Partners, LLC, One Financial Center, 44th Floor, Boston, Massachusetts 02111. Shares held by HarbourVest Partners V-Direct Fund L.P., which may be deemed to be beneficially owned by Mr. Johnston.

(30) Mr. Liepold beneficially owns 1,000 shares of Series A Preferred Stock and 1,425 shares of Common Stock. In addition, through the Stock Option Plan, Mr. Liepold beneficially owns 688 shares of Common Stock as to which options have vested or will have vested within 60 days, out of a pool of 3,758 shares available to him.

(31) The address is c/o Norwest Equity Partners, 2800 Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402-3388. Shares held by Norwest Equity Partners VI, LP, which may be deemed to be beneficially owned by Mr. Torgerson.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK PURCHASE AGREEMENTS

     On February 12, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among Systems, Rodney A. Weary, and the investors named therein, Systems sold an aggregate 199,000 shares of Series A Preferred Stock and 75 shares of Common Stock to such investors. At a subsequent closing on February 28, 1997, Systems issued to certain of such investors an additional 207,000 shares of Series A Preferred Stock and 25 shares of Common Stock in the aggregate. Such transactions resulted in proceeds to Systems of approximately $40.6 million in the aggregate. Systems subsequently sold an aggregate 12,000 shares of Series A Preferred Stock to certain investors who had not previously purchased either Series A Preferred Stock or Common Stock. Such transactions resulted in proceeds to Systems of approximately $35.6 million, in addition to the conversion of approximately $2.4 million in stock subscriptions and $3.8 million in short term borrowings.

     Pursuant to an Agreement and Plan of Merger dated as of September 9, 1997 by and among Systems, GSS Mergersub Inc., a wholly-owned subsidiary of Holdings, and Holdings, GSS Mergersub Inc. merged with and into Systems, with Systems being the surviving corporation. Upon the consummation of such merger, each share of Series A Preferred Stock of Systems was converted into a share of Series A Preferred Stock of Holdings, each share of Common Stock of Systems was converted into a share of Common Stock of Holdings, and each share of capital stock of GSS Mergersub Inc. was converted into a share of Common Stock of Systems, thereby causing Systems to be a wholly-owned subsidiary of Holdings. Pursuant to a letter agreement dated as of September 9, 1997 by and between Systems and Holdings, Systems assigned and Holdings assumed all of the rights and obligations of Systems under the Series A Stock Purchase Agreement.

     Pursuant to a Note Purchase Agreement dated as of November 6, 1997 by and among Holdings, Systems and certain outside investors, Holdings issued and sold to such investors an aggregate $10.0 million principal amount of convertible promissory notes of Holdings ("Series B Convertible Notes"). Each Series B Convertible Note (together with accrued interest thereon, if any) was automatically convertible into a specified number of shares of Series B Preferred Stock upon the consummation of a qualified Series B Preferred Stock financing. On November 24, 1997, pursuant to the Stock Purchase Agreement dated as of such date by and among Holdings, Systems, Rodney A. Weary and the investors named therein, Holdings issued an aggregate 228,442 shares of Series B Preferred Stock at a purchase price of $200 per share to certain of such investors upon conversion of the Series B Convertible Notes. Such Stock Purchase Agreement provides that certain actions by Holdings, including the incurrence of indebtedness in excess of $1.0 million and the granting of liens securing indebtedness in excess of $1.0 million, require the approval of a supermajority of the members of Holdings' Board of Directors.

     Subject to certain exceptions, Holdings and its subsidiaries (including Systems) are prohibited under the terms of each of the Stock Purchase Agreements from paying any dividends or making any distributions of cash, property or securities of Holdings or any such subsidiary with respect to any shares of capital stock of any such company, or directly or indirectly redeeming, purchasing or otherwise acquiring for consideration any shares of capital stock of any such company. Such prohibitions could have the effect of limiting the cash available for Golden Sky DBS to service its indebtedness.

     On October 2, 1998, pursuant to an Agreement and Plan of Merger, dated as of September 1, 1998, among Holdings, Systems, Western Montana DBS, Inc. d/b/a Rocky Mountain DBS ("Western Montana DBS") and the then stockholders of Western Montana DBS, Holdings issued an aggregate 51,000 shares of Series C Senior Convertible Preferred Stock to such stockholders.

     On February 19, 1999, Holdings transferred all the outstanding capital stock of Systems (together with $100 in cash) to Golden Sky DBS in exchange for 100 shares of common stock, par value $.01, of Golden Sky DBS.

STOCKHOLDERS' AGREEMENT

     Holdings and its stockholders have entered into a stockholders' agreement dated as of November 24, 1997 (the "Stockholders' Agreement"). Under the Stockholders' Agreement, Holdings and certain of its stockholders were granted a right of first offer and a co-sale option with respect to shares of Holdings' capital stock offered in transactions not otherwise expressly permitted under the Stockholders' Agreement. In addition, certain of the holders of Series A and Series B Preferred Stock were granted the right, upon the affirmative vote of 58% of the outstanding shares of each such class, to cause the other holders to
(i) dispose of all their shares of capital stock of Holdings in connection with a sale of all outstanding shares of Holdings' capital stock or (ii) vote for the merger or consolidation of Holdings with an unaffiliated acquiring entity or the sale of all or substantially all the assets of Holdings. Such rights shall terminate immediately upon an initial public offering of Holdings' Common Stock meeting certain criteria or a sale of Holdings. The election of directors is also established by the Stockholders' Agreement. Under the Stockholders' Agreement, Holdings has agreed, subject to certain conditions, to effect up to four demand registrations of the common stock held by its stockholders for a sale to the public under applicable federal and state securities laws. In addition, the stockholders have certain "piggy-back" registration rights and rights to registration on Form S-3, subject to certain conditions. In consideration for such registration rights, under the Stockholders' Agreement the stockholders have agreed not to sell or otherwise dispose of shares of Holdings' common stock for 180 days following any initial public offering by Holdings upon the request of Holdings or the underwriter for such offering. The obligations of Holdings to register shares of its common stock under the Stockholders' Agreement will terminate as to any party thereto (other than Holdings) seven years after an initial public offering of the Holdings' securities, or, as to any party holding less than 2% of Holdings' outstanding common stock, at such time after the first anniversary of an initial public offering when all such shares can be legally transferred in a three-month period under Rule 144 under the Securities Act (as defined herein), as reasonably determined by Holdings.

FORMER CABLE-VIDEO MANAGEMENT, INC. ARRANGEMENT

     On July 1, 1996, Systems entered into a management agreement with Cable-Video Management, Inc. ("CVM"), which is owned by Rodney A. Weary, Systems' Chief Executive Officer, to administer Systems' first Acquisition. The management agreement was terminated effective September 30, 1996. During the term of the agreement, total management fees of $280,000 were paid to CVM, and Systems reimbursed CVM for salaries and other miscellaneous expenses totaling approximately $343,000. Upon termination of the management agreement, Systems purchased the assets of CVM for $44,000.

CONSULTING ARRANGEMENT WITH ROBERT B. LIEPOLD

     Systems has an oral consulting agreement with Robert B. Liepold, a vice president and director of Systems, to provide expertise on an "as needed" basis at the rate of $200 per hour in fiscal 1997 and at the rate of $7,000 per month in 1998. Systems paid an aggregate $77,000 and $84,000 to Mr. Liepold in 1997 and 1998, respectively, in connection with such services. In addition, Systems paid Mr. Liepold a commission of $75,000 in October 1998 in connection with a recent acquisition.

PAYMENTS TO AFFILIATES OF RODNEY A. WEARY

     Systems utilizes the air transportation services of a company owned by Rodney A. Weary, Systems' Chief Executive Officer. Systems paid $506,000 in 1998, $109,000 in 1997 and $31,000 in 1996 in connection with such services. In October 1997, Systems entered into an agreement to lease an aircraft from Mr. Weary. The lease is cancelable with six months' notice and requires monthly payments equal to the greater of $20,000 or a fixed hourly operating charge based on prevailing market rates.

     In 1997, Mr. Weary loaned $150,000 to Systems at an interest rate of 10% per annum. In 1996, Mr. Weary made a short-term loan in the principal amount of $381,000 to Systems at an annual interest rate of 10%. All such amounts were repaid by Systems prior to December 31, 1997.

     Also in 1997, Systems paid $66,000 to a company affiliated with Mr. Weary, which payment was reimbursement relating to consulting services rendered to Systems.

     In 1997, F.G. Weary, the father of Rodney A. Weary, loaned $215,000 to Systems at an interest rate of 10% per annum. Such loan, together with accrued interest, was repaid by Systems prior to December 31, 1997.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

     The Amended and Restated Credit Agreement, dated as of May 8, 1998, among Holdings, Systems, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as syndication agent, Fleet National Bank, as administrative agent, and General Electric Capital Corporation, as documentation agent, which governs our Credit Facility was amended in connection with the offering of the outstanding notes. As amended, our Credit Facility provides for a $35.0 million term loan facility and a $115.0 million revolving credit facility, with a $40.0 million sublimit for letters of credit. We have fully utilized our term loan availability. All the proceeds of borrowings pursuant to the term loan facility ("Term Loans") were used to repay existing indebtedness and for working capital purposes. The proceeds of borrowings pursuant to the revolving credit facility ("Revolving Loans") may be used to effect acquisitions of Rural DIRECTV Markets and for general corporate, capital expenditure and working capital purposes. Capitalized terms used in this section but not defined herein have the meaning ascribed to such terms as the Credit Facility.

     The term loan facility is to be repaid in 16 consecutive quarterly installments commencing March 31, 2002, with the remaining balance due December 31, 2005. Each of the quarterly payments due from March 31, 2002 through September 30, 2005 shall be in the amount of approximately $88,000 with $33.7 million due as a bullet payment at maturity on December 31, 2005. Borrowings under the revolving credit facility will be available to us until September 30, 2005; however, the total revolving loan commitment will be reduced quarterly commencing March 31, 2001 by approximately $1.2 million at the end of each quarter from March 31, 2001 through December 31, 2001, by approximately $3.4 million at the end of each quarter from March 31, 2002 through December 31, 2002, by $6.9 million at the end of each quarter from March 31, 2003 through December 31, 2003, by approximately $8.6 million at the end of each quarter from March 31, 2004 through December 31, 2004, and by $11.5 million from March 31, 2005 through September 30, 2005. The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, which include not exceeding a certain "borrowing base" based on the number of paying subscribers within the Rural DIRECTV Markets served by us and in Rural DIRECTV Markets to be acquired by us. In addition, the Credit Facility provides that we will be required to make mandatory repayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by us or any of our subsidiaries of capital stock or material assets, and with a percentage of any excess operating cash flow with respect to any fiscal year equal to 75%.

     Borrowings by Systems under the Credit Facility are unconditionally and irrevocably guaranteed by Holdings, Golden Sky DBS and each of our direct and indirect subsidiaries (excluding South Plains DBS Limited Partnership and DCE Satellite Entertainment, LLC), and such borrowings are secured by (i) a pledge by Holdings of all of the capital stock of Golden Sky DBS, (ii) a pledge by Golden Sky DBS, of all of the capital stock of Systems, (iii) an equal and ratable pledge of all of the capital stock of Systems' subsidiaries, (iv) a first priority security interest in all of such subsidiaries' assets, and (v) a collateral assignment of the our NRTC Agreements.

     The Credit Facility provides that we may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum equal to either (i) the Base Rate plus the Applicable Margin or (ii) the Quoted Rate plus the Applicable Margin. When applying the Base Rate with respect to Revolving Loans, the Applicable Margin will be 2.50% per annum, less, in certain circumstances, a discount based on our then ratio of Net Adjusted Consolidated EBITDA to Annualized Consolidated EBITDA. When applying the Quoted Rate with respect to Revolving Loans, the Applicable Margin will be 3.75% per annum, less a discount based on leverage, if applicable. When applying the Base Rate with respect to Term Loans, the Applicable Margin will be 2.75% per annum, less a discount based on leverage, if applicable. When applying the Quoted Rate with respect to Term Loans, the Applicable Margin will be 4.00% per annum, less a discount based on leverage, if applicable. As used herein, the "Base Rate" means the higher of (i) 0.50% in excess of the Federal Funds rate and (ii) the prime lending rate. As used herein, the "Quoted Rate" means (a) the quotation offered to the Administrative Agent in the New York interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the interest period applicable to such loan as determined by the Administrative Agent's Treasury Funding Management on the date which is two business days prior to the commencement of such interest period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to the remainder of 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under such Regulation
D).

     The Credit Facility contains a number of significant covenants that, among other things, limit our ability and the ability of our subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of our capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to our organizational documents or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses.

     We will pay commitment fees on the unused amounts under the revolving loan commitments. Such commitment fees, which shall be payable quarterly in arrears, shall range from 0.5% per annum to 1.25% per annum based on our utilization of such commitments.

     Pursuant to a recent amendment to the NRTC Agreements, our company and all other NRTC members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Agreements. The initial amount of the letter of credit issued at our request pursuant to the Credit Facility is equal to three times our single largest monthly invoice from the NRTC, and must be increased as we make additional acquisitions of Rural DIRECTV Markets and when our obligations to the NRTC exceed the amount of the original letter of credit by 67%.

THE 12 3/8% NOTES

     On July 31, 1998, Systems, our wholly-owned subsidiary consummated an offering of $195 million in aggregate principal amount of 12 3/8% Senior Subordinated Notes due 2006. Interest on the 12 3/8% notes is payable in cash semi-annually on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. Systems' 12 3/8% notes mature on August 1, 2006. The 12 3/8% notes offering resulted in net proceeds of approximately $189.15 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.85 million). Approximately $45.2 million of the net proceeds of the 12 3/8% notes offering were placed in an interest reserve account to fund the first four semi-annual interest payments (through August 1, 2000) on the 12 3/8% notes.

     Systems' 12 3/8% notes are unsecured senior subordinated obligations of Systems and are subordinated in right of payment to all of its existing and future senior indebtedness. Systems' 12 3/8% notes rank equally in right of payment with all other existing and future senior subordinated indebtedness, if any, of our company and senior in right of payment to all existing and future subordinated indebtedness, if any, of our company.

     The 12 3/8% notes are redeemable, in whole or in part, at our option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, we may, at our option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of our company, Holdings or Systems yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings or Golden Sky DBS, all the net proceeds are therefore contributed to Systems); provided, further, that immediately after any such redemption the aggregate principal amount of the 12 3/8% notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% notes.

     The indenture governing the 12 3/8% notes contains restrictive covenants that, among other things, impose limitations on our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% notes, incur liens, permit restrictions on the ability of our subsidiaries to pay dividends or make certain payments to us, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In the event of a change of control, as defined in the 12 3/8% notes indenture, each holder of the 12 3/8% notes will have the right to require us to purchase all or a portion of such holder's 12 3/8% notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

THE 13 1/2% NOTES

     To the extent that holders of the outstanding notes choose not tender their notes in the exchange offer, these non-tendered notes will remain outstanding after the consummation of the exchange offer. The terms of these notes will be identical in all material respects (including principal amount at maturity, yield to maturity and maturity) to the terms of the new notes. However, the outstanding notes will continue to be subject to the transfer restrictions contained in the legend which appears on each respective note. After the consummation of this exchange offer, the aggregate principal amount at maturity of any non-tendered outstanding notes and the new notes will be $193,100,000. See "Risk Factors -- Consequences of the Exchange Offer to Holders of the Outstanding Notes" and "Description of the New Notes."

SELLER NOTES

     In connection with the acquisition of our Rural DIRECTV Market in Clark County, Nevada, we issued a promissory note in favor of TEG-DBS Services, Inc. Pursuant to the TEG-DBS note, we are obligated to pay to TEG-DBS the principal sum of $2.5 million, which amount is due and payable on June 12, 1999, together with interest accrued on the unpaid principal amount at the rate of 10% per annum, which interest is payable in quarterly installments. Our obligations pursuant to the TEG-DBS Note are secured by assets of TEG-DBS acquired by us, as described in the Security Agreement, dated June 12, 1997 between TEG-DBS and our company. As of December 31, 1998, the entire principal amount of the TEG-DBS note was outstanding. A failure by us to make a payment under the TEG-DBS note would entitle TEG-DBS, at its sole option to (i) a late payment penalty equal to 2% of the payment amount or (ii) to accelerate the payment by us of all amounts due pursuant to the TEG-DBS note.

     In connection with the acquisition of our Rural DIRECTV Market in Missoula, Montana, we issued a note payable in favor of Western Montana Entertainment Television, Inc. in the principal amount of $3.75 million, dated December 22, 1997. The Western Montana note bears interest at an annual rate of 7%. Four annual installments of principal and interest of $1,121,868 are payable commencing January 5, 1999. The Western Montana note is secured by a letter of credit.

     In connection with the acquisition of our Rural DIRECTV Market in Enfield, North Carolina, we issued a note payable in favor of Halifax Electric Membership Corporation in the principal amount of $5.0 million, dated May 8, 1998. The Halifax note bears interest at an annual rate of 7%. Interest is payable in quarterly installments. Principal is payable in equal annual installments of $1.0 million on January 1 of each year, commencing January 1, 1999. The installment payment due January 1, 1999 was paid by Systems at the end of December 1998. The Halifax note is secured by a letter of credit.

     In connection with the acquisition of our Rural DIRECTV Market in Summerdale, Alabama, we issued a note payable in favor of Baldwin County Electric Membership Corporation in the principal amount of $5.16 million, dated June 29, 1998. The Alabama note bears interest at an annual rate of 8%. Principal and accrued interest was paid, in full, on January 15, 1999. The Alabama note is secured by a letter of credit.

                          DESCRIPTION OF THE NEW NOTES

     The outstanding notes were, and the new notes (the "Notes") will be, issued under the same indenture that governs the outstanding notes (the "Indenture"). The Indenture, which is dated as of February 19, 1999, is between Golden Sky DBS, Inc. and United States Trust Company of New York, as trustee (the "Trustee"). A copy of the form of the Indenture will be made available to holders of the outstanding new notes upon request. Upon the effectiveness of the shelf registration statement of which this prospectus is a part, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as that act may have been amended (the "Trust Indenture Act"). The summary of the material provisions of the Indenture in this "Description of the New Notes," is not complete and is qualified by reference to, the Trust Indenture Act, and to all of the provisions of the Indenture, including the definitions of some of the terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. As used in this section, the "Issuer" refers to Golden Sky DBS, Inc. only. The definitions of many of the capitalized terms used in this section are set forth below under "-- Certain Definitions."

GENERAL

     The Notes will be general senior unsecured obligations of the Issuer. The Notes are limited to $193,100,000 aggregate principal amount at maturity and will mature on March 1, 2007. The outstanding notes were issued at a substantial discount from their principal amount at maturity and generated gross proceeds to the Issuer of $100,048,972. Based on the issue price of the outstanding notes, the yield to maturity of the Notes is 13 1/2% (computed on a semi-annual bond equivalent basis), calculated from February 19, 1999. See "Certain Federal Income Tax Considerations."

     Cash interest will not accrue or be payable on the Notes prior to March 1, 2004. After that date, cash interest on the Notes will accrue at a rate of 13 1/2% per year and will be payable semi-annually in arrears on each March 1 and September 1, commencing on September 1, 2004, to the holders of record of the Notes at the close of business on the February 15 and August 15, immediately preceding such interest payment date. Cash interest will accrue from the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof. The Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Issuer in the City of New York maintained for such purposes. This office will initially be the corporate trust office of the Trustee. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but the Issuer may require payment to cover any tax or other governmental charge that may be imposed in connection therewith.

OPTIONAL REDEMPTION

     Optional Redemption. The Issuer, at any time on or after March 1, 2004, may redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

                                                               REDEMPTION
YEAR                                                             PRICE
----                                                           ----------
2004........................................................    106.750%
2005........................................................    103.375%
2006 and thereafter.........................................    100.000%

     Optional Redemption upon Public Equity Offerings. In addition, at any time prior to March 1, 2002, the Issuer may, at its option, redeem up to 35% of the originally issued aggregate principal amount at maturity of the Notes, at a redemption price in cash equal to 113.5% of the Accreted Value of the Notes at the date of redemption solely with the net proceeds of a Public Equity Offering of the Issuer yielding gross proceeds of at least $40 million and any subsequent Public Equity Offerings. At least 65% of the originally issued aggregate principal amount of Notes must remain outstanding after each such redemption. The Issuer must give notice of its desire to make any such redemption within 60 days of the related Public Equity Offering.

MANDATORY REDEMPTION

     The Issuer will not be required to make any mandatory sinking fund payments in respect of the Notes. However,

          (1) upon a Change of Control, the Issuer will be required to make an offer to purchase all outstanding Notes at a price equal to 101% of the Accreted Value thereof, or if the Change of Control occurs on or after March 1, 2004, the principal amount at maturity thereof (in each ease determined at the date of purchase), plus accrued interest thereon, if any, to the date of purchase and

          (2) upon an Asset Sale, the Issuer may be obligated to make an offer to purchase all or a portion of the Notes at a price equal to 100% of the Accreted Value thereof, or if the Asset Sale occurs on or after March 1, 2004, the principal amount at maturity thereof (determined at the date of purchase), plus accrued and unpaid interest, if any, to the date of purchase. See "-- Certain Covenants -- Disposition of Proceeds of Asset Sales."

     Selection; Effect of Redemption Notice. In the case of a partial redemption, the Trustee will select the notes for redemption on a pro rata, by lot or such other method. Any redemption relating to a Public Equity Offering must be made on a pro rata basis or on as nearly a basis as practicable (subject to DTC procedures). No Notes of a principal amount at maturity of $1,000 or less can be redeemed in part. The Issuer must be mail notice of redemption to the registered address of each holder of Notes by first-class mail at least 30 but not more than 60 days before the redemption date. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in a principal amount at maturity equal to the unredeemed portion of the partially redeemed Note, will be issued in the name of the holder thereof upon cancellation of the original Note. Upon giving of a redemption notice, interest on any Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Issuer defaults in providing the funds for such redemption) and those Notes will cease to be outstanding.

CHANGE OF CONTROL

     The Indenture provides that, following a Change of Control (the date of such Change of Control being the "Change of Control Date"), the Issuer will be obligated, within 30 days after the Change of Control Date, to make an offer to purchase (a "Change of Control Offer") on a business day not later than the 60th day following the Change of Control Date (the "Change of Control Payment Date") all of the then existing Notes at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the Accreted Value of the Notes on the Change of Control Payment Date. If the Change of Control Payment Date is on or after March 1, 2004, the Change of Control Purchase price must be equal to 101% of the principal amount at maturity of the Notes, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. The Issuer will be required to purchase all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer.

     Within 30 days following any Change of Control and prior to mailing the notice referred to below, the Indenture provides that the Issuer covenants to either

          (1) repay in full and terminate all commitments under all Indebtedness under the Credit Facility or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and to repay the Indebtedness owed to each lender which has accepted such offer or

          (2) obtain the requisite consents under the Credit Facility to permit the repurchase of the Notes as provided below.

The Company shall first comply with the covenant in (2) above before it shall be required to repurchase Notes as contemplated by the provisions described herein. The Company's failure to comply with (1) and (2) above constitute an Event of Default described in (4), but not (2) of "-- Events of Default" below.

     In order to effect such Change of Control Offer, the Issuer will, not later than the 30th day after the Change of Control Date, be obligated to mail to each holder of Notes notice of the Change of Control Offer, which notice will

          (1) govern the terms of the Change of Control Offer and

          (2) will state, among other things, the procedures that holders must follow to accept the Change of Control Offer.

The Change of Control Offer must remain open for at least 20 business days.

     The occurrence of some of the events that would constitute a Change of Control would also constitute a "Change in Control" or other event of default under the Credit Facility and/or a "Change of Control" under the 12 3/8% Notes Indenture. The Credit Facility contains an event of default upon a "Change of Control" as defined therein and the 12 3/8% Notes Indenture obligates Systems to make an offer to repurchase the 12 3/8% Notes upon a "Change of Control" as defined therein.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay the purchase price for all of the Notes that might be tendered by holders of Notes seeking to accept the Change of Control Offer. If the Issuer fails to purchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "-- Events of Default" below.

     The Issuer must comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other securities laws or regulations and any applicable requirements of any securities exchange on which the Notes are listed, in connection with the repurchase of Notes pursuant to a Change of Control Offer. Any violation of the provisions of the Indenture relating to such Change of Control Offer occurring as a result of such compliance will not be deemed a Default or an Event of Default under the Indenture.

CERTAIN COVENANTS

     Set forth below are the material covenants that are contained in the Indenture.

     Limitation on Indebtedness of the Issuer. The Indenture provides that the Issuer will not directly or indirectly Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), except that the Issuer may Incur

          (1) Indebtedness of the Issuer evidenced by the Notes and the Indenture,

          (2) Indebtedness represented by a guarantee of

             (a) the Issuer's obligations of amounts outstanding under the Credit Facility and

             (b) Indebtedness of a Restricted Subsidiary Incurred under clauses
        (b)(2), (e), (h) and (i) of the definition of "Permitted Indebtedness," and any refinancing thereof under clause (g) of such definition, pursuant to the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer," and

          (3) Indebtedness of the Issuer the proceeds of which are used solely to refinance Indebtedness Incurred under clause (1) above; provided that

             (a) the principal amount of Indebtedness incurred pursuant to this clause (3) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of

                (i) if prior to March 1, 2004, the total Accreted Value or, if on or after March 1, 2004, the aggregate principal amount at maturity of the Notes refinanced, plus

                (ii) the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus

                (iii) the amount of expenses in connection therewith,

             (b) the new Indebtedness refinancing such Indebtedness shall have an Weighted Average Life to Stated Maturity that is equal to or greater than the remaining Weighted Average Life Stated Maturity of such Indebtedness and shall have no scheduled principal payment prior to the 91st day after the Stated Maturity for the final scheduled principal payment of such Indebtedness, and

             (c) in the case of any partial refinancing of the Notes, such new Indebtedness shall be unsecured.

     Limitation on Additional Indebtedness of Subsidiaries of the Issuer. The Indenture provides that the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, Incur, contingently or otherwise, any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness. However, the Restricted Subsidiaries will be permitted to Incur Indebtedness (including Acquired Indebtedness), if, at the time of and immediately after giving pro forma effect to such Incurrence (including the application of the net proceeds therefrom), the Debt to Operating Cash Flow Ratio of the Issuer would be less than or equal to 6.5 to 1.0.

     Limitation on Restricted Payments. The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment,

          (2) immediately after giving effect to such Restricted Payment, a Restricted Subsidiary would be able to Incur $1.00 of Indebtedness under the Debt to Operating Cash Flow Ratio set forth in the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer," and

          (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments and Designation Amounts declared or made on or after the Issue Date does not exceed an amount equal to the sum of, without duplication,

             (a) the difference between

                (i) the Cumulative Operating Cash Flow determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment and

                (ii) 150% of Cumulative Consolidated Interest Expense determined for the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment, plus

             (b) the aggregate net cash proceeds received by the Issuer either

                (i) as capital contributions to the Issuer after the Issue Date or

                (ii) from the issue and sale (other than to a Subsidiary of the Issuer) of its Qualified Equity Interests after the Issue Date, plus

             (c) the aggregate net cash proceeds received by the Issuer or any Restricted Subsidiary after the Issue Date upon the conversion of, or exchange for, Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of the Issuer, plus

             (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to (4) of the following paragraph) made after the Issue Date, an amount (to the extent not included in the computation of Cumulative Operating Cash Flow) equal to the lesser of

                (i) the return of capital with respect to such Investment and

                (ii) the amount of such Investment that was treated as a Restricted Payment, plus

             (e) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below, the Issuer's proportionate interest equal to the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below not to exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus

             (f) the greater of

                (i) $0 and

                (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Issuer that has been Designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries" below and minus

             (g) 50% of the aggregate principal amount of outstanding Indebtedness included in the calculation of clause (c) of the definition of Permitted Indebtedness at the time of such Restricted Payment to the extent funded with the net cash proceeds received by the Issuer either

                (i) as capital contributions to the Issuer after the Issue Date or

                (ii) from the issue and sale (other than to a Subsidiary of the Issuer) of its Qualified Equity Interests after the Issue Date.

For purposes of the (b) and (c) above and without duplication and for purposes of the definition of Total Incremental Invested Equity, the value of the aggregate net cash proceeds received by the Issuer upon the issuance of Qualified Equity Interests either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash received by the Issuer upon the conversion, exchange or exercise thereof.

     The provisions of this covenant shall not prohibit

          (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture,

          (2) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Equity Interests of the Issuer

             (a) in exchange for or conversion into or

             (b) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of Equity Interests of the Issuer (other than Disqualified Equity Interests); provided that any such net cash proceeds pursuant to the immediately preceding subclause (b) are excluded from clause (3)(b) of the preceding paragraph,

          (3) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of a substantially concurrent issue or sale (other than to a Subsidiary of the Issuer) of,

             (a) Equity Interests (other than Disqualified Equity Interests) of the Issuer; provided that any such net cash proceeds, to the extent so used, are excluded from clause (3) of the preceding paragraph, and/or

             (b) other Subordinated Indebtedness, having a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired,

          (4) Investments constituting Restricted Payments in Persons engaged primarily in a Permitted Business in an amount not to exceed $10.0 million outstanding at any time,

          (5) the making of any Investment in or payment of any dividend or distribution by the Issuer to Holdings for bona fide costs and operating expenses of Holdings directly related to the operations of Holdings and its Subsidiaries, and

          (6) the payment of any dividend or distribution by the Issuer to Holdings to enable it to purchase, redeem, or otherwise acquire or retire for value Equity Interests of Holdings held by employees or former employees of the Issuer, or any Subsidiary of the Issuer (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment, not to exceed $1.0 million in any year or $3.0 million in the aggregate since the Issue Date plus, in each case, the amount of the net proceeds received by the Issuer or any such Subsidiary from life insurance policies on the life of the employee whose Equity Interests are being purchased, redeemed or otherwise acquired or retired for value.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (1), (4) and (6) of the second preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (2), (3) and (5) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

     Ownership of Systems. The Indenture provides that the Issuer will at all times be the legal and beneficial owner (as defined in the Indenture) of 100% of the Capital Stock of Systems.

     Limitation on Liens. The Indenture provides that the Issuer will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, or assign or convey any right to receive income therefrom to secure either

          (1) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness, or

          (2) any Indebtedness of the Issuer that is not Subordinated Indebtedness, unless the Notes are equally and ratably secured with the Liens securing such other Indebtedness, except, in either case for Liens to secure Indebtedness on cash representing the proceeds of such Indebtedness or Government Securities acquired with such cash and pledged for the purpose of providing for the payment of interest on such Indebtedness and except for Liens to secure the Issuer's guarantee of the Credit Facility and Interest Rate Protection Obligations of a Restricted Subsidiary.

     Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

          (1) pay dividends or make any other distributions to the Issuer or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,

          (2) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Issuer or any other Restricted Subsidiary, or

          (3) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of

             (a) restrictions under the 12 3/8% Notes Indenture, as the same may from time to time be modified or amended and restrictions under agreements governing Indebtedness Incurred to refinance the 12 3/8% Notes (or refinancings thereof), in each case, so long as the restrictions as modified or amended or contained in such agreements governing such refinancing Indebtedness, as the case may be, are no less favorable to the holders of the Notes in any material respect than the restrictions under the 12 3/8% Notes Indenture on the Issue Date,

             (b) restrictions under the Credit Facility so long as such restrictions are no less favorable to the holders of the Notes in any material respect than the restrictions under the Credit Facility in effect on the Issue Date,

             (c) restrictions under other agreements governing Indebtedness Incurred in compliance with the Indenture, provided that any such restrictions permit the payment of dividends to the Issuer in amounts and at the times necessary to permit the payment of cash interest due on the Notes on and after September 1, 2004, but no such permission need apply when a default or event of default in respect of such Indebtedness has occurred and is continuing,

             (d) applicable law,

             (e) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Issuer or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Issuer or any Restricted Subsidiary, or the properties or assets of the Issuer or any Restricted Subsidiary, other than the Acquired Person,

             (f) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business and consistent with past practices (including, without limitation, non-assignment provisions in agreements between the Issuer, Systems or any Restricted Subsidiary and the NRTC with respect to DBS services),

             (g) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired, and

             (h) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (h) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "-- Disposition of Proceeds of Asset Sales" below to the extent applicable thereto.

     Disposition of Proceeds of Asset Sales. The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless

          (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and

          (2) at least 85% of such consideration consists of

             (a) cash or Cash Equivalents,

             (b) properties and capital assets to be used in a Permitted Business and/or

             (c) Equity Interests in one or more Persons that are primarily engaged in a Permitted Business so long as upon the consummation of any sale in accordance with this clause (c), such Person becomes a Wholly Owned Restricted Subsidiary.

In the case of sales pursuant to clauses (b) and (c) above not involving solely an exchange of a Permitted Business and cash (if any), if the Fair Market Value of the assets sold or otherwise disposed of in a single transaction or series of transactions exceeds $5.0 million, the Issuer must obtain the written opinion from an Independent Financial Advisor (and file such opinion with the Trustee) stating that the terms of such Asset Sale are fair, from a financial point of view, to the Issuer or the Restricted Subsidiary involved in such Asset Sale. The amount of any

          (1) Indebtedness (other than any Subordinated Indebtedness) of the Issuer or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Issuer and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Issuer or the Restricted Subsidiaries and

          (2) notes or other similar obligations received by the Issuer or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Issuer or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Issuer or the Restricted Subsidiaries.

Notwithstanding the foregoing, during the term of the Notes, the Issuer and the Restricted Subsidiaries may engage in Asset Sales involving up to $10.0 million without complying with clause (2)(b) of the first sentence of this paragraph.

     Notwithstanding the foregoing, the Issuer or such Restricted Subsidiary, as the case may be, may

          (1) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay or purchase or retire Indebtedness of Systems and permanently reduce any related commitment,

          (2) apply such Net Cash Proceeds to acquire, construct or improve properties and capital assets to be used on a Permitted Business within 365 days after the receipt thereof, or

          (3) any combination of the foregoing.

     To the extent that all or part of the Net Cash Proceeds of any Asset Sale are not applied (or, in the case of clause (1) above, an offer to purchase or retire such Indebtedness of Systems has not been made) within 365 days of such Asset Sale as described in clause (1) or (2) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Issuer shall, within

20 days after such 365th day, make an offer to purchase ("Offer to Purchase") all outstanding Notes, at a purchase price in cash equal to 100% of the Accreted Value of the Notes on the Purchase Date, unless the Purchase Date is on or after March 1, 2004, in which case such purchase price shall be an amount in cash equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, to the extent that the principal amount at maturity of the Notes tendered pursuant to such Offer to Purchase exceeds the Net Cash Proceeds to be applied to the purchase thereof, such Notes shall be purchased pro rata based on the principal amount at maturity of such Notes tendered by each holder.

     In the event that the Issuer makes an Offer to Purchase the Notes, the Issuer shall comply with any applicable securities laws and regulations, including any requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     Each holder of Notes shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity and subject to any proration among tendering holders as described above.

     Limitation on Issuances and Sales of Preferred Equity Interests by Restricted Subsidiaries. The Indenture provides that the Issuer

          (1) will not permit any Restricted Subsidiary to issue any Preferred Equity Interests (other than to the Issuer or a Restricted Subsidiary) and

          (2) will not permit any Person (other than the Issuer or a Restricted Subsidiary) to own any Preferred Equity Interests of any Restricted Subsidiary.

     Limitations on Conduct of Business of the Issuer and the Restricted Subsidiaries. The Indenture provides that the Issuer will not conduct any trade or business, other than through a Subsidiary and the ownership of Common Stock of Systems, and the Issuer will not permit any of the Restricted Subsidiaries to be primarily engaged in any business, except for a Permitted Business.

     Limitation on Transactions with Affiliates. The Indenture provides that the Issuer will not, and will not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions that are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Issuer or any officer or director of the Issuer (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5.0 million shall be approved by a majority of the Board of Directors, such approval to be evidenced by a board resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10.0 million or more shall be approved by a majority of the Disinterested Directors. However, in lieu of such approval by the Disinterested Directors, the Issuer may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Issuer or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

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

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to

          (1) transactions with or among the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries,

          (2) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Issuer entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law,

          (3) any transactions undertaken pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue
     Date),

          (4) any Restricted Payments made in compliance with "-- Limitation on Restricted Payments" above,

          (5) loans, advances and reimbursements to officers, directors and employees of the Issuer and the Restricted Subsidiaries for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices,

          (6) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof,

          (7) the sale of products or property by any Person to the Issuer or a Restricted Subsidiary, or by the Issuer or any Restricted Subsidiary to any Person, in the ordinary course of business and consistent with past practice and

          (8) the issuance and sale by Systems of Qualified Equity Interests.

     Reports. The Indenture provides that, whether or not the Issuer has a class of securities registered under the Exchange Act, the Issuer shall furnish without cost to each holder of Notes and file with the Trustee and, following the effectiveness of any Exchange Offer Registration Statement or a Shelf Registration Statement, file with the SEC

          (1) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Issuer, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period,

          (2) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and

          (3) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

     Designation of Unrestricted Subsidiaries.

          (1) The Issuer may designate after the Issue Date any Subsidiary of the Issuer (other than Systems) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if

             (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation,

             (b) at the time of and after giving effect to such Designation, Systems could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the proviso in "-- Limitation on Additional Indebtedness of Subsidiaries of the Issuer" above, and

             (c) the Issuer would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) as contemplated by the first paragraph or subclause (4) of the second paragraph of "-- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's proportionate interest of the Issuer and the Restricted Subsidiaries in such Subsidiary on such date.

     Notwithstanding the above, no Subsidiary of the Issuer shall be designated an Unrestricted Subsidiary if such Subsidiary distributes, directly or indirectly, DIRECTV Services under an agreement with the NRTC or has any right, title or interest in the revenue or profits in, or holds any Lien in respect of, any such agreement.

     Neither the Issuer nor any Restricted Subsidiary shall at any time

          (i) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

          (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or

          (iii) be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except, in the case of subclause (i) or (ii), to the extent otherwise permitted under the terms of the Indenture, including, without limitation, pursuant to "-- Limitation on Restricted Payments" above and "-- Disposition of Proceeds of Asset Sales" above.

          (2) The Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

             (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

             (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     The Issuer shall not consolidate with or merge with or into (whether or not the Issuer is the Surviving Person) any other entity and the Issuer shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Issuer's properties and assets (determined on a consolidated basis for the Issuer and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless

          (1) either

             (a) the Issuer shall be the Surviving Person or

             (b) the Surviving Person (if other than the Issuer) shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Issuer,

          (2) immediately thereafter, no Default shall have occurred and be continuing,

          (3) immediately after giving effect to any such transaction involving the Incurrence by the Issuer or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Issuer or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Issuer or the Surviving Person, as applicable, could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Issuer are available, at least $1.00 of additional Indebtedness under the proviso in "-- Limitation on Additional Indebtedness of Subsidiaries of the Issuer" above, and

          (4) the Issuer has delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such transaction; provided, however, that the Issuer may consolidate with or merge with or into Holdings without complying with clause (3) above.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Issuer shall be deemed to be the transfer of all or substantially all the properties and assets of the Issuer.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed above in which the Issuer is not the Surviving Person and the Surviving Person is to assume all of the Obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement under a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Issuer shall be discharged from its Obligations under the Indenture and the Notes.

     The meaning of the phrase "all or substantially all" as used above varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer, and therefore it may be unclear whether the foregoing provisions are applicable.

EVENTS OF DEFAULT

     The "Events of Default" under the Indenture include

          (1) default in the payment of interest on the Notes issued thereunder when it becomes due and payable and continuance of such default for a period of 30 days or more,

          (2) default in the payment of (a) if prior to March 1, 2004, the Accreted Value of, and (b) if on or after March 1, 2004, the principal amount at maturity of and premium, if any, on the Notes when due (including the failure to make a payment to purchase Notes pursuant to a Change of Control Offer),

          (3) default in the performance, or breach, of any covenant described under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" or "-- Consolidation, Merger, Sale of Assets, Etc.,"

          (4) default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (1), (2) or (3) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture),

          (5) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $15.0 million or more under which the Issuer or a Restricted Subsidiary is obligated, and either

             (a) such Indebtedness is already due and payable in full and has not been paid in full (and such failure continues for a period of 30 days or more) or

             (b) such failure results in the acceleration of the final maturity of such Indebtedness (which acceleration has not been rescinded prior to any declaration of acceleration of the Notes),

          (6) one or more judgments, orders or decrees, not subject to appeal, for the payment of money of $15.0 million or more, either individually or in the aggregate (in all cases net of amounts covered by insurance for which coverage is not being challenged or denied), shall be entered against the Issuer or any of the Issuer's Significant Restricted Subsidiaries or any of their respective properties and shall not be discharged, paid or stayed within 60 days after the right of appeal has expired, or

          (7) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to the Issuer or any of the Issuer's Significant Restricted Subsidiaries shall have occurred.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Issuer described in clause (7) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice in writing to the Issuer may declare the Default Amount of all the outstanding Notes to be due and payable immediately and, upon any such declaration, such Default Amount will become immediately due and payable. If an Event of Default specified in clause (6) of the preceding paragraph with respect to the Issuer occurs under the Indenture, the outstanding Notes will, ipso facto, become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (5) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by the Issuer or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 30-day period.

     Any such declaration with respect to the Notes may be annulled as to past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of (and premium, if any) or interest on the Notes) upon the conditions provided in the Indenture. For information as to waiver of defaults, see "-- Amendment and Waivers" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the outstanding Notes, give the holders of the Notes notice of all uncured Defaults or Events of Default known to it. However, except in the case of an Event of Default in payment with respect to such Notes or a Default or Event of Default in complying with "-- Consolidation, Merger, Sale of Assets, Etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the holders of the Notes.

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

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless

          (1) such holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder,

          (2) the holders of at least 25% of the aggregate principal amount at maturity of the outstanding Notes under the Indenture shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and

          (3) the Trustee shall have not received from the holders of a majority in aggregate principal amount at maturity of outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 45 days.

However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the Default Amount and premium, if any, on such Note on or after the respective due dates expressed in such Note.

     The Issuer will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

DEFEASANCE

     The Issuer may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of Notes. The Issuer may at any time terminate its obligations under some of the covenants set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal at maturity of, and premium, if any, and interest on the Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either

          (1) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation, or

          (2) (a) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal amount at maturity of, premium, if any, and accrued interest to the date of such deposit,

             (b) the Issuer has paid all sums payable by it under the Indenture, and

             (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers' certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENT AND WAIVERS

     From time to time, the Issuer, when authorized by resolutions of the Issuer's Board of Directors, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Issuer and the Trustee by supplemental indenture with the consent of the holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes. However, no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby,

          (1) reduce the principal amount at maturity of, change the fixed maturity of, or alter the redemption provisions of, the Notes,

          (2) change the currency in which any Notes or amounts owing thereon are payable,

          (3) reduce the percentage of the aggregate principal amount at maturity outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes,

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (5) waive a default in payment with respect to the Notes,

          (6) following the occurrence of a Change of Control or an Asset Sale, alter the Issuer's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof,

          (7) reduce or change the rate or time for payment of interest on the Notes or amend or modify the definition of Accreted Value or

          (8) affect the ranking of the Notes in a manner adverse to the holder of the Notes.

REGARDING THE TRUSTEE

     United States Trust Company of New York will serve as Trustee under the Indenture.

GOVERNING LAW

     The Indenture provides that the Indenture and the Notes will be governed by and construed in accordance with laws of the State of New York without giving effect to principles of conflicts of law.

CERTAIN DEFINITIONS

     Set forth below is a summary of many of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 principal amount at maturity of Notes:

          (1) if the Specified Date is one of the following dates (each a "Semi-Annual Accreted Date"), the amount set forth opposite such date below:

SEMI-ANNUAL                                                   ACCRETED
ACCRETED DATE                                                   VALUE
-------------                                                 ---------
02/19/99....................................................  $  518.12
09/01/99....................................................  $  555.51
03/01/00....................................................  $  593.00
09/01/00....................................................  $  633.03
03/01/01....................................................  $  675.76
09/01/01....................................................  $  721.37
03/01/02....................................................  $  770.07
09/01/02....................................................  $  822.05
03/01/03....................................................  $  877.53
09/01/03....................................................  $  936.77
03/01/04....................................................  $1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accreted Dates, the sum of

             (a) the Accreted Value for the Semi-Annual Accreted Date immediately preceding the Specified Date and

             (b) an amount equal to the product of

                (i) the Accreted Value for the immediately following Semi-Annual Accreted Date less the Accreted Value for the immediately preceding Semi-Annual Accreted Date and

                (ii) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accreted Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180.

     "Acquired Indebtedness" means Indebtedness of a Person

          (1) assumed in connection with an Acquisition from such Person or

          (2) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Issuer or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person that merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means

          (1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Issuer or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Issuer or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Issuer or any Restricted Subsidiary or

          (2) any acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that

          (1) beneficial ownership of 10.0% or more of the voting power of the then outstanding voting securities of a Person shall be deemed to be control; and

          (2) no individual, other than a director of the Issuer or an officer of the Issuer with a policy making function, shall be deemed an Affiliate of the Issuer or any of the Issuer's Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to the Issuer or any of the Issuer's Subsidiaries.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Issuer or a Restricted Subsidiary, in one transaction or a series of related transactions, of

          (1) any Equity Interest of any Restricted Subsidiary,

          (2) any material license, franchise or other authorization of the Issuer or any Restricted Subsidiary,

          (3) any assets of the Issuer or any Restricted Subsidiary that constitute substantially all of an operating unit or line of business of the Issuer or any Restricted Subsidiary, or

          (4) any other property or asset of the Issuer or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset, except to the extent used to repurchase or repair such property or asset, and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings).

     The term "Asset Sale" shall not include

          (1) any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above and the creation of any Lien not prohibited by "-- Certain Covenants -- Limitation on Liens" above; provided, however, that any transaction consummated in compliance with "-- Consolidation, Merger, Sale of Assets, Etc." above involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Issuer and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of the Issuer and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction,

          (2) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Restricted Subsidiary, as the case may be, and

          (3) any transaction consummated in compliance with "-- Certain Covenants -- Limitation on Restricted Payments" above.

     "Board of Directors" means

          (1) in the case of a Person that is a corporation, the board of directors of such Person and

          (2) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body of such Person (or in the case of a limited partnership, of such

     Person's general partner, or in the case of a limited liability company, of such Person's manager), or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means

          (1) any evidence of Indebtedness (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof that (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country) have maturities of not more than six months from the date of acquisition,

          (2) time deposits, certificates of deposit or acceptances (with, for purposes of the covenant "Disposition of Proceeds of Asset Sales" only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $200.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's,

          (3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Issuer) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's and in each case maturing not more than six months after the date of acquisition,

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above and entered into with any bank meeting the qualifications specified in clause
     (2) above, and

          (5) money market funds that invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

     "Change of Control" is defined to mean the occurrence of

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the Issuer,

          (2) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Issuer are converted into or exchanged for cash, securities or other property, other than any such transaction where

             (a) the outstanding Voting Equity Interests of the Issuer are converted into or exchanged for

                (i) Voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation or its parent corporation and/or

                (ii) cash, securities and other property in an amount that could be paid by the Issuer as a Restricted Payment under the Indenture and
           (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange

           Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Equity Interests of the surviving or transferee corporation or its parent corporation, as applicable,

          (3) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors then in office, or

          (4) the approval by stockholders of the Issuer of any liquidation or dissolution of the Issuer.

     "Change of Control Date" has the meaning set forth under "-- Change of Control" above.

     "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Income Tax Expense" means, with respect to the Issuer for any period, the provision for federal, state, local and foreign income taxes payable by the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Issuer for any period, without duplication, the sum of

          (1) the interest expense of the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,

             (a) any amortization of debt discount,

             (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts),

             (c) the interest portion of any deferred payment obligation,

             (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and

             (e) all capitalized interest and all accrued interest,

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, and

          (3) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Issuer during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication,

          (1) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period,

          (2) that portion of such net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (5) of this definition),

          (3) the portion of such net income (or loss) allocable to minority interests in any Person (other than a Restricted Subsidiary) for such period, except to the extent actually received in cash by the Issuer or any Restricted Subsidiary (subject, in the case of any Restricted Subsidiary, to the provisions of clause (5) of this definition),

          (4) net income (or loss) of any other Person combined with the Issuer or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, and

          (5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its Equity Interest holders, except, solely for the purposes of the "Limitation on Additional Indebtedness of Subsidiaries of the Issuer" covenant and for determining the amount available under clause (3) of the "Limitation on Restricted Payments" covenant for a proposed Restricted Payment constituting an Investment, for any restriction in any agreement or instrument governing Indebtedness outstanding on the Issue Date or Incurred in compliance with the Indenture.

     "Consolidated Operating Cash Flow" means, with respect to any period, Consolidated Net Income for such period increased (without duplication) by the sum of

          (1) Consolidated Income Tax Expense for such period to the extent deducted in determining Consolidated Net Income for such period,

          (2) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period,

          (3) all dividends on Preferred Equity Interests to the extent not taken into account for computing Consolidated Net Income for that period, and

          (4) depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item that requires the accrual of, or a reserve for, cash charges for any future period) of the Issuer and the Restricted Subsidiaries, including, without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis in accordance with GAAP minus non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, except to the extent any such reserves were not permitted to be added back in the calculation of Consolidated Operating Cash Flow for a prior period pursuant to clause (4) above) for such period.

     "Credit Facility" means the Amended and Restated Credit Agreement dated as of July 7, 1997, amended and restated as of May 8, 1998, among Holdings, Systems, the banks party thereto from time to time, Paribas (formerly known as Banque Paribas), as Syndication Agent, Fleet National Bank, as Administrative Agent, and General Electric Capital Corporation, as Documentation Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto (including, without limitation, any such deferrals, renewals, extensions, replacements, refinancings, refundings, amendments, modifications or supplements that increase the aggregate amount of commitments or borrowings thereunder or add Subsidiaries of the Issuer as additional borrower or guarantor thereunder), and any agreements providing therefor, whether by or with the same or any other lender, creditor or group of lenders or creditors, and including related notes, guarantees, security agreements, pledge agreements, mortgages, note agreements, other collateral documents and note agreements and other instruments and agreements executed in connection therewith.

     "Cumulative Operating Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Issuer is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

     "DBS" means direct broadcast satellite.

     "Debt to Operating Cash Flow Ratio" means the ratio of

          (1) an amount equal to the Total Consolidated Indebtedness as of the date of calculation (the "Determination Date") to

          (2) four times the Consolidated Operating Cash Flow for the latest fiscal quarter for which financial information is available immediately preceding such Determination Date (the "Measurement Period"). For purposes of calculating Consolidated Operating Cash Flow for the Measurement Period immediately prior to the relevant Determination Date,

             (a) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

             (b) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period, and

             (c) if the Issuer or any Restricted Subsidiary shall have in any manner

                (i) acquired (including through an Acquisition or the commencement of activities constituting such operating business) or

                (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Operating Cash Flow of any Acquired Person to the extent that such Person's net income would be excluded pursuant to clause (5) of the definition of Consolidated Net Income.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Default Amount" means,

          (1) prior to March 1, 2004, the Accreted Value of the Notes as of the payment date, and

          (2) after March 1, 2004, the principal amount at maturity thereof, plus, in the case of clause accrued and unpaid interest thereon, if any, to the payment date.

     "Designation" has the meaning set forth in "-- Certain
Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Designation Amount" has the meaning set forth in "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "DIRECTV Services" means DBS television services and all other video, audio, data packages, "a la carte" programming services and other services offered by DIRECTV, Inc., the predecessor-in-interest of Hughes Communications Galaxy, Inc., or its successors or assigns.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Issuer's Board of Directors other than a director who

          (1) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or

          (2) is an employee or officer of the Issuer or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transactions or series of related transactions.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, or member interests in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Indebtedness" means any Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. However, the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Issuer acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Issuer delivered to the Trustee.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States that are applicable at the date of determination and that are consistently applied for all applicable periods.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States are pledged.

     "guarantee" means, as applied to any obligation,

          (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and

          (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "High Power Satellite Transmission Business" means the business of the acquisition, transmission or sale of programming in the high power DBS business utilizing broadcast satellite service (including any provision of such services to cable operators or other media providers), which may utilize all or part of satellites owned by DIRECTV, Inc. and all other activities relating thereto or arising therefrom.

     "Holdings" means Golden Sky Holdings, Inc. or any successor or assign thereof that owns 100% of the Equity Interests of the Issuer.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,

          (1) every obligation of such Person for money borrowed,

          (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith),

          (5) every Capital Lease Obligation of such Person,

          (6) every net obligation under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and other agreements or arrangements designed to protect such Person against fluctuations in interest rates,

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, and

          (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (7) above.

     The term "Indebtedness'

          (1) shall never be calculated taking into account any cash and Cash Equivalents held by such Person,

          (2) shall not include obligations of any Person

             (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line,

             (b) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and

             (c) under standby letters of credit to the extent collateralized by cash or Cash Equivalents,

          (3) to the extent that it provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination,

          (4) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Issuer or any Restricted Subsidiary, and

          (5) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, Incurred in the ordinary course of business (including standby letters of credit securing obligations to the NRTC Incurred in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings) (other than obligations under or in respect of any direct or indirect credit support for obligations of any Unrestricted Subsidiary).

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm or consultant with experience advising DBS businesses that is, in the judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged

          (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer and

          (2) that, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In no event will the issuance by the Issuer of Qualified Equity Interests of the Issuer in exchange for any such capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness constitute an Investment. The amount of any Investment shall be

          (1) the original cost of such Investment, plus

          (2) the cost of all additions thereto, and minus

          (3) the amount of any portion of such Investment repaid to such Person in cash or other property or assets that would not otherwise constitute an Investment as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

In determining the amount of any Investment or any repayment in respect of an Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer or receiving such repayment.

     "Investment Grade" means, with respect to a security, that such security is rated by at least two nationally recognized statistical rating organizations in one of each such organization's four highest generic rating categories.

     "Issue Date" means the original issue date of the outstanding notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Marketable Securities" means

          (1) Government Securities,

          (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution,

          (3) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution,

          (4) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution, and

          (5) any fund investing substantially in investments of the types described in clauses (1) through (4) above.

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof,

          (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements),

          (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale,

          (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets that are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve), and

          (5) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "NRTC" means the National Rural Telecommunications Cooperative and any successor entity to it.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), premium, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness, including the Notes.

     "Offer" has the meaning set forth under "-- Certain
Covenants -- Disposition of Proceeds of Asset Sales."

     "Permitted Acquisition Deposits" means any advance or payment of funds, whether as consideration for an option to purchase or as a deposit, binder or earnest money, whether or not refundable, and whether or not made into escrow, made pursuant to any written agreement, term sheet, letter of intent or other instrument providing for the Acquisition of any High Power Satellite Transmission Business.

     "Permitted Business" means those businesses in which the Issuer and the Restricted Subsidiaries are engaged on the Issue Date or business reasonably related thereto (including, without limitation, the High Power Satellite Transmission Business and the business of satellite data transmission).

     "Permitted Holders" any of

          (1) means Burr, Egan, Deleage & Co., Spectrum Equity Investors, L.P., BancBoston Ventures Inc., Norwest Equity Partners and HarbourVest Partners LLC and

          (2) their respective Affiliates.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (1) Indebtedness of any Restricted Subsidiary outstanding on the Issue Date;

          (2) (a) Indebtedness under the Credit Facility of any Restricted Subsidiary, and, without duplication, any guarantee thereof by any other Restricted Subsidiary, Incurred in an aggregate principal amount at any one time outstanding not to exceed $150.0 million, which amount shall be reduced by

                (i) any permanent reduction of commitments thereunder and

                (ii) any other repayment accompanied by a permanent reduction of commitments thereunder (other than in connection with any refinancing thereof where the aggregate principal amount outstanding and commitments thereunder immediately prior thereto are not greater than such amounts immediately thereafter), and

             (b) Indebtedness of any Restricted Subsidiary, and, without duplication, any guarantee thereof by any other Restricted Subsidiary, Incurred to fund Acquisitions of Permitted Businesses, Capital Lease Obligations, Investments permitted under the Indenture and working capital to support a Permitted Business in an aggregate principal amount at any one time outstanding not to exceed $65.0 million, which amount shall be reduced by any permanent reduction of commitments thereunder,

          (3) Indebtedness of Systems such that, at the time of and after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (3) and any refinancing thereof (whether initial or successive) Incurred pursuant to and otherwise Incurred in compliance with the Indenture would not exceed 200% of Total Incremental Invested Equity (which includes the contributed proceeds from the issuance of the Notes);

          (4) Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (4) shall be deemed to have occurred upon

             (a) any sale or other disposition of any Indebtedness of any Restricted Subsidiary referred to in this clause (4) to a Person (other than the Issuer or any other Restricted Subsidiary) or

             (b) the Designation of a Restricted Subsidiary that holds Indebtedness of any other Restricted Subsidiary as an Unrestricted Subsidiary,

          (5) Interest Rate Protection Obligations of any Restricted Subsidiary relating to Indebtedness of a Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be Incurred under this covenant) and guarantees by any Restricted Subsidiary thereof; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate,

          (6) indemnification obligations of any Restricted Subsidiary and guarantees thereof under agreements providing for the disposition of assets or one or more businesses or Restricted Subsidiaries; provided, however, that such obligations do not exceed at any time the Fair Market Value of the gross proceeds received by the Restricted Subsidiaries for such disposition,

          (7) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Debt to Operating Cash Flow Ratio of the covenant "Limitation on Additional Indebtedness of Subsidiaries of the Issuer" or clause (1), (2)(b), (8) or (9) of this definition, provided, however, that

             (a) any such refinancing shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof at the time of such refinancing, an amount no greater than such lesser amount) of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of an reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith,

             (b) Indebtedness representing a refinancing of Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, and

             (c) with respect to any refinancing of Indebtedness Incurred pursuant to subparagraph (8) or (9) of this definition, such refinancing pursuant to this clause (7) shall also be deemed to be Incurred pursuant to clause (8) or (9), as the case may be, of this paragraph (for the avoidance of doubt, the result of which is that a refinancing does not create new debt incurrence capacity under such clauses),

          (8) Indebtedness of any Restricted Subsidiary Incurred to finance the acquisition of the exclusive right to distribute DIRECTV Services within designated Rural DIRECTV Markets; provided, however, that such Indebtedness shall be Permitted Indebtedness under this subpara-graph (8)in an amount not greater than the face amount of any letter of credit issued under the Credit Facility to support such Indebtedness, it being understood that the issuance of such letter of credit (but only for so long as such letter of credit remains outstanding) constitutes a reduction in the amount of Permitted Indebtedness available to be Incurred under clause (2) of this definition, and

          (9) in addition to the items referred to in subparagraphs (1) through
     (8) above, Indebtedness of any of the Restricted Subsidiaries (including any Indebtedness under the Credit Facility that utilizes this clause (9)) having an aggregate principal amount for the Restricted Subsidiaries not to exceed $25.0 million at any time outstanding.

     Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Issuer or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Issuer or any Restricted Subsidiary), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary or merges into or consolidates with the Issuer or any Restricted Subsidiary.

     "Permitted Investments" means

          (1) Cash Equivalents,

          (2) Investments by the Issuer or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary,

          (3) Investments in the Issuer by any Restricted Subsidiary,

          (4) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits,

          (5) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding,

          (6) Interest Rate Protection Obligations,

          (7) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales (determined and computed as set forth under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales"),

          (8) transactions with officers, directors and employees of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices,

          (9) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Issuer or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith, and

          (10) Permitted Acquisition Deposits.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal amount at maturity" means $1,000 per $1,000 face amount of the Notes.

     "Public Equity Offering" means an underwritten public offering of Equity Interests (other than Disqualified Equity Interests) of the Issuer made on a primary basis by the Issuer pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

     "Purchase Money Indebtedness" means Indebtedness of any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property. However, the aggregate principal amount of such Indebtedness must not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Restricted Payment" means any of the following

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Equity Interests) of the Issuer) or in options, warrants or other rights to purchase Equity Interests (other than Disqualified Equity Interests) of the Issuer,

          (2) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer (other than any such Equity Interests owned by the Issuer or a Wholly Owned Restricted Subsidiary),

          (3) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary), or

          (4) the making by the Issuer or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Issuer that has not been designated by the Board of Directors of the Issuer, by a resolution of the Board of Directors of the Issuer delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Issuer delivered to the Trustee, subject to the provisions of such covenant.

     "SEC" means the Securities and Exchange Commission.

     "Seller Notes" means any promissory notes issued by a Restricted Subsidiary to any Person selling any assets or properties to the Issuer or any Restricted Subsidiary in an Acquisition, including those outstanding on the Issue Date.

     "Significant Restricted Subsidiary" means, at any date of determination,

          (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries,

             (a) for the most recent fiscal year of the Issuer accounted for more than 5.0% of the consolidated revenues of the Issuer and the Restricted Subsidiaries or

             (b) as of the end of such fiscal year owned more than 5.0% of the consolidated assets of the Issuer and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Issuer and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and

          (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (5), (7) or (8) of "-- Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (1) of this definition.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Issuer, Indebtedness of the Issuer that is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person,

          (1) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or

          (2) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Systems" means Golden Sky Systems, Inc., a Wholly Owned Restricted Subsidiary.

     "Total Consolidated Indebtedness" means, as at any date of determination, an amount equal to the aggregate amount of all Indebtedness and Disqualified Equity Interests of the Issuer and the Restricted Subsidiaries outstanding as of such date of determination.

     "Total Incremental Invested Equity" means, at any date of determination, the sum of, without duplication,

          (1) the aggregate net cash proceeds received by Systems either

             (a) as capital contributions to Systems on or after the Issue Date, including any capital contributions made out of the proceeds from the issuance of the Notes, or

             (b) from the issue and sale (other than to a Subsidiary of Systems by Systems) of its Qualified Equity Interests after the Issue Date, plus

          (2) the aggregate net proceeds received by Systems or any other Restricted Subsidiary after the Issue Date from the issuance (other than to a Subsidiary of Systems) of Qualified Equity Interests upon the conversion of, or in exchange for, Indebtedness of Systems or another Restricted Subsidiary that has been converted into or exchanged for Qualified Equity Interests of Systems, minus

          (3) the aggregate amount of all Restricted Payments made on or after the Issue Date and all Designation Amounts arising after the Issue Date, but only to the extent the amount set forth in this clause (3) would exceed the amount determined under subclause (a) of clause (3) of the first paragraph under the "Limitation on Restricted Payments" covenant, plus

          (4) in the case of the disposition or repayment of any Investment which has been deducted pursuant to clause (3) of this definition, an amount equal to the lesser of the return of capital with respect to such Investment and the amount of such Investment which has been deducted pursuant to such clause (3), plus

          (5) in the case of any Revocation with respect to any Subsidiary that was made the subject of Designation after the Issue Date and as to which a Designation Amount has been deducted pursuant to clause (3) of this definition, an amount equal to the lesser of such Designation Amount or the Fair Market Value of the Investment of Systems and the other Restricted Subsidiaries in such Subsidiary at the time of Revocation.

     "12 3/8% Notes" means the $195,000,000 aggregate principal amount of 12 3/8% Senior Subordinated Notes due 2006 of Systems.

     "12 3/8% Notes Indenture" means the indenture dated July 31, 1998 governing the 12 3/8% Notes.

     "Unrestricted Subsidiary" means any Subsidiary of the Issuer designated as such pursuant to "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Issuer delivered to the Trustee, subject to the provisions of "-- Certain Covenants -- Designation of Unrestricted Subsidiaries" above.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the sum of the products obtained by multiplying

             (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by

             (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Issuer.

                         BOOK ENTRY; DELIVERY AND FORM

     The outstanding notes were initially issued in the form of

          (1) in the case of outstanding notes initially purchased by "qualified institutional buyers" (as this term is defined in Rule 144A under the Securities Act) two permanent global certificates in definitive, fully registered form, and

          (2) in the case of outstanding notes initially purchased by non-U.S. persons in reliance on Regulation S under the Securities Act, by a single permanent global certificate in definitive, fully registered form.

On the closing date of the outstanding notes offering, we deposited these global certificates representing the outstanding notes with The Depository Trust Corporation (DTC). These global certificates were registered in the name of Cede & Co., as nominee of DTC. The new notes exchanged for the outstanding notes will be represented by two, permanent global certificates in definitive, fully registered form (collectively, the "Global Note"). Upon the completion of this exchange offer, the Global Note will be deposited with, or on behalf of, The Depository Trust Corporation (DTC) and registered in the name of Cede &Co., as nominee of DTC.

     The Global Note. Pursuant to procedures established by DTC,

          (1) upon the issuance of the Global Note, DTC or its custodian will credit, for the respective accounts of each holder of new notes who has an account with DTC ("DTC participants"), on its internal records, the principal amount at maturity of new notes beneficially owned by the DTC participant and represented by the Global Note, and

          (2) ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to the interests of DTC participants) and the records of DTC participants (with respect to interests of persons other than DTC participants who hold those interests through DTC participants).

Initially, ownership of beneficial interests in the Global Note will be limited to persons who are DTC participants or persons who hold interests through DTC participants.

     So long as DTC, or its nominee, is the registered owner or holder of the new notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the Global Note for all purposes under the indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures and the procedures provided for under the indenture.

     Payments of the principal of, premium (if any) and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the trustee, any paying agent under the indenture or our company has any responsibility or liability for any aspect of:

     - the records relating to beneficial ownership interests in the Global Note

     - payments made on account of beneficial ownership interests in the Global Note, or

     - maintaining, supervising or reviewing any records relating to that beneficial ownership interest.

     DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit DTC participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of the Global Note as shown on the records of DTC or its nominee. Payments by DTC participants to owners of beneficial interests in the Global Note held through DTC participants are governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for customers. These payments are the responsibility of the DTC participants.

     Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a certificated note for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge these securities, the holder will need to transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures described in the indenture.

     DTC has advised us that it will take action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more DTC participants to whose account the DTC interests in the Global Note are credited and only in respect of that portion of the aggregate principal amount at maturity of notes as to which the DTC participant or DTC participants has or have given that direction. However, if there is an event of default under the indenture, DTC will exchange the Global Note for certificated securities, which it will distribute to its participants.

     DTC has advised us that it:

          (1) is a limited purpose trust company organized under the laws of the State of New York,

          (2) is a member of the Federal Reserve System,

          (3) is a "clearing corporation" within the meaning of the Uniform Commercial Code,

          (4) is a "Clearing Agency" registered pursuant to the provisions of
     Section 17A of the Exchange Act, and

          (5) was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Note among DTC participants, it is under no obligation to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by us within 90 days, certificated securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

     The indenture requires that payments in respect of the outstanding notes (including principal, premium, if any, and interest) be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the new notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the new notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement arrangements on trading activity in the new notes.

TRANSFER AND EXCHANGE

     A holder of new notes will be permitted to transfer or exchange its new notes in accordance with the indenture. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any new note selected for redemption. Also, the registrar is not required to transfer or exchange any new note for a period of 15 days before a selection of the new notes to be redeemed.

     The registered holder of a new note will be treated as the owner of it for all purposes.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes, subject to the limitations set forth below, the material U.S. federal income tax consequences associated with this exchange offer and the acquisition, ownership and disposition of the new notes. The discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, including regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"), all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a holder of the outstanding notes or the new notes. This discussion assumes that the outstanding notes and the new notes are or will be held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. Except as otherwise described herein, this discussion applies only to a holder who purchased notes for cash at the "issue price" (as defined below) and who is:

          (1) a citizen or resident of the United States for United States federal income tax purposes,

          (2) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,

          (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or

          (4) a trust that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code (a "U.S. Holder").

     The following discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status (including non-U.S. holders who realize income or gain in respect of the new notes which is effectively connected with their conduct of a U.S. trade or business), nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities, persons who hold the new notes through partnerships or other pass-through entities, tax-exempt organizations, or persons that hold new notes as part of a straddle or a hedging or conversion transaction. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     THE FOLLOWING DISCUSSION IS FOR YOUR GENERAL INFORMATION ONLY. YOU ARE STRONGLY URGED TO CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THIS EXCHANGE OFFER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

EXCHANGE OF NOTES

     The exchange of outstanding notes for new notes pursuant to this exchange offer should not be treated as an "exchange" for federal income tax purposes, because the new notes should not be considered to differ materially in kind or extent from the outstanding notes. Rather, the new notes received by a holder of outstanding notes should be treated as a continuation of the outstanding notes in the hands of such holder. As a result, there will be no federal income tax consequences to a holder exchanging outstanding notes for new notes pursuant to this exchange offer. A holder shall have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

ORIGINAL ISSUE DISCOUNT

  General

     The new notes will be treated as issued with original issue discount ("OID"), and each U.S. Holder is required to include in income, in each year (regardless of whether such U.S. Holder is a cash or accrual basis taxpayer), in advance of the receipt of cash payments on such notes, that portion of the OID, computed on a constant yield-to-maturity basis, attributable to each day during such year on which the U.S. Holder held the notes.

  The Amount of Original Issue Discount

     The amount of OID with respect to each new note is equal to the excess of
(1) its "stated redemption price at maturity" over (2) the "issue price" of the outstanding note exchanged therefor. Under the OID Regulations, the "issue price" is the initial offering price to the public (not including any bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of the outstanding notes were sold, and the "stated redemption price at maturity" of each new note is the sum of all cash payments (whether denominated as principal or interest) provided by the note.

  Taxation of Original Issue Discount

     Except as described below in the section entitled "High Yield Discount Obligations," a U.S. Holder of a debt instrument issued with OID is required to include in gross income (generally as ordinary interest income) for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which the holder holds the debt instrument. The daily portions of OID required to be included in a holder's gross income in a taxable year is determined upon a constant yield-to-maturity basis by allocating to each day during the taxable year on which the holder holds the debt instrument a pro rata portion of the OID on such debt instrument which is attributable to the "accrual period" (generally the period between interest payment or compounding dates) in which such day is included. The amount of the OID attributable to each "accrual period" is the product of (1) the "adjusted issue price" at the beginning of such accrual period and (2) the "yield to maturity" of the debt instrument (stated in a manner appropriately taking into account the length of the accrual period). The "adjusted issue price" of each new note at the beginning of an accrual period generally will be equal to the issue price of the outstanding note exchanged therefor plus the aggregate amount of OID that accrued in all prior accrual periods, less any cash payments that have been made on the outstanding note or the new note. Payments on the new notes are not separately included in a U.S. Holder's income as interest, but rather are treated first as payments of previously accrued and unpaid OID and then as payments of principal.

  Effect of Mandatory and Optional Redemptions on OID

     We do not intend to treat the possibility of an optional or mandatory redemption or repurchase of the new notes as giving rise to any additional accrual of OID or recognition of ordinary income upon redemption, sale or exchange of a new note. U.S. Holders may wish to consider the portion of the OID Regulations regarding the treatment of certain contingencies and may wish to consult their tax advisors in this regard.

SALE, EXCHANGE OR REDEMPTION

     Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by us) or other disposition of a new note is a taxable event for U.S. federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition and (2) the U.S. Holder's adjusted tax basis therein. A U.S. Holder's adjusted tax basis in a new note generally will equal the cost to the U.S. Holder of the outstanding note exchanged therefor, increased by the amount of OID previously included in such U.S. Holder's income with respect to such new note and decreased by the amount of any principal or interest payments previously received by the U.S. Holder on such note. Gain or loss realized on a sale, exchange, redemption or other taxable disposition of the new note should be capital gain or loss and will be long-term capital gain or loss if the note has been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other taxable disposition. The maximum rate of tax on long-term capital gains on capital assets held by an individual for more than one year generally is 20%. The deductibility of capital losses is subject to limitations.

HIGH-YIELD DISCOUNT OBLIGATIONS

     The new notes will constitute "applicable high yield discount obligations" ("AHYDOs") since the yield to maturity of such notes equals or exceeds the sum of the "applicable federal rate" in effect at the time of the issuance of the notes (the "AFR") plus five percentage points and the new notes are issued with "significant original issue discount." Accordingly, we generally may not deduct any portion of OID on the obligations until such portion is actually paid. In addition, since the yield-to-maturity of the new notes exceeds the sum of the AFR plus six percentage points, a portion of the OID on the notes, generally equal to the product of the total OID on the notes times the ratio of (1) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (2) the yield to maturity, will not be deductible by us at any time (the "non-deductible portion"). To the extent that the non-deductible portion of OID would have been treated as a dividend if it had been distributed with respect to our stock, such portion will be treated as a dividend to holders of the new notes for purposes of the rules relating to the dividends received deduction for corporate holders.

NON-U.S. HOLDERS

     Payments of principal, if any, and interest (including OID) by us or our agent (in its capacity as such) to any holder who is a beneficial owner of a new note and who holds the new note as a capital asset but who is not a U.S. Holder are not subject to U.S. federal income or withholding tax provided, in the case of interest (including OID) that:

          (1) such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership, and

          (2) such holder either (A) certifies to us or our agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address, or (B) is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and certifies to us or our agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner and furnishes us with a copy thereof.

A holder of a new note who is not a U.S. Holder, and who does not meet the requirements of (1) or (2) above, would generally be subject to U.S. federal withholding tax at a flat rate of 30% (or a lower applicable treaty rate) on payments of interest (including OID) on the notes.

     Treasury Regulations recently issued by the IRS, which will be effective January 1, 2000, make modifications to the certification procedures applicable to non-U.S. Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A non-U.S. Holder should consult its own advisor regarding the effect of the new Treasury Regulations.

     Any capital gain realized upon the sale, exchange, redemption or other disposition of a new note by a holder who is not a U.S. Holder and who holds the note as a capital asset is not subject to U.S. federal income or withholding taxes unless, in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING FOR U.S. AND NON-U.S. HOLDERS

     Certain noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including OID) on, and the proceeds of a disposition of, a new note. Backup withholding will apply only if the U.S. Holder (1) fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, would be his or her Social Security number,
(2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     Treasury Regulations provide that backup withholding will not apply to payments on the new notes by us to a non-U.S. Holder if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exception are not, in fact, satisfied.

     The payment of the proceeds from the disposition of new notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to possible backup withholding unless the owner certifies as to its non-U.S. Holder status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is U.S. person). For purposes of this paragraph, a "U.S. related person" is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business, or (3) with respect to payments made after December 31, 1999, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. Treasury Regulations provide certain presumptions under which a non-U.S. Holder will be subject to backup withholding unless the non-U.S. Holder provides a certification as to its non-U.S. Holder status.

     The amount of any backup withholding from a payment to a U.S. Holder or a non-U.S. Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

     We will furnish annually to the IRS and to record holders of the new notes (other than with respect to certain exempt holders) information relating to the stated interest and the OID accruing during the calendar year. Such information will be based on the amount of OID that would have accrued to a holder who acquired the note on original issue.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes if the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of 90 days after the date of the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time:

     - in one or more transactions in the over-the-counter market,

     - in negotiated transactions,

     - through the writing of options on the new notes, or

     - through a combination of these methods of resale.

Resales of new notes may be at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any these new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. If a broker or dealer is deemed to be an underwriter, any profit on any resale of new notes and any commissions or concessions received by that person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal requires any broker-dealers who exchanges outstanding notes for new notes to acknowledge that it will deliver a prospectus. A broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act solely by virtue of making that acknowledgment. We have no arrangement or understanding with any broker or dealer to distribute the new notes issued in the exchange offer.

     For a period of 90 days after the expiration date of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in its letter of transmittal.

                                 LEGAL MATTERS

     The validity of the new notes will be passed upon for us by Reboul, MacMurray, Hewitt, Maynard & Kristol, New York, New York.

                                    EXPERTS

     The following financial statements appearing in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their reports, and are included herein in reliance upon the reports of such firm:

          (1) Golden Sky DBS's balance sheet as of February 2, 1999 (date of inception),

          (2) our consolidated financial statements for the period from inception (June 25, 1996) to December 31, 1996, and for the years ended December 31, 1997 and 1998,

          (3) financial statements of Thunderbolt Systems, Inc. for the years ended December 31, 1996, 1995, and 1994,

          (4) financial statements of TEG DBS Systems, Inc. for the years ended December 31, 1996 and 1995,

          (5) financial statements of Direct Vision for the years ended December 31, 1996, 1995 and 1994,

          (6) financial statements of Satellite Entertainment, Inc. for the years ended December 31, 1996, 1995, and 1994,

          (7) financial statements of GVEC Rural TV, Inc. for the years ended December 31, 1996, 1995 and 1994,

          (8) financial statements of JECTV for the years ended December 31, 1996, 1995 and 1994,

          (9) financial statements of Argos Support Services Company for the years ended December 31, 1996 and 1995,

          (10) financial statements of Direct Broadcast Satellite (a segment of CTS Communication Corporation) for the years ended December 31, 1996, 1995 and 1994,

          (11) financial statements of DBS LC for the period from January 1, 1997 to November 17, 1997,

          (12) financial statements of Cal-Ore Digital TV, Inc. for the period from January 1, 1997 to December 8, 1997 and for the year ended December 31, 1996,

          (13) financial statements of NRTC System No. 0093, a segment of Cable and Communications Corporation, for each of the years in the three year period ended December 31, 1996, and

          (14) financial statements of Lakeland DBS, Inc. for the period from January 1, 1997 to December 24, 1997 and for the year ended December 31, 1996.

     The financial statements of Western Montana DBS, Inc. dba Rocky Mountain DBS for each of the years in the three-year period ended December 31, 1996 and for the year ended December 31, 1997 have been audited by Loucks & Glassley, pllp, independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Gardonville Systems, Inc. (a wholly-owned subsidiary of Gardonville Cooperative Telephone Association) for the year ended December 31, 1997 have been audited by Olsen Thielen & Co., Ltd., independent auditors, as stated in their report, and are included herein in reliance upon the report if such firm.

     The financial statements of Western Montana Entertainment Television, Inc. for the year ended December 31, 1996 and for period ended December 22, 1997 have been audited by Summers, McNea and Company, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of South Plains DBS Limited Partnership for each of the years in the two-year period ended December 31, 1996 and for the period ended December 22, 1997 have been audited by Bolinger, Segars, Gilbert & Moss, L.L.P., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Triangle Communication System, Inc. for each of the years in the three-year period ended December 31, 1997 have been audited by Eide Helmeke PLLP, independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Direct Broadcast Satellite (a segment of Nemont Communications Inc.) for the year ended December 31, 1997 have been audited by CHMS, P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of DBS Segment of Cumby Cellular, Inc. for the year ended December 31, 1997 have been audited by Curtis Blakely & Co., P.C., independent auditors, as stated in their report, and are included herein in reliance upon the report of such firm.

     The financial statements of Direct Broadcast Satellite (a segment of Volcano Vision, Inc.) for the year ended December 31, 1997 have been audited by Moss Adams LLP, independent auditors, as stated in their report and are included herein in reliance upon the reports of such firm.

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                               -----
GOLDEN SKY DBS, INC.
  Independent Auditors' Report..............................     F-2
  Balance Sheet as of February 3, 1999......................     F-3
GOLDEN SKY SYSTEMS, INC.
  Independent Auditors' Report..............................     F-4
  Consolidated Balance Sheets as of December 31, 1997 and
     1998...................................................     F-5
  Consolidated Statements of Operations for the period from
     inception (June 25, 1996) through December 31, 1996,
     and for the years ended December 31, 1997 and 1998.....     F-6
  Consolidated Statements of Stockholder's Equity (Deficit)
     for the period from inception (June 25, 1996) through
     December 31, 1996, and for the years ended December 31,
     1997 and 1998..........................................     F-7
  Consolidated Statements of Cash Flows for the period from
     inception (June 25, 1996) through December 31, 1996,
     and for the years ended December 31, 1997 and 1998.....     F-8
  Notes to Consolidated Financial Statements................     F-9
FINANCIAL STATEMENTS OF COMPLETED ACQUISITIONS
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........    F-29
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................    F-37
  TEG DBS Systems, Inc. ....................................    F-44
  TEG DBS Systems, Inc. (unaudited).........................    F-49
  Direct Vision (a segment of Mankato Citizens Telephone
     Company)...............................................    F-52
  Direct Vision (a segment of Mankato Citizens Telephone
     Company) (unaudited)...................................    F-60
  Satellite Entertainment, Inc. (a wholly-owned subsidiary
     of Ace Telephone Association)..........................    F-64
  Satellite Entertainment, Inc. (a wholly-owned subsidiary
     of Ace Telephone Association) (unaudited)..............    F-73
  GVEC Rural TV, Inc. ......................................    F-77
  GVEC Rural TV, Inc. (unaudited)...........................    F-87
  JECTV (a segment of Jackson Electric Cooperative).........    F-91
  JECTV (a segment of Jackson Electric Cooperative)
     (unaudited)............................................   F-100
  Argos Support Services Company............................   F-105
  Argos Support Services Company (unaudited)................   F-114
  Gardonville Systems, Inc. ................................   F-118
  Direct Broadcast Satellite (a segment of CTS
     Communications Corporation)............................   F-125
  Direct Broadcast Satellite (a segment of CTS
     Communications Corporation) (unaudited)................   F-133
  Souris River Television, Inc. ............................   F-137
  Souris River Television, Inc. (unaudited).................   F-146
  DBS LC....................................................   F-151
  Western Montana Entertainment Television, Inc. ...........   F-156
  South Plains DBS Limited Partnership......................   F-164
  Cal-Ore Digital TV, Inc. .................................   F-184
  NRTC System No. 0093 (a segment of Cable and
     Communications Corporation)............................   F-199
  NRTC System No. 0093 (a segment of Cable and
     Communications Corporation) (unaudited)................   F-208
  Lakeland DBS..............................................   F-212
  Triangle Communications System, Inc. .....................   F-218
  Direct Broadcast Satellite (a segment of Nemont
     Communications, Inc.)..................................   F-228
  DBS Segment of Cumby Cellular, Inc. ......................   F-237
  DBS Segment of Cumby Cellular, Inc. (unaudited)...........   F-245
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.)..................................................   F-251
  Direct Broadcast Satellite (a segment of Volcano Vision,
     Inc.) (unaudited)......................................   F-260
  Western Montana DBS, Inc. dba Rocky Mountain DBS..........   F-267
  Western Montana DBS, Inc. dba Rocky Mountain DBS
     (unaudited)............................................   F-276

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky DBS, Inc.

     We have audited the accompanying balance sheet of Golden Sky DBS, Inc. (a wholly-owned subsidiary of Golden Sky Holdings, Inc.) as of February 2, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Golden Sky DBS, Inc. as of February 2, 1999 in conformity with generally accepted accounting principles.

KPMG LLP
February 3, 1999
Kansas City, Missouri

                              GOLDEN SKY DBS, INC.

                                 BALANCE SHEET
                                FEBRUARY 2, 1999

ASSETS
Cash........................................................  $100
                                                              ====

STOCKHOLDER'S EQUITY
Common Stock, par value $.01; 1,000 shares authorized, 100
  shares issued and outstanding.............................  $100
Retained earnings...........................................    --
                                                              ----
          Total stockholder's equity........................  $100
                                                              ====

NOTES TO BALANCE SHEET

  Organization and Nature of Operations

     Golden Sky DBS, Inc. (the "Issuer"), a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"), is a Delaware corporation formed on February 2, 1999 for the purpose of effecting an offering of Senior Discount Notes. Holdings will transfer to the Issuer all of the capital stock of its wholly-owned subsidiary Golden Sky Systems, Inc.("GSS"). GSS is Delaware corporation formed on June 25, 1996 for the purpose of acquiring, owning and operating rural direct broadcast satellite (DBS) television territories throughout the United States. The transfer will be reported at predecessor cost, which at December 31, 1998 was $15.9 million (unaudited).

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying consolidated balance sheets of Golden Sky Systems, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Golden Sky Systems, Inc. as of December 31, 1997 and 1998 and the results of their operations and their cash flows for the period from inception (June 25, 1996) through December 31, 1996, and for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

KPMG LLP

February 22, 1999, except for paragraph seven of Note 5, which is as of March 22, 1999
Kansas City, Missouri

                            GOLDEN SKY SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 13,632   $  4,460
  Restricted cash, current portion..........................        --     28,083
  Subscriber receivables (net of allowance for uncollectible
     accounts of $138 and $293, respectively)...............     3,843      8,632
  Other receivables.........................................       335      2,465
  Inventory.................................................     2,174     10,146
  Prepaid expenses and other................................       127      1,859
                                                              --------   --------
Total current assets........................................    20,111     55,645
Restricted cash, net of current portion.....................        --     23,534
Property and equipment (net of accumulated depreciation of
  $1,061 and $3,214, respectively)..........................     2,936      4,994
Intangible assets, net......................................   129,896    233,139
Deferred financing costs....................................     3,106     10,541
Other assets................................................       187        218
                                                              --------   --------
          Total assets......................................  $156,236   $328,071
                                                              ========   ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Trade accounts payable....................................  $  8,471   $ 13,539
  Interest payable..........................................       786     11,009
  Current maturities of long-term obligations...............     2,538      8,916
  Unearned revenue..........................................     2,630      5,574
  Accrued payroll and other.................................     1,859      1,403
                                                              --------   --------
Total current liabilities...................................    16,284     40,441
Long-term obligations, net of current maturities:
  12 3/8% Notes.............................................        --    195,000
  Bank debt.................................................    60,000     67,000
  Seller notes payable......................................     6,200      6,912
  Other notes payable and obligations under capital
     leases.................................................       375        376
  Minority interest.........................................     2,928      2,420
                                                              --------   --------
Total long-term obligations, net of current maturities......    69,503    271,708
                                                              --------   --------
Total liabilities...........................................    85,787    312,149
Commitments and contingencies...............................        --         --
Stockholder's Equity:
  Common Stock, par value $.01; 1,000 shares authorized,
     issued and outstanding.................................        --         --
  Additional paid-in capital................................    87,400     97,600
  Accumulated deficit.......................................   (16,951)   (81,678)
                                                              --------   --------
Total stockholder's equity..................................    70,449     15,922
                                                              --------   --------
          Total liabilities and stockholder's equity........  $156,236   $328,071
                                                              ========   ========

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                            INCEPTION
                                                             THROUGH       YEARS ENDED DECEMBER 31,
                                                           DECEMBER 31,    ------------------------
                                                               1996           1997          1998
                                                           ------------    ----------    ----------
Revenue:
  DBS services...........................................    $   219        $ 16,452      $ 74,910
  Lease and other........................................         36             944         1,014
                                                             -------        --------      --------
Total revenue............................................        255          17,396        75,924
Costs and Expenses:
  Costs of DBS services..................................        130           9,304        45,291
  System operations......................................         26           3,796        11,021
  Sales and marketing....................................         73           7,316        32,201
  General and administrative.............................      1,035           2,331         7,431
  Depreciation and amortization..........................         97           7,300        23,166
                                                             -------        --------      --------
Total costs and expenses.................................      1,361          30,047       119,110
                                                             -------        --------      --------
Operating loss...........................................     (1,106)        (12,651)      (43,186)
Non-operating items:
  Interest and investment income.........................          1              40         1,573
  Interest expense.......................................        (62)         (3,173)      (20,537)
                                                             -------        --------      --------
Total non-operating items................................        (61)         (3,133)      (18,964)
                                                             -------        --------      --------
Loss before income taxes.................................     (1,167)        (15,784)      (62,150)
Income taxes.............................................         --              --            --
                                                             -------        --------      --------
Loss before extraordinary charge.........................     (1,167)        (15,784)      (62,150)
Extraordinary charge on early retirement of debt.........         --              --        (2,577)
                                                             -------        --------      --------
          Net loss.......................................    $(1,167)       $(15,784)     $(64,727)
                                                             =======        ========      ========

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONAL
                                                      COMMON    PAID-IN     ACCUMULATED
                                                      STOCK     CAPITAL       DEFICIT      TOTAL
                                                      ------   ----------   -----------   -------
Balance at inception (June 25, 1996)................   $ --     $    --      $     --     $    --
  Issuance of 1,000 shares of Common Stock..........     --           1            --           1
  Net loss..........................................     --          --        (1,167)     (1,167)
                                                       ----     -------      --------     -------
Balance at December 31, 1996........................     --           1        (1,167)     (1,166)
  Cancellation of originally issued Common Stock....     --          (1)           --          (1)
  Issuance of 1,000 shares of new Common Stock......     --          --            --          --
  Contribution from Golden Sky Holdings, Inc. ......     --      87,400            --      87,400
  Net loss..........................................     --          --       (15,784)    (15,784)
                                                       ----     -------      --------     -------
Balance at December 31, 1997........................     --      87,400       (16,951)     70,449
  Contribution from Golden Sky Holdings, Inc. ......     --      10,200            --      10,200
  Net loss..........................................     --          --       (64,727)    (64,727)
                                                       ----     -------      --------     -------
Balance at December 31, 1998........................   $ --     $97,600      $(81,678)    $15,922
                                                       ====     =======      ========     =======

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                               INCEPTION
                                                                THROUGH      YEARS ENDED DECEMBER 31,
                                                              DECEMBER 31,   -------------------------
                                                                  1996          1997          1998
                                                              ------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(1,167)      $ (15,784)    $ (64,727)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................         97           7,300        23,166
  Amortization of deferred financing costs..................         --             215           977
  Extraordinary charge on early retirement of debt..........         --              --         2,577
  Change in operating assets and liabilities, net of
    acquisitions:
    Subscriber receivables, net of unearned revenue.........        (13)         (2,501)       (1,757)
    Other receivables.......................................       (123)           (161)       (2,130)
    Inventory...............................................        (31)         (1,604)       (8,049)
    Prepaid expenses and other..............................        (17)           (203)       (1,228)
    Trade accounts payable..................................        372           7,515         5,068
    Interest payable........................................         53             733        10,223
    Accrued payroll and other...............................         39           1,391          (708)
                                                                -------       ---------     ---------
Net cash used in operating activities.......................       (790)         (3,099)      (36,588)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets.......................     (2,806)       (120,051)     (104,487)
Offering proceeds and investment earnings placed in
  escrow....................................................         --              --       (51,617)
Purchases of property and equipment.........................       (105)           (998)       (3,317)
Other.......................................................       (320)            320          (500)
                                                                -------       ---------     ---------
Net cash used in investing activities.......................     (3,231)       (120,729)     (159,921)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from investors' subscriptions to purchase preferred
  stock.....................................................      2,499              --            --
Proceeds from issuance of Series A Convertible Participating
  Preferred Stock...........................................         --          34,289            --
Net proceeds from issuance of 12 3/8% Notes.................         --              --       189,150
Borrowings under the Credit Agreement.......................         --          75,000        28,000
Borrowings under the Credit Facility........................         --              --        62,000
Principal payments on the Credit Agreement..................         --         (15,000)           --
Principal payments on the Credit Facility...................         --              --       (83,000)
Proceeds from issuance of notes payable.....................      2,396           2,115            --
Principal payments on notes payable and obligations under
  capital leases............................................       (396)         (2,902)       (3,675)
Proceeds from issuance of Common Stock......................          1              --            --
Contribution from Golden Sky Holdings, Inc..................         --          46,800            --
Increase in deferred financing costs........................         --          (3,321)       (5,138)
                                                                -------       ---------     ---------
Net cash provided by financing activities...................      4,500         136,981       187,337
                                                                -------       ---------     ---------
Net increase (decrease) in cash and cash equivalents........        479          13,153        (9,172)
Cash and cash equivalents, beginning of period..............         --             479        13,632
                                                                -------       ---------     ---------
Cash and cash equivalents, end of period....................    $   479       $  13,632     $   4,460
                                                                =======       =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest......................................    $     9       $   2,225     $   9,337
Property and equipment acquired under capitalized lease
  obligations...............................................         --             554           609
Retirement of Credit Agreement from borrowings under the
  Credit Facility...........................................         --              --        88,000
Issuance of seller notes payable in acquisitions............      2,450           8,600        10,157
Conversion of notes payable and subscriptions to Series A
  Convertible Participating Preferred Stock.................         --           6,311            --
  Contribution from Golden Sky Holdings, Inc. resulting from
    issuance of its preferred stock in acquisitions.........         --              --        10,200

          See accompanying notes to consolidated financial statements.

                            GOLDEN SKY SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF OPERATIONS

  Principal Business

     Golden Sky Systems, Inc. ("Systems" or "the Company") is the second largest independent provider of DIRECTV subscription television services. DIRECTV is the leading direct broadcast satellite ("DBS") company serving the continental United States. Systems, a Delaware corporation formed on June 25, 1996 ("Inception"), is a non-voting affiliate of the National Rural Telecommunications Cooperative (the "NRTC"). The NRTC has contracted with Hughes Communications Galaxy, Inc. ("Hughes") for the exclusive right to distribute DIRECTV programming to homes in certain rural territories of the United States ("Rural DIRECTV Markets"). As of December 31, 1998, Systems had acquired 48 Rural DIRECTV Markets in 22 states with approximately 1.7 million households. As of that same date, Systems served approximately 230,500 subscribers.

  Organization and Legal Structure

     Until February 1999, Systems was a wholly-owned subsidiary of Golden Sky Holdings, Inc. ("Holdings"). Holdings is a Delaware corporation formed on September 9, 1997 for the purpose of holding all the capital stock of Systems. Upon the formation of Holdings, Systems issued 1,000 shares of its common stock to Holdings and all the shareholders of the then outstanding preferred stock of Systems were issued equivalent shares of Holdings stock with identical features to Systems' preferred stock (the "Exchange"). The Exchange was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. Holdings has no significant assets or liabilities other than its investment in Systems.

     On February 2, 1999, Golden Sky DBS, Inc. ("Golden Sky DBS") was formed for the purpose of effecting an offering of senior discount notes. Upon formation, Golden Sky DBS issued 100 shares of its common stock to Holdings in exchange for $100 and the subsequent transfer of all of the capital stock of Systems to Golden Sky DBS. Upon completion of the aforementioned transfer, Systems became a wholly-owned subsidiary of Golden Sky DBS.

  Significant Risks and Uncertainties

     Substantial Leverage. Systems is highly leveraged, making it vulnerable to changes in general economic conditions and interest rates. As of December 31, 1998, Systems had outstanding long-term debt (including current portion) totaling approximately $278.2 million. Substantially all of Systems' and its subsidiaries' assets are pledged as collateral on its long-term debt. Further, the terms associated with Systems' long-term debt obligations significantly restrict its ability to incur additional indebtedness. Thus, it may be difficult for Systems and its subsidiaries to obtain additional debt financing if desired or required in order to further implement Systems' business strategy.

     Expected Operating Losses. Due to the substantial expenditures required to acquire Rural DIRECTV Markets and subscribers, Systems has sustained significant losses since Inception. Systems' operating losses were $1.1 million, $12.7 million and $43.2 million for the periods ended December 31, 1996, 1997 and 1998, respectively. Systems' net losses during those same periods aggregated $1.2 million, $15.8 million and $64.7 million, respectively. Improvement in Systems' results of operations is principally dependent upon its ability to cost effectively expand its subscriber base, control subscriber churn (i.e., the rate at which subscribers terminate service), and effectively manage its operating and overhead costs. No assurance can be given that Systems will be effective with regard to these matters. Systems incurs significant costs to acquire DIRECTV subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber churn. Systems anticipates that it will continue to experience operating losses through at least 1999. There can

                            GOLDEN SKY SYSTEMS, INC.

be no assurance that such operating losses will not continue beyond 1999 or that Systems' operations will generate sufficient cash flows to pay its obligations, including its obligations on its long-term debt.

     Restrictions on Dividends and Other Distributions. The ability of Systems and its subsidiaries to pay dividends and make other distributions and advances is subject to, among other things, the terms of its long-term debt obligations and applicable law. As a result, Systems may be limited in its ability to make dividend payments and other distributions to Golden Sky DBS at the time such distributions are needed by Golden Sky DBS to meet its obligations.

     Reliance on DIRECTV/NRTC. Systems obtains substantially all of its revenue from the distribution of DIRECTV programming services. As a result, Systems would be materially adversely affected by any material change in the assets, financial condition, programming, technological capabilities or services of DIRECTV or Hughes. Further, Systems relies upon DIRECTV to continue to provide programming services on a basis consistent with its past practice. Any change in such practice due to, for example, a failure to replace a satellite upon the expiration of its useful orbital life or a delay in launching a successor satellite may prevent Systems from continuing to provide DBS services and could have a material adverse effect on Systems' financial condition and results of operations. Additionally, Systems' ability to offer DIRECTV programming services depends upon agreements between the NRTC and Hughes and between Systems and the NRTC. The NRTC's interests may differ from Systems' interests. Systems would be materially and adversely affected by the termination of the NRTC's agreement with Hughes and/or the termination of Systems' agreements with the NRTC. Systems' agreements with the NRTC require that it use the NRTC for certain support services including subscriber information and data reporting capability, retail billing services and central office subscriber services. Such services are critical to the operation and management of Systems' business.

     Competition. The subscription television industry is highly competitive. Systems faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than Systems. Systems ability to effectively compete in the subscription television industry will depend on a number of factors, including competitive factors (such as the introduction of new technologies or the entry of additional strong competitors) and the level of consumer demand for such services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation and Principles of Consolidation

     The consolidated financial statements include the financial statements of Systems and its majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Minority interest represents the cumulative earnings and losses, after capital contributions, attributable to minority partners and stockholders.

  Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1997 and 1998, cash and cash equivalents include cash on hand, demand deposits and money market accounts.

                            GOLDEN SKY SYSTEMS, INC.

  Restricted Cash

     Restricted cash, as reflected in the accompanying consolidated balance sheets, includes cash restricted by the indenture associated with the Company's 12 3/8% Notes (see Note 5), plus investment earnings thereon. Restricted cash, which is held in escrow, is invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the indenture. As of December 31, 1998, restricted cash was composed entirely of U.S. treasury notes.

  Inventory

     Inventory is stated at the lower of cost (first-in, first-out) or market and consists of receivers, satellite dishes and accessories ("DBS Equipment"). The Company subsidizes the cost to the consumer of such equipment, which is required to receive DIRECTV programming services. Additionally, the Company subsidizes the cost to the consumer of installation of DBS Equipment. Equipment and installation revenues and related expenses are recognized upon delivery and installation of DBS Equipment. Net transaction costs associated with the sale and installation of DBS Equipment are reported as a component of sales and marketing expenses in the accompanying consolidated statements of operations. During the periods ended December 31, 1996, 1997 and 1998, aggregate proceeds from the sale and installation of DBS Equipment totaled $57,000, $3.8 million and $11.0 million, respectively; related cost of sales totaled $68,000, $4.6 million and $25.8 million during those same periods.

  Long-lived Assets

     Systems reviews its long-lived assets (e.g., property and equipment) and certain identifiable intangible assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future cash flows related to the asset. For those assets which are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. Systems considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of DIRECTV distribution rights owned, in assessing whether the carrying value of assets can be recovered.

  Property and Equipment

     Property and equipment, consisting of computer hardware and software, furniture, vehicles, and office and other equipment, is recorded at cost. Depreciation is recognized on a straight-line basis over the related estimated useful lives, which range from two to five years.

  DIRECTV Distribution Rights

     DIRECTV distribution rights, which represent the excess of the purchase price over the fair value of net assets acquired, are amortized on a straight-line basis over the periods expected to be benefited, generally up to 12 years. The expected period to be benefited corresponds to the remaining estimated orbital lives of the satellites used by Hughes for distribution of DIRECTV programming services. Hughes' satellites are estimated to have orbital lives of approximately 15 years from the respective launch dates in December 1993, August 1994 and June 1995.

                            GOLDEN SKY SYSTEMS, INC.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          Cash and cash equivalents: The carrying value approximates fair value as a result of the short maturity of these instruments.

          Receivables and payables: These assets are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

          Long-term debt and notes payable: Fair value of the 12 3/8% Notes (as defined) is based on quoted market prices. As of December 31, 1998, the carrying value of the 12 3/8% Notes was $195.0 million; the fair value of the 12 3/8% Notes approximated $199.9 million as of that same date. The carrying value of Systems' Credit Facility (as defined) and other notes payable approximate fair value as interest rates are variable or approximate market rates.

  Revenue Recognition

     DBS services revenue is recognized in the month service is provided. Unearned revenue represents subscriber advance billings for one or more months and revenue recognition is deferred until service is provided.

  System Operations Expense

     System operations expense includes payroll and other administrative costs related to the Company's local offices and national call center.

  Advertising Costs

     Advertising costs are expensed as incurred. Such costs aggregated $33,000, $1.4 million and $5.1 million during the periods ended December 31, 1996, 1997 and 1998, respectively.

  Income Taxes

     Systems elected to be taxed as an S Corporation for federal income tax purposes in 1996. As an S Corporation, Systems was generally not directly subject to income taxation. On February 12, 1997, Systems terminated its S Corporation status, and thereafter is subject to income taxation as a C Corporation under Subchapter "C" of the Internal Revenue Code. Upon formation, Holdings elected to be taxed as a C Corporation for federal income tax purposes. Pro forma income taxes have not been presented because the Company has incurred operating losses in all periods.

  Effects of Recently Issued Accounting Pronouncements

     Systems adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS No. 130") during the first quarter of 1998. FAS No. 130 established new rules for the reporting of comprehensive income and its components. FAS No. 130 has no impact on net income or stockholder's equity. Systems has no components of comprehensive income other than net loss and thus, adoption of FAS No. 130 had no effect on its financial statements.

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS No. 133"). FAS No. 133 is effective for fiscal years beginning after June 15, 1999. FAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Currently, Systems has no derivative instruments or hedging

                            GOLDEN SKY SYSTEMS, INC.

arrangements. Accordingly, adoption of FAS No. 133 is not expected to have a material effect on Systems' financial position or results of operations.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, defines costs related to start-up activities and requires that such costs be expensed as incurred. As Systems previously has expensed all such costs, the adoption of SOP 98-5 is not expected to effect Systems' financial position or results of operations.

  Reclassifications

     Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the current year presentation.

3. ACQUISITIONS

     The Company accounts for its acquisitions using the purchase method. The Company's consolidated statements of operations for the periods ended December 31, 1996, 1997 and 1998 include the results of operations of acquired Rural DIRECTV Markets from the respective acquisition dates.

     The aggregate purchase price (including direct acquisition costs) for the acquisitions completed during 1996, 1997 and 1998 were allocated as follows (dollars in thousands):

                                                           YEARS ENDED DECEMBER 31,
                                                         ----------------------------
                                                          1996      1997       1998
                                                         ------   --------   --------
DIRECTV distribution rights............................  $4,664   $116,394   $114,747
Customer lists.........................................     453      9,450      7,114
Non-compete agreements.................................      35      4,879      2,587
Property and equipment.................................     135      1,953        204
Minority interest......................................      --     (2,931)        --
Working capital, net...................................     (31)       (20)       192
                                                         ------   --------   --------
                                                         $5,256   $129,725   $124,844
                                                         ======   ========   ========

                            GOLDEN SKY SYSTEMS, INC.

     The following summarizes the Company's acquisitions of Rural DIRECTV Markets consummated during 1996, 1997 and 1998 (dollars in thousands):

                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Aurora Cable TV.........................  November 15, 1996        Tennessee          $  1,092
TV Tennessee, Inc. .....................  November 22, 1996        Tennessee             4,164
                                                                                      --------
          Total 1996 acquisitions.......                                              $  5,256
                                                                                      ========
Deep East Texas Telecommunications,
  Inc. .................................   February 7, 1997          Texas            $  1,917
Images DBS Kansas, L.C., Images DBS
  Oklahoma, L.C. and Total
  Communications, Inc. .................  February 12, 1997     Kansas/Oklahoma         12,684
Direct Satellite TV, LTD. ..............  February 28, 1997          Texas               3,740
Thunderbolt Systems, Inc. ..............    March 11, 1997          Missouri             6,119
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................     May 1, 1997            Colorado             4,767
TEG DBS Services, Inc. .................    June 12, 1997            Nevada              5,229
GVEC Rural TV, Inc. ....................     July 8, 1997            Texas               5,169
Satellite Entertainment, Inc. ..........    July 14, 1997      Minnesota/Michigan        9,626
Direct Vision...........................    July 15, 1997          Minnesota             7,441
Argos Support Services Company..........    August 8, 1997     Florida/Texas/Utah       18,377
JECTV, a segment of Jackson Electric
  Cooperative...........................   August 26, 1997           Texas               9,439
Lakes Area TV...........................  September 2, 1997        Minnesota             1,353
DCE Satellite Entertainment, LLC........   October 13, 1997        Wisconsin               313
Direct Broadcast Satellite, a segment of
  CTS Communication Corporation.........   November 7, 1997         Michigan             4,287
DBS, L.C. ..............................  November 17, 1997           Iowa               1,908
Panora Telecommunications, Inc. ........  November 20, 1997           Iowa               1,129
Souris River Television, Inc.             November 21, 1997       North Dakota           7,266
Cal-Ore Digital TV, Inc. ...............   December 8, 1997    California/Oregon         5,087
NRTC System No. 0093, a segment of Cable
  and Communications Corporation........  December 17, 1997         Montana              3,871
Western Montana Entertainment
  Television, Inc. .....................  December 22, 1997         Montana              7,057
South Plains DBS........................  December 23, 1997          Texas               9,130
Lakeland DBS............................  December 24, 1997         Oklahoma             3,816
                                                                                      --------
          Total 1997 acquisitions.......                                              $129,725
                                                                                      ========

                            GOLDEN SKY SYSTEMS, INC.

                                                                                      AGGREGATE
                 SELLER                    ACQUISITION DATE          STATE          CONSIDERATION
                 ------                   ------------------   ------------------   -------------
Direct Broadcast Satellite, a segment of
  Nemont Communications, Inc. ..........   January 14, 1998     Montana/Wyoming       $  8,284
Triangle Communications System, Inc. ...   January 20, 1998         Montana              9,765
Wyoming Mutual Telephone................   January 21, 1998           Iowa                 527
North Willamette Telephone..............    March 10, 1998           Oregon              6,015
Northwest Communications................    March 10, 1998        North Dakota           1,363
Beulahland Communications, Inc. ........    March 19, 1998          Colorado               835
Direct Broadcast Satellite, a segment of
  SCS Communications & Security,
  Inc. .................................    April 20, 1998           Oregon              5,386
PrimeWatch, Inc. .......................     May 8, 1998         North Carolina          7,988
Mega TV.................................     May 11, 1998           Georgia              2,103
Direct Broadcast Satellite, a division
  of Baldwin County Electric Membership
  Corporation...........................    June 29, 1998           Alabama             11,769
Frontier Corporation....................     July 8, 1998          Wisconsin               734
North Texas Communications..............    August 6, 1998           Texas               3,118
SEMO Communications Corporation.........   August 26, 1998          Missouri             2,918
DBS Segment of Cumby Cellular, Inc. ....   August 31, 1998           Texas               7,553
Minburn Telephone.......................  September 18, 1998          Iowa                 447
Western Montana DBS, Inc. dba Rocky
  Mountain DBS..........................   October 2, 1998       Idaho/Montana          20,740
Direct Broadcast Satellite, a segment of
  Volcano Vision, Inc. .................   October 9, 1998         California           31,425
North Central Missouri Electric Coop....   November 2, 1998         Missouri             1,745
Star Search Rural Television, Inc. .....   November 5, 1998         Oklahoma             2,129
                                                                                      --------
          Total 1998 acquisitions.......                                              $124,844
                                                                                      ========

     The unaudited pro forma information presented below, excluding five acquisitions that are immaterial individually and in the aggregate, reflects the Company's acquisitions of Rural DIRECTV Markets consummated during 1997 and 1998 as if each such acquisition had occurred as of the beginning of the period presented. These results are not necessarily indicative of future operating results or of what would have occurred had the acquisitions been consummated at those times (dollars in thousands).

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                 1997          1998
                                                              ----------    ----------
Total revenue...............................................   $ 39,937      $ 87,857
Net loss before extraordinary charge........................    (26,654)      (79,813)

     Subsequent to December 31, 1998, the Company acquired the exclusive rights to provide DIRECTV programming in four additional Rural DIRECTV Markets. These Rural DIRECTV Markets served approximately 10,600 subscribers as of the respective acquisition dates. The aggregate purchase price of these acquisitions, which represent approximately 54,000 television households, totaled $19.9 million.

     During 1997, Systems acquired a controlling interest in DCE Satellite Entertainment, LLC ("DCE"). Systems has an option to purchase, for approximately $3.9 million, the remaining ownership interest in DCE that it does not own. Systems may exercise this option by delivering no earlier than April 8, 1999, and no later than April 23, 1999, written notice to DCE of its intention to exercise such option. Pursuant to the related operating agreement between Systems and DCE, closing shall occur no later than 30 days after the delivery of such notice.

                            GOLDEN SKY SYSTEMS, INC.

4. INTANGIBLE ASSETS

     Intangible assets, which are amortized using the straight-line method over the related estimated useful lives, consist of the following (dollars in thousands):

                                                        DECEMBER 31,
                                                     -------------------    ESTIMATED
                                                       1997       1998     USEFUL LIFE
                                                     --------   --------   -----------
DIRECTV distribution rights........................  $121,969   $236,531   10-12 years
Customer lists.....................................     9,903     17,018     5 years
Non-compete agreements.............................     4,914      7,501     3 years
                                                     --------   --------
                                                      136,786    261,050
Less accumulated amortization......................    (6,890)   (27,911)
                                                     --------   --------
  Intangible assets, net...........................  $129,896   $233,139
                                                     ========   ========

5. LONG-TERM OBLIGATIONS

     Long-term obligations consist of the following (dollars in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
12 3/8% Notes...............................................  $    --   $195,000
Bank debt...................................................   60,000     67,000
Seller notes payable........................................    8,600     15,407
Other notes payable and obligations under capital leases....      513        797
Minority interest...........................................    2,928      2,420
                                                              -------   --------
Total long-term obligations.................................   72,041    280,624
Less current maturities.....................................   (2,538)    (8,916)
                                                              -------   --------
  Long-term obligations, net of current maturities..........  $69,503   $271,708
                                                              =======   ========

  12 3/8% Notes

     On July 31, 1998, Systems consummated an offering (the "12 3/8% Notes Offering") of 12 3/8% Senior Subordinated Notes due 2006 (the "12 3/8% Notes"). Interest on the 12 3/8% Notes is payable in cash semi-annually in arrears on February 1 and August 1 of each year, with the first interest payment due February 1, 1999. The 12 3/8% Notes mature on August 1, 2006. The 12 3/8% Notes Offering resulted in net proceeds to the Company of approximately $189.2 million (after payment of underwriting discounts and other issuance costs aggregating approximately $5.8 million). Approximately $45.2 million of the net proceeds of the 12 3/8% Notes Offering were placed in escrow to fund the first four semi-annual interest payments (through August 1, 2000) on the 12 3/8% Notes. Additionally, $5.3 million was reserved to fund a portion of a contingent reduction of the Company's availability under its Credit Facility. Such contingent reduction will not occur as a result of the February 1999 amendment to the Credit Facility (see Note 15).

     The 12 3/8% Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all existing and future senior indebtedness of Systems. The 12 3/8% Notes rank pari passu in right of payment with all other existing and future senior subordinated indebtedness, if any, of Systems and senior in right of payment to all existing and future subordinated indebtedness, if any, of Systems. The 12 3/8% Notes are guaranteed on a full, unconditional, joint and several basis by Argos Support Services Company ("Argos") and PrimeWatch, Inc. ("PrimeWatch"). Both Argos and PrimeWatch are wholly-owned subsidiaries of the Company.

                            GOLDEN SKY SYSTEMS, INC.

     The 12 3/8% Notes are redeemable, in whole or in part, at Systems' option on or after August 1, 2003, at redemption prices decreasing from 112% during the year commencing August 1, 2003 to 108% on or after August 1, 2005, plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to August 1, 2001, Systems may, at its option, redeem up to 35% of the originally issued aggregate principal amount of the 12 3/8% Notes, at a redemption price equal to 112.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption solely with the net proceeds of a public equity offering of Systems or Holdings yielding gross proceeds of at least $40.0 million and any subsequent public equity offerings (provided that, in the case of any such offering or offerings by Holdings, all the net proceeds thereof are contributed to Systems); provided, further that immediately after any such redemption the aggregate principal amount of Notes outstanding must equal at least 65% of the originally issued aggregate principal amount of the 12 3/8% Notes.

     The indenture related to the 12 3/8% Notes (the "12 3/8% Notes Indenture") contains restrictive covenants that, among other things, impose limitations on Systems' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any senior indebtedness and senior in right of payment to the 12 3/8% Notes, incur liens, permit restrictions on the ability of subsidiaries to pay dividends or make certain payments to Systems, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of Systems' assets.

     In the event of a change of control, as defined in the 12 3/8% Notes Indenture, each holder of 12 3/8% Notes will have the right to require Systems to purchase all or a portion of such holder's 12 3/8% Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

     The 12 3/8% Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). During 1998, Systems filed a registration statement with the Securities and Exchange Commission (the "SEC") relating to the exchange of the privately issued notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Because the registration statement was not declared effective within the time period required under the registration rights agreement associated with the 12 3/8% Notes Offering, from December 29, 1998 through March 22, 1999 (the date the registration statement was declared effective). Systems was required to pay liquidated damages of $18,750 per week to holders of the 12 3/8% Notes.

 Bank Debt

     During 1997, Systems entered into a credit agreement (the "Credit Agreement") with a group of financial institutions, which provided for borrowings of $100.0 million. Loans outstanding under the Credit Agreement bore interest at variable rates (prime rate or LIBOR plus an applicable margin). At December 31, 1997, the effective rates on these loans ranged from 9% to 11%.

     During May 1998, the Company entered into a seven-year, $150.0 million amended credit facility (the "Credit Facility") with a syndicate of lenders. The Credit Facility provides for a term loan commitment of $35.0 million and a revolving loan commitment of $115.0 million. Borrowings under the Credit Facility bear interest at variable rates (approximately 10% as of December 31, 1998) calculated on a base rate, such as the prime rate or LIBOR, plus an applicable margin. As of December 31, 1998, aggregate borrowings outstanding under the Credit Facility totaled $67.0 million, including $35.0 million borrowed pursuant to the Credit Facility's term loan commitment.

     Upon execution of the Credit Facility, Systems recognized an extraordinary charge of approximately $2.6 million to write-off unamortized deferred financing costs associated with the Credit Agreement.

     In February 1999, the Credit Facility was amended to permit, among other things, the offering of senior discount notes by Golden Sky DBS (see Note 15). As amended, the term loan commitment amortizes in

                            GOLDEN SKY SYSTEMS, INC.

specified quarterly installments from March 31, 2002 through maturity on December 31, 2005. Availability of revolving loan borrowings reduces by specified amounts over the period from March 31, 2001 through maturity on September 30, 2005. Borrowings under the Credit Facility are unconditionally and irrevocably guaranteed by Holdings, Golden Sky DBS, and two subsidiaries of Systems, Argos and PrimeWatch. Further, such borrowings are secured by (i) a pledge by Holdings of all of the capital stock of Golden Sky DBS, (ii) a pledge by Golden Sky DBS of all of the capital stock of Systems, (iii) an equal and ratable pledge of all of the capital stock of Systems' subsidiaries, (iv) a first priority security interest in all of such subsidiaries' assets, and (v) a collateral assignment of Systems' NRTC agreements.

     The Credit Facility contains a number of significant covenants that, among other things, limit Systems' ability to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of Systems' capital stock, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, create subsidiaries, make amendments to its organizational documents or transact with affiliates. As of each of December 31, 1997 and 1998, no amounts were available for distribution to Holdings.

     The Credit Facility also contains a number of financial covenants that will require Systems to meet certain financial ratios and financial condition tests. These financial covenants, in certain instances, become effective at different points in time and vary over time. The covenants include limitations on indebtedness per subscriber, limitations on subscriber acquisition costs, maintenance of a minimum fixed charge coverage ratio, maintenance of minimum interest coverage ratios, and limitations on indebtedness to pro forma EBITDA (earnings before interest, taxes, depreciation and amortization) ratios. Revolving credit availability under the Credit Facility depends upon satisfaction of the various covenants as well as minimum subscriber base requirements. As of December 31, 1998, the Company was in compliance with all of the covenants under the Credit Facility.

     Commitment fees are payable on unused amounts available under the Credit Facility. Such commitment fees, which are payable quarterly in arrears, range from 0.50% per annum to 1.25% per annum based on Systems' utilization of such commitments.

 Seller Notes Payable

     In connection with certain 1996 acquisitions, the Company issued seller notes payable totaling $2.5 million and bearing interest at an annual rate of 10%. These notes were repaid during 1997. The Company also issued seller notes payable totaling $8.6 million in connection with certain 1997 acquisitions and $10.2 million in connection with certain 1998 acquisitions. As of December 31, 1998, approximately $13.9 million of the outstanding seller notes payable were collateralized by bank letters of credit. The seller notes payable bear interest at rates ranging from 7% to 10%.

 Other Notes Payable

     In November 1996, the Company issued $2.0 million in promissory notes to a group of lenders under a bridge financing agreement. The notes bore interest at the rate of 10% per annum. In February 1997, these notes, along with $1.8 million in additional promissory notes issued in January 1997, were exchanged for Systems' Series A Convertible Participating Preferred Stock. In connection with the bridge agreement, Systems issued warrants exercisable for 5,682 shares of its Common Stock at an exercise price of $.01 per share. These warrants were immediately exercisable and expire on February 12, 2007. At the date of issuance, the fair value of the warrants was not material. These warrants were assumed by Holdings after its formation.

                            GOLDEN SKY SYSTEMS, INC.

     Future maturities of amounts outstanding under Systems' long-term obligations as of December 31, 1998 are summarized as follows (dollars in thousands, bank debt amounts reflect February 1999 amendment):

                                             12 3/8%                SELLER NOTES
                                              NOTES     BANK DEBT     PAYABLE      OTHER    TOTAL
                                             --------   ---------   ------------   -----   --------
Year Ending December 31,
  1999.....................................  $     --    $    --      $ 8,495      $421    $  8,916
  2000.....................................        --         --        1,906       322       2,228
  2001.....................................        --         --        1,969        54       2,023
  2002.....................................        --        350        2,037        --       2,387
  2003.....................................        --        350        1,000        --       1,350
  Thereafter...............................   195,000     66,300           --        --     261,300
                                             --------    -------      -------      ----    --------
          Total debt.......................  $195,000    $67,000      $15,407      $797    $278,204
                                             ========    =======      =======      ====    ========

6. STOCKHOLDER'S EQUITY

     During 1996, Systems issued 1,000 shares of Common Stock, par value $.01, for aggregate consideration of $1,000 cash. In February 1997, Systems (i) amended its certificate of incorporation to cancel its outstanding shares of Common Stock, (ii) created new classes of common and preferred stock and (iii) exchanged all of the canceled shares of Systems' Common Stock for an aggregate of ten shares of Systems' Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock").

     In February 1997, Systems issued 24,990 shares of Series A Preferred Stock in fulfillment of an investor's subscription to purchase Series A Preferred Stock that was outstanding at December 31, 1996 (aggregate consideration of $2,499,000). During that same month, Systems issued 100 shares of its Common Stock (par value $.01) for aggregate consideration of $100 cash and a total of 38,107 shares of Series A Preferred Stock upon the conversion of convertible promissory notes (plus accrued interest of approximately $62,000) issued in November 1996 ($2.0 million) and January 1997 ($1.8 million). In February and March 1997, Systems issued 342,893 additional shares of Series A Preferred Stock for cash totaling $34.3 million. Upon the formation of Holdings in September 1997, all shareholders of Systems' Common Stock and Series A Preferred Stock were issued equivalent shares of Holdings' stock. Concurrent therewith, Systems issued 1,000 shares of its Common Stock (par value $0.01) to Holdings for cash proceeds of $10 and all previously outstanding shares of Systems' Common Stock and Series A Preferred Stock were canceled.

7. STOCK INCENTIVE PLAN

     In July 1997 Systems adopted the Golden Sky Systems, Inc. Stock Option and Restricted Stock Purchase Plan (the "Stock Incentive Plan") to provide incentive to attract and retain certain officers, directors and key employees. The options are exercisable during a period of up to ten years after grant. Stock options granted under the Stock Incentive Plan vest over a three-year period. Effective September 9, 1997, Holdings assumed the Stock Incentive Plan. Participants in the Holdings' Stock Incentive Plan received options with terms identical to those under Systems' Stock Incentive Plan and all previously outstanding options were canceled.

                            GOLDEN SKY SYSTEMS, INC.

     A summary of incentive stock option activity during 1997 and 1998 is as follows:

                                                       1997                  1998
                                                -------------------   -------------------
                                                          WEIGHTED-             WEIGHTED-
                                                           AVERAGE               AVERAGE
                                                          EXERCISE              EXERCISE
                                                OPTIONS     PRICE     OPTIONS     PRICE
                                                -------   ---------   -------   ---------
Options outstanding, beginning of year........      --      $  --      62,525     $1.00
Granted.......................................  62,525       1.00      18,693      1.00
Exercised.....................................      --         --     (24,831)     1.00
Forfeited.....................................      --         --      (7,642)     1.00
                                                ------      -----     -------     -----
Options outstanding, end of year..............  62,525      $1.00      48,745     $1.00
                                                ======      =====     =======     =====
Options exercisable, end of year..............   8,684      $1.00       5,595     $1.00
                                                ======      =====     =======     =====

  Accounting for Stock-Based Compensation

     Systems has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for the Stock Incentive Plan. Under APB 25, because the exercise price of employee stock options granted pursuant to the Stock Incentive Plan is equal to or greater than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. In October 1995, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. Systems elected to not adopt FAS No. 123 for expense recognition purposes.

     Pro forma information regarding net income is required by FAS No. 123 and has been determined as if Systems had accounted for its stock-based compensation using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the corresponding vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option valuation model with the following weighted-average assumptions:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1997           1998
                                                              ----------     ----------
Risk-free interest rate.....................................       6.0%           6.0%
Dividend yield..............................................       0.0%           0.0%
Volatility factor...........................................       0.0%           0.0%
Expected term of options....................................   10 years       10 years

     The options granted during the years ended December 31, 1997 and 1998 had no net value using the preceding assumptions. Therefore, there was no pro forma effect on Systems' net loss.

8. 401(K) RETIREMENT PLAN

     Systems sponsors a 401(k) Retirement Plan (the "401(k) Plan") for eligible employees. Employer matching contributions to the 401(k) Plan, which became effective as of January 1, 1997, are discretionary. During the years ended December 31, 1997 and 1998, Systems made no discretionary employer matching contributions to the 401(k) Plan. Administrative expenses associated with the 401(k) Plan during those same periods were not material.

                            GOLDEN SKY SYSTEMS, INC.

9. INCOME TAXES

     The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1997           1998
                                                              ---------     ----------
Current (provision) benefit:
  Federal...................................................   $ 3,777       $ 16,325
  State.....................................................       717          3,097
  Increase in valuation allowance...........................    (4,494)       (19,422)
                                                               -------       --------
Total current (provision) benefit...........................        --             --
Deferred benefit:
  Federal...................................................     1,148          3,243
  State.....................................................       218            615
  Increase in valuation allowance...........................    (1,366)        (3,858)
                                                               -------       --------
Total deferred benefit......................................        --             --
                                                               -------       --------
Total benefit (provision)...................................   $    --       $     --
                                                               =======       ========

     As of December 31, 1998, the Company had net operating loss carryforwards ("NOLs") for federal income tax purposes of approximately $63.4 million. The NOLs expire beginning in the year 2011. Use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. FAS No. 109, "Accounting for Income Taxes" ("FAS No. 109"), requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.

     In 1998, Systems increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management frequently reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely than not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of Systems' provision for income taxes.

                            GOLDEN SKY SYSTEMS, INC.

     The temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1997 and 1998 are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1997       1998
                                                              -------   --------
Current deferred tax assets:
  Allowance for doubtful accounts...........................  $    52   $    111
  Amortization of intangible assets.........................       54         54
  Accrued expenses..........................................       --         29
                                                              -------   --------
Gross current deferred tax assets...........................      106        194
Valuation allowance.........................................     (106)      (194)
                                                              -------   --------
          Net current deferred tax assets...................       --         --
Non-current deferred tax assets:
  Depreciation..............................................        7         45
  Amortization of intangible assets.........................      951      4,497
  Net operating loss carryforwards..........................    5,095     24,677
                                                              -------   --------
          Total non-current deferred tax assets.............    6,053     29,219
Non-current deferred tax liabilities:
  Amortization of intangible assets.........................     (299)      (271)
                                                              -------   --------
Gross non-current deferred tax assets.......................    5,754     28,948
Valuation allowance.........................................   (5,754)   (28,948)
                                                              -------   --------
          Net non-current deferred tax assets...............       --         --
                                                              -------   --------
          Net deferred tax assets...........................  $    --   $     --
                                                              =======   ========

     The actual income tax benefit (provision) for 1997 and 1998 are reconciled to the amounts computed by applying the statutory federal tax rate to income before income taxes as follows:

                                                        YEARS ENDED DECEMBER 31,
                                                   -----------------------------------
                                                        1997                1998
                                                   ---------------    ----------------
                                                     TAX     RATE       TAX      RATE
                                                   -------   -----    --------   -----
Statutory rate...................................  $ 4,725    34.0%   $ 21,131    34.0%
State income taxes, net of federal benefit.......      617     4.4       2,450     3.9
Non-deductible amortization of intangible
  assets.........................................     (291)   (2.1)       (415)   (0.7)
Other............................................      (12)     --         (27)     --
Increase in valuation allowance..................   (5,039)  (36.3)    (23,139)  (37.2)
                                                   -------   -----    --------   -----
Income taxes.....................................  $    --      --%   $     --      --%
                                                   =======   =====    ========   =====

                            GOLDEN SKY SYSTEMS, INC.

10. COMMITMENTS AND CONTINGENCIES

     The Company has non-cancelable operating leases for office, warehouse and storage space that expire at various dates. Future minimum lease payments as of December 31, 1998 are summarized as follows (dollars in thousands):

1999........................................................  $1,522
2000........................................................   1,186
2001........................................................     733
2002........................................................     443
2003........................................................     121
                                                              ------
          Total.............................................  $4,005
                                                              ======

     In November 1999, certain meteoroid events will occur as the earth's orbit passes through the particulate trail of Comet 55P (Tempel-Tuttle). These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites, including DBS satellites. The Company is unable to determine the impact, if any, these meteoroid events could have on the DBS satellites used by Hughes for distribution of DIRECTV programming services. In the event the Hughes DBS satellites are adversely affected by these meteoroid or other events, the Company's business and results of operations could be adversely impacted.

11. RELATED PARTY TRANSACTIONS

     During 1996, Systems purchased the assets of Cable-Video Management, Inc. ("CVM"), an entity owned by Systems' president, for $44,000. Prior to the acquisition of CVM's assets, Systems obtained management and other services from CVM. Aggregate management fees paid to CVM approximated $280,000 during 1996 and are included in general and administrative expenses in the accompanying consolidated statements of operations. Also during 1996, Systems reimbursed CVM for salaries and other miscellaneous expenses aggregating $343,000. In 1997, Systems paid $66,000 to a company affiliated with Systems' president for consulting services received by Systems. Additionally, during 1996, 1997 and 1998, Systems paid $5,000, $77,000 and $159,000 (including $75,000 paid in connection with a 1998 acquisition), respectively, to one of its directors for consulting services.

     During 1996, the Company's president provided Systems with a short-term loan in the amount of $381,000. In 1997, the Company received an additional $150,000 short-term loan from its president and a $215,000 short-term loan from a shareholder. Each of these loans bore interest at an annual rate of 10% and were repaid during 1997.

     Systems has contracted with an entity owned by its president for air transportation services. Such services include the lease of an aircraft. This lease is cancelable with six months notice and requires monthly payments equal to the greater of $20,000 or an aggregate fixed hourly operating charge. The fixed hourly operating charge is based on prevailing market prices. The total cost of such services received by Systems approximated $31,000, $109,000 and $506,000 during 1996, 1997 and 1998, respectively.

                            GOLDEN SKY SYSTEMS, INC.

12. VALUATION AND QUALIFYING ACCOUNTS

     Systems' valuation and qualifying accounts as of December 31, 1996, 1997 and 1998 are as follows (in thousands):

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                              1996     1997      1998
                                                              -----   ------   --------
Allowance for doubtful accounts, beginning of period........  $ --    $   4    $   138
Charged to costs and expenses...............................     4      417      1,537
Deductions..................................................    --     (283)    (1,382)
                                                              ----    -----    -------
Allowance for doubtful accounts, end of period..............  $  4    $ 138    $   293
                                                              ====    =====    =======

13. CONSOLIDATING FINANCIAL INFORMATION AND SUBSIDIARY GUARANTORS

     Consolidating financial information for the Company, the Company's guarantor subsidiaries and the Company's non-guarantor subsidiaries is as follows (dollars in thousands):

Consolidated Balance Sheet -- December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
Cash and cash equivalents........................  $ 12,146     $ 1,077         $  409          $     --         $ 13,632
  Subscriber receivables, net....................     2,841         633            369                --            3,843
  Other receivables..............................       307          28             --                --              335
  Intercompany receivables.......................     2,570          --             --            (2,570)              --
  Inventory......................................     1,997         106             71                --            2,174
  Prepaid expenses and other.....................       127          --             --                --              127
                                                   --------     -------         ------          --------         --------
Total current assets.............................    19,988       1,844            849            (2,570)          20,111
Property and equipment, net......................     2,759          77            100                --            2,936
Investment in subsidiaries.......................    26,735          --             --           (26,735)              --
Intangible assets, net...........................    96,585      18,302          3,842            11,167          129,896
Deferred financing costs.........................     3,106          --             --                --            3,106
Other assets.....................................        91          86             10                --              187
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $  8,125     $   194         $  152          $     --         $  8,471
  Interest payable...............................       786          --             --                --              786
  Current maturities of long-term obligations....     2,538          --             --                --            2,538
  Unearned revenue...............................     1,857         511            262                --            2,630
  Accrued payroll and other......................     1,372       2,655            402            (2,570)           1,859
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    14,678       3,360            816            (2,570)          16,284
Long-term obligations, net of current maturities:
  Bank debt......................................    60,000          --             --                --           60,000
  Seller notes payable...........................     6,200          --             --                --            6,200
  Other notes payable and obligations under
    capital leases...............................       331          44             --                --              375
  Minority interest..............................        --          --             --             2,928            2,928
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................    66,531          44             --             2,928           69,503
                                                   --------     -------         ------          --------         --------
Total liabilities................................    81,209       3,404            816               358           85,787
Stockholder's Equity (Deficit):
  Common Stock...................................        --           6             --                (6)              --
  Additional paid-in capital.....................    87,400       1,967             --            (1,967)          87,400
  Retained earnings (accumulated deficit)........   (19,345)     14,932          3,985           (16,523)         (16,951)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    68,055      16,905          3,985           (18,496)          70,449
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $149,264     $20,309         $4,801          $(18,138)        $156,236
                                                   ========     =======         ======          ========         ========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 13,356      $2,787          $309             $  --          $ 16,452
  Lease and other................................       931          --            13                --               944
                                                   --------      ------          ----             -----          --------
Total revenue....................................    14,287       2,787           322                --            17,396
Costs and Expenses:
  Costs of DBS services..........................     7,514       1,601           189                --             9,304
  System operations..............................     2,830         876           100               (10)            3,796
  Sales and marketing............................     6,597         693            26                --             7,316
  General and administrative.....................     2,260          59            12                --             2,331
  Depreciation and amortization..................     6,312         109            79               800             7,300
                                                   --------      ------          ----             -----          --------
Total costs and expenses.........................    25,513       3,338           406               790            30,047
                                                   --------      ------          ----             -----          --------
Operating loss...................................   (11,226)       (551)          (84)             (790)          (12,651)
Non-operating items:
  Interest and investment income.................        30          10            --                --                40
  Interest expense...............................    (3,170)         (3)           --                --            (3,173)
                                                   --------      ------          ----             -----          --------
Total non-operating items........................    (3,140)          7            --                --            (3,133)
                                                   --------      ------          ----             -----          --------
Loss before income taxes.........................   (14,366)       (544)          (84)             (790)          (15,784)
Income taxes.....................................        --          --            --                --                --
                                                   --------      ------          ----             -----          --------
        Net loss.................................  $(14,366)     $ (544)         $(84)            $(790)         $(15,784)
                                                   ========      ======          ====             =====          ========

Consolidated Statement of Cash Flows -- Year Ended December 31, 1997

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (14,366)     $ (544)         $(84)            $(790)        $ (15,784)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................      6,312         109            79               800             7,300
  Amortization of deferred financing costs......        215          --            --                --               215
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,827)       (615)          (59)               --            (2,501)
    Other receivables...........................       (185)         24            --                --              (161)
    Inventory...................................     (1,499)        (34)          (71)               --            (1,604)
    Prepaid expenses and other..................       (201)          8           (10)               --              (203)
    Trade accounts payable......................      7,683        (320)          152                --             7,515
    Interest payable............................        733          --            --                --               733
    Accrued payroll and other...................     (1,461)      2,460           402               (10)            1,391
                                                  ---------      ------          ----             -----         ---------
Net cash used in operating activities...........     (4,596)      1,088           409                --            (3,099)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (120,051)         --            --                --          (120,051)
Other...........................................        320          --            --                --               320
Purchases of property and equipment.............       (992)         (6)           --                --              (998)
                                                  ---------      ------          ----             -----         ---------
Net cash used in investing activities...........   (120,723)         (6)           --                --          (120,729)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A Preferred
  Stock.........................................     34,289          --            --                --            34,289
Borrowings under the Credit Agreement...........     75,000          --            --                --            75,000
Principal payments on the Credit Agreement......    (14,995)         (5)           --                --           (15,000)
Proceeds from issuance of notes payable.........      2,115          --            --                --             2,115
Principal payments on notes payable and
  obligations under capital leases..............     (2,902)         --            --                --            (2,902)
Contribution from Holdings......................     46,800          --            --                --            46,800
Increase in deferred financing costs............     (3,321)         --            --                --            (3,321)
                                                  ---------      ------          ----             -----         ---------
Net cash provided by (used in) financing
  activities....................................    136,986          (5)           --                --           136,981
Net increase in cash and cash equivalents.......     11,667       1,077           409                --            13,153
Cash and cash equivalents, beginning of
  period........................................        479          --            --                --               479
                                                  ---------      ------          ----             -----         ---------
Cash and cash equivalents, end of period........  $  12,146      $1,077          $409             $  --         $  13,632
                                                  =========      ======          ====             =====         =========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Balance Sheet -- December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents......................  $    827     $ 1,189         $2,444          $     --         $  4,460
  Restricted cash, current portion...............    28,083          --             --                --           28,083
  Subscriber receivables, net....................     6,815       1,043            774                --            8,632
  Other receivables..............................     2,360          87             18                --            2,465
  Intercompany receivables.......................    11,521          --             --           (11,521)              --
  Inventory......................................     9,255         583            308                --           10,146
  Prepaid expenses and other.....................     1,819          37              3                --            1,859
                                                   --------     -------         ------          --------         --------
Total current assets.............................    60,680       2,939          3,547           (11,521)          55,645
Restricted cash, net of current portion..........    23,534          --             --                --           23,534
Property and equipment, net......................     4,418         381            195                --            4,994
Investment in subsidiaries.......................    34,200          --             --           (34,200)              --
Intangible assets, net...........................   199,867      25,051          3,525             4,696          233,139
Deferred financing costs.........................    10,541          --             --                --           10,541
Other assets.....................................       133          85             --                --              218
                                                   --------     -------         ------          --------         --------
        Total assets.............................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable.........................  $ 13,482     $    49         $    8          $     --         $ 13,539
  Interest payable...............................    11,009          --             --                --           11,009
  Current maturities of long-term obligations....     8,916          --             --                --            8,916
  Unearned revenue...............................     4,380         789            405                --            5,574
  Accrued payroll and other......................     1,028       6,263          5,633           (11,521)           1,403
                                                   --------     -------         ------          --------         --------
Total current liabilities........................    38,815       7,101          6,046           (11,521)          40,441
Long-term obligations, net of current maturities
  12 3/8% Notes..................................   195,000          --             --                --          195,000
  Bank debt......................................    67,000          --             --                --           67,000
  Seller notes payable...........................     6,912          --             --                --            6,912
  Other notes payable and obligations under
    capital leases...............................       318          58             --                --              376
  Minority interest..............................        --          --             --             2,420            2,420
                                                   --------     -------         ------          --------         --------
Total long-term obligations, net of current
  maturities.....................................   269,230          58             --             2,420          271,708
                                                   --------     -------         ------          --------         --------
Total liabilities................................   308,045       7,159          6,046            (9,101)         312,149
Stockholder's Equity (Deficit):
  Common Stock...................................        --         896             --              (896)              --
  Additional paid-in capital.....................    97,600       1,967             --            (1,967)          97,600
  Retained earnings (accumulated deficit)........   (72,272)     18,434          1,221           (29,061)         (81,678)
                                                   --------     -------         ------          --------         --------
Total stockholder's equity (deficit).............    25,328      21,297          1,221           (31,924)          15,922
                                                   --------     -------         ------          --------         --------
        Total liabilities and stockholder's
          equity (deficit).......................  $333,373     $28,456         $7,267          $(41,025)        $328,071
                                                   ========     =======         ======          ========         ========

                            GOLDEN SKY SYSTEMS, INC.

Consolidated Statement of Operations -- Year Ended December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                   --------   ------------   -------------   ---------------   ------------
Revenue:
  DBS services...................................  $ 57,437     $11,172         $ 6,301          $    --         $ 74,910
  Lease and other................................       982          22              10               --            1,014
                                                   --------     -------         -------          -------         --------
Total revenue....................................    58,419      11,194           6,311               --           75,924
Costs and Expenses:
  Costs of DBS services..........................    34,640       6,813           3,838               --           45,291
  System operations..............................     7,683       2,533           1,318             (513)          11,021
  Sales and marketing............................    23,753       5,045           3,403               --           32,201
  General and administrative.....................     7,000         267             164               --            7,431
  Depreciation and amortization..................    19,336         996             340            2,494           23,166
                                                   --------     -------         -------          -------         --------
Total costs and expenses.........................    92,412      15,654           9,063            1,981          119,110
                                                   --------     -------         -------          -------         --------
Operating loss...................................   (33,993)     (4,460)         (2,752)          (1,981)         (43,186)
Non-operating items:
  Interest and investment income.................     1,571           2              --               --            1,573
  Interest expense...............................   (20,497)        (28)            (12)              --          (20,537)
                                                   --------     -------         -------          -------         --------
Total non-operating items........................   (18,926)        (26)            (12)              --          (18,964)
                                                   --------     -------         -------          -------         --------
Loss before income taxes.........................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Income taxes.....................................        --          --              --               --               --
                                                   --------     -------         -------          -------         --------
Loss before extraordinary charge.................   (52,919)     (4,486)         (2,764)          (1,981)         (62,150)
Extraordinary charge on early retirement of
  debt...........................................    (2,577)         --              --               --           (2,577)
                                                   --------     -------         -------          -------         --------
        Net loss.................................  $(55,496)    $(4,486)        $(2,764)         $(1,981)        $(64,727)
                                                   ========     =======         =======          =======         ========

Consolidated Statement of Cash Flows -- Year Ended December 31, 1998

                                                                                             CONSOLIDATING/
                                                               GUARANTOR     NON-GUARANTOR     ELIMINATING       SYSTEMS
                                                   SYSTEMS    SUBSIDIARIES   SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                                  ---------   ------------   -------------   ---------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss........................................  $ (55,496)    $(4,486)        $(2,764)         $(1,981)       $ (64,727)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.................     19,336         996             340            2,494           23,166
  Amortization of deferred financing costs......        977          --              --               --              977
  Extraordinary charge on early retirement of
    debt........................................      2,577          --              --               --            2,577
  Change in operating assets and liabilities,
    net of acquisitions:
    Subscriber receivables, net of unearned
      revenue...................................     (1,283)       (222)           (252)              --           (1,757)
    Other receivables...........................     (2,144)         32             (18)              --           (2,130)
    Inventory...................................     (7,335)       (477)           (237)              --           (8,049)
    Prepaid expenses and other..................     (1,189)        (36)             (3)              --           (1,228)
    Trade accounts payable......................      5,357        (145)           (144)              --            5,068
    Interest payable............................     10,223          --              --               --           10,223
    Accrued payroll and other...................    (10,253)      4,827           5,231             (513)            (708)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) operating
  activities....................................    (39,230)        489           2,153               --          (36,588)
                                                  ---------     -------         -------          -------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Rural DIRECTV Markets...........   (104,487)         --              --               --         (104,487)
Offering proceeds and investment earnings placed
  in escrow.....................................    (51,617)         --              --               --          (51,617)
Purchases of property and equipment.............     (2,858)       (341)           (118)              --           (3,317)
Other...........................................       (500)         --              --               --             (500)
                                                  ---------     -------         -------          -------        ---------
Net cash used in investing activities...........   (159,462)       (341)           (118)              --         (159,921)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of 12 3/8% Notes.....    189,150          --              --               --          189,150
Borrowings under the Credit Agreement...........     28,000          --              --               --           28,000
Borrowings under the Credit Facility............     62,000          --              --               --           62,000
Principal payments on the Credit Facility.......    (83,000)         --              --               --          (83,000)
Principal payments on notes payable and
  obligations under capital leases..............     (3,639)        (36)             --               --           (3,675)
Increase in deferred financing costs............     (5,138)         --              --               --           (5,138)
                                                  ---------     -------         -------          -------        ---------
Net cash provided by (used in) financing
  activities....................................    187,373         (36)             --               --          187,337
                                                  ---------     -------         -------          -------        ---------
Net increase (decrease) in cash and cash
  equivalents...................................    (11,319)        112           2,035               --           (9,172)
Cash and cash equivalents, beginning of
  period........................................     12,146       1,077             409               --           13,632
                                                  ---------     -------         -------          -------        ---------
Cash and cash equivalents, end of period........  $     827     $ 1,189         $ 2,444          $    --        $   4,460
                                                  =========     =======         =======          =======        =========

                            GOLDEN SKY SYSTEMS, INC.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Systems' quarterly results of operations are summarized as follows (in thousands):

                                                         THREE MONTHS ENDED
                                          ------------------------------------------------
                                          MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                          --------   --------   ------------   -----------
Period Ended December 31, 1997:
  Total revenue.........................  $ 1,255    $  2,248     $  5,634      $  8,259
  Operating loss........................     (766)     (1,966)      (3,918)       (6,001)
  Net loss..............................     (834)     (2,024)      (5,160)       (7,766)
Period Ended December 31, 1998:
  Total revenue.........................  $14,129    $ 16,849     $ 19,912      $ 25,034
  Operating loss........................   (6,034)     (8,806)     (11,462)      (16,884)
  Loss before extraordinary charge......   (8,287)    (11,761)     (17,354)      (24,748)
  Net loss..............................   (8,287)    (14,338)     (17,354)      (24,748)

15. SUBSEQUENT EVENTS

     On February 19, 1999, Golden Sky DBS consummated an offering (the "13 1/2% Notes Offering") of 13 1/2% Senior Discount Notes due 2007 (the "13 1/2% Notes"). The 13 1/2% Notes Offering resulted in net proceeds to Golden Sky DBS of approximately $96.8 million (after initial purchasers' discount but before other offering expenses). Golden Sky DBS intends to contribute the net proceeds of the 13 1/2% Notes Offering to Systems. Systems will use the contributed proceeds to repay existing revolving credit indebtedness outstanding under its Credit Facility, to finance the acquisition of Rural DIRECTV Markets and related costs and expenses, and for general corporate purposes. Interest on the 13 1/2% Notes will not accrue prior to March 1, 2004. Thereafter, cash interest on the 13 1/2% Notes will accrue at a rate of 13 1/2% per annum and be payable in arrears on March 1 and September 1 of each year, commencing September 1, 2004. The 13 1/2% Notes will mature on March 1, 2007. The Company is not obligated for repayment of the 13 1/2% Notes and, as described in Note 5, is restricted as to its ability to make payments to Golden Sky DBS. However, Golden Sky DBS is dependent on the Company for dividends or other cash distributions in amounts sufficient to make the required payments.

     As previously described, in connection with the 13 1/2% Notes Offering, Systems' Credit Facility was amended. The amendment became effective on February 19, 1999. On that same date, Systems repaid balances outstanding under the revolving credit commitment of the Credit Facility (total of $53.0 million, which may be reborrowed for permitted purposes including to finance the acquisition of Rural DIRECTV Markets) with the proceeds of cash contributed to Systems by Golden Sky DBS. Systems expects that it will report an extraordinary charge on the early retirement of debt of approximately $2.7 million during the first quarter of 1999 as a result of the amendment.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheets of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1996 and 1995 and the related statements of earnings, accumulated deficit and cash flows for the years ended December 31, 1996 and 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, 1995, and 1994, in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

September 12, 1997
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash and Equivalents (Note 4).............................  $  251,602   $  107,722
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 2).....................................     277,829      107,336
  Inventories...............................................      12,416        5,496
                                                              ----------   ----------
          Total Current Assets..............................     541,847      220,554
                                                              ----------   ----------
Furniture and equipment, less accumulated depreciation......      15,610       18,379
                                                              ----------   ----------
Intangible assets
  Franchise Costs...........................................   1,253,803    1,253,803
  Accumulated Amortization..................................    (334,358)    (208,977)
                                                              ----------   ----------
                                                                 919,445    1,044,826
                                                              ----------   ----------
Other assets
  Prepaid Expenses..........................................       1,420        1,420
  NRTC Patronage Capital (Note 5)...........................      91,730       47,420
                                                              ----------   ----------
                                                                  93,150       48,840
                                                              ----------   ----------
          Total Assets......................................  $1,570,052   $1,332,599
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  355,831   $  190,717
  Unearned Revenues.........................................     548,343      100,827
  Accrued Salaries and Other................................      25,273        4,078
                                                              ----------   ----------
          Total Current Liabilities.........................     929,447      295,622
                                                              ----------   ----------
Stockholders' equity
  Common Stock, No Par Value, Authorized 50,000 shares,
     10,463 shares Issued and Outstanding...................   1,124,739    1,124,739
  Accumulated Deficit.......................................    (484,134)     (87,762)
                                                              ----------   ----------
          Total Stockholders' Equity........................     640,605    1,036,977
                                                              ----------   ----------
          Total Liabilities and Stockholders' Equity........  $1,570,052   $1,332,599
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
REVENUES
  DSS Programming Revenues...............................  $2,588,681   $1,191,353   $  62,544
  DSS Equipment Sales....................................      93,472      225,583     429,015
  Other DSS Sales........................................      31,362       33,120          --
                                                           ----------   ----------   ---------
                                                            2,713,515    1,450,056     491,559
COST OF REVENUES
  Programming Costs......................................   1,763,043      771,093      40,479
  Equipment Costs........................................      66,930      205,200     391,056
  Other DSS Cost of Revenues.............................      40,259        9,163          --
  Rebates................................................     274,529       23,546          --
                                                           ----------   ----------   ---------
                                                            2,144,761    1,009,002     431,535
                                                           ----------   ----------   ---------
          Gross Profit...................................     568,754      441,054      60,024
                                                           ----------   ----------   ---------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions........................     206,113      118,064      40,038
  Amortization and Depreciation..........................     131,654      133,411      88,147
  Bad Debt Expense.......................................      16,202       12,512          --
  Advertising............................................      90,395       53,076       5,431
  Other Selling, General and Administrative..............     132,304      117,990      32,656
                                                           ----------   ----------   ---------
                                                              576,668      435,053     166,272
                                                           ----------   ----------   ---------
          Net Operating Income (Loss)....................      (7,914)       6,001    (106,248)
                                                           ----------   ----------   ---------
OTHER INCOME (EXPENSES)
  Patronage Income (Note 5)..............................      44,310       30,609      16,921
  Interest Expense.......................................      (1,268)     (19,485)    (15,589)
  Interest Income........................................       2,212           29          --
                                                           ----------   ----------   ---------
                                                               45,254       11,153       1,332
                                                           ----------   ----------   ---------
          Net Income (Loss)..............................  $   37,340   $   17,154   $(104,916)
                                                           ==========   ==========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                       STATEMENTS OF ACCUMULATED DEFICIT
                     AS OF DECEMBER 31, 1996, 1995 AND 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Balance, Beginning of Year................................  $ (87,762)  $(104,916)  $      --
  Net Income (Loss).......................................     37,340      17,154    (104,916)
  Dividends and Distributions.............................   (433,712)         --          --
                                                            ---------   ---------   ---------
Balance, End of Year......................................  $(484,134)  $ (87,762)  $(104,916)
                                                            =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)......................................  $  37,340   $  17,154   $  (104,916)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and Amortization.......................    131,654     133,411        88,147
     (Increase) decrease in:
       Trade Accounts Receivable.........................   (170,493)    (37,643)      (69,693)
       Inventories.......................................     (6,920)     69,871       (75,367)
       Prepaids..........................................         --        (701)         (719)
       NRTC Patronage Capital............................    (44,310)    (30,499)      (16,921)
     Increase (decrease) in:
       Trade Accounts Payable............................    165,114      26,357       164,360
       Accrued Expenses..................................     21,195       2,394         1,684
       Unearned Revenues.................................    447,516      74,091        26,736
          Net Cash Provided by Operating Activities......    581,096     254,435        13,311
                                                           ---------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment..............     (3,504)     (3,131)      (27,829)
  Investment in NRTC Marketing Rights....................         --          --    (1,253,803)
                                                           ---------   ---------   -----------
          Net Cash Used by Investing Activities..........     (3,504)     (3,131)   (1,281,632)
                                                           ---------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Line of Credit Borrowings..............................         --          --       487,534
  Line of Credit Repayments..............................         --    (236,458)     (251,076)
  Borrowings from Stockholder............................         --          --        33,499
  Repayment on Stockholder Loan..........................         --     (33,499)           --
  Distributions to Stockholders..........................   (433,712)         --            --
  Issuance of Common Stock...............................         --          --     1,124,739
                                                           ---------   ---------   -----------
          Net Cash Provided (Used) by Financing
            Activities...................................   (433,712)   (269,957)    1,394,696
                                                           ---------   ---------   -----------
Net Increase (Decrease) in Cash..........................    143,880     (18,653)      126,375
Cash, Beginning of Year..................................    107,722     126,375            --
                                                           ---------   ---------   -----------
Cash, End of Year........................................  $ 251,602   $ 107,722   $   126,375
                                                           ---------   ---------   -----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest.................  $   1,268   $  19,485   $    15,589
                                                           =========   =========   ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide, exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for five counties in Montana, three counties in Idaho, and three counties in Colorado. The Colorado operating rights were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories --

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

recorded. For the five months ended December 31, 1994, the company incurred a loss and no income taxes were due.

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1995 or 1996.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing and the determination of unearned revenue.

  Property, Plant, and Equipment --

     Property, plant and equipment consists principally of office equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods.

  Advertising --

     Advertising costs are charged to expense as incurred.

NOTE 2 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During 1994, a shareholder advanced $33,499 to the Company. This advance had no specific repayment terms and was repaid in 1995.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $73,370 at December 31, 1996.

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The company occupies its offices on a month to month to month rental arrangement. Rent expense was $3,224 in 1994, $12,090 in 1995, and $18,000 in 1996.

NOTE 7 -- SUBSEQUENT EVENT

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of revenues.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                            MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                         AS OF MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                 1997         1996
                                                              ----------   ----------
Current assets
  Cash and Equivalents......................................  $  487,473   $  180,274
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 in 1996 and 1997.............................     215,468      109,312
  Inventories...............................................       8,440       17,536
                                                              ----------   ----------
          Total Current Assets..............................     711,381      307,122
                                                              ----------   ----------
Furniture and Equipment
  Furniture and Equipment...................................      35,581       33,746
  Accumulated Depreciation..................................     (20,686)     (14,412)
                                                              ----------   ----------
     Net Furniture and Equipment............................      14,895       19,334
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,253,803    1,253,803
  Accumulated Amortization..................................    (365,703)    (240,322)
                                                              ----------   ----------
                                                                 888,100    1,013,481
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................         320        1,420
  NRTC Patronage Capital....................................      91,730       47,420
                                                              ----------   ----------
                                                                  92,050       48,840
                                                              ----------   ----------
                                                              $1,706,426   $1,388,777
                                                              ==========   ==========

Current Liabilities
  Trade Payables............................................     389,978      226,939
  Unearned Revenues.........................................     608,590      112,491
  Accrued Salaries and Other................................      13,723       25,896
                                                              ----------   ----------
          Total Current Liabilities.........................   1,012,291      365,326
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (430,604)    (101,288)
                                                              ----------   ----------
          Total Stockholders' Equity........................     694,135    1,023,451
                                                              ----------   ----------
                                                              $1,706,426   $1,388,777
                                                              ==========   ==========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997        1996
                                                              ----------   --------
REVENUES
  DSS Programming Revenues..................................  $1,124,385   $526,368
  DSS Equipment Sales.......................................      22,592     25,467
  Other DSS Sales...........................................       7,909      5,859
                                                              ----------   --------
                                                               1,154,886    557,694
COST OF REVENUES
  Programming Costs.........................................     580,354    296,016
  DSS Equipment Costs.......................................      22,592     22,817
  Other DSS Cost of Revenues................................       2,679      2,888
  Rebates...................................................     170,943     12,570
                                                              ----------   --------
                                                                 776,568    334,291
                                                              ----------   --------
          Gross Profit......................................     378,318    223,403
                                                              ----------   --------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................      64,628     35,881
  Amortization and Depreciation.............................      32,755     32,755
  Bad Debt Expense..........................................      14,907      1,983
  Marketing and Advertising.................................      24,487     20,192
  Other General and Administrative..........................      39,604     39,127
                                                              ----------   --------
                                                                 176,381    129,938
                                                              ----------   --------
          Operating Income..................................     201,937     93,465
                                                              ----------   --------
OTHER INCOME (EXPENSE)
  Interest and Dividend Income..............................       1,728        671
  Interest Expense..........................................        (135)    (1,246)
                                                              ----------   --------
                                                                   1,593       (575)
                                                              ----------   --------
          Net Income........................................  $  203,530   $ 92,890
                                                              ==========   ========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                   STATEMENTS OF RETAINED EARNINGS (DEFICIT)
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Balance, Beginning of Period................................  $(484,134)  $ (87,762)
  Net Income................................................    203,530      92,890
  Dividends and Distributions...............................   (150,000)   (106,416)
                                                              ---------   ---------
Balance, End of Period......................................  $(430,604)  $(101,288)
                                                              =========   =========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Cash Flows from Operating Activities
  Net Income................................................  $ 203,530   $  92,890
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................     32,755      32,755
     (Increase) Decrease in:
       Trade Accounts Receivable............................     62,361      (1,976)
       Inventories..........................................      3,976     (12,040)
       Prepaids.............................................      1,100          --
     Increase (Decrease) in:
       Trade Accounts Payable...............................     34,147      36,222
       Accrued Expenses.....................................    (11,550)     21,818
       Unearned Revenues....................................     60,247      11,664
                                                              ---------   ---------
          Net Cash Provided by Operating Activities.........    386,566     181,333
                                                              ---------   ---------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (695)     (2,365)
                                                              ---------   ---------
          Net Cash Used by Investing Activities.............       (695)     (2,365)
                                                              ---------   ---------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (150,000)   (106,416)
                                                              ---------   ---------
          Net Cash Used by Financing Activities.............   (150,000)   (106,416)
                                                              ---------   ---------
Net Increase in Cash........................................    235,871      72,552
Cash, Beginning of Period...................................    251,602     107,722
                                                              ---------   ---------
Cash, End of Period.........................................    487,473     180,274
                                                              ---------   ---------
Supplemental Disclosures:
  Cash paid during the period for interest..................  $     135   $   1,246
                                                              =========   =========

                            See Selected Information

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

       SELECTED INFORMATION -- SUBSTANTIALLY ALL DISCLOSURES REQUIRED BY
           GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ARE NOT INCLUDED
                            MARCH 31, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

SUBSEQUENT EVENTS

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. On October 2, 1998, the company was acquired by Golden Sky Systems, Inc. Company shareholders received both cash and shares in Golden Sky Holdings, Inc. in this latter transaction.

                             TEG DBS SYSTEMS, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
TEG DBS Systems, Inc.

     We have audited the accompanying statements of operations and cash flows of TEG DBS Systems, Inc. (the Company) for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of TEG DBS Systems, Inc. for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 11, 1999
Kansas City, Missouri

                             TEG DBS SERVICES, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996         1995
                                                              ---------    ---------
Revenue:
  Program revenue...........................................  $ 380,942    $ 125,934
  Equipment sales...........................................         --       69,538
                                                              ---------    ---------
          Total revenue.....................................    380,942      195,472
                                                              ---------    ---------
Costs and expenses:
  Programming costs.........................................    312,874      101,157
  Equipment costs...........................................         --      187,321
  General and administrative................................    148,236      193,774
  Marketing.................................................     14,436       15,551
  Depreciation and amortization.............................     87,544       85,265
                                                              ---------    ---------
          Total costs and expenses..........................    563,090      583,068
                                                              ---------    ---------
          Net loss..........................................   (182,148)    (387,596)
                                                              =========    =========

                See accompanying notes to financial statements.

                             TEG DBS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                1996         1995
                                                              ---------    ---------
Cash flow from operating activities
  Net loss..................................................  $(182,148)   $(387,596)
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization..........................     87,544       85,265
  Changes in:
     Accounts receivable....................................    (50,406)     (15,954)
     Inventory..............................................         --       81,543
     Unearned revenue.......................................    104,860       11,909
     Accounts payable.......................................     61,646       40,154
     Other assets...........................................    146,880     (118,188)
     Other liabilities......................................    (12,897)      16,180
                                                              ---------    ---------
          Net cash provided by (used in) operating
            activities......................................    155,479     (286,687)
                                                              ---------    ---------
Cash flows from investing activities:
  Proceeds from the sale of property, plant and equipment...     13,404           --
  Purchase of property, plant and equipment.................         --      (22,648)
                                                              ---------    ---------
          Net cash provided by (used in) investing
            activities......................................     13,404      (22,648)
                                                              ---------    ---------
Cash flows from financing activities:
  Increase (decrease) in payable to related party...........   (135,039)     110,914
                                                              ---------    ---------
          Net cash provided by (used in) financing
            activities......................................   (135,039)     110,914
                                                              ---------    ---------
          Net change in cash................................     33,844     (198,421)
Beginning of year cash and cash equivalents.................     20,318      218,739
                                                              ---------    ---------
End of year cash and cash equivalents.......................  $  54,162    $  20,318
                                                              =========    =========
Supplemental cash flow disclosure:
  Cash paid for interest....................................  $   7,270    $   8,771

                See accompanying notes to financial statements.

                             TEG DBS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     TEG DBS Systems, Inc. (the Company) is a limited liability company organized in California in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Nevada. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company discontinued selling equipment to customers in 1995.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not a taxable entity for federal and state income tax purposes. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On June 12, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                             TEG DBS SYSTEMS, INC.
                                  (UNAUDITED)

                    SPECIAL PURPOSE STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                             TEG DBS SERVICES, INC.

                    SPECIAL PURPOSE STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997      1996
                                                               --------   -------
Revenues:
  DBS Programming Revenue...................................   $164,028   $64,121
DBS costs and expenses:
  DBS programming costs.....................................    107,516    45,561
  Bad debt expense..........................................      2,606       977
  Rebate expense............................................     43,448     1,272
                                                               --------   -------
          Total costs and expenses..........................    153,570    47,810
                                                               --------   -------
          DBS operations....................................   $ 10,458   $16,311
                                                               ========   =======

                             TEG DBS SYSTEMS, INC.

                      NOTES TO SPECIAL PURPOSE STATEMENTS
                            MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

     TEG DBS Systems, Inc. (the Company) is a limited liability company organized in California in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Nevada. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

REVENUE RECOGNITION

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

BASIS OF PRESENTATION

     The accompanying special purpose statements of operations present the revenue and expense directly attributable to the Company's DBS operations. These statements do not include other costs and expenses such as general and administrative, marketing and depreciation and amortization. Accordingly, had these costs and expenses been included in these special purpose statements, the results of operations would have been reduced.

(2) SUBSEQUENT EVENTS

     On June 12, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Mankato Citizens Telephone Company:

     We have audited the accompanying balance sheets of Direct Vision (the Segment), a segment of Mankato Citizens Telephone Company, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Vision at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

May 30, 1997, except as to note 4,
which is as of July 15, 1997
Kansas City, Missouri

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Inventory.................................................  $   59,336   $  138,396
  Accounts receivable -- subscribers (note 3)...............     122,860       33,964
                                                              ----------   ----------
          Total current assets..............................     182,196      172,360
Intangible assets (net of accumulated amortization of
  $278,419 and $163,211) (note 1)...........................     887,855    1,003,063
Other assets................................................      11,870       11,563
                                                              ----------   ----------
          Total assets......................................  $1,081,921   $1,186,986
                                                              ==========   ==========

LIABILITIES AND SEGMENT EQUITY
Liabilities:
  Accounts payable:
     Intercompany (note 2)..................................  $  319,609      328,486
     Vendors................................................      51,503       22,876
  Unearned revenue..........................................     200,408       24,045
                                                              ----------   ----------
          Total liabilities.................................     571,520      375,407
Segment equity..............................................     510,401      811,579
                                                              ----------   ----------
          Total liabilities and segment equity..............  $1,081,921   $1,186,986
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 735,576   $ 273,712   $  20,825
  Equipment sales.........................................    157,031     148,931      63,980
  Other revenues..........................................     10,773       6,977       1,341
                                                            ---------   ---------   ---------
          Total revenues..................................    903,380     429,620      86,146
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    446,900     170,592      12,894
  Equipment costs.........................................    202,514     166,764      34,969
  Rebate expense..........................................    106,667          --          --
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    756,081     337,356      47,863
                                                            ---------   ---------   ---------
          Gross profit....................................    147,299      92,264      38,283
                                                            ---------   ---------   ---------
Expenses:
  Salaries and commissions................................    197,840     165,493      50,894
  Amortization............................................    120,941     115,208      48,003
  Marketing...............................................    100,508      49,591      40,734
  Billing and other expenses..............................     29,188      12,522       2,797
                                                            ---------   ---------   ---------
                                                              448,477     342,814     142,428
                                                            ---------   ---------   ---------
          Net loss........................................  $(301,178)  $(250,550)  $(104,145)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                          STATEMENTS OF SEGMENT EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                                SEGMENT
                                                                 EQUITY
                                                               ----------
Balance at August 1, 1994...................................   $       --
  Company contribution to segment...........................    1,166,274
  1994 net loss.............................................     (104,145)
                                                               ----------
Balance at December 31, 1994................................    1,062,129
  1995 net loss.............................................     (250,550)
                                                               ----------
Balance at December 31, 1995................................      811,579
  1996 net loss.............................................     (301,178)
                                                               ----------
Balance at December 31, 1996................................   $  510,401
                                                               ==========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $(301,178)  $(250,550)  $  (104,145)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities -- amortization...    115,208     115,208        48,003
  Change in:
     Inventory...........................................     79,060     (74,660)      (63,736)
     Accounts receivable -- subscribers..................    (88,896)    (22,008)      (11,956)
     Other assets........................................       (307)     (7,230)       (4,333)
     Accounts payable -- vendor..........................     28,627      17,077         5,799
     Unearned revenue....................................    176,363      13,924        10,121
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................      8,877    (208,239)     (120,247)
                                                           ---------   ---------   -----------
Investing activities -- purchase of DBS regions..........         --          --    (1,166,274)
                                                           ---------   ---------   -----------
Financing activities:
  Capital contribution by parent.........................         --          --     1,166,274
  Increase (decrease) in payable to parent...............     (8,877)    208,239       120,247
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................     (8,877)    208,239     1,286,521
                                                           ---------   ---------   -----------
          Net change in cash.............................         --          --            --
Cash at beginning of period..............................         --          --            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $      --   $      --   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southern Minnesota.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue

                                 DIRECT VISION
               (A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) RELATED PARTY TRANSACTIONS

     As described in note 1, the operations of the Segment are closely related to those of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

     Intercompany payables as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Intercompany payables for:
  Cash operating losses.....................................  $269,702   $190,847
  Inventory purchases.......................................    59,336    138,396
  Other.....................................................    (9,429)      (757)
                                                              --------   --------
                                                              $319,609   $328,486
                                                              ========   ========

(3) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Segment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996      1995
                                                              --------   -------
Accounts receivable -- programming..........................  $115,113   $27,881
Accounts receivable -- financed equipment sales.............     7,747     6,083
                                                              --------   -------
                                                              $122,860   $33,964
                                                              ========   =======

(4) SUBSEQUENT EVENTS

     On April 29, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on July 15, 1997.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              --------    ---------
Revenue:
  Program revenue...........................................  $592,556    $ 286,647
  Equipment sales...........................................    10,269       95,048
  Other revenue.............................................     6,198        4,789
                                                              --------    ---------
          Total revenue.....................................   609,023      386,484
                                                              --------    ---------
Costs and expenses:
  Programming costs.........................................   351,222      174,706
  Equipment costs...........................................    14,077      101,667
  General and administrative................................   149,501       84,909
  Marketing.................................................    80,272       72,326
  Amortization..............................................    57,604       57,604
  Other expense.............................................    16,164        8,647
                                                              --------    ---------
          Total costs and expenses..........................   668,840      499,859
                                                              --------    ---------
                                                              --------    ---------
          Net loss..........................................   (59,817)    (113,375)
                                                              ========    =========

                            See accompanying notes.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              --------    ---------
Cash flow from operating activities
  Net loss..................................................  $(59,817)   $(113,375)
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Amortization...........................................    57,604       57,604
  Changes in:
     Accounts receivable....................................     7,290       (7,361)
     Inventory..............................................    (2,964)      85,116
     Other assets...........................................   (13,541)      (2,131)
     Accounts payable.......................................   (16,672)    (120,718)
     Unearned revenues......................................    28,100      100,865
                                                              --------    ---------
          Net cash provided by operating activities.........        --           --
                                                              --------    ---------
          Net change in cash................................        --           --
Beginning of period cash and cash equivalents...............
                                                              --------    ---------
End of period cash and cash equivalents.....................  $     --    $      --
                                                              ========    =========

                            See accompanying notes.

                                 DIRECT VISION
                A SEGMENT OF MANKATO CITIZENS TELEPHONE COMPANY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Vision (the Segment) is a segment of Mankato Citizens Telephone Company (the Company). The Company is a wholly-owned subsidiary of Hickory Tech Corporation (the Parent). The Segment was formed in August 1994 for the purpose of acquiring, owning and operating direct broadcast satellite services (DBS) to customers within its franchise areas, which include seven counties in Minnesota.

     The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

     The financial statement presented represent the operations of the Segment, which operates as part of the Company. As a result, substantially all cash transactions relating to the Segment's operations are processed at the Company level. Therefore, the Company is funding the cash operating losses and inventory purchases of the Segment. The Company also absorbs certain immaterial overhead costs such as rent and utilities.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer. The company ceased selling equipment during 1997.

  Use of Estimates

     Management of the Segment has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Segment is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent.

(2) SUBSEQUENT EVENTS

     On July 15, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Ace Telephone Association:

     We have audited the accompanying balance sheets of Satellite Entertainment, Inc., a wholly-owned subsidiary of Ace Telephone Association, as of December 31, 1996 and 1995 and the related statements of operations, shareholder's equity and cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Satellite Entertainment, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the five-month period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

July 3, 1997, except as to note 6,
which is as of July 14, 1997
Kansas City, Missouri

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  156,502   $  120,187
  Accounts receivable, net of allowance of $33,598 in 1996
     (note 2)...............................................     257,995      263,198
  Inventory.................................................      79,008      131,142
                                                              ----------   ----------
          Total current assets..............................     493,505      514,527
Furniture, fixtures and equipment, net of accumulated
  depreciation of $106,968 and $35,791 (note 5).............     326,377      358,245
Intangible assets (net of accumulated amortization of
  $278,851 and $163,464) (note 1)...........................     875,006      990,393
Other assets................................................      39,404       22,189
                                                              ----------   ----------
          Total assets......................................  $1,734,292   $1,885,354
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Accounts payable (note 4).................................  $  105,288   $   65,539
  Unearned revenue..........................................     158,493       35,581
  Other liabilities.........................................      49,197       37,326
                                                              ----------   ----------
          Total current liabilities.........................     312,978      138,446
Long-term liabilities:
  Notes payable (note 4)....................................     350,000      600,000
                                                              ----------   ----------
          Total liabilities.................................     662,978      738,446
                                                              ==========   ==========
Shareholder's equity:
  Common stock ($1 par -- 50,000 shares issued and
     outstanding)...........................................      50,000       50,000
  Additional paid-in capital................................   1,250,000    1,250,000
  Accumulated deficit.......................................    (228,686)    (153,092)
                                                              ----------   ----------
          Total shareholder's equity........................   1,071,314    1,146,908
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $1,734,292   $1,885,354
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Program revenues........................................  $1,216,893   $  542,511   $ 47,779
  Equipment sales.........................................     231,025      378,892    317,902
  Lease revenue (note 5)..................................      96,999       42,392      4,681
  Other revenues..........................................     138,594       82,838     58,004
                                                            ----------   ----------   --------
          Total revenues..................................   1,683,511    1,046,633    428,366
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     794,779      340,460     19,868
  Equipment costs.........................................     213,005      322,617    258,964
  Rebate expense..........................................      85,675       14,909        724
  Other costs of revenue..................................      99,603      128,874     59,859
                                                            ----------   ----------   --------
          Total cost of revenues..........................   1,193,062      806,860    339,415
                                                            ----------   ----------   --------
          Gross profit....................................     490,449      239,773     88,951
                                                            ----------   ----------   --------
Expenses:
  Salaries and commissions................................     139,261       76,904      3,855
  Depreciation and amortization...........................     186,563      147,794     51,462
  Bad debt expense........................................      56,587        4,274         --
  Marketing...............................................      97,044      111,068     38,060
  Other...................................................      84,791       64,656     13,110
                                                            ----------   ----------   --------
                                                               564,246      404,696    106,487
                                                            ----------   ----------   --------
          Operating loss..................................     (73,797)    (164,923)   (17,536)
  Other income............................................       4,129        5,431         --
  Interest income.........................................      17,002       12,707      4,170
  Interest expense........................................     (52,394)     (64,989)    (7,440)
                                                            ----------   ----------   --------
          Loss before tax benefit.........................    (105,060)    (211,774)   (20,806)
Income tax benefit (note 3)...............................      29,466       70,964      8,524
                                                            ----------   ----------   --------
          Net loss........................................  $  (75,594)  $ (140,810)  $(12,282)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                            ADDITIONAL
                                                  COMMON     PAID-IN     RETAINED      TOTAL
                                                   STOCK     CAPITAL     EARNINGS      EQUITY
                                                  -------   ----------   ---------   ----------
Balance at August 1, 1994.......................  $    --   $       --   $      --   $       --
  Sale of common stock..........................   50,000    1,250,000          --    1,300,000
  Net loss......................................       --           --     (12,282)     (12,282)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1994....................   50,000    1,250,000     (12,282)   1,287,718
  Net loss......................................       --           --    (140,810)    (140,810)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1995....................   50,000    1,250,000    (153,092)   1,146,908
  Net loss......................................       --           --     (75,594)     (75,594)
                                                  -------   ----------   ---------   ----------
Balance at December 31, 1996....................  $50,000   $1,250,000   $(228,686)  $1,071,314
                                                  =======   ==========   =========   ==========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
               AND THE FIVE-MONTH PERIOD ENDED DECEMBER 31, 1994

                                                             1996        1995         1994
                                                           ---------   ---------   -----------
Operating activities:
  Net loss...............................................  $ (75,594)  $(140,810)  $   (12,282)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization.......................    186,563     147,794        51,462
     Bad debt expense....................................     56,587       4,274            --
  Change in:
     Accounts receivable.................................    (51,384)   (128,073)     (139,399)
     Inventory...........................................     52,134     298,286      (429,428)
     Other assets........................................    (17,215)    (22,189)           --
     Accounts payable....................................     39,749    (121,284)      186,823
     Unearned revenue....................................    122,912      26,401         9,180
     Other liabilities...................................     11,871      32,283         5,043
                                                           ---------   ---------   -----------
          Net cash provided by (used in) operating
            activities...................................    325,623      96,682      (328,601)
                                                           ---------   ---------   -----------
Investing activities:
  Purchase of furniture, fixtures and equipment..........    (39,308)   (255,942)     (138,095)
  Purchase of DBS regions................................         --          --    (1,153,857)
                                                           ---------   ---------   -----------
          Net cash used in investing activities..........    (39,308)   (255,942)   (1,291,952)
                                                           ---------   ---------   -----------
Financing activities:
  Sale of common stock...................................         --          --     1,300,000
  Proceeds from issuance of notes payable................         --          --       600,000
  Payments on notes payable..............................   (250,000)         --            --
                                                           ---------   ---------   -----------
          Net cash provided by (used in) financing
            activities...................................   (250,000)         --     1,900,000
                                                           ---------   ---------   -----------
          Net change in cash.............................     36,315    (159,260)      279,447
Cash at beginning of period..............................    120,187     279,447            --
                                                           ---------   ---------   -----------
Cash at end of period....................................  $ 156,502   $ 120,187   $   279,447
                                                           =========   =========   ===========
Cash paid for interest...................................  $  62,528   $  56,299   $        --
                                                           =========   =========   ===========

                See accompanying notes to financial statements.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Revenues for equipment sales are recognized when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of DBS receivers, satellite dishes and accessories as well as retail inventory at a Radio Shack franchise owned and operated by the Company. Radio Shack inventory had a carrying value at December 31, 1996 and 1995 of $30,079 and $31,139, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables, accounts payable and notes payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment are carried at cost and depreciated on a straight-line basis over their estimated useful lives, which range from five to thirty years.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over a period of ten years, which is the expected useful life of the revenue stream of those services.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes.

(2) ACCOUNTS RECEIVABLE

     Trade receivables consist primarily of amounts due from subscribers for monthly programming fees and equipment purchases financed by the Company. Trade receivables as of December 31, 1996, 1995 and 1994 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming...............................................  $121,727   $ 65,884
  Financed equipment sales..................................   133,913    195,454
  Other.....................................................     2,355      1,860
                                                              --------   --------
                                                              $257,995   $263,198
                                                              ========   ========

(3) INCOME TAXES

     The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

     Total income tax benefit differs from expected income tax benefit as follows:

                                                            1996      1995      1994
                                                           -------   -------   ------
Expected income tax benefit at 34%.......................  $35,720   $72,003   $7,074
Difference due to income tax benefit allocation made by
  Parent.................................................   (6,254)   (1,039)   1,450
                                                           -------   -------   ------
          Total income tax benefit.......................  $29,466   $70,964   $8,524
                                                           =======   =======   ======

     If the Company had filed income taxes on a separate return basis, any tax benefit and net operating loss carry-forward would not be recognizable due to the Company's recurring historical losses Pro forma net income would therefore be as follows:

 1996       1995      1994
-------   --------   -------
$88,545   $190,050   $20,806
=======   ========   =======

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) RELATED PARTY TRANSACTIONS

     The Company has a revolving line of credit with the Parent whereby the Parent will loan the Company cash for operating purposes up to $1,000,000. These borrowings carry interest at prime plus two percent and require quarterly interest-only payments, with the unpaid principal balance due on April 27, 1999. The unpaid balance of these borrowings totaled $350,000 and $600,000 at December 31, 1996 and 1995, respectively.

     The Company is also party to various intercompany transactions with the Parent and a subsidiary of the Parent, including interest accruals on the line of credit noted above, intercompany cash receipts and tax benefits arising from the Company's net losses. Net receivable balances due from the Parent offset against accounts payable at December 31, 1996 and 1995 were $43,323 and $34,486, respectively.

(5) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for a minimum one-year period at a fixed monthly rental charge. After one year, the customer may continue to lease the equipment on a month-to-month basis. All minimum rents due under such leases at December 31, 1996, 1995 and 1994 are, therefore, due within the next calendar year.

     The above leases qualify for operating lease treatment and, accordingly, the leased units are transferred from inventory to furniture, fixtures and equipment at average cost when leased and depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned. The carrying amount of leased equipment included in furniture, fixtures and equipment at December 31, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $299,744   $286,104
Accumulated depreciation....................................   (92,261)   (28,935)
                                                              --------   --------
  Net carrying cost.........................................  $207,483   $257,169
                                                              ========   ========

(6) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting-deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $38,239 and $21,724 at December 31, 1996 and 1995, respectively.

(7) SUBSEQUENT EVENTS

     On March 21, 1997, the Company contracted to sell substantially all of its assets to Golden Sky Systems, Inc. The sale closed on July 14, 1997.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997        1996
                                                              ----------   --------
Revenue:
  Program revenue...........................................  $  819,501   $553,637
  Equipment sales...........................................     108,623    120,499
  Lease revenue.............................................      39,002     47,144
  Other revenue.............................................      57,331     45,835
                                                              ----------   --------
          Total revenues....................................   1,024,457    767,115
                                                              ----------   --------
Costs and expenses:
  Programming costs.........................................     466,863    277,740
  Equipment costs...........................................      92,666     70,121
  Rebate expense............................................      62,106     41,978
  Selling, general and Administrative.......................     236,689    202,054
  Depreciation and amortization.............................      94,786     92,043
  Bad debt expense..........................................      31,019     26,963
  Other.....................................................      70,020     42,727
                                                              ----------   --------
          Total costs and expenses..........................   1,054,149    753,626
                                                              ----------   --------
          Operating income (loss)...........................     (29,692)    13,489
Interest income.............................................      13,413     13,366
Interest expense............................................     (11,883)   (30,654)
                                                              ----------   --------
          Loss before tax benefit...........................     (28,162)    (3,799)
Income tax benefit..........................................       9,400      1,296
                                                              ----------   --------
          Net loss..........................................  $  (18,762)  $ (2,503)
                                                              ==========   ========

                            See accompanying notes.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   --------
Operating Activities
  Net loss..................................................  $ (18,762)  $ (2,503)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................     94,786     92,043
     Bad debt expense.......................................     31,019     26,963
  Changes in:
     Accounts receivable....................................     52,328    (10,695)
     Inventory..............................................     39,141     57,816
     Other assets...........................................      5,930    (16,050)
     Accounts payable.......................................     48,133     49,026
     Unearned revenue.......................................         --     24,048
     Other liabilities......................................    (48,174)   (30,090)
                                                              ---------   --------
Net cash provided by operating activities...................    204,401    190,558
                                                              ---------   --------
Investing activities:
  Sale (purchase) of furniture, fixtures, and equipment.....     26,799    (68,304)
                                                              ---------   --------
Net cash provided by (used in) investing activities.........     26,799    (68,304)
                                                              ---------   --------
Financing activities:
  Payments on notes payable.................................   (200,000)   (50,000)
                                                              ---------   --------
Net cash used in financing activities.......................   (200,000)   (50,000)
                                                              ---------   --------
Net increase in cash........................................     31,200     72,254
Cash at beginning of period.................................    156,502    120,187
                                                              ---------   --------
Cash at end of period.......................................  $ 187,702   $192,441
                                                              =========   ========

                            See accompanying notes.

                         SATELLITE ENTERTAINMENT, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF ACE TELEPHONE ASSOCIATION)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Satellite Entertainment, Inc. (the Company) is a wholly-owned subsidiary of Ace Telephone Association (the Parent). The Company was formed in August 1994 for the purpose of owning and operating direct broadcast satellite (DBS) television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At June 30, 1997 and 1996, the Company had the operating rights for three counties in Minnesota and five counties in Michigan.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not directly subjected to income taxes as it's net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations. There are no significant differences between tax and book basis resulting in deferred tax assets or liabilities.

(2) SUBSEQUENT EVENTS

     On July 14, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                              GVEC RURAL TV, INC.

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GVEC Rural TV, Inc.,
Guadalupe Valley Electric Cooperative and
Guadalupe Valley Development Corporation:

     We have audited the accompanying balance sheets of GVEC Rural TV, Inc. as of December 31, 1996 and 1995 and the related statements of operations, investors' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GVEC Rural TV, Inc. at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 8, 1997
Kansas City, Missouri

                              GVEC RURAL TV, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash and cash equivalents.................................  $  563,055   $       --
  Accounts receivable (notes 2 and 7).......................     214,827      186,101
  Inventory.................................................      47,348      286,718
  Note receivable (note 3)..................................      50,000       50,000
                                                              ----------   ----------
          Total current assets..............................     875,230      522,819
Intangible asset (net of accumulated amortization of
  $149,760 and $93,600).....................................     411,883      468,043
Other assets:
  Lease receivable -- noncurrent (note 7)...................     492,593      558,065
  Note receivable (note 3)..................................      30,000       80,000
  NRTC patronage capital (note 5)...........................      41,515       18,848
  Organizational costs......................................      31,436       39,295
                                                              ----------   ----------
          Total assets......................................  $1,882,657   $1,687,070
                                                              ==========   ==========

                         LIABILITIES AND INVESTORS' CAPITAL

Current liabilities:
  Accounts payable..........................................  $  122,258   $   45,604
  Related party accounts payable (note 6)...................      16,707           --
  Unearned revenue..........................................     108,106       24,571
  Other liabilities (note 5)................................      43,164       18,848
                                                              ----------   ----------
          Total current liabilities.........................     290,235       89,023
                                                              ----------   ----------
Investors' capital:
  Common stock -- class A, $1 par value; 100,000 shares
     authorized, 7,500 shares issued and outstanding........       7,500           --
  Common stock -- class B, $1 par value, 10,000 shares
     authorized, 2,500 shares issued and outstanding........       2,500           --
  Additional paid-in capital................................   1,638,047           --
  Retained earnings.........................................     (55,625)          --
  Segment equity............................................          --    1,598,047
                                                              ----------   ----------
          Total investors' capital..........................   1,592,422    1,598,047
                                                              ----------   ----------
          Total liabilities and investors' capital..........  $1,882,657   $1,687,070
                                                              ==========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996         1995        1994
                                                            ----------   ----------   --------
Revenues:
  Programming revenues....................................  $  752,079   $  336,503   $ 36,346
  Equipment sales.........................................     294,455      740,161    411,023
  Other revenues..........................................     241,862      219,011    181,728
                                                            ----------   ----------   --------
          Total revenues..................................   1,288,396    1,295,675    629,097
                                                            ----------   ----------   --------
Cost of revenues:
  Programming costs.......................................     431,058      210,394     23,649
  Equipment costs.........................................     298,919      545,565    273,326
  Rebate expense..........................................      14,558       10,900         --
  Other cost of revenues..................................     150,407      132,625    175,066
                                                            ----------   ----------   --------
          Total cost of revenues..........................     894,942      899,484    472,041
                                                            ----------   ----------   --------
          Gross profit....................................     393,454      396,191    157,056
                                                            ----------   ----------   --------
Expenses:
  Salaries, wages and commissions.........................     213,107      259,808    112,910
  Amortization............................................      64,019       56,160     37,440
  Bad debt expense........................................      96,775        8,735         --
  Other...................................................      90,704      112,988     10,911
                                                            ----------   ----------   --------
          Total expenses..................................     464,605      437,691    161,261
                                                            ----------   ----------   --------
          Operating loss..................................     (71,151)     (41,500)    (4,205)
Gain on sale of wireless TV rights (note 3)...............          --      230,000         --
                                                            ----------   ----------   --------
          Income (loss) before interest...................     (71,151)     188,500     (4,205)
Other income..............................................       2,141        3,537         --
Interest income...........................................      13,385        8,537         --
                                                            ----------   ----------   --------
          Income (loss)...................................  $  (55,625)  $  200,574   $ (4,205)
                                                            ==========   ==========   ========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                        STATEMENTS OF INVESTORS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                   CLASS A   CLASS B   ADDITIONAL
                                   COMMON    COMMON     PAID-IN     RETAINED     SEGMENT       TOTAL
                                    STOCK     STOCK     CAPITAL     EARNINGS     EQUITY        EQUITY
                                   -------   -------   ----------   --------   -----------   ----------
Beginning balance -- December 31,
  1993...........................  $   --    $   --    $       --   $     --   $   561,643   $  561,643
  Cash investment by GVEC........      --        --            --         --       359,195      359,195
  Net loss.......................      --        --            --         --        (4,205)      (4,205)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1994.....      --        --            --         --       916,633      916,633
  Cash investment by GVEC........      --        --            --         --       480,840      480,840
  Net income.....................      --        --            --         --       200,574      200,574
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1995.....      --        --            --         --     1,598,047    1,598,047
  Capitalization of GVEC Rural
     TV, Inc. by GVEC in exchange
     for 7,500 common shares.....   7,500        --     1,590,547         --    (1,598,047)          --
  Sale of 2,500 common shares to
     GVDC........................      --     2,500        47,500         --            --       50,000
  1996 net loss..................      --        --            --    (55,625)           --      (55,625)
                                   ------    ------    ----------   --------   -----------   ----------
Balance at December 31, 1996.....  $7,500    $2,500    $1,638,047   $(55,625)  $        --   $1,592,422
                                   ======    ======    ==========   ========   ===========   ==========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                               1996       1995        1994
                                                             --------   ---------   ---------
Operating activities:
  Net income (loss)........................................  $(55,625)  $ 200,574   $  (4,205)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Amortization..........................................    64,019      56,160      37,440
     Bad debt expense......................................    96,775       8,735          --
     Gain on sale of wireless TV rights....................        --    (230,000)         --
  Changes in:
     Accounts and leases receivable........................   (60,029)   (530,311)   (222,590)
     Inventory.............................................   239,370     (97,879)   (188,839)
     Other assets..........................................        --     (39,295)         --
     Accounts payable......................................    88,661      34,243      11,361
     Unearned revenues.....................................    83,535      16,933       7,638
     Other liabilities.....................................     6,349          --          --
                                                             --------   ---------   ---------
          Net cash provided by (used in) operating
            activities.....................................   463,055    (580,840)   (359,195)
                                                             --------   ---------   ---------
Investing activities:
  Payments on notes receivable.............................    50,000     100,000          --
                                                             --------   ---------   ---------
          Net cash provided by investing activities........    50,000     100,000          --
                                                             --------   ---------   ---------
Financing activities:
  Cash investments by GVEC.................................        --     480,840     359,195
  Proceeds from issuance of stock..........................    50,000          --          --
                                                             --------   ---------   ---------
          Net cash provided by financing activities........    50,000     480,840     359,195
                                                             --------   ---------   ---------
          Net change in cash...............................   563,055          --          --
Cash at beginning of year..................................        --          --          --
                                                             --------   ---------   ---------
Cash at end of year........................................  $563,055   $      --   $      --
                                                             ========   =========   =========

                See accompanying notes to financial statements.

                              GVEC RURAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     GVEC Rural TV, Inc. (the Company) is a Texas Corporation organized for the purpose of owning and operating direct broadcast services (DBS) television systems to customers within its franchise areas which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Television Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

     The Company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

     Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

     The financial statements presented as of and for the year ended December 31, 1996 present the financial position and operations of the Company. As of and for the years ended December 31, 1995 and 1994, the financial statements represent the financial position and operation of GVEC's rural television segment. This segment was not a separate subsidiary of GVEC nor was it operated as a separate entity in 1995 or 1994. The financial statements for 1995 and 1994 presented herein have been derived from the records of GVEC and have been prepared to present the segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which were allocated to the segment by GVEC. Such allocated expenses may or may not be indicative of what such expenses would have been had the segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Cash Equivalents

     The Company considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

  Inventory

     Inventory is stated at the lower of average cost or market and consists primarily of receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of

                              GVEC RURAL TV, INC.

assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial reporting and tax basis of certain assets.

  Organizational Costs

     The cost of legal and other professional fees associated with the formation of GVEC Rural TV, Inc. on January 1, 1996 were capitalized and were being amortized over a five-year period.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees and for rental charges on leased equipment. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Programming (net of allowance of $3,418 and $0 at December
  31, 1996 and 1995)........................................  $ 64,117   $ 42,784
Equipment leases -- current portion (note 7)................   122,967    130,904
Other.......................................................    27,743     12,413
                                                              --------   --------
                                                              $214,827   $186,101
                                                              ========   ========

                              GVEC RURAL TV, INC.

(3) NOTE RECEIVABLE

     In January 1995, the Company sold for $230,000 its rights to provide certain wireless television services to an unrelated party. An initial payment of $100,000 was received at the time of sale, and the buyer signed a note for the remaining $130,000. The note was paid in full in March 1997.

(4) INCOME TAXES

     The Company's deferred tax assets relate principally to nondeductible reserves for bad debt and a net operating loss carryforward.

     A summary of deferred tax assets at December 31, 1996 follows:

Deferred tax assets:
  Temporary differences.....................................   $ 2,056
  Net operating loss carryforward...........................     7,552
                                                               -------
          Total deferred tax assets.........................     9,608
Less asset valuation reserve................................    (9,608)
                                                               -------
          Net deferred tax assets...........................   $    --
                                                               =======

     Due to outstanding net operating loss carryforwards, no provision for income taxes was recorded in 1996. The net operating loss for tax purposes of $22,211 as of December 31, 1996 expires in 2011.

     In 1995 and 1994, the Company was not directly subject to income taxes, as it was operated as a segment of GVEC. GVEC did not allocate tax expense (benefit) to the segment and, accordingly, no provision for income taxes has been made in 1995 or 1994.

(5) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income of $41,515 and $18,848 was included in other liabilities at December 31, 1996 and 1995, respectively.

(6) RELATED PARTY TRANSACTIONS

     On January 1, 1996, GVEC contributed all of its satellite television assets to GVEC Rural TV, Inc. in exchange for 100% of the issued and outstanding 7,500 shares of Class A common stock. These assets were recorded at historical cost. GVDC purchased 100% of the issued and outstanding 2,500 shares of Class B common stock in January 1996. Class A and B common shares have identical features except that dividends may be declared separately on each issue at the discretion of the Board of Directors. GVEC and GVEC Rural TV, Inc. share the same Board of Directors as GVDC.

     GVEC continues to perform management and accounting functions for GVEC Rural TV, Inc. and bills GVEC Rural TV, Inc. for such services. A related payable to GVEC of $16,707 exists at December 31, 1996.

                              GVEC RURAL TV, INC.

(7) LEASES

     In addition to selling satellite television equipment, the Company also leases the equipment to customers for periods of three to seven years at a fixed monthly rental charge. These leases qualify as sales-type capital leases and are therefore recorded as sales of equipment.

     Future minimum rental payments to be received, less a monthly handling fee and an allowance for uncollectible accounts, are included in accounts receivable. At December 31, 1996, 1995 and 1994, the net lease receivable was $615,560, $688,969 and $202,500, respectively. The December 31, 1996 lease receivable is to be received in subsequent years as follows:

1997........................................................   $122,967
1998........................................................    122,967
1999........................................................    122,967
2000........................................................    122,967
2001........................................................    114,689
Thereafter..................................................     41,401
Less allowance..............................................    (32,398)
                                                               --------
          Total.............................................   $615,560
                                                               ========

     Lease receivables due within one year are classified as current receivables on the Company's balance sheets.

(8) SUBSEQUENT EVENT

     On June 3, 1997, the Company contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on July 8, 1997.

                              GVEC RURAL TV, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                              GVEC RURAL TV, INC.

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $527,263   $376,622
  Equipment sales...........................................    57,971    167,092
  Other revenue.............................................    70,114     65,193
                                                              --------   --------
          Total revenues....................................   655,348    608,907
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   307,158    200,738
  Equipment costs...........................................    56,781    153,828
  Rebate expense............................................     4,929      6,523
  General and Administrative................................   176,388    133,995
  Amortization..............................................    28,080     28,080
  Bad debt expense..........................................    58,889     48,395
  Other.....................................................   111,019     55,512
                                                              --------   --------
          Total costs and expenses..........................   743,244    627,071
                                                              --------   --------
          Operating loss....................................   (87,896)   (18,164)
Interest income.............................................     7,663      6,954
                                                              --------   --------
          Net loss..........................................  $(80,233)  $(11,210)
                                                              ========   ========

                            See accompanying notes.

                              GVEC RURAL TV, INC.

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Operating Activities
  Net loss..................................................  $(80,233)  $(11,210)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Amortization...........................................    28,080     28,080
     Bad Debt Expense.......................................    58,889     48,395
  Changes in:
     Accounts and leases receivable.........................   146,539    (67,956)
     Inventory..............................................    23,610    160,878
     Other assets...........................................    (5,348)   (18,738)
     Accounts payable.......................................    (8,445)    14,977
     Unearned revenue.......................................   (59,937)    55,429
     Other liabilities......................................   (34,834)    11,442
                                                              --------   --------
Net cash provided by operating activities...................    68,321    221,297
                                                              --------   --------
Investing activities:
  Payments on notes receivable..............................    80,000     50,000
                                                              --------   --------
Net cash provided by investing activities...................    80,000     50,000
                                                              --------   --------
Financing activities:
  Proceeds from issuance of stock...........................        --     50,000
                                                              --------   --------
Net cash provided by financing activities...................        --     50,000
                                                              --------   --------
Net increase in cash........................................   148,321    321,297
Cash at beginning of period.................................   563,055         --
                                                              --------   --------
Cash at end of period.......................................  $711,376   $321,297
                                                              ========   ========

                            See accompanying notes.

                              GVEC RURAL TV, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     GVEC Rural TV, Inc. (the Company) is a Texas corporation organized for the purpose of owning and operating direct broadcast satellite services (DBS) to customers within its franchise areas, which include four counties in central Texas. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. The Company also provides C-Band satellite television services.

     The company is owned by Guadalupe Valley Electric Cooperative (GVEC) and Guadalupe Valley Development Corporation (GVDC).

     Prior to January 1, 1996, the operations of the Company were reported as a segment of GVEC. On January 1, 1996, GVEC incorporated its rural television segment into a separate entity (the Company). This was achieved by GVEC's contribution of certain assets in exchange for Company stock.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of the sale of C-Band equipment, G-Band program revenues and various DBS maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     Due to outstanding net operating loss carryforwards, no provision for income taxes has been recorded as it is not recoverable.

(2) SUBSEQUENT EVENTS

     On July 8, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Jackson Electric Cooperative:

     We have audited the accompanying balance sheets JECTV (the Segment) as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JECTV as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 15, 1997, except at to
notes 6 and 7, which
are as of September 2 and
August 26, 1997 respectively
Kansas City, Missouri

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
Current assets:
  Cash......................................................  $  429,507   $  177,492
  Accounts receivable (note 2)..............................     152,778      106,540
  Inventory.................................................     187,612      445,896
  Notes receivable (note 3).................................     289,100      441,175
                                                              ----------   ----------
          Total current assets..............................   1,058,997    1,171,103
Furniture, fixtures and equipment (net of accumulated
  depreciation of $224,861 and $41,785) (note 5)............     775,865      542,015
Intangible assets (net of accumulated amortization of
  $179,455 and $107,673)....................................     538,366      610,148
Other assets (note 4).......................................      75,488       17,731
                                                              ----------   ----------
          Total assets......................................  $2,448,716   $2,340,997
                                                              ==========   ==========

                           LIABILITIES AND SEGMENT EQUITY

Current liabilities:
  Accounts payable (note 6).................................  $  235,101   $  118,865
  Unearned revenue..........................................     176,368       54,189
  Accrued interest (note 6).................................     155,807       50,526
  Other (note 4)............................................      80,383       22,871
  Note payable (note 6).....................................   1,451,796    1,340,630
                                                              ----------   ----------
          Total current liabilities.........................   2,099,455    1,587,081
Segment equity..............................................     349,261      753,916
                                                              ----------   ----------
          Total liabilities and segment equity..............  $2,448,716   $2,340,997
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                           ----------   ----------   ---------
Revenues:
  Programming revenues...................................  $1,609,572   $  723,437   $  29,503
  Equipment sales........................................     359,579      644,505     469,865
  Lease revenue (note 5).................................     197,417       48,022          --
  Other revenues.........................................      84,816      218,462      58,865
                                                           ----------   ----------   ---------
          Total revenues.................................   2,251,384    1,634,426     558,233
                                                           ----------   ----------   ---------
Cost of revenues:
  Programming costs......................................   1,007,875      447,331      30,582
  Equipment costs........................................     421,622      604,891     395,433
  Rebate expense.........................................      78,703       14,882         472
  Other costs of revenues................................     125,059      160,991      82,104
                                                           ----------   ----------   ---------
          Total cost of revenues.........................   1,633,259    1,228,095     508,591
                                                           ----------   ----------   ---------
          Gross profit...................................     618,125      406,331      49,642
                                                           ----------   ----------   ---------
Expenses:
  Salaries, wages and commissions........................     225,449      179,332      76,991
  Depreciation and amortization..........................     256,858      105,566      39,435
  Bad debt expense.......................................     161,383      165,236      11,607
  Marketing..............................................     104,850      190,631      12,124
  Other selling, general and administrative expenses.....      48,636       43,059      16,687
                                                           ----------   ----------   ---------
                                                              797,176      683,824     156,844
                                                           ----------   ----------   ---------
          Operating loss.................................    (179,051)    (277,493)   (107,202)
Interest income..........................................      40,867       31,437          --
Interest expense.........................................    (105,281)     (50,526)         --
                                                           ----------   ----------   ---------
          Net loss.......................................  $ (243,465)  $ (296,582)  $(107,202)
                                                           ==========   ==========   =========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993................................      $  717,821
  Additional investment by Jackson Electric.................         730,719
  Net loss..................................................        (107,202)
                                                                  ----------
Balance at December 31, 1994................................       1,341,338
  Return of capital to Jackson Electric.....................        (290,840)
  Net loss..................................................        (296,582)
                                                                  ----------
Balance at December 31, 1995................................         753,916
  Return of capital to Jackson Electric.....................        (161,190)
  Net loss..................................................        (243,465)
                                                                  ----------
Balance at December 31, 1996................................      $  349,261
                                                                  ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                              1996         1995        1994
                                                            ---------   ----------   ---------
Cash from operating activities:
  Net loss................................................  $(243,465)  $ (296,582)  $(107,202)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................    256,858      105,566      39,435
     Bad debt expense.....................................    161,383      165,236      11,607
  Change in:
     Accounts receivable..................................   (169,623)     (87,112)    (75,658)
     Inventory............................................    (27,017)    (703,393)   (157,278)
     Other assets.........................................    (57,757)     (17,731)         --
     Accounts payable.....................................    116,236       96,037      22,828
     Unearned revenue.....................................    122,179       37,819      16,370
     Accrued interest.....................................    105,281       50,526          --
     Other liabilities....................................     59,969       16,806       6,065
                                                            ---------   ----------   ---------
          Net cash provided by (used in) operating
            activities....................................    324,044     (632,828)   (243,833)
                                                            ---------   ----------   ---------
Cash flows from investing activities:
  Additions to equipment..................................   (136,082)    (129,711)    (34,857)
  Issuance of notes receivable............................    (79,957)    (621,246)   (174,863)
  Payments on notes receivable............................    194,034      216,594      17,727
                                                            ---------   ----------   ---------
          Net cash used in investment activities..........    (22,005)    (534,363)   (191,993)
                                                            ---------   ----------   ---------
Cash flows from financing activities:
  Cash invested by (returned to) Jackson Electric.........   (161,190)    (290,840)    730,719
  Proceeds from issuance of debt..........................  1,006,807    1,552,500          --
  Payments on debt........................................   (895,641)    (211,870)         --
                                                            ---------   ----------   ---------
          Net cash provided by (used in) financing
            activities....................................    (50,024)   1,049,790     730,719
                                                            ---------   ----------   ---------
          Net change in cash..............................    252,015     (117,401)    294,893
Cash at beginning of period...............................    177,492      294,893          --
                                                            ---------   ----------   ---------
Cash at end of period.....................................  $ 429,507   $  177,492   $ 294,893
                                                            =========   ==========   =========

              See accompanying notes to the financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     JECTV (the Segment) is a segment of Jackson Electric Cooperative (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for seven counties in southeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of accounts receivable, notes receivable, accounts payable, and long-term debt are carried at cost, which approximates fair value.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Company, and thus the Segment, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Accounts receivable:
  Programming and leases (net of allowance of $7,700 and
     $0)....................................................  $124,839   $ 99,858
  Equipment sales (net of allowance of $14,200 and $0)......    27,939      6,682
                                                              --------   --------
                                                              $152,778   $106,540
                                                              ========   ========

(3) NOTES RECEIVABLE

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Segment repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

     At December 31, 1996 and 1995, the net notes receivable balance consists of the following:

                                                                1996       1995
                                                              --------   ---------
Notes receivable............................................  $447,711   $ 561,788
Less allowance..............................................  (158,611)   (120,613)
                                                              --------   ---------
          Notes receivable, net.............................  $289,100   $ 441,175
                                                              ========   =========

(4) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 and 1995 was $75,488 and $17,731, respectively.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(5) LEASES

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases have minimum lease terms of two years, which can be extended to up to seven years at the lessee's option.

     These leases qualify as operating leases and accordingly, the leased units are transferred from the Segment's inventory of existing units and included in furniture, fixtures and equipment at average cost along with related installation costs. Leased units are depreciated on a straight line basis over a five-year period, which approximates the average length of the rental term. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in furniture, fixtures and equipment at December 1, 1996 and 1995 is as follows:

                                                                1996       1995
                                                              --------   --------
Cost........................................................  $936,701   $549,507
Accumulated depreciation....................................  (202,871)   (30,845)
                                                              --------   --------
          Net carrying cost.................................  $733,830   $518,662
                                                              ========   ========

     Future minimum lease payments to be received under the Segment's equipment leases are approximately $113,000 in 1997 and $20,000 in 1998.

(6) RELATED PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

     The Company also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Segment. A percentage of the outstanding debt and a percentage of the interest paid to the finance company under the line of credit is allocated to the Segment. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 and 1995. Interest expense allocated to the Segment was $105,281, $50,526, and $0 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The Company also allocates certain salary costs associated with operating the Segment to the Segment's expense accounts. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany liabilities included in the Segment's December 31, 1996 and 1995 balance sheets are as follows:

                                                                 1996         1995
                                                              ----------   ----------
Accounts payable............................................  $   34,494   $       --
Long-term debt..............................................  $1,451,796   $1,340,630
Accrued interest............................................  $  155,807   $   50,526

     The line of credit noted above was paid off September 2, 1997 in conjunction with the sale of the Segment noted in note 5.

(7) SUBSEQUENT EVENTS

     On July 15, 1997, the Company contracted to sell substantially all of the Segment's assets to Golden Sky Systems, Inc. The acquisition closed on August 26, 1997.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX-MONTHS ENDED JUNE 30, 1997 AND 1996

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
Revenue:
  Program revenue...........................................  $  888,822   $  781,222
  Equipment sales...........................................     127,622      176,050
  Lease and other revenue...................................     139,278      143,041
                                                              ----------   ----------
          Total revenue.....................................   1,155,722    1,100,313
                                                              ----------   ----------
Costs and expenses:
  Programming costs.........................................     503,259      492,170
  Equipment costs...........................................     149,488      205,979
  Rebate expense and other costs of revenues................     167,445      105,928
  Selling, general and administrative.......................     230,355      216,807
  Depreciation and amortization.............................     139,814      121,517
  Bad debt expense..........................................     103,467       80,692
                                                              ----------   ----------
          Total costs and expenses..........................   1,293,828    1,223,093
                                                              ----------   ----------
          Operating loss....................................    (138,106)    (122,780)
Non-operating items:
  Interest income...........................................      13,005       21,971
  Interest expense..........................................     (41,981)     (55,539)
                                                              ----------   ----------
                                                                 (28,976)     (33,568)
                                                              ----------   ----------
          Net loss..........................................  $ (167,082)  $ (156,348)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   ---------
Cash flow from operating activities Net loss................  $(167,082)  $(156,348)
  Adjustments to reconcile net cash income to net used in
     operating activities:
     Depreciation and amortization..........................    139,814     121,517
     Bad debt expense.......................................    103,467      80,692
  Changes in:
     Accounts receivable....................................   (136,180)   (153,264)
     Inventory..............................................     30,702     253,161
     Accounts payable.......................................   (147,322)     (2,790)
     Unearned revenues......................................    (80,989)     10,267
     Accrued interest and other liabilities.................   (155,807)    (50,701)
                                                              ---------   ---------
          Net cash provided by (used in) operating
            activities......................................   (413,397)    102,534
                                                              ---------   ---------
Cash flows from investing activities:
  Issuance of notes receivable..............................         --    (195,354)
  Payments on notes receivable..............................     34,114      61,254
  Purchase of equipment.....................................    124,204    (187,690)
                                                              ---------   ---------
          Net cash provided by (used in) investing
            activities......................................    158,318    (321,790)
                                                              ---------   ---------
Cash flows from financing activities:
  Proceeds from new notes payable...........................         --     558,987
  Payments on notes payable.................................         --    (447,821)
                                                              ---------   ---------
          Net cash provided by financing activities.........         --     111,166
                                                              ---------   ---------
          Net change in cash................................   (255,079)   (108,090)
Beginning of period cash and cash equivalents...............    429,507     177,492
                                                              ---------   ---------
End of period cash and cash equivalents.....................  $ 174,428   $  69,402
                                                              =========   =========

                See accompanying notes to financial statements.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     JECTV (the Company) is a Segment of Jackson Electric Cooperative (the Parent). The Company was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Parent. The Parent is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. The Company has the operating rights for seven counties in Texas.

     The Company is not a separate subsidiary of the Parent nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Parent and have been prepared to present the Company's results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Company by the Parent. Such allocated expenses may or may not be indicative of what such expenses would have been had the Company been operated as a separate entity.

     The Company is party to various intercompany transactions with the Parent. The Parent purchased the DBS franchise rights under which the Company provides DBS programming for $717,821 prior to the commencement of DBS operations in mid-1994.

     The Parent also has a revolving line of credit with a finance company under which it borrows funds which are used primarily to operate the Company. A percentage of the outstanding debt and a percentage of the interest paid under the line of credit is allocated to the Company. The line of credit carries interest at a variable rate which ranged from 7% to 6% in 1996 through June 30, 1997.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Notes Receivable

     The Company provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of three years and carry interest at 7% to 12%. Upon default by a customer, the Company repossesses the equipment and transfers the resale value of the equipment to inventory and records an allowance for the balance of the unpaid note receivable.

                                     JECTV
                  (A SEGMENT OF JACKSON ELECTRIC COOPERATIVE)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Parent, and thus, the Company, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit entity. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On August 26, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         ARGOS SUPPORT SERVICES COMPANY

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                  (WITH INDEPENDENT AUDITORS' REPORTS THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Argos Support Services Company:

     We have audited the accompanying balance sheet of Argos Support Services Company (the Company) as of December 31, 1996 and 1995 and the related statements of operations, shareholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argos Support Services Company at December 31, 1996 and 1995, the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KPMG LLP

August 8, 1997
Kansas City, Missouri

                         ARGOS SUPPORT SERVICES COMPANY

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                 1996          1995
                                                              -----------   ----------
Current assets:
  Cash and cash equivalents.................................  $ 1,271,024   $  227,358
  Restricted cash (note 2)..................................       50,524      135,000
  Trade receivables (net allowance of $3,732 and $0)........      473,905      117,684
  Inventory.................................................       79,994       84,478
                                                              -----------   ----------
          Total current assets..............................    1,875,447      564,520
Furniture, fixtures and equipment (net of accumulated
  depreciation of $45,777 and $15,680)......................       91,681       44,783
Intangible assets (net of accumulated amortization of
  $269,920 and $161,952)....................................      910,602      917,728
Other assets................................................       55,806       13,419
                                                              -----------   ----------
          Total assets......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                    LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Liabilities:
  Current liabilities:
     Trade payables.........................................  $   417,615   $  470,571
     Unearned revenues......................................      852,696      185,837
     Notes payable -- current portion.......................       21,085           --
     Line of credit (note 2)................................       50,000           --
     Other current liabilities (note 1).....................      144,269       40,203
                                                              -----------   ----------
          Total current liabilities.........................    1,485,665      696,611
                                                              -----------   ----------
  Long-term liabilities:
     Line of credit (note 2)................................           --      125,000
     Notes payable, less current portion (note 3)...........       10,883       11,577
     Long-term debt (note 3)................................      275,000           --
                                                              -----------   ----------
          Total long-term liabilities.......................      285,883      136,577
                                                              -----------   ----------
          Total liabilities.................................    1,771,548      833,188
                                                              -----------   ----------
Minority interest (note 5)..................................      529,472      842,091
                                                              -----------   ----------
Shareholder's equity (deficit):
  Capital stock ($1 par value; 10,000 shares authorized,
     5,800 shares issued and outstanding)...................        5,800        5,000
  Additional paid-in capital................................    1,968,018      608,818
  Accumulated deficit.......................................   (1,341,302)    (748,647)
                                                              -----------   ----------
          Total shareholder's equity (deficit)..............      632,516     (134,829)
                                                              -----------   ----------
          Total liabilities and shareholder's equity
            (deficit).......................................  $ 2,933,536   $1,540,450
                                                              ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996         1995
                                                              ----------   ----------
Revenues:
  Program revenues..........................................  $2,829,716   $  836,634
  Equipment sales...........................................     912,118      936,914
  Other revenues............................................      23,746        9,110
                                                              ----------   ----------
          Total revenues....................................   3,765,580    1,782,658
                                                              ----------   ----------
Cost of revenues:
  Programming costs.........................................   1,725,812      556,652
  Equipment costs...........................................     683,726      864,008
  Rebate expense............................................     408,958       16,875
  Other cost of revenues....................................      58,594          110
                                                              ----------   ----------
          Total cost of revenues............................   2,877,090    1,437,645
                                                              ----------   ----------
          Gross profit......................................     888,490      345,013
                                                              ----------   ----------
Expenses:
  Salaries and wages........................................     788,020      405,125
  Amortization and depreciation.............................     138,065      114,949
  Marketing.................................................      82,282       62,771
  Bad debt expense..........................................      20,850        4,540
  Professional fees.........................................     102,148       72,724
  Other selling, general and administrative.................     361,576      333,355
                                                              ----------   ----------
                                                               1,492,941      993,464
                                                              ----------   ----------
          Net loss before interest..........................    (604,451)    (648,451)
Interest income and expense:
  Interest income...........................................      36,971        7,511
  Interest expense..........................................     (25,175)      (8,725)
                                                              ----------   ----------
          Net loss..........................................  $ (592,655)  $ (649,665)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICE COMPANY

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                           ADDITIONAL
                                                COMMON       PAID-IN        RETAINED
                                                STOCK        CAPITAL        EARNINGS       TOTAL
                                                ------   ---------------   -----------   ----------
Balance -- December 31, 1994..................  $5,000     $  608,818      $   (98,982)  $  514,836
  Net loss....................................     --              --         (649,665)    (649,665)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1995..................  5,000         608,818         (748,647)    (134,829)
  Sale of additional stock....................    800       1,359,200               --    1,360,000
  Net loss....................................     --              --         (592,655)    (592,655)
                                                ------     ----------      -----------   ----------
Balance -- December 31, 1996..................  $5,800     $1,968,018      $(1,341,302)  $  632,516
                                                ======     ==========      ===========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996        1995
                                                              ----------   ---------
Cash flow from operating activities
  Net loss..................................................  $ (592,655)  $(649,665)
  Adjustments to reconcile net income to net used in
     operating activities:
     Depreciation and amortization..........................     138,065     114,949
     Bad debt expense.......................................      20,850       4,540
  Changes in:
     Trade receivable.......................................    (377,071)   (122,224)
     Inventory..............................................       4,484     (70,763)
     Other assets...........................................     (42,387)    (11,070)
     Trade payables.........................................     (52,956)    469,571
     Unearned revenues......................................     666,859     185,837
     Other current liabilities..............................     104,066      22,658
                                                              ----------   ---------
          Net cash used in operating activities.............    (130,745)    (56,167)
                                                              ----------   ---------
Cash flows from investing activities:
  Additions to equipment....................................     (76,995)    (39,663)
  Proceeds from maturities of restricted cash investments...      84,476      15,000
                                                              ----------   ---------
          Net cash provided by (used in) investing
            activities......................................       7,481     (24,663)
                                                              ----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of line of credit..................          --     125,000
  Payments on line of credit................................     (75,000)   (880,747)
  Proceeds from issuance of debt and notes payable..........     296,691      15,268
  Payments on debt and notes payable........................      (1,300)    (53,691)
  Proceeds from issuance of stock...........................   1,360,000          --
  Proceeds from sales of revenue sharing rights.............          --     842,091
  Purchase of investor's revenue sharing rights.............    (413,461)         --
                                                              ----------   ---------
          Net cash provided by financing activities.........   1,166,930      47,921
                                                              ----------   ---------
          Net change in cash................................   1,043,666     (32,909)
Beginning of year cash and cash equivalents balance.........     227,358     260,267
                                                              ----------   ---------
End of year cash and cash equivalents balance...............  $1,271,024   $ 227,358
                                                              ==========   =========
Cash paid for interest......................................  $   21,165   $   8,725
                                                              ==========   =========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996 and 1995, the Company has the operating rights for territories in Texas, Florida and Utah.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of Direct Satellite Systems which includes receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of trade receivables, trade payables and long-term liabilities are carried at cost, which approximates fair value, as a result of the shortterm nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Long-Lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                         ARGOS SUPPORT SERVICE COMPANY

  NRTC Patronage Capital

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred income included in other current liabilities was $48,107 and $10,804 at December 31, 1996 and 1995, respectively.

  Trade Receivables

     Trade receivables consist of amounts due from subscribers for monthly programming fees.

  Depreciation

     Depreciation on furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

  Cash and Cash Equivalents

     Money market investments are classified as cash and cash equivalents for balance sheet and statement of cash flow purposes.

(2) RESTRICTED CASH

     The Company maintains a line of credit with a local bank for operating cash needs. As of December 31, 1996 and 1995, the Company had drawn $50,000 and $125,000, respectively, on this line of credit, which carries an interest rate of 8.5%, has a final maturity date of March 23, 1997 and is secured by certificates of deposit held by the bank.

(3) NOTES PAYABLE AND LONG-TERM DEBT

     Debt consist primarily of a $275,000 debenture payable to the majority shareholder of the Company. The debenture requires semiannual interest-only payments at 8.75% until maturity at April 1, 1999, at which time the principal is due in full. The Company also has two notes payable to banks totaling $31,968 at December 31, 1996.

     Scheduled repayments of long-term debt and notes payable outstanding at December 31, 1996 are as follows:

1997........................................................  $ 21,085
1998........................................................     3,543
1999........................................................   278,856
2000........................................................     3,484
                                                              --------
                                                              $306,968
                                                              ========

(4) INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis.

                         ARGOS SUPPORT SERVICE COMPANY

Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

     The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(5) MINORITY INTEREST

     During 1995, the Company sold revenue rights to investors in return for a cash investment of $842,091. These rights entitle investors to receive a percentage of any positive net revenues on certain zip codes based on programming revenues less programming costs related to the zip codes, less an allocation of marketing and selling, general and administrative expenses. No amounts were earned or paid on these revenue rights in 1995 or 1996.

     As part of the pending sale of the Company described in note 6, the Company has made offers to repurchase the revenue rights described above. Repurchase amounts exceeding the original proceeds from the sale of the rights are recorded as an intangible asset and amortized over the expected useful life of the franchise. During 1996, the Company paid $413,461 to repurchase certain revenue rights with a book value of $312,619. At December 31, 1996, the Company has offered a total of $1,182,307 to buy back the revenue rights of the three remaining investors having a book value of $529,472.

     In August 1997, the Company purchased the rights of one of these investors (book value of $250,000) for $600,000. As of August 9, 1997, the Company has outstanding offers to purchase the rights of the remaining two investors for $582,307. Ultimate amounts paid, if any, could exceed this amount.

(6) SUBSEQUENT EVENTS

     On April 3, 1997, the Company's shareholders signed a letter of interest to sell substantially all its outstanding common stock to Golden Sky Systems, Inc.
(GSS), which owned 20% of the outstanding common stock of the Company. The acquisition closed on August 8, 1997.

                         ARGOS SUPPORT SERVICES COMPANY

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              ----------   ----------
Revenues:
  Program revenues..........................................  $2,348,267   $1,171,940
  Equipment sales...........................................     252,027      428,730
  Other revenues............................................      95,667        2,625
                                                              ----------   ----------
          Total revenues....................................   2,695,961    1,603,295
                                                              ----------   ----------
Cost of revenues:
  Programming costs.........................................   1,325,976      621,415
  Equipment costs...........................................     195,154      333,805
  Rebate expense............................................     344,437      149,909
  Other cost of revenues....................................      20,922           --
                                                              ----------   ----------
          Total cost of revenues............................   1,886,489    1,105,129
                                                              ----------   ----------
          Gross profit......................................     809,472      498,166
                                                              ----------   ----------
Expenses:
  Salaries and wages........................................     604,895      287,223
  Depreciation and amortization.............................      63,528       78,915
  Marketing.................................................      80,165       30,831
  Bad debt expense..........................................       2,586        6,880
  Professional fees.........................................      63,861       57,153
  Other selling, general and administrative.................     181,737      177,856
                                                              ----------   ----------
                                                                 996,772      638,858
                                                              ----------   ----------
          Loss before interest..............................    (187,300)    (140,692)
Interest:
  Interest income...........................................      29,696        9,206
  Interest expense..........................................     (16,373)          --
                                                              ----------   ----------
          Net loss..........................................  $ (173,977)    (131,486)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997         1996
                                                              -----------   ---------
Cash flow from operating activities
  Net loss..................................................  $  (173,977)  $(131,486)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       63,528      78,915
     Bad debt expense.......................................        2,586       6,880
  Changes in:
     Trade receivable.......................................      (36,586)    (84,014)
     Inventory..............................................      (17,600)     25,310
     Other assets...........................................       54,566      10,564
     Trade payables.........................................       (6,374)    (63,198)
     Unearned revenues......................................       38,646      30,150
     Other current liabilities..............................      (73,370)     12,671
                                                              -----------   ---------
          Net cash used in operating activities.............     (148,581)   (114,208)
                                                              -----------   ---------
Cash flows from investing activities:
  Additions to equipment....................................           --     (66,085)
  Proceeds from the sale of equipment.......................       22,285          --
                                                              -----------   ---------
          Net cash provided by (used in) investing
            activities......................................       22,285     (66,085)
                                                              -----------   ---------
Cash flows from financing activities:
  Proceeds from issuance of notes payable...................           --       9,300
  Payments on line of credit................................      (50,000)    (75,000)
  Proceeds from issuance of debt and notes payable..........           --     275,000
  Payments on debt and notes payable........................       (9,464)         --
                                                              -----------   ---------
          Net cash provided by (used in) financing
            activities......................................      (59,464)    209,300
                                                              -----------   ---------
          Net change in cash................................     (185,760)     29,007
Beginning of period cash and cash equivalents...............    1,321,548     362,358
                                                              -----------   ---------
End of period cash and cash equivalents.....................  $ 1,135,788   $ 391,365
                                                              ===========   =========

                See accompanying notes to financial statements.

                         ARGOS SUPPORT SERVICES COMPANY

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Argos Support Services Company (the Company) was formed in March 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with the Company to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the license owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At June 30, 1997 and 1996, the Company has the operating rights for territories in Texas, Florida and Utah.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Depreciation

     Depreciation of furniture, fixtures and equipment is computed on a straight-line basis over the estimated useful lives of the assets, which range from five to seven years.

(2) INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement's carrying amounts of existing assets and liabilities and their respective tax basis. Temporary differences, which relate primarily to allowances on receivables and the carrying value of fixed assets, are not significant to the financial statements.

     The Company has not recorded current or deferred tax benefits related to its taxable operating losses and temporary differences due to uncertainty as to the likelihood that the results of future operations will generate sufficient taxable income to realize net operating loss carryforwards and deferred tax assets.

(3) SUBSEQUENT EVENTS

     On August 8, 1997, the Company's shareholders sold substantially all their outstanding common stock to Golden Sky Systems, Inc. (GSS), which owned 20% of the outstanding common stock of the Company.

                           GARDONVILLE SYSTEMS, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Gardonville Systems, Inc.
Brandon, Minnesota

     We have audited the accompanying balance sheet of Gardonville Systems, Inc. (a wholly-owned subsidiary of Gardonville Cooperative Telephone Association) as of December 31, 1997, and the related statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gardonville Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            OLSEN THIELEN & CO., LTD.

February 10, 1998
Eden Prairie, Minnesota

                           GARDONVILLE SYSTEMS, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current Assets:
  Cash......................................................  $155,919
  Escrow Deposit............................................    65,000
                                                              --------
          Total Current Assets..............................   220,919
                                                              --------
Long-Term Assets:
  Receivable from Affiliate -- Note 3.......................   570,007
                                                              --------
          Total Long-Term Assets............................   570,007
                                                              --------
          Total Assets......................................  $790,926
                                                              ========
                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Accounts Payable..........................................  $ 14,685
                                                              --------
          Total Current Liabilities.........................    14,685
                                                              --------
Stockholder's Equity:
  Common Stock -- $1 Par Value, 1,000,000 Shares Authorized,
     279,720 Shares Issued and Outstanding..................   279,720
  Paid in Capital...........................................     2,745
  Retained Earnings.........................................   493,826
                                                              --------
          Total Stockholder's Equity........................   776,291
                                                              --------
          Total Liabilities and Stockholder's Equity........  $790,926
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                              STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
  Subscription..............................................  $  171,063
  Sales.....................................................      17,127
  Other.....................................................      12,385
                                                              ----------
          Total Operating Revenues..........................     200,575
                                                              ----------
Operating Expenses:
  Subscription..............................................     108,510
  Cost of Goods Sold........................................      11,706
  Amortization and Depreciation.............................      20,705
  Miscellaneous.............................................      42,169
                                                              ----------
          Total Operating Expenses..........................     183,090
                                                              ----------
Operating Income............................................      17,485
                                                              ----------
Other Income and Expenses:
  Gain on Sale -- Note 2....................................   1,094,035
  Brokerage Fees............................................     (61,000)
                                                              ----------
          Net Other Income and Expenses.....................   1,033,035
                                                              ----------
Income Taxes -- Note 4......................................    (389,932)
                                                              ----------
          Net Income........................................  $  660,588
                                                              ==========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                           RETAINED
                                                                           EARNINGS
                                                               COMMON    (ACCUMULATED   PAID IN
                                                               STOCK       DEFICIT)     CAPITAL
                                                              --------   ------------   -------
BALANCE, on December 31, 1996...............................  $279,720    $(166,762)    $2,745
          Net Income........................................                660,588
                                                              --------    ---------     ------
BALANCE, on December 31, 1997...............................  $279,720    $ 493,826     $2,745
                                                              ========    =========     ======

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows From Operating Activities:
  Net Income................................................  $   660,588
  Adjustments to Reconcile Net Income to Net Cash Used In
     Operating Activities:
     Amortization and Depreciation..........................       20,705
     Gain on Sale...........................................   (1,094,035)
     (Increase) Decrease in:
       Due from Customers...................................        2,090
       Escrow Deposit.......................................      (65,000)
     Increase in:
       Accounts Payable.....................................        9,245
                                                              -----------
          Net Cash Used In Operating Activities.............     (466,407)
                                                              -----------
Cash Flows From Investing Activities:
  Proceeds from Sale of DBS Business........................    1,298,084
  Purchase of Equipment.....................................       (1,212)
  Decrease in Materials and Supplies........................       14,289
  Decrease in Payable to Affiliate..........................     (237,442)
  Increase in Receivable from Affiliate.....................     (516,940)
                                                              -----------
          Net Cash Provided By Investing Activities.........      556,779
                                                              -----------
Net Increase in Cash........................................       90,372
Cash at Beginning of Year...................................       65,547
                                                              -----------
Cash at End of Year.........................................  $   155,919
                                                              ===========

    The accompanying notes are an integral part of the financial statements.

                           GARDONVILLE SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Nature of Operations -- The Company's principal line of business was providing direct broadcast satellite television service to residential customers in the Douglas County area (doing business as Lakes Area TV).

     B. Accounting Estimates -- The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

     C. Revenue Recognition -- Revenues are recognized when earned, regardless of when they are billed.

     D. Property and Depreciation -- Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. Any gains or losses on property and equipment retirements or sales are reflected currently in operations.

     Depreciation was computed using the straight-line method based on estimated service or remaining useful lives of the assets. Estimated service lives were:

Vehicles, Office and Work Equipment, and Computer
  Equipment.................................................  5-10 Years

     E. Intangible Asset -- Direct broadcast satellite (DBS) service area rights (Note 2) were being expensed equally over ten years.

     F. Income Taxes -- The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. If applicable, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

NOTE 2 -- SALE OF BUSINESS

     In September 1997, the Company sold substantially all of its DBS assets (equipment and inventory) and franchise rights for a pre-tax gain of $1,094,035, which is net of $168,896 of net intangibles expensed at the time of sale.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Company's parent provided billing and collection, accounting and management services totaling $29,944 in 1997 to the Company. The parent also bills the Company for certain actual expenses attributable to the Company such as income taxes and professional fees. The Company has an unsecured non-current receivable from its parent company, with no stated interest rate because the income was not significant to the financial statements. There are no definite repayment terms for this receivable. Approximately $290,000 of income taxes payable to the parent company are netted in "receivable from affiliate" on the balance sheet at December 31, 1997.

NOTE 4 -- INCOME TAXES

     The provision for income tax expense consists of current expense only.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CTS Communications Corporation:

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of CTS Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period from July 29, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.

                                            KPMG LLP

October 10, 1997, except as to note 4,
which is as of November 7, 1997
Kansas City, Missouri

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                1996       1995
                                                              --------   --------
Current assets:
  Cash......................................................  $168,051   $ 66,616
  Accounts receivable (note 2)..............................    67,287     25,328
  Inventory.................................................    10,705     49,805
                                                              --------   --------
          Total current assets..............................   246,043    141,749
  Equipment.................................................    42,321     42,321
  Less, accumulated depreciation............................    21,346      7,970
                                                              --------   --------
          Equipment, net....................................    20,975     34,351
Intangible assets (net of accumulated amortization of
  $154,401 and $90,513) (note 1)............................   484,484    548,372
Other assets -- NRTC patronage capital (note 3).............    12,788      4,644
                                                              --------   --------
          Total assets......................................  $764,290   $729,116
                                                              ========   ========
                         LIABILITIES AND SEGMENT EQUITY
Current liabilities:
  Accounts payable..........................................  $ 70,980   $ 34,377
  Unearned revenue..........................................   118,995     14,031
  NRTC Patronage Capital....................................    12,788      4,644
                                                              --------   --------
          Total current liabilities.........................   202,763     53,052
Segment equity..............................................   561,527    676,064
                                                              --------   --------
          Total liabilities and segment equity..............  $764,290   $729,116
                                                              ========   ========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Revenues:
  Programming revenues....................................  $ 520,940   $ 207,708   $  14,094
  Equipment sales.........................................     82,980     145,422      96,017
  Other revenues..........................................        280         152
                                                            ---------   ---------   ---------
          Total revenues..................................    604,200     353,282     110,111
                                                            ---------   ---------   ---------
Cost of revenues:
  Programming costs.......................................    306,079     140,734       6,357
  Equipment costs.........................................    116,614     133,867      82,435
  Rebate expense..........................................     56,538       5,413
                                                            ---------   ---------   ---------
          Total cost of revenues..........................    479,231     280,014      88,792
                                                            ---------   ---------   ---------
          Gross profit....................................    124,969      73,268      21,319
                                                            ---------   ---------   ---------
Expenses:
  Salaries, wages and commissions.........................    116,459      98,247      12,281
  Depreciation and amortization...........................     77,264      71,250      27,233
  Bad debt expense........................................      7,482       2,276          --
  Marketing...............................................     43,061      44,202      88,409
                                                            ---------   ---------   ---------
          Total expenses..................................    244,266     215,975     127,923
                                                            ---------   ---------   ---------
          Operating loss..................................   (119,297)   (142,707)   (106,604)
Other income..............................................      2,036       1,161
                                                            ---------   ---------   ---------
          Net loss........................................  $(117,261)  $(141,546)  $(106,604)
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                          STATEMENTS OF SEGMENT EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                               SEGMENT
                                                               EQUITY
                                                              ---------
Balance at July 1, 1994.....................................  $      --
  Company contribution to Segment...........................    818,328
  1994 net loss.............................................   (106,604)
                                                              ---------
Balance at December 31, 1994................................    711,724
  Company contribution to Segment...........................    105,886
  1995 net loss.............................................   (141,546)
                                                              ---------
Balance at December 31, 1995................................    676,064
  Company contribution to Segment...........................      2,724
  1996 net loss.............................................   (117,261)
                                                              ---------
Balance at December 31, 1996................................  $ 561,527
                                                              =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND THE
           PERIOD FROM JULY 29, 1994 (INCEPTION) TO DECEMBER 31, 1994

                                                              1996        1995        1994
                                                            ---------   ---------   ---------
Operating activities:
  Net loss................................................  $(117,261)  $(141,546)  $(106,604)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     77,264      71,250      27,233
     Bad debt expense.....................................      7,482       2,276          --
  Changes in:
     Accounts receivable..................................    (49,441)    (19,051)     (8,553)
     Inventory............................................     39,100      (4,693)    (82,539)
     Accounts payable.....................................     36,603      16,839      17,538
     Unearned revenue.....................................    104,964      10,000       4,031
                                                            ---------   ---------   ---------
       Net cash provided by (used in) operating
          activities......................................     98,711     (64,925)   (148,894)
                                                            ---------   ---------   ---------
Investing activities:
  Purchases of equipment..................................         --          --      (4,894)
  Purchase of direct broadcast satellite contract areas...         --          --    (638,885)
                                                            ---------   ---------   ---------
       Net cash used for investing activities.............         --          --    (643,779)
                                                            ---------   ---------   ---------
Financing activities -- cash investments by CTS
  Communications Corporation..............................      2,724     105,886     818,328
                                                            ---------   ---------   ---------
          Net change in cash..............................    101,435      40,961      25,655
Cash at beginning of year.................................     66,616      25,655          --
                                                            ---------   ---------   ---------
Cash at end of year.......................................  $ 168,051   $  66,616   $  25,655
                                                            =========   =========   =========

                See accompanying notes to financial statements.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, 1995 and 1994, the Company had the operating rights for portions of two counties in southern Michigan.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Equipment

     Equipment has been recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from three to seven years.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

(3) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income is recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities was $12,788 and $4,644 at December 31, 1996 and 1995, respectively.

(4) SUBSEQUENT EVENTS

     On October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on November 7, 1997.

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                           DIRECT BROADCAST SATELLITE
                  (A SEGMENT OF CTS COMMUNICATION CORPORATION)

                            STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $470,475   $365,236
  Equipment sales...........................................     9,268      7,846
  Other revenue.............................................     2,868      2,300
                                                              --------   --------
          Total revenues....................................   482,611    375,382
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   292,240    207,709
  Equipment costs...........................................    71,312     58,755
  Rebate expense............................................    20,156     15,647
  General and Administrative................................   100,807    104,311
  Amortization..............................................    57,755     57,948
  Bad debt expense..........................................     5,771      4,480
                                                              --------   --------
          Total costs and expenses..........................   548,041    448,850
          Net loss..........................................   (65,430)   (73,468)
                                                              ========   ========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                 (A SEGMENT OF CTS COMMUNICATIONS CORPORATION)

                     NOTES TO UNAUDITED FINANCIAL STATEMENT
                          SEPTEMBER 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Direct Broadcast Satellite (the Segment) is a segment of CTS Communication Corporation (the Company). The Company is a wholly-owned subsidiary of Climax Telephone Company (the Parent). The Segment was formed in July 1994 for the purpose of acquiring, owning and operating direct broadcast satellite services
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At September 30, 1997 and 1996, the Company had the operating rights for portions of two counties in southern Michigan.

     The statements of operations presented represent the operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The statements of operations presented herein have been derived from the records of the Company and have been prepared to present the Segment's results of operations on a stand-alone basis. Accordingly, the statements of operations include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans; rebates are recorded when they are utilized.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reported amounts of assets and liabilities as well as the reported amounts of revenues and expenses during the period in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

                           DIRECT BROADCAST SATELLITE
                 (A SEGMENT OF CTS COMMUNICATIONS CORPORATION)

             NOTES TO UNAUDITED FINANCIAL STATEMENT -- (CONTINUED)

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

(2) SUBSEQUENT EVENTS

     On November 7, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Souris River Television, Inc.
Minot, North Dakota

     We have audited the accompanying balance sheets of Souris River Television, Inc. as of December 31, 1996, and 1995 and the related statements of earnings, shareholder's equity and cash flows for the years ended December 31, 1996, and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acquisition, Inc. at December 31, 1996, and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996, and 1995, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP

October 23, 1997
Sioux Falls, South Dakota

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                                 BALANCE SHEETS
                          DECEMBER 31, 1996, AND 1995

                                     ASSETS

                                                                 1996         1995
                                                              ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $   67,573   $   32,720
  Accounts receivable, net of allowance (Note 2)............      54,353       95,700
  Accounts receivable -- associated company.................     377,704       26,124
  Inventory.................................................     254,927      259,619
  Notes receivable, current maturities (Note 3).............     105,984      172,166
  Other current assets......................................       2,451
                                                              ----------   ----------
          Total current assets..............................     862,992      586,329
  Property and equipment (net of accumulated depreciation of
     $1,186,886 in 1996 and $943,982 in 1995) (Note 4)......   1,076,776    1,086,569
                                                              ----------   ----------
  Intangible assets (net of accumulated amortization of
     $329,891 in 1996 and $206,182 in 1995).................     907,205    1,030,914
                                                              ----------   ----------
OTHER ASSETS:
  Other investments.........................................      71,741       19,449
  Deferred income taxes (Note 5)............................                    8,211
  Notes receivable, less current maturities (Note 3)........     176,117      273,771
                                                              ----------   ----------
          Total other assets................................     247,858      301,431
                                                              ----------   ----------
                                                              $3,094,831   $3,005,243
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  112,410   $   66,962
  Unearned revenue..........................................     326,924      109,937
  Customer deposits.........................................      85,500       58,300
  Other current liabilities.................................       5,955           --
                                                              ----------   ----------
          Total current liabilities.........................     530,789      235,199
                                                              ----------   ----------
  Deferred income taxes (Note 5)............................      74,223           --
                                                              ----------   ----------
          Total liabilities.................................     605,012      235,199
                                                              ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, no par value, authorized 100,000 shares;
     issued and outstanding 100 shares......................   2,963,885    2,963,885
  Accumulated deficit.......................................    (474,066)    (193,841)
                                                              ----------   ----------
          Total stockholder's equity........................   2,489,819    2,770,044
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $3,094,831   $3,005,243
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                              STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                 1996         1995
                                                              ----------   ----------
REVENUES:
  CATV program revenues.....................................  $  253,708   $  261,159
  DBS program revenue.......................................   1,464,579      567,480
  Satellite program revenue.................................     448,568      602,030
  Equipment sales...........................................     549,432      819,901
  Lease revenue.............................................     236,672       18,186
  Other.....................................................      40,926       31,668
                                                              ----------   ----------
          Total revenues....................................   2,993,885    2,300,424
                                                              ----------   ----------
COST OF REVENUES:
  CATV program costs........................................      53,997       57,308
  DBS program costs.........................................     866,008      324,845
  Satellite program costs...................................     339,783      379,333
  Equipment costs...........................................     483,894      535,149
  Rebate expense............................................     139,414       14,343
                                                              ----------   ----------
          Total cost of revenues............................   1,883,096    1,310,978
                                                              ----------   ----------
          Gross Profit......................................   1,110,789      989,446
                                                              ----------   ----------
EXPENSES:
  Salaries, wages and commissions...........................     789,334      710,009
  Depreciation and amortization.............................     384,189      218,727
  Bad debt expense..........................................      35,967       50,899
  Marketing.................................................     170,664      129,993
  Maintenance and installation..............................      70,066       81,723
  Other selling, general and administrative expenses........     161,073      166,073
                                                              ----------   ----------
                                                               1,611,293    1,357,424
                                                              ----------   ----------
          NET LOSS BEFORE INTEREST AND TAXES................    (500,504)    (367,978)
                                                              ----------   ----------
INTEREST INCOME.............................................      41,119       50,206
                                                              ----------   ----------
          NET LOSS BEFORE TAXES.............................    (459,385)    (317,772)
INCOME TAX BENEFIT (Note 5).................................     179,160      123,931
                                                              ----------   ----------
          NET LOSS..........................................  $ (280,225)  $ (193,841)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                             COMMON     ACCUMULATED
                                                             STOCK       DEFICITS       TOTAL
                                                           ----------   -----------   ----------
Balance, January 1, 1995.................................  $       --    $      --    $       --
  Issuance of common stock for property and franchise
     rights..............................................   2,963,885           --     2,963,885
  Net loss, 1995.........................................          --     (193,841)     (193,841)
                                                           ----------    ---------    ----------
Balance, December 31, 1995...............................   2,963,885     (193,841)    2,770,044
  Net loss, 1996.........................................          --     (280,225)     (280,225)
                                                           ----------    ---------    ----------
Balance December 31, 1996................................  $2,963,885    $(474,066)   $2,489,819
                                                           ==========    =========    ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996, AND 1995

                                                                1996         1995
                                                              ---------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(280,225)  $  (193,841)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation and amortization..........................    384,189       218,727
     Bad debt expense.......................................     35,967        50,899
     Deferred income taxes..................................     82,434        (8,211)
  (Increase) decrease in assets:
     Accounts receivable....................................     41,347       (81,157)
     Accounts receivable -- associated company..............   (351,580)      (26,124)
     Inventory..............................................      4,692       (38,514)
     Other assets...........................................     (2,451)           --
  (Decrease) increase in liabilities:
     Accounts payable.......................................     45,448        66,962
     Unearned revenue.......................................    164,695        90,488
     Customer deposits......................................     27,200        57,650
     Other liabilities......................................      5,955        (1,498)
                                                              ---------   -----------
          Net cash provided by operating activities.........    157,671       135,381
                                                              ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................   (250,687)     (705,050)
  Decrease (Increase) in notes receivable...................    127,869       (88,097)
  Transfer of DBS franchise rights..........................         --    (1,154,623)
                                                              ---------   -----------
          Net cash (used in) investing activities...........   (122,818)   (1,947,770)
                                                              ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on long-term debt -- associated
     company................................................         --    (1,118,776)
  Issuance of common stock..................................         --     2,963,885
                                                              ---------   -----------
          Net cash provided by financing activities.........         --     1,845,109
                                                              ---------   -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................     34,853        32,720
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     32,720            --
                                                              ---------   -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................     67,573        32,720
                                                              =========   ===========

              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Operations -- Souris River Television, Inc. (the Company) is a wholly-owned subsidiary of Souris River Telecommunications Cooperative (the Parent). The Company was formed in December 1994 for the purpose of owning and operating direct broadcast satellite (DBS) and cable television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive right to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At December 31, 1996, and 1995, the Company had the operating rights for sixteen counties in North Dakota.

     Revenue Recognition -- Revenues are earned for monthly DBS and cable television and satellite services and are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes and satellite TV accessories.

     Use of Estimates -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the balance sheets in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years which is the expected useful life of the revenue stream of those services.

     Income Taxes -- The Company is not directly subjected to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the Company. All tax benefits arise from losses from continuing operations.

     Investments and Other Assets -- Investments and other assets are stated at cost.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all deposits with a maturity of three months or less to be cash equivalents.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- ACCOUNTS RECEIVABLE

     Trade receivables consist primarily of amounts due from subscribers for monthly programming fees from cable television and direct broadcast satellite services. Accounts receivables as of December 31, 1996, and 1995 are as follows:

                                                               1996        1995
                                                              -------     -------
Accounts receivable:
  Programming -- DBS........................................  $50,167     $88,695
  Programming -- CATV.......................................    6,552       9,203
  Less allowance for uncollectibles.........................   (2,366)     (2,198)
                                                              -------     -------
                                                              $54,353     $95,700
                                                              =======     =======

NOTE 3 -- NOTES RECEIVABLE

     Notes receivable consist primarily of amounts due from subscribers for DBS and satellite equipment purchases financed by the Company, repayment of the notes range from one to five years. Notes receivable as of December 31, 1996, and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Notes receivable, net of allowance..........................  $282,101   $445,937
  Less amount due in one year...............................    105,98    172,166
                                                              --------   --------
                                                              $176,117   $273,771
                                                              ========   ========

NOTE 4 -- PROPERTY AND EQUIPMENT

                                                         1996                        1995
                                               -------------------------   -------------------------
                                                 PLANT      DEPRECIATION     PLANT      DEPRECIATION
                                                BALANCE         RATE        BALANCE         RATE
                                               ----------   ------------   ----------   ------------
Land and support assets......................  $  159,352       20.0%      $  178,083       20.0%
Towers and antennas..........................      81,994        6.7%          81,994        6.7%
CATV equipment...............................     671,460        6.7%         669,505        6.7%
CATV cable...................................     397,957        6.7%         397,957        6.7%
Leased DBS equipment.........................     952,899       20.0%         703,012       20.0%
                                               ----------                  ----------
          Total plant in service.............   2,263,662                   2,030,551
          Less accumulated depreciation......   1,186,886                     943,982
                                               ----------                  ----------
                                               $1,076,776                  $1,086,569
                                               ==========                  ==========

NOTE 5 -- INCOME TAXES

     The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Income tax benefit for the year ended December 31, 1996 and 1995, is comprised of the following:

                                                                1996       1995
                                                              --------   --------
Current:
  Federal...................................................  $207,933   $131,712
  State.....................................................    53,661     33,990
                                                              --------   --------
          Total current tax benefit.........................   261,594    165,702
                                                              --------   --------
Deferred:
  Federal...................................................   (65,524)   (33,203)
  State.....................................................   (16,910)    (8,568)
                                                              --------   --------
          Total deferred tax benefit........................   (82,434)   (41,771)
                                                              --------   --------
          Total income tax benefit..........................  $179,160   $123,931
                                                              ========   ========

     The tax effects of temporary differences that result in tax assets and liabilities at December 31, 1996 and 1995, are presented below. There are no valuation allowances provided.

                                                                1996       1995
                                                              ---------   -------
Deferred income tax assets (liabilities):
  Allowance for uncollectibles..............................  $  31,790   $22,596
  Depreciation..............................................   (106,013)  (14,385)
                                                              ---------   -------
          Net deferred income tax assets (liabilities)......  $ (74,223)  $ 8,211
                                                              =========   =======

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Souris River Telecommunications Cooperative owns 100% of the outstanding shares of Souris River Television, Inc. Souris River Telecommunications Cooperative provides certain management, customer service, billing and collection, and other services to the company on a contractual basis. Payments under this contract for the years ended December 31, 1996 and 1995, were approximately $931,000 and $797,000 respectively.

     Intercompany receivable balances arising from the various intercompany transactions at December 31, 1996, and 1995 were $377,704, and $26,124, respectively.

NOTE 6 -- SUBSEQUENT EVENT

     On October 16, 1997, the Company contracted to sell 69% of their DBS franchise area to Golden Sky Systems, Inc. The acquisition closed on November 21, 1997.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                                 BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1996

                                     ASSETS

                                                                 1997         1996
                                                              ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    7,993   $   96,858
  Accounts receivable, net of allowance.....................       2,040       54,394
  Accounts receivable -- associated company.................     592,592      245,979
  Inventory.................................................     107,154      190,429
  Notes receivable, current maturities......................     100,862       87,000
  Other current assets......................................       2,263        4,609
                                                              ----------   ----------
          Total current assets..............................     812,904      679,269
                                                              ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $1,333,271 in 1997 and $1,053,380 in 1996).............     893,639    1,127,107
                                                              ----------   ----------
  Intangible assets (net of accumulated amortization of
     $391,745 in 1997 and $268,036 in 1996).................     814,424      938,133
                                                              ----------   ----------
OTHER ASSETS:
  Other investments.........................................     101,387       71,741
  Deferred income taxes.....................................                    8,211
  Notes receivable, less current maturities.................     168,257      155,223
                                                              ----------   ----------
          Total other assets................................     269,644      235,175
                                                              ----------   ----------
                                                              $2,790,611   $2,979,684
                                                              ==========   ==========

                        LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  111,361   $   70,809
  Unearned revenue..........................................     262,624      148,642
  Customer deposits.........................................      81,760       83,750
  Other current liabilities.................................       2,596          670
                                                              ----------   ----------
          Total current liabilities.........................     458,341      303,871
                                                              ----------   ----------
  Deferred income taxes.....................................      74,223
                                                              ----------   ----------
          Total liabilities.................................     532,564      303,871
                                                              ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, no par value, authorized 100,000 shares;
     issued and outstanding 100 shares......................   2,963,885    2,963,885
  Accumulated deficit.......................................    (705,838)    (288,072)
                                                              ----------   ----------
          Total stockholder's equity........................   2,258,047    2,675,813
                                                              ----------   ----------
          Total liabilities and shareholder's equity........  $2,790,611   $2,979,684
                                                              ==========   ==========

              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
          FOR THE NINE MONTHS PERIOD ENDED SEPTEMBER 30, 1997 AND 1996

                                                                 1997         1996
                                                              ----------   ----------
REVENUES:
  CATV program revenues.....................................  $  184,770   $  199,723
  DBS program revenue.......................................   1,625,230      969,998
  Satellite program revenue.................................     270,150      342,648
  Equipment sales...........................................     576,738      337,051
  Lease revenue.............................................     169,010      172,839
  Other.....................................................      27,855       30,380
                                                              ----------   ----------
          Total revenues....................................   2,853,753    2,052,639
                                                              ----------   ----------
COST OF REVENUES:
  CATV program costs........................................      38,439       42,983
  DBS program costs.........................................     918,853      561,138
  Satellite program costs...................................     221,967      259,464
  Equipment costs...........................................     523,170      190,531
  Rebate expense............................................      93,191       34,873
                                                              ----------   ----------
          Total cost of revenues............................   1,795,620    1,088,989
                                                              ----------   ----------
          Gross profit......................................   1,058,133      963,650
                                                              ----------   ----------
EXPENSES:
  Salaries, wages and commissions...........................     503,507      559,863
  Depreciation and amortization.............................     315,201      286,268
  Bad debt expense..........................................       6,949       34,548
  Marketing.................................................     116,544      101,687
  Maintenance and installation..............................     406,997       55,695
  Other selling, general and administrative expenses........     109,977      109,706
                                                              ----------   ----------
                                                               1,459,175    1,147,767
                                                              ----------   ----------
          NET LOSS BEFORE INTEREST AND TAXES................    (401,042)    (184,117)
                                                              ----------   ----------
INTEREST INCOME.............................................      27,217       32,132
                                                              ----------   ----------
          NET LOSS BEFORE TAXES.............................    (373,825)    (151,985)
INCOME TAX BENEFIT..........................................     142,053       57,754
                                                              ----------   ----------
          NET LOSS..........................................  $ (231,772)  $  (94,231)
ACCUMULATED DEFICIT, BEGINNING OF THE PERIOD................    (474,066)    (193,841)
                                                              ----------   ----------
ACCUMULATED DEFICIT, END OF THE PERIOD......................  $ (705,838)  $ (288,072)
                                                              ==========   ==========

                See accompanying notes to financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                            STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                1997        1996
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(231,772)  $ (94,231)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    315,201     286,268
     Bad debt expense.......................................      6,949      34,548
  (Increase) decrease in assets:
     Accounts receivable....................................     52,313      41,306
     Accounts receivable -- associated company..............   (214,888)   (219,855)
     Inventory..............................................    147,773      69,190
     Other assets...........................................        188      (4,609)
  (Decrease) increase in liabilities:
     Accounts payable.......................................     (1,049)     (3,847)
     Unearned revenue.......................................    (93,946)    (13,587)
     Customer deposits......................................     (3,740)     25,450
     Other liabilities......................................     (3,359)        670
                                                              ---------   ---------
          Net cash provided by operating activities.........    (26,330)    128,997
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (39,283)   (234,025)
  (Increase) decrease in notes receivable...................      6,033     169,166
                                                              ---------   ---------
          Net cash (used in) investing activities...........    (33,250)    (64,859)
                                                              ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    (59,580)     64,138
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     67,573      32,720
                                                              ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $   7,993   $  96,858
                                                              =========   =========

              See accompanying notes to the financial statements.

                         SOURIS RIVER TELEVISION, INC.
                              MINOT, NORTH DAKOTA

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Operations -- Souris River Television, Inc. (the Company) is a wholly-owned subsidiary of Souris River Telecommunications Cooperative (the Parent). The Company was formed in December 1994 for the purpose of owning and operating direct broadcast satellite (DBS) and cable television systems previously purchased by the Parent. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative
(NRTC). The NRTC has contracted with Hughes Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive right to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellite that provides programming for DirecTV. At September 30, 1997 and 1996, the Company had the operating rights for sixteen counties in North Dakota.

     Revenue Recognition -- Revenues are earned for monthly DBS and cable television and satellite services and are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories.

     Use of Estimates -- Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities to prepare the balance sheets in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

     Income Taxes -- The Company is not directly subject to income taxes as its net losses are consolidated with the Parent's operations for tax filing purposes. The Company records a receivable from the Parent for the tax benefits arising from the net losses of the company. All tax benefits arise from losses from continuing operations.

     Investments and Other Assets -- Investments and other assets are stated at cost.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the following estimated useful lives.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all deposits with a maturity of three months or less to be cash equivalents.

NOTE 2 -- SUBSEQUENT EVENT

     On October 16, 1997, the Company contracted to sell 69% of their DBS franchise area to Golden Sky DBS, Inc. The acquisition closed late in 1997.

                                     DBS LC

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                      FOR THE PERIOD FROM JANUARY 1, 1997
                              TO NOVEMBER 17, 1997
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
DBS LC:

     We have audited the accompanying statements of operations and cash flows of DBS LC (the Company) for the period from January 1, 1997 to November 17, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of DBS LC for the period from January 1, 1997 to November 17, 1997, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 13, 1999
Kansas City, Missouri

                                     DBS LC

                            STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 17, 1997

Revenue:
  Program revenue...........................................  $304,481
  Equipment sales...........................................    44,620
                                                              --------
          Total revenue.....................................   349,101
                                                              --------
Costs and expenses:
  Programming costs.........................................   199,762
  Equipment costs...........................................    63,175
  Selling, general and administrative.......................    45,780
  Depreciation and amortization.............................    30,367
                                                              --------
          Total costs and expenses..........................   339,084
                                                              --------
          Operating income..................................    10,017
                                                              --------
Non-operating items:
  Interest and dividend income..............................    11,306
                                                              --------
          Net income........................................  $ 21,323
                                                              ========

                See accompanying notes to financial statements.

                                     DBS LC

                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 17, 1997

Cash flow from operating activities
  Net income................................................  $    21,323
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................       30,367
  Changes in:
     Accounts receivable....................................         (875)
     Inventory..............................................        7,379
     Unearned revenue.......................................      (13,615)
                                                              -----------
          Net cash provided by operating activities.........       44,579
                                                              -----------
Cash flows from investing activities:
  Payments received on notes receivable.....................       28,721
                                                              -----------
          Net cash provided by investing activities.........       28,721
                                                              -----------
Cash flows from financing activities:
  Proceeds from the sale of DBS rights, net of expenses.....    1,686,389
  Distributions to unit holders.............................   (1,746,390)
                                                              -----------
          Net cash used in financing activities.............      (60,001)
                                                              -----------
          Net change in cash................................       13,299
Beginning of period cash and cash equivalents...............       45,976
                                                              -----------
End of period cash and cash equivalents.....................  $    59,275
                                                              ===========

                See accompanying notes to financial statements.

                                     DBS LC

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 17, 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     DBS LC (the Company) is a limited-liability company organized in Iowa in 1994 for the purpose of supplying direct broadcast satellite services (DBS) to customers within its franchise areas, which include certain zip codes in Iowa.

     The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided.

     Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities as well as the reported amounts of revenues and expenses during the period in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     DBS LC is a limited-liability company. All taxes are the responsibility of DBS LC's unit holders. Accordingly, no provision for income taxes is included in the accompanying financial statements.

(2) SUBSEQUENT EVENTS

     On November 17, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                          AUDITED FINANCIAL STATEMENTS
                                     AS OF
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana Entertainment Television, Inc.
Missoula, Montana

     We have audited the accompanying balance sheets of Western Montana Entertainment Television, Inc., d.b.a. WMET, a wholly owned subsidiary of Missoula Electric Cooperative, Inc., as of December 22, 1997 and December 31, 1996, and the related statements of revenues and accumulated deficit, and cash flows for the period January 1, 1997 through December 22, 1997 and for the year then ended, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana Entertainment Television, Inc. as of December 22, 1997 and December 31, 1996, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

                                            Summers, McNea and Company, P.C.
                                            Certified Public Accountants

February 9, 1998
Missoula, Montana

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                                 BALANCE SHEETS
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                     ASSETS

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Assets:
  Cash......................................................   $ 123,645      $  180,058
  Accounts Receivable -- Net................................      93,054         103,574
  Investment in Associated Organization -- Note 2...........      47,341          33,796
  Inventories...............................................      26,282          30,712
  Prepaid Expenses..........................................           0          37,833
  Retail Installment Contracts -- Note 3....................      15,376         109,365
  Property and Equipment -- Net of Depreciation.............      33,342          50,713
  Organization Costs -- Net of Amortization.................      55,210          63,721
  Franchise Fees -- Net of Amortization.....................     266,149         307,095
                                                               ---------      ----------
          Total Assets......................................   $ 660,399      $  916,867
                                                               =========      ==========
                         LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Liabilities:
  Accounts Payable -- Trade.................................   $ 178,161      $   97,958
  Customer Deposits and Advance Payments....................       7,373           4,000
  Deferred Revenues.........................................      88,180         133,938
  Due to Affiliated Cooperative.............................     666,118         897,980
                                                               ---------      ----------
          Total Liabilities.................................   $ 939,832      $1,133,876
                                                               ---------      ----------
Commitments and Contingencies: -- Note 4                              --              --
Stockholder's (Deficit):
  Common Stock -- 50,000 shares no par value common stock
     authorized; 10,000 shares issued and outstanding.......   $       0      $        0
  (Accumulated Deficit).....................................    (279,433)       (217,009)
                                                               ---------      ----------
          Total Stockholder's (Deficit).....................   $(279,433)     $ (217,009)
                                                               ---------      ----------
          Total Liabilities and Stockholder's (Deficit).....   $ 660,399      $  916,867
                                                               =========      ==========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
          FOR THE PERIOD JANUARY 1, 1997 THROUGH DECEMBER 22, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Sales:
  Programming Fees..........................................   $1,362,006     $  816,783
  Equipment Sales -- Net....................................      191,833        328,499
  Other Income..............................................       42,871         49,604
                                                               ----------     ----------
          Total Sales.......................................   $1,596,710     $1,194,886
Cost of Sales:
  NRTC Wholesale Programming................................   $  869,555     $  537,133
  Cost of Equipment Sold -- Net.............................      235,719        335,288
  Commissions...............................................       80,508         64,851
  Installation Costs........................................        1,193          6,303
  Coupon Expense............................................       96,626         36,935
  Other Costs of Sales......................................        3,601          5,130
                                                               ----------     ----------
          Total Costs of Sales..............................   $1,287,202     $  985,640
                                                               ----------     ----------
          Gross Profit......................................   $  309,508     $  209,246
General and Administrative Expenses:
  Advertising and Marketing.................................   $   50,501     $   44,713
  Amortization..............................................       52,013         52,252
  Bad Debts.................................................       34,854          7,078
  Depreciation..............................................       10,614         13,948
  Director Fees and Expenses................................        5,808          2,404
  Labor, Benefits and Taxes.................................      158,167        123,319
  Miscellaneous.............................................        2,628          3,773
  Office Expenses and Utilities.............................       12,688         16,101
  Professional Fees.........................................        4,370          9,153
  Rent......................................................        9,750          9,000
  Telephone.................................................       29,880         37,064
  Training and Education....................................          659          6,436
                                                               ----------     ----------
          Total General and Administrative Expenses.........   $  371,932     $  325,241
                                                               ----------     ----------
          Net (Loss)........................................   $  (62,424)    $ (115,995)
(Accumulated Deficit) -- Beginning..........................     (217,009)      (101,014)
                                                               ----------     ----------
(Accumulated Deficit) -- Ending.............................   $ (279,433)    $ (217,009)
                                                               ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD JANUARY 1, 1997 THROUGH DECEMBER 22, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                              DECEMBER 22,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
Cash Flows from Operating Activities:
  Net (Loss)................................................   $ (62,424)      $(115,995)
  Adjustments to Reconcile Net (Loss) to Net Cash Provided
     by Operating Activities:
     Loss on Disposition of Assets..........................       9,776               0
     Amortization...........................................      52,013          52,252
     Depreciation...........................................      10,614          13,948
     Patronage Capital Income...............................     (19,351)        (20,155)
     Changes in Operating Assets and Liabilities:
       Accounts Receivable..................................      10,520         (54,269)
       Inventories..........................................       4,430          53,652
       Prepaid Expenses.....................................      37,833         (37,833)
       Accounts Payable.....................................      80,202          53,429
       Customer Deposits and Advance Payments...............       3,373           1,778
       Deferred Revenues....................................     (45,758)        133,938
                                                               ---------       ---------
          Net Cash Provided by Operating Activities.........   $  81,228       $ 100,900
Cash Flows From Investing Activities:
  Purchase of Property and Equipment........................   $  (5,574)      $  (3,324)
  Proceeds from Investments in Associated Organization......       5,806               0
  Proceeds from Installment Contracts.......................      93,989         142,601
                                                               ---------       ---------
          Net Cash Provided by Investing Activities.........   $  94,221       $ 119,122
Cash Flows From Financing Activities:
  Payments to Affiliated Cooperative........................   $(231,862)      $(135,632)
                                                               ---------       ---------
  Net Increase (Decrease) in Cash and Cash Equivalents......   $ (56,413)      $  84,390
  Cash and Cash Equivalents -- Beginning of Year............     180,058          95,668
                                                               ---------       ---------
  Cash and Cash Equivalents -- End of Period................   $ 123,645       $ 180,058
                                                               =========       =========

   The accompanying notes are an integral part of these financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Activities

     On June 15, 1993, Missoula Electric Cooperative, Inc. (MEC) served as the incorporator for Western Montana Entertainment Television, Inc. (WMET), a taxable subsidiary of the Cooperative. WMET was incorporated under the laws of the State of Montana for the primary purpose of engaging in the general business of selling, leasing, installing, delivering, distributing and otherwise providing direct satellite broadcast television service, and programming therefore, in prescribed areas of the State of Montana.

     WMET was authorized to issue 50,000 shares of no par value, common stock. There are currently 10,000 shares of such stock issued and outstanding, all of which are owned by Missoula Electric Cooperative, Inc.

  Accounting Records

     The Company maintains its accounting records and prepares its financial statements on the accrual basis of accounting. Accordingly, revenues are recognized when earned and expenses are recorded when incurred.

  Organization Cost, Franchise Fees and Property and Equipment

     WMET acquired, from National Rural Telecommunications Cooperative (NRTC), the rights to market and distribute direct broadcast service (DBS) for the Montana counties of Missoula, Mineral, Granite and Powell. The franchise fee paid for areas in the counties already having access to cable television totaled $234,434. For "non-cabled" areas in those counties, the franchise fee totaled $175,026. The franchise agreement remains in effect until the applicable satellite is removed from its assigned orbital location. If such satellite expiration date is less than ten (10) years from the effective date of the franchise agreement, there was to be a partial refund of the franchise fees paid. Franchise fees were being amortized over a ten (10) year period.

     In addition to paying the franchise fees, WMET incurred organizational costs in the amount of $85,118, which are also being amortized over a ten (10) year period.

     Property and Equipment consists of office furniture and fixtures and computer equipment and is being depreciated using the straight-line method over estimated useful lives ranging from three (3) to five (5) years.

     Expenditures for major renewals and betterments that extend the useful lives of property and equipment were capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. The Company has not established a dollar threshold amount in determining when an item is capitalized or expensed.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with original maturities of less than three (3) months when purchased to be cash equivalents for purposes of the statements of cash flows.

  Inventories

     Inventories consists of direct digital satellite broadcast television equipment held for resale to its customers, and is stated at the lower of cost or market (determined on the first-in, first-out basis).

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN ASSOCIATED ORGANIZATION:

     Represents patronage allocation from National Rural Telecommunications Cooperative. Capital Credits, net of patronage dividends, were allocated for the years ending December 31, as follows:

1994.......................................................  $13,641
1995.......................................................   20,155
                                                             -------
                                                              33,796
1996.......................................................   13,545
                                                             -------
Total......................................................  $47,341
                                                             =======

3. RETAIL INSTALLMENT CONTRACTS:

     Retail installment contracts consists of the sales of digital satellite equipment and is generally due from its customers in monthly installments of $30, over a two year purchase period.

4. LEASES AND COMMITMENTS:

     The Company conducts its operations from facilities that are leased from Missoula Electric Cooperative, Inc. under a month-to-month operating lease requiring monthly rental payments of $750. Rental expense paid to the affiliated cooperative for the periods ended December 22, 1997 and December 31, 1996 totaled $9,750 and $9,000, respectively.

     The Company had entered into a Retail Agreement with National Rural Telecommunications Cooperative (NRTC) for the non-exclusive right to market and sell, as an authorized dealer, electronics products bearing specified trademarks (DSS(TM) products). The agreement contained a firm order commitment defined as a "non-cancelable, non-changeable purchase order for DSS(TM) products listed for one-month, 150-days in advance, subject to NRTC's then standard terms and conditions.....". In addition, the Retail Agreement contained a 12-month rolling forecast from committing WMET to acquire DSS(TM) products on a monthly basis. Total DSS(TM) products to be purchased under the firm commitment and the 12-month rolling forecast were approximately $271,000 and $1,935,700, respectively. Failure to maintain a "performance level" in accordance with evaluation criteria established by NRTC and/or DSS(TM) products manufacturer, would be cause for early termination of the agreement.

     Under the terms of the franchise agreement with NRTC, WMET was committed to pay, in addition to monthly broadcasting fees subscribed to by customers, various monthly operating fees. Such fees amounted to approximately $3.16 per active subscriber, $.04 per inactive subscriber, and $2.00 initial set-up fee per subscriber.

     The retail and franchise agreements were assumed by Golden Sky System, Inc. on December 22, 1997, as more fully disclosed below in footnote number 8 to the financial statements.

                 WESTERN MONTANA ENTERTAINMENT TELEVISION, INC.

5. CONCENTRATIONS OF CREDIT RISKS:

     The Company maintains its general checking account in one financial institution whose balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 22, 1997 and December 31, 1996, the general checking account balances in this financial institution aggregated $122,889 and $169,561, respectively.

6. RELATED PARTY TRANSACTIONS:

     Western Montana Entertainment Television, Inc. (WMET) and Missoula Electric Cooperative, Inc. (MEC) had entered into a Services Agreement dated October 17, 1996 which was to continue for perpetuity but could be terminated by ninety (90) days written notice by either party. The Services Agreement provided that MEC could provide, and WMET could purchase a variety of services provided by MEC. Such services were charged to WMET at MEC's actual costs incurred (i.e no profit was realized by MEC on services provided). Such services were billed by MEC to WMET through an intercompany payable/receivable account. In addition to costs incurred under the Services Agreement, the intercompany account has been charged for franchise fee costs, organizational costs, and equipment purchases. The balance owing to MEC as reflected in the accompanying balance sheets as due to affiliated cooperative as of December 22, 1997 and December 31, 1996 was $666,118 and $897,980, respectively. No definite terms of repayment have been provided for.

7. INCOME TAXES:

     The Company had net operating loss carryforwards, for tax purposes, in the amount of approximately $288,057 that were due to expire in the years 2009 through 2011. These tax net operating losses were used to offset federal and state income taxes upon filing the Company December 31, 1997 tax return due to the gain on sale of WMET assets to Golden Sky Systems, Inc. as discussed below.

8. SUBSEQUENT EVENT -- SALES AGREEMENT WITH GOLDEN SKY SYSTEMS, INC.

     On December 22, 1997 all operating assets and franchise agreements of WMRT were purchased by Golden Sky Systems, Inc. for $6,604,874. The allocation was as follows:

Non-Compete Agreements and Commissions......................   $  338,072
Accounts Receivable -- Net..................................       93,054
Unearned Revenue............................................      (88,180)
Customer Lists..............................................      536,100
Property, Equipment, Contracts and Agreements...............      431,648
Goodwill....................................................    5,294,180
                                                               ----------
     Total assets purchased.................................   $6,604,874
                                                               ==========

     This acquisition was consummated with a wire transfer and direct payments of commissions and covenant not to compete on December 22, 1997 of $1,554,874 and a promissory note of $5,050,000 from Golden Sky Systems, Inc. This note receivable, dated December 22, 1997, bears interest at 7%, with the first installment of $1,300,000 due April, 1998 and the remainder due in annual installments of $1,121,868, including interest each January 5, through January 5, 2002. The note is secured by a bank irrevocable letter of credit.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                 TAHOKA, TEXAS

                              FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                                      AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                    BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 LUBBOCK, TEXAS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

     We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 31, 1996 and 1995, and the results of its operations, changes in partners' capital and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         BOLINGER, SEGARS, GILBERT & MOSS,
                                         L.L.P.
                                         Certified Public Accountants

Lubbock, Texas
February 28, 1997

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                 BALANCE SHEET
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
Current assets
  Cash......................................................  $  195,586   $  175,287
  Accounts Receivable (Less allowance for uncollectibles of
     $2,875 in 1996 and $2,073 in 1995).....................      54,216       53,770
  Inventory.................................................      39,928      554,323
  Prepaid Expenses..........................................       5,905        5,937
                                                              ----------   ----------
                                                              $  295,635   $  789,317
                                                              ----------   ----------
Other assets
  Investment in Associated Organizations....................  $   61,084   $   37,853
  Franchise License (Less Accumulated Amortization of
     $339,114 in 1996 and $198,791 in 1995).................   1,064,115    1,204,438
  Membership................................................       1,000        1,000
  Deposits..................................................       1,617        1,617
                                                              ----------   ----------
                                                              $1,127,816   $1,244,908
                                                              ----------   ----------
Fixed assets
  Office Furniture and Fixtures.............................  $   98,152   $   99,119
  Office Equipment..........................................      22,439       22,439
  Leased Equipment..........................................      27,694       25,342
  Leasehold Improvements....................................      10,888       10,888
                                                              ----------   ----------
                                                              $  159,173   $  157,788
  Less: Accumulated Depreciation and Amortization...........      37,021       18,503
                                                              ----------   ----------
                                                              $  122,152   $  139,285
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                          LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts Payable -- Operating Partner.....................  $  202,090   $  311,760
  Accounts Payable -- Trade.................................      20,504       96,042
  Advance Billing...........................................     232,682        3,360
  Equipment Deposits........................................       2,210       62,014
  Other Accrued Liabilities.................................       4,100       17,221
                                                              ----------   ----------
                                                              $  461,586   $  490,397
                                                              ----------   ----------
Noncurrent liabilities
  Line of Credit Outstanding -- RTFC........................  $1,724,642   $1,484,642
                                                              ----------   ----------
Partners' capital
  Poka-Lambro Telecommunications, Inc.......................  $ (152,149)  $   47,136
  South Plains Development Corporation......................    (152,149)      47,136
  S.P.A.C.E., Inc...........................................    (152,149)      47,136
  L. E. C. Development, Inc.................................    (152,149)      47,136
  Rural Vision Development Corporation......................     (32,029)       9,927
                                                              ----------   ----------
                                                              $ (640,625)  $  198,471
                                                              ----------   ----------
                                                              $1,545,603   $2,173,510
                                                              ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                    DECEMBER 31,
                                                               -----------------------
                                                                  1996         1995
                                                               ----------   ----------
Operating Revenues
  Satellite Service Revenue.................................   $1,410,801   $  740,420
  Equipment Sales and Installation..........................      379,520      553,388
  Subscriber Activations....................................       53,650       34,403
  Miscellaneous Revenues....................................       67,287        6,154
                                                               ----------   ----------
                                                               $1,911,258   $1,334,365
                                                               ----------   ----------
Cost of Sales and Services
  Equipment Sales and Installation..........................   $  622,157   $  547,157
  Wholesale Service Costs...................................      999,466      517,744
                                                               ----------   ----------
                                                               $1,621,623   $1,064,901
                                                               ----------   ----------
Gross Profit................................................   $  289,635   $  269,464
                                                               ----------   ----------
Operating Expenses
  Advertising...............................................   $  224,919   $  319,592
  Commercial Office Expenses................................      249,694      136,045
  Depreciation and Amortization.............................      159,442      154,140
  General and Administrative................................       69,290       61,924
  Legal and Accounting......................................        6,450       21,761
  Management Expense........................................      143,122      128,984
  Office Supplies and Expenses..............................       25,782       19,978
  Property Tax..............................................       16,046        6,862
  Rent Expense..............................................       32,982       31,675
  Repair and Maintenance....................................       16,072       22,649
  Sales Commissions.........................................       55,455       33,785
  Utilities and Telephone...................................       32,236       29,921
  Interest..................................................      102,975       75,689
  Bad Debt Expense..........................................       20,765       14,337
                                                               ----------   ----------
                                                               $1,155,230   $1,057,342
                                                               ----------   ----------
          Net Operating Loss................................   $ (865,595)  $ (787,878)
                                                               ----------   ----------
Non Operating Income (Expenses)
  Interest Income...........................................   $        6   $       --
  Capital Credits...........................................       31,780       46,533
  Loss on Disposal of Assets................................       (5,287)          --
                                                               ----------   ----------
          Net Loss..........................................   $ (839,096)  $ (741,345)
                                                               ==========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                POKA
                               LAMBRO         SOUTH                                     RURAL
                              TELECOM-       PLAINS                      L.E.C.        VISION
                            MUNICATIONS,   DEVELOPMENT   S.P.A.C.E.   DEVELOPMENT,   DEVELOPMENT
                                INC.       CORPORATION      INC.          INC.       CORPORATION     TOTAL
                            ------------   -----------   ----------   ------------   -----------   ---------
Balance -- January 1,
  1995....................   $ 223,206      $ 223,206    $ 223,206     $ 223,206      $ 46,992     $ 939,816
  Net Loss -- 1995........    (176,070)      (176,070)    (176,070)     (176,070)      (37,065)     (741,345)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1995....................   $  47,136      $  47,136    $  47,136     $  47,136      $  9,927     $ 198,471
Net Loss -- 1996..........    (199,285)      (199,285)    (199,285)     (199,285)      (41,956)     (839,096)
                             ---------      ---------    ---------     ---------      --------     ---------
Balance -- December 31,
  1996....................   $(152,149)     $(152,149)   $(152,149)    $(152,149)     $(32,029)    $(640,625)
                             =========      =========    =========     =========      ========     =========

                 See accompanying notes to financial statements

                     SOUTH PLAINS DBS, LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              ---------   ----------
Cash Flows From Operating Activities
  Net Loss..................................................  $(839,096)  $ (741,345)
  Adjustments to Reconcile Net Loss to Net Cash
     Used in Operating Activities
     Depreciation and Amortization..........................    159,442      154,140
     Loss on Disposal of Assets.............................      5,287
     Capital Credits -- Non-Cash............................    (31,780)     (46,533)
     Accounts Receivable....................................       (446)      11,712
     Inventory..............................................    514,395      226,129
     Prepaid Expenses.......................................         32       (4,197)
     Accounts Payable -- Trade..............................    (75,538)    (505,314)
     Equipment Deposits.....................................    (59,804)      (2,900)
     Advanced Billing.......................................    229,322       43,111
     Other Accrued Liabilities..............................    (13,120)      14,388
                                                              ---------   ----------
          Net Cash Used in Operating Activities.............  $(111,306)  $ (850,809)
                                                              ---------   ----------
Cash Flows From Investing Activities
  Additions to Fixed Assets.................................  $  (7,274)  $  (67,199)
  Investments in Associated Organizations...................      8,549        8,680
                                                              ---------   ----------
          Net Cash Provided by (Used in) Investing
            Activities......................................  $   1,275   $  (58,519)
                                                              ---------   ----------
Cash Flows From Financing Activities
  Advances an Line-of-Credit -- RTFC........................  $ 240,000   $1,484,642
  Accounts Payable -- General Partner.......................   (109,670)    (490,727)
                                                              ---------   ----------
          Net Cash Provided by Financing Activities.........  $ 130,330   $  993,915
                                                              ---------   ----------
Increase in Cash............................................  $  20,299   $   84,587
                                                              ---------   ----------
Cash -- Beginning of Year...................................    175,287       90,700
                                                              ---------   ----------
Cash -- End of Year.........................................  $ 195,586   $  175,287
                                                              ---------   ----------
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
  Interest..................................................  $ 102,975   $   75,689
                                                              ---------   ----------
  Income Taxes..............................................  $       0   $        0
                                                              =========   ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     South Plains DBS Limited Partnership is a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests are as follows:

Poka Lambro Telecommunications, Inc. (General)..............  23.75%
South Plains Development Corporation (General)..............  23.75%
S.P.A.C.E., Inc. (General)..................................  23.75%
L.E.C. Development, Inc. (General)..........................  23.75%
Rural Vision Development Corporation (Limited)..............   5.00%

     The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) serves as the operating partner.

  Operating Partner Responsibilities

     The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

  Allowance for Uncollectible Accounts

     The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

     The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

  Inventory

     Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

  Patronage Capital Certificates

     Patronage capital from associated organizations is recorded at the stated amount of the certificates.

  Accounts Payable -- Operating Partner, Related Party Transactions

     Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

  Recognition of Income

     Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

  Customer Billing and Collection of Digital Satellite TV (DSTV) Services

     The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

  Concentration of Credit Risk

     The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ASSETS PLEDGED

     All assets are pledged as security for the long-term debt due Rural Telephone Finance Corporation.

NOTE 3. FRANCHISE LICENSE

     The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the years ended December 31, 1996 and 1995 amounted to $140,323 and $140,323, respectively.

NOTE 4. FIXED ASSETS

     Fixed assets are stated at the original purchase cost.

     The major classes of fixed assets are as follows:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1996       1995
                                                              --------   --------
Office Furniture and Fixtures...............................  $ 98,152   $ 99,119
Office Equipment............................................    22,439     22,439
Lease Equipment.............................................    27,694     25,342
Leasehold Improvements......................................    10,888     10,888
                                                              --------   --------
                                                              $159,173   $157,788
                                                              ========   ========

     Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures...............................   7.50%
Office Equipment............................................  14.30%
Leased Equipment............................................  14.30%

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Depreciation expense on the office furniture, fixtures and equipment for the years ended December 31, 1996 and 1995 was $14,767 and $9,331, respectively.

     The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the years ended December 31, 1996 and 1995 amounted to $4,352 and $4,486, respectively.

NOTE 5. LINE OF CREDIT -- RTFC

     In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate is 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms include quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes are secured by the assets of the partnership and are guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. Total interest expense for the years ended December 31, 1996 and 1995, was $102,975 and $75,689, respectively.

NOTE 6. EQUIPMENT DEPOSITS

     Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

NOTE 7. PARTNERS' CAPITAL ACCOUNTS

     Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8. COMMITMENTS AND CONTINGENCIES

     The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner. If additional capital is necessary for the satisfaction of these commitments, this capital will be provided by the above referenced capital calls of each partner.

     The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 31, 1996:

1997........................................................  $32,280
1998........................................................  $19,040

     Lease expense recognized under this lease for the year ended December 31, 1996 and 1995, amounted to $32,982 and $31,675, respectively.

     The partnership also leases a copier and a fax machine for use in its daily operations. The lease terms are for three years commencing on August 18, 1995. Rental expense recognized under the terms noted above amounted to $2,830 and $2,548 for the years ended December 31, 1996 and 1995, respectively.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material.

NOTE 9. INCOME TAXES

     The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP
                                 TAHOKA, TEXAS

                              FINANCIAL STATEMENTS
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996
                                      AND
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Partners
South Plains DBS Limited Partnership
Tahoka, Texas

     We have audited the accompanying balance sheets of South Plains DBS Limited Partnership as of December 22, 1997 and December 31, 1996, and the related statements of income, changes in partners' capital, and cash flows for the periods then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As referenced in Note 10 to the financial statements, the Partnership effectively dissolved as of December 23, 1997.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of South Plains DBS Limited Partnership as of December 22, 1997 and December 31, 1996, and the results of its operations, changes in partners' capital and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

                                         BOLINGER, SEGARS, GILBERT & MOSS,
                                         L.L.P.
                                         Certified Public Accountants

Lubbock, Texas
March 3, 1998

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                                 BALANCE SHEET
                    DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                     ASSETS

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Current assets
  Cash......................................................   $  192,989     $  195,586
  Accounts Receivable (Less allowance for uncollectibles of
     $5,173 in 1997 and $2,875 in 1996).....................      110,012         54,216
  Inventory.................................................       95,773         39,928
  Prepaid Expenses..........................................        1,909          5,905
                                                               ----------     ----------
                                                               $  400,683     $  295,635
                                                               ----------     ----------
Other assets
  Investment in Associated Organizations....................   $   83,619     $   61,084
  Franchise License (Less Accumulated Amortization of
     $479,436 in 1997 and $339,114 in 1996).................      923,793      1,064,115
  Membership................................................        1,000          1,000
  Deposits..................................................        1,688          1,617
                                                               ----------     ----------
                                                               $1,010,100     $1,127,816
                                                               ----------     ----------
Fixed assets
  Office Furniture and Fixtures.............................   $  114,053     $   98,152
  Office Equipment..........................................       22,439         22,439
  Leased Equipment..........................................       14,821         27,694
  Leasehold Improvements....................................       10,888         10,888
                                                               ----------     ----------
                                                               $  162,201     $  159,173
  Less: Accumulated Depreciation and Amortization...........       47,879         37,021
                                                               ----------     ----------
                                                               $  114,322     $  122,152
                                                               ----------     ----------
                                                               $1,525,106     $1,545,603
                                                               ==========     ==========

                            LIABILITIES AND PARTNERS' CAPITAL

Current liabilities
  Accounts Payable -- Operating Partner.....................   $  208,295     $  202,090
  Accounts Payable -- Trade.................................      116,427         20,504
  Advance Billing...........................................      183,632        232,682
  Equipment Deposits........................................        2,060          2,210
  Other Accrued Liabilities.................................       23,056          4,100
                                                               ----------     ----------
                                                               $  533,470     $  461,586
                                                               ----------     ----------
Noncurrent liabilities
  Line of Credit Outstanding -- RTFC........................   $       --     $1,724,642
                                                               ----------     ----------
Partners' capital
  Golden Sky Systems, Inc. .................................   $  235,514     $       --
  L. E. C. Development, Inc. ...............................      235,513       (152,149)
  Poka-Lambro Telecommunications, Inc. .....................      520,608       (152,149)
  South Plains Development Corporation......................           --       (152,149)
  S.P.A.C.E., Inc. .........................................           --       (152,149)
  Rural Vision Development Corporation......................           --        (32,029)
                                                               ----------     ----------
                                                               $  991,635     $ (640,625)
                                                               ----------     ----------
                                                               $1,525,105     $1,545,603
                                                               ==========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                           STATEMENT OF INCOME (LOSS)
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                               DECEMBER 22,   DECEMBER 31,
                                                                   1997           1996
                                                               ------------   ------------
Operating Revenues
  Satellite Service Revenue.................................    $2,220,480     $1,410,801
  Equipment Sales and Installation..........................       550,741        379,520
  Subscriber Activations....................................       104,067         53,650
  Miscellaneous Revenues....................................       146,479         67,287
                                                                ----------     ----------
                                                                $3,021,767     $1,911,258
                                                                ----------     ----------
Cost of Sales and Services
  Equipment Sales and Installation..........................    $  853,203     $  622,157
  Wholesale Service Costs...................................     1,523,393        999,466
                                                                ----------     ----------
                                                                $2,376,596     $1,621,623
                                                                ----------     ----------
Gross Profit................................................    $  645,171     $  289,635
                                                                ----------     ----------
Operating Expenses
  Advertising...............................................    $  359,490     $  224,919
  Commercial Office Expenses................................       375,448        249,694
  Depreciation and Amortization.............................       153,137        159,442
  General and Administrative................................        82,340         69,290
  Legal and Accounting......................................        11,770          6,450
  Management Expense........................................        78,668        143,122
  Office Supplies and Expenses..............................        27,850         25,782
  Property Tax..............................................         3,599         16,046
  Rent Expense..............................................        33,993         32,982
  Repair and Maintenance....................................        17,065         16,072
  Sales Commissions.........................................       205,516         55,455
  Utilities and Telephone...................................        46,514         32,236
  Interest..................................................       111,681        102,975
  Bad Debt Expense..........................................        33,858         20,765
                                                                ----------     ----------
                                                                $1,540,929     $1,155,230
                                                                ----------     ----------
          Net Operating Loss................................    $ (895,758)    $ (865,595)
                                                                ----------     ----------
Non Operating Income (Expenses)
  Interest Income...........................................    $       --     $        6
  Capital Credits...........................................        39,510         31,780
  Loss on Disposal of Assets................................       (11,492)        (5,287)
                                                                ----------     ----------
          Net Loss..........................................    $ (867,740)    $ (839,096)
                                                                ==========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                          POKA
                                                         LAMBRO         SOUTH                       RURAL
                                         L. E. C.       TELECOM-        PLAINS                     VISION
                        GOLDEN SKY     DEVELOPMENT,   MUNICATIONS,   DEVELOPMENT    S.P.A.C.E.   DEVELOPMENT
                       SYSTEMS, INC.       INC.           INC.       CORPORATION       INC.      CORPORATION     TOTAL
                       -------------   ------------   ------------   ------------   ----------   -----------   ----------
Balance -- January 1,
  1996...............    $     --       $  47,136      $   47,136     $  47,136     $  47,136     $  9,927     $  198,471
  Net Loss -- 1996...          --        (199,285)       (199,285)     (199,285)     (199,285)     (41,956)      (839,096)
                         --------       ---------      ----------     ---------     ---------     --------     ----------
Balance -- December
  31, 1996...........    $     --       $(152,149)     $ (152,149)    $(152,149)    $(152,149)    $(32,029)    $ (640,625)
Capital
  Contributions -- 1997..         --      593,750       1,312,500            --       593,750           --      2,500,000
Net Loss -- 1997.....      (8,870)       (206,088)       (363,592)      (75,978)     (197,217)     (15,995)      (867,740)
Transfer of
  Ownership..........     244,384              --        (276,151)      228,127      (244,384)      48,024             --
                         --------       ---------      ----------     ---------     ---------     --------     ----------
Balance -- December
  22, 1997...........    $235,514       $ 235,513      $  520,608     $      --     $      --     $     --     $  991,635
                         ========       =========      ==========     =========     =========     ========     ==========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                            STATEMENT OF CASH FLOWS
         FOR THE PERIODS ENDED DECEMBER 22, 1997 AND DECEMBER 31, 1996

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Cash Flows From Operating Activities
  Net Loss..................................................  $  (867,740)    $(839,096)
  Adjustments to Reconcile Net Loss to Net Cash Used in
     Operating Activities
     Depreciation and Amortization..........................      153,137       159,442
     Loss on Disposal of Assets.............................       11,492         5,287
     Capital Credits -- Non-Cash............................      (39,510)      (31,780)
     Accounts Receivable....................................      (55,796)         (446)
     Inventory..............................................      (55,845)      514,395
     Prepaid Expenses.......................................        3,996            32
     Deposits...............................................          (71)           --
     Accounts Payable -- Trade..............................       95,923       (75,538)
     Equipment Deposits.....................................         (150)      (59,804)
     Advanced Billing.......................................      (49,050)      229,322
     Other Accrued Liabilities..............................       18,956       (13,120)
                                                              -----------     ---------
          Net Cash Used in Operating Activities.............  $  (784,658)    $(111,306)
                                                              -----------     ---------
Cash Flows From Investing Activities
  Additions to Fixed Assets.................................  $   (16,477)    $  (7,274)
  Investments in Associated Organizations...................       16,975         8,549
                                                              -----------     ---------
          Net Cash Provided by Investing Activities.........  $       498     $   1,275
                                                              -----------     ---------
Cash Flows From Financing Activities
  Accounts Payable -- General Partner.......................  $     6,205     $(109,670)
  Advances on Line-of-Credit -- RTFC........................      185,000       240,000
  Payments on Line-of-Credit -- RTFC........................   (1,909,642)           --
  Capital Contributions.....................................    2,500,000            --
                                                              -----------     ---------
          Net Cash Provided by Financing Activities.........  $   781,563     $ 130,330
                                                              -----------     ---------
Increase (Decrease) in Cash.................................  $    (2,597)    $  20,299
                                                              -----------     ---------
Cash -- Beginning of Year...................................      195,586       175,287
                                                              -----------     ---------
Cash -- End of Year.........................................  $   192,989     $ 195,586
                                                              ===========     =========
Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
  Interest..................................................  $   111,681     $ 102,975
                                                              ===========     =========
  Income Taxes..............................................  $        --     $      --
                                                              ===========     =========

                 See accompanying notes to financial statements

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     South Plains DBS Limited Partnership was originally a partnership among Poka Lambro Telecommunications, Inc., South Plains Development Corporation, S.P.A.C.E., Inc., L.E.C. Development, Inc., and Rural Vision Development Corporation. The partnership interests were as follows:

Poka Lambro Telecommunications, Inc. (General)..............  23.75%
South Plains Development Corporation (General)..............  23.75%
S.P.A.C.E., Inc. (General)..................................  23.75%
L.E.C. Development, Inc. (General)..........................  23.75%
Rural Vision Development Corporation (Limited)..............   5.00%

     Effective June 30, 1997, Poka Lambro Telecommunications purchased the 23.75% interest of South Plains Development Corporation and the 5.00% interest of Rural Vision Development Corporation. Additionally, S.P.A.C.E., Inc. sold its 23.75% interest effective December 12, 1997 to Golden Sky Systems, Inc. Effective December 23, 1997, Poka Lambro Telecommunications sold its existing 52.50% interest to Golden Sky Systems, Inc. and the partnership was effectively dissolved.

     The partnership was formed on August 27, 1992 to fund, establish and provide direct broadcast satellite services to its franchised TVGSA (TV Geographical Service Area). Poka Lambro Telecommunications, Inc. (the Corporation) served as the operating partner.

  Operating Partner Responsibilities

     The operating partner is responsible for the books and records of the partnership and the oversight of operations. Costs incurred by the operating partner associated with partnership operations are to be periodically reimbursed, at cost.

  Allowance for Uncollectible Accounts

     The partnership records a monthly allowance for bad debts associated with equipment sales. Accruals are charged to bad debt expense and recoveries are charged back to the allowance.

     The direct write-off method is used for bad debts associated with satellite service. This method does not produce results materially different from using the reserve method.

  Inventory

     Inventory is stated at average unit cost and consists primarily of the direct broadcast satellite receivers and the related installation kits and supplies.

  Patronage Capital Certificates

     Patronage capital from associated organizations is recorded at the stated amount of the certificates.

  Accounts Payable -- Operating Partner, Related Party Transactions

     Accounts payable -- general partner represents costs borne by the operating partner of the partnership which are to be reimbursed periodically.

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

  Recognition of Income

     Direct broadcast satellite television programming revenues are billed in advance and are recognized when earned. Unearned amounts are classified as advance billing on the balance sheet. All other revenues are recognized at the time of the sales and at the time a service is provided.

  Customer Billing and Collection of Digital Satellite TV (DSTV) Services

     The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the partnership, performs the billing and collection for the DSTV services provided to customers. The arrangements require NRTC to remit monthly total revenue billed less applicable billing and service expenses and to remit subsequent collection of this revenue. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing and collection reports provided by NRTC.

  Concentration of Credit Risk

     The partnership maintains its cash balances in federally insured financial institutions. At times during the year, these cash balances exceeded the insurance limit of $100,000.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. ASSETS PLEDGED

     All assets were pledged as security for the long-term debt due Rural Telephone Finance Corporation, which was paid in full during the period ended December 22, 1997.

NOTE 3. FRANCHISE LICENSE

     The franchise license represents the cost paid to extend direct broadcast satellite services to consumers located in the TVGSA. The partnership is amortizing the cost over the term of the franchise, which is ten years. Amortization of the license commenced during the calendar year ended December 31, 1994 as the satellite service began. Amortization for the each of the periods amounted to $140,323.

NOTE 4. FIXED ASSETS

     Fixed assets are stated at the original purchase cost.

     The major classes of fixed assets are as follows:

                                                              DECEMBER 22,   DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
Office Furniture and Fixtures...............................    $114,053       $ 98,152
Office Equipment............................................      22,439         22,439
Lease Equipment.............................................      14,821         27,694
Leasehold Improvements......................................      10,888         10,888
                                                                --------       --------
                                                                $162,201       $159,173
                                                                ========       ========

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Provision for the depreciation of fixed assets is computed using straight-line rates as follows:

Office Furniture and Fixtures...............................   7.50%
Office Equipment............................................  14.30%
Leased Equipment............................................  14.30%

     Depreciation expense on the office furniture, fixtures and equipment for the periods ended December 22, 1997 and December 31, 1996 was $12,814 and $14,767, respectively.

     The leasehold improvements relate to improvements made at the partnership's retail location and are being amortized over approximately a two year period. Amortization of leasehold improvements for the year ended December 31, 1998 amounted to $4,352. The leasehold improvements fully amortized during the year ended December 31, 1996.

NOTE 5. LINE OF CREDIT -- RTFC

     In 1995, the partnership executed two line-of-credit agreements with the Rural Telephone Finance Cooperative (RTFC). The partnership was approved for a line of credit of $3,000,000 and $600,000 for DBS inventory purchases and general operating expenses, respectively. For both loans the annual interest rate was 6.9 percent. At December 31, 1996, the partnership had $1,649,642 outstanding on the inventory purchases loan and $75,000 outstanding on the general operating expenses loan. Terms included quarterly interest payments at
6.9 percent, with the total principal outstanding due November 28, 1999. The notes were secured by the assets of the partnership and were guaranteed by the parent companies of the partners in proportion to each partner's ownership percentage. These notes were fully paid during the period ended December 22, 1997. Total interest expense for the periods ended December 22, 1997 and December 31, 1996, was $111,681 and $102,975, respectively.

NOTE 6. EQUIPMENT DEPOSITS

     Equipment deposits represent amounts collected from subscribers for the purpose of reserving a satellite receiver. The deposits made by subscribers are applied as down payments on the receivers when purchased. Upon request, deposits are refunded and the reservations are withdrawn.

NOTE 7. PARTNERS' CAPITAL ACCOUNTS

     Capital calls are recognized as receivables from the partner upon issuance of the call. If participating, the partners are required to fund the calls within the time frame specified in the calls. Requests for capital are issued as required by the operating partner. The capital accounts have been adjusted for each partner's proportionate share of the accumulated losses as reflected on the statement of changes in partners' capital.

NOTE 8. COMMITMENTS AND CONTINGENCIES

     The partnership is liable to Poka Lambro Telecommunications, Inc., for all costs incurred by the corporation in its capacity as operating partner.

     The partnership has executed a non-cancelable operating lease for the use of retail office space in Lubbock, Texas. The lease term is for four years commencing on August 1, 1994. The minimum monthly rent requirements escalate on an annual basis over the term of the lease. Future minimum rental payments required under the terms of this lease are as follows at December 22, 1997:

1998........................................................  $19,040

                      SOUTH PLAINS DBS LIMITED PARTNERSHIP

     Lease expense recognized under this lease for the period ended December 22, 1997 and December 31, 1996, amounted to $33,993 and $32,982, respectively.

     Amounts reflected in the financial statements related to revenues and billings from the National Rural Telecommunications Cooperative (NRTC) system may be subject to adjustment in a subsequent accounting period. Differences from these adjustments, if any, will normally be recorded in that accounting period, if not material

NOTE 9. INCOME TAXES

     The partnership is not a taxable entity and the results of its operations are includable in the tax returns of the partners. Accordingly, income taxes are not reflected in the accompanying financial statements.

NOTE 10. SUBSEQUENT EVENTS/GOING CONCERN

     Effective December 23, 1997, Golden Sky Systems, Inc. purchased the existing 52.50% interest owned by Poka Lambro Telecommunications. As such, the partnership effectively dissolved as of that date.

                            CAL-ORE DIGITAL TV, INC.

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors Golden Sky Systems, Inc.:

     We have audited the accompanying balance sheet of Cal-Ore Digital TV, Inc. (the Company) as of December 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cal-Ore Digital TV, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            KPMG LLP

November 26, 1997, except as to
note 5, which is as of December 8, 1997.
Kansas City, Missouri

                            CAL-ORE DIGITAL TV, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................  $ 108,471
  Accounts receivable.......................................     65,388
  Income taxes receivable (note 1)..........................     24,556
  Inventory.................................................     11,956
  Prepaid expenses..........................................      1,860
                                                              ---------
          Total current assets..............................    212,231
Land........................................................    110,000
Furniture, fixtures and equipment (net of accumulated
  depreciation of $68,798) (note 2).........................     42,137
Intangible assets (net of accumulated amortization of
  $73,670) (note 4).........................................    294,681
Other assets (note 3).......................................     17,323
                                                              ---------
          Total assets......................................  $ 676,372
                                                              =========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Current liabilities:
     Trade accounts payable.................................     72,763
     Payable to affiliate (note 4)..........................         --
     Unearned revenue.......................................    104,411
     Interest payable.......................................         --
     Other liabilities (note 3).............................     20,257
                                                              ---------
          Total current liabilities.........................    197,431
Shareholders' equity:
  Common stock, par value $1, 10,000 shares authorized,
     1,000 shares issued and outstanding....................      1,000
  Additional paid-in capital................................    647,174
  Accumulated deficit.......................................   (169,233)
                                                              ---------
          Total shareholders' equity........................    478,941
                                                              ---------
          Total liabilities and shareholders' equity........  $ 676,372
                                                              =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Revenues:
  Programming...............................................   $563,573
  Equipment and installation sales..........................     97,173
  Lease and other (note 2)..................................     42,835
                                                               --------
          Total revenues....................................    703,581
                                                               --------
Cost of revenues:
  Programming costs.........................................    373,032
  Equipment and installation costs..........................    106,027
  Rebate expense............................................     61,848
                                                               --------
          Total cost of revenues............................    540,907
                                                               --------
          Gross profit......................................    162,674
                                                               --------
Expenses:
  Selling, general and administrative.......................    134,352
  Depreciation and amortization.............................     74,569
  Marketing.................................................     22,744
  Provision for doubtful accounts...........................      9,740
                                                               --------
                                                                241,405
                                                               --------
          Operating loss....................................    (78,731)
Interest:
  Interest and dividend income..............................      2,749
  Interest expense..........................................     (1,634)
                                                               --------
          Net loss before income taxes......................    (77,616)
                                                               --------
Income tax expense (note 1).................................     (8,404)
                                                               --------
          Net loss..........................................   $(86,020)
                                                               ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                            ADDITIONAL                     TOTAL
                                                   COMMON    PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                                   STOCK     CAPITAL       DEFICIT        EQUITY
                                                   ------   ----------   -----------   -------------
Balance at December 31, 1995.....................  $1,000    $547,174     $ (83,213)     $464,961
  Additional cash contribution by Cal-Ore
     Telecommunications Company..................     --      100,000            --       100,000
  Net loss.......................................     --           --       (86,020)      (86,020)
                                                   ------    --------     ---------      --------
Balance at December 31, 1996.....................  $1,000    $647,174     $(169,233)     $478,941
                                                   ======    ========     =========      ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

Operating activities:
  Net loss..................................................  $ (86,020)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................     74,569
     Provision for doubtful accounts........................      9,740
     Change in operating assets and liabilities:
       Accounts receivable..................................    (37,551)
       Income Tax Receivable................................     (6,336)
       Inventory............................................       (307)
       Prepaid expenses.....................................       (980)
       Trade accounts payable...............................     30,058
       Unearned revenue.....................................     85,517
       Interest payable.....................................     (4,082)
       Other liabilities....................................        (93)
                                                              ---------
          Net cash provided by operating activities.........     64,515
                                                              ---------
Investing activities:
  Purchases of furniture, fixtures, and equipment...........     (4,065)
  Purchase of land..........................................   (110,000)
                                                              ---------
          Net cash used in investing activities.............   (114,065)
                                                              ---------
Financing activities:
  Cash contribution from parent.............................    100,000
  Repayment of loan to parent...............................   (100,000)
                                                              ---------
          Net cash provided by financing activities.........         --
                                                              ---------
          Net decrease in cash..............................    (49,550)
Cash and cash equivalents, beginning of year................    158,021
                                                              ---------
Cash and cash equivalents, end of year......................  $ 108,471
                                                              =========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $   5,716
                                                              =========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Cal-Ore Digital TV, Inc. (the Company) is a California corporation formed in November 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is a wholly-owned subsidiary of California Oregon Telecommunications Company (the Parent), who has owned all 1,000 shares of the Company since the Company's inception. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1996, the Company had the operating rights for portions of four counties in California and Oregon. These rights were purchased by the parent in 1993 and transferred to the Company as a contribution of capital in 1994.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of receivers, satellite dishes, and satellite TV accessories.

  Accounts Receivable

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

  Cash and Cash Equivalents

     Cash and cash equivalents consists of cash in checking accounts and money market checking accounts.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the satellites providing DBS services.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                            CAL-ORE DIGITAL TV, INC.

  Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which is practicable to estimate that value:

          Cash and Cash Equivalents -- The carrying amounts approximates fair value because of the short maturity of those instruments.

          Receivables and Accounts Payable -- These assets are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Furniture, Fixtures and Equipment

     Furniture, fixtures and equipment, consisting primarily of computer and office equipment and equipment leased to customers, is recorded at cost. Depreciation expense is recorded over the estimated useful lives which range from two to seven years.

  Income Taxes

     The Company is a C Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. The Company's income tax expense or benefit is an allocation of the Parent's consolidated income tax expense or benefit and is recoverable from the Parent.

(2) LEASING ARRANGEMENTS FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, in 1995 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging from $15 to $19 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company. Accordingly, the Company accounts for these leases as operating leases.

     The cost of leased equipment is included as a component of furniture, fixtures, and equipment and depreciated over a two-year period. The net amount of leased equipment included in furniture, fixtures, and equipment at December 31, 1996 is as follows:

                                                                1996
                                                              --------
Cost........................................................  $ 77,051
Accumulated Depreciation....................................   (52,560)
                                                              --------
          Net carrying value................................  $ 25,491
                                                              ========

     Lease income under the above agreements is recognized billed to the customer and totaled $25,464 in 1996.

                            CAL-ORE DIGITAL TV, INC.

(3) NRTC PATRONAGE DIVIDENDS

     The NRTC declares and the Company receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will redeemed in cash at a future date at the discretion of the NRTC. The Company has recorded an asset and an offsetting deferred income liability for the noncash portion of the patronage dividend. The deferred income will be recognized as revenue when cash distributions are declared by the NRTC. Deferred revenue included in other liabilities at December 31, 1996 was $17,323.

(4) RELATED-PARTY TRANSACTIONS

     The Company was capitalized by the Parent in early 1994 through the transfer of $26,000 in cash and franchise rights with a cost of $522,174. In April 1994, the Company sold the franchise rights for a portion of one county in California to Siskiyou Ruralvision, a related party which has a common board member. These rights were sold at the Parent's cost of $153,823.

     The Company also had a $100,000 account payable to the Parent at December 31, 1995, as the result of a short-term loan made in June 1995 for operating cash needs. This payable carried interest at 7% and was repaid in full in 1996, along with $5,716 in accrued interest.

     Employees of the Parent provide various accounting and administrative duties for the Company. Accordingly, the Company's financial statements include allocated selling, general, and administrative expenses in the amount of $21,391, in 1996.

(5) SUBSEQUENT EVENTS

     On September 24, 1997, the Company entered into a letter agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition closed on December 8, 1997.

                            CAL-ORE DIGITAL TV, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying statements of operations and cash flows of Cal-Ore Digital TV, Inc. (the Company) for the period from January 1, 1997 to December 8, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Cal-Ore Digital TV, Inc. for the period from January 1, 1997 to December 8, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            KPMG LLP

January 13, 1999
Kansas City, Missouri

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996

                                                                 1997         1996
                                                              ----------    --------
Revenues:
  Programming...............................................  $  804,916    $563,573
  Equipment and installation sales..........................     166,635      97,173
  Lease and other (note 1)..................................      40,580      42,835
                                                              ----------    --------
          Total revenues....................................   1,012,131     703,581
                                                              ----------    --------
Cost of revenues:
  Programming costs.........................................     511,184     373,032
  Equipment and installation costs..........................     166,747     106,027
  Rebate expense............................................      63,959      61,848
  Selling, general and administrative.......................     185,597     134,352
  Depreciation and amortization.............................      63,390      74,569
  Marketing.................................................      25,492      22,744
  Provision for doubtful accounts...........................       9,981       9,740
                                                              ----------    --------
                                                               1,026,350     782,312
                                                              ----------    --------
          Operating loss....................................     (14,219)    (78,731)
Interest:
  Interest and dividend income..............................      11,266       2,749
  Interest expense..........................................          --      (1,634)
                                                              ----------    --------
          Loss before income taxes                                (2,953)    (77,616)
                                                              ----------    --------
Income tax benefit (expense) (note 1).......................         588      (8,404)
                                                              ----------    --------
          Net loss..........................................  $   (2,365)   $(86,020)
                                                              ==========    ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                            STATEMENT OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 8, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                1997          1996
                                                              --------      --------
Operating activities:
  Net loss..................................................  $ (2,365)     $(86,020)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................    63,390        74,569
     Provision for doubtful accounts........................     9,981         9,740
     Change in operating assets and liabilities:
       Accounts receivable..................................    52,552       (37,551)
       Income Tax Receivable................................    14,556        (6,336)
       Inventory............................................     4,439          (307)
       Prepaid expenses.....................................     1,860          (980)
       Other assets.........................................   (10,221)           --
       Trade accounts payable...............................   (12,500)       30,058
       Unearned revenue.....................................     1,429        85,517
       Accrued interest payable.............................        --        (4,082)
       Other liabilities....................................   (20,257)          (93)
                                                              --------      --------
          Net cash provided by operating activities.........   102,864        64,515
                                                              --------      --------
Investing activities:
  Purchases of furniture, fixtures, and equipment...........   (20,643)       (4,065)
  Purchase of land..........................................        --      (110,000)
                                                              --------      --------
          Net cash used in investing activities.............   (20,643)     (114,065)
                                                              --------      --------
Financing activities:
  Cash contribution from parent.............................        --       100,000
  Repayment of loan to parent...............................        --      (100,000)
                                                              --------      --------
          Net cash provided by financing activities.........        --            --
                                                              --------      --------
          Net increase (decrease)...........................    82,221       (49,550)
Cash and cash equivalents, beginning of period..............   108,471       158,021
                                                              --------      --------
Cash and cash equivalents, end of period....................  $190,692      $108,471
                                                              ========      ========
Supplemental disclosure of cash flow information:
  Cash paid for interest....................................  $     --      $  5,716
                                                              ========      ========

                See accompanying notes to financial statements.

                            CAL-ORE DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 8, 1997 AND
                               DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Cal-Ore Digital TV, Inc. (the Company) is a California corporation formed in November 1993 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is a wholly-owned subsidiary of California Oregon Telecommunications Company (the Parent), who has owned all 1,000 shares of the Company since the Company's inception. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 9, 1997 and December 31, 1996, the Company had the operating rights for portions of four counties in California and Oregon. These rights were purchased by the parent in 1993 and transferred to the Company as a contribution of capital in 1994.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     In addition to selling satellite television equipment, in 1995 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging form $15 to $19 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over fifteen years, which is the expected useful life of the satellites providing DBS services.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Income Taxes

     The Company is a C Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. The Company's income tax expense or benefit is an allocation of the Parent's consolidated income tax expense or benefit and is recoverable from or payable to the Parent.

                            CAL-ORE DIGITAL TV, INC.

(2) RELATED-PARTY TRANSACTIONS

     The Company had a $100,000 loan payable to the Parent at December 31, 1995, as the result of a short-term loan made in June 1995 for operating cash needs. This payable carried interest at 7% and was repaid in full in 1996, along with $5,716 in accrued interest.

(3) SUBSEQUENT EVENTS

     On December 8, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cable and Communications Corporation:

     We have audited the accompanying balance sheets of NRTC System No. 0093, a segment of Cable and Communications Corporation, as of December 31, 1996 and 1995 and the related statements of operations, segment equity and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NRTC System No. 0093, a segment of Cable and Communications Corporation, at December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                            KPMG LLP

November 14, 1997
Kansas City, Missouri

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                1996       1995
                                                              --------   --------
Current assets:
  Cash and cash equivalents.................................  $ 12,674   $ 18,023
  Accounts receivable.......................................    86,951     37,820
  Notes receivable, current portion (note 3)................    79,150     54,044
  Inventory.................................................    24,630     25,424
          Total current assets..............................   203,405    135,311
Franchise costs (net of accumulated amortization of $62,713
  and $36,763 in 1996 and 1995, respectively)...............   196,737    222,687
Notes receivable, long-term portion (note 3)................    89,231     99,895
                                                              --------   --------
          Total assets......................................  $489,373   $457,893
                                                              ========   ========

                         LIABILITIES AND SEGMENT EQUITY

Current liabilities:
  Accounts payable..........................................  $ 44,204   $ 37,236
  Due to related party (note 5).............................    13,050      6,165
  Unearned revenue..........................................    60,324     14,033
  Other liabilities.........................................     5,075      3,388
                                                              --------   --------
          Total current liabilities.........................   122,653     60,822
Segment equity..............................................   366,720    397,071
                                                              --------   --------
Commitments Total liabilities and segment equity............  $489,373   $457,893
                                                              ========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996       1995       1994
                                                              --------   --------   --------
Revenues:
  Programming revenues......................................  $553,123   $292,826   $ 21,057
  Equipment sales...........................................   168,781    387,991    220,823
                                                              --------   --------   --------
          Total revenues....................................   721,904    680,817    241,880
                                                              --------   --------   --------
Cost of revenues:
  Programming costs.........................................   391,977    186,048     13,000
  Equipment costs...........................................   139,134    311,501    185,415
                                                              --------   --------   --------
          Total cost of revenues............................   531,111    497,549    198,415
                                                              --------   --------   --------
Gross profit................................................   190,793    183,268     43,465
                                                              --------   --------   --------
Expenses:
  Salaries, wages and benefits..............................    86,274     56,561     16,533
  Amortization..............................................    25,950     25,950     10,813
  Other general and administrative..........................    63,523     53,035      1,977
                                                              --------   --------   --------
          Total expenses....................................   175,747    135,546     29,323
                                                              --------   --------   --------
          Net income........................................  $ 15,046   $ 47,722   $ 14,142
                                                              ========   ========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                          STATEMENTS OF SEGMENT EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

Balance at December 31, 1993................................  $264,085
  Net income................................................    14,142
                                                              --------
Balance at December 31, 1994................................   278,227
  Investments by parent.....................................    71,122
  Net income................................................    47,722
                                                              --------
Balance at December 31, 1995................................   397,071
  Distributions to parent...................................   (45,397)
  Net income................................................    15,046
                                                              --------
Balance at December 31, 1996................................  $366,720
                                                              ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                1996       1995        1994
                                                              --------   ---------   --------
Operating activities:
  Net income................................................  $ 15,046   $  47,722   $ 14,142
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Bad debt expense.......................................     1,128       9,101         --
     Amortization...........................................    25,950      25,950     10,813
     Changes in:
       Accounts receivable..................................   (49,131)    (27,025)   (10,795)
       Notes receivable.....................................   (15,570)   (163,040)        --
       Inventory............................................       794       7,682    (33,106)
       Accounts payable.....................................     6,968      21,915     15,321
       Due to related party.................................     6,885      (3,428)    14,228
       Unearned revenues....................................    46,291       7,562      6,471
       Other liabilities....................................     1,687       2,520        868
       Customer deposits....................................        --      (7,989)     7,989
                                                              --------   ---------   --------
Net cash provided by (used in) operating activities.........    40,048     (79,030)    25,931
                                                              --------   ---------   --------
Cash flows from financing activities --
  Cash investments (distributions) by Cable & Communications
     Corporation............................................   (45,397)     71,122         --
                                                              --------   ---------   --------
Net increase (decrease) in cash and cash equivalents........    (5,349)     (7,908)    25,931
Cash and cash equivalents at beginning of year..............    18,023      25,931         --
                                                              --------   ---------   --------
Cash and cash equivalents at end of year....................  $ 12,674   $  18,023   $ 25,931
                                                              ========   =========   ========

                See accompanying notes to financial statements.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The NRTC System No. 0093 is a segment (the Segment) of Cable and Communications Corporation (C&CC) which provides rural direct broadcasting satellite (DBS) television service to customers within its franchise areas which includes fifteen counties in eastern Montana. C&CC is a wholly-owned subsidiary of Mid-Rivers Telephone Cooperative, Inc. (MRTC). MRTC is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV television programming in the rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV.

     The financial statements presented as of and for the years ended December 31, 1996, 1995 and 1994, represent the financial position and operation of the Segment. The Segment was not operated as a separate entity or a separate subsidiary of C&CC in 1996, 1995 or 1994. The financial statements presented herein have been derived from the records of C&CC and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. The financial statements do not include certain costs and expenses which could be allocable to the segment by C&CC. Accordingly, costs and expenses presented may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. Other revenues consist primarily of various DBS service and maintenance revenue. These revenues are recognized in the same manner as DBS programming and equipment sales.

  Cash Equivalents

     The Segment considers all liquid investments purchased with a maturity of ninety days or less to be cash equivalents.

  Inventory

     Inventory is stated at the lower of average cost (first-in, first-out) or market and consists primarily of receivers, satellite dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Long-lived Assets

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

     The Segment is not directly subject to income taxes, as it is operated as a segment of C&CC. C&CC did not allocate tax expense to the segment and, accordingly, no provision for income taxes has been made.

(2) ACCOUNTS RECEIVABLE

     Accounts receivable consist primarily of amounts due from subscribers for monthly programming fees.

(3) NOTES RECEIVABLE

     The Segment finances DBS equipment sales to customers. These sales contracts are executed for periods varying from twelve to thirty-six months. These notes are amortized through monthly payments. The contracts are collateralized by security interests in the equipment purchased. Notes receivable as of December 30, 1996 and 1995 are as follows:

                                                                1996       1995
                                                              --------   --------
Notes receivable (net of allowance of $10,229 and $9,101 in
  1996 and 1995, respectively)..............................  $168,381   $153,939
Less current portion........................................    79,150     54,044
                                                              --------   --------
                                                              $ 89,231   $ 99,895
                                                              ========   ========

(4) NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. The patronage dividend can be either qualified or nonqualified upon the election of the Segment. If qualified, 20% of the dividend is received in cash while 80% is distributed in patronage capital certificates, which can be redeemed in cash at a future date at the discretion of the NRTC. Nonqualified dividends are distributed entirely as patronage capital certificates, which will generally be redeemable only upon the dissolution of the NRTC. The Segment has elected to receive the nonqualified dividend. As such, the asset

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

and equally offsetting deferred income liability have not been recorded as there is no financial statement impact.

(5) RELATED PARTY TRANSACTIONS

     C&CC performs management and service and maintenance functions for the Segment and allocates such labor and benefit Segment. A related payable to C&CC of $13,050 and $6,165 exists at December 31, 1996, and 1995, respectively.

(6) SUBSEQUENT EVENT

     The Segment contracted to sell certain of its DBS assets to Golden Sky Systems, Inc. The acquisition closed on December 17, 1997.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997       1996
                                                              --------   --------
Revenue:
  Program revenue...........................................  $597,387   $383,438
  Equipment sales...........................................    72,194    115,589
                                                              --------   --------
          Total revenue.....................................   669,581    499,027
                                                              --------   --------
Costs and expenses:
  Programming costs.........................................   429,875    271,728
  Equipment costs...........................................    63,251     95,624
  General and administrative................................   138,941    103,549
  Amortization..............................................    19,463     19,463
                                                              --------   --------
          Total costs and expenses..........................   651,530    490,364
                                                              --------   --------
          Net income........................................  $ 18,051   $  8,663
                                                              ========   ========

                            See accompanying notes.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                1997        1996
                                                              ---------   --------
Operating Activities
  Net income................................................  $  18,051   $  8,663
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     19,463     19,463
  Changes in:
     Accounts receivable....................................     12,144    (23,243)
     Notes receivable.......................................     39,913    (14,598)
     Inventory..............................................   (103,417)   (68,914)
     Accounts payables......................................     20,031     10,568
     Due to related party...................................    (13,050)    (6,165)
     Unearned revenues......................................     (2,999)    60,204
     Other liabilities......................................      1,403      1,770
                                                              ---------   --------
Net cash used in operating activities.......................     (8,461)   (12,252)
                                                              ---------   --------
Net decrease in cash........................................     (8,461)   (12,252)
Cash at beginning of period.................................     12,674     18,023
                                                              ---------   --------
Cash at end of period.......................................  $   4,213   $  5,771
                                                              =========   ========

                            See accompanying notes.

                              NRTC SYSTEM NO. 0093
               A SEGMENT OF CABLE AND COMMUNICATIONS CORPORATION

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     The NRTC System No. 0093 is a segment (the Segment) of Cable and Communications Corporation (the Company) which provides rural direct broadcast satellite services (DBS) to customers within its franchise areas, which include fifteen counties in eastern Montana. The Company is a wholly-owned subsidiary of Mid-Rivers Telephone Cooperative, Inc. (the Parent). The Parent is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in rural territories of the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV.

     The Segment was not operated as a separate entity or a separate subsidiary of the Company. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's results of operations and cash flows on a stand-alone basis. The financial statements do not include certain costs and expenses which could be allocable to the Segment by the Company. Accordingly, costs and expenses presented may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advance billings for one or more months and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over the expected useful life of the revenue stream of those services, ten years.

  Income Taxes

     The Company is not directly subject to income taxes, as it is operated as a segment of the Parent. The Parent did not allocate tax expense to the Company and, accordingly, no provision for income taxes has been made.

(2) SUBSEQUENT EVENTS

     On December 17, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                               LAKELAND DBS, INC.

                          STATEMENTS OF OPERATIONS AND
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky Systems, Inc.:

     We have audited the accompanying statements of operations and cash flows of Lakeland DBS, Inc. (the Company) for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Lakeland DBS, Inc. for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        KPMG LLP

January 20, 1999
Kansas City, Missouri

                               LAKELAND DBS, INC.

                            STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                 1997        1996
                                                              ----------   --------
Revenue:
  Program revenue...........................................  $  774,548   $524,964
  Equipment sales...........................................      69,929     80,393
  Lease revenue.............................................      52,711     59,852
  Other.....................................................      15,298     15,279
                                                              ----------   --------
          Total revenue.....................................     912,486    680,488
                                                              ----------   --------
Costs and expenses:
  Programming costs.........................................     473,578    309,176
  Equipment and installation costs..........................     378,873    170,408
  Selling, general and administrative.......................     268,399    140,273
  Rebate expense............................................      44,591     35,618
  Bad debt expense..........................................       8,546     12,377
  Depreciation..............................................      60,244     38,119
                                                              ----------   --------
          Total costs and expenses..........................   1,234,231    705,971
                                                              ----------   --------
          Operating loss....................................    (321,745)   (25,483)
                                                              ----------   --------
Non-operating items:
  Interest income...........................................       3,294      2,646
  Interest expense..........................................     (23,382)   (36,137)
                                                              ----------   --------
                                                                 (20,088)   (33,491)
                                                              ----------   --------
          Net loss..........................................  $ (341,833)  $(58,974)
                                                              ==========   ========

                See accompanying notes to financial statements.

                               LAKELAND DBS, INC.

                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                                1997        1996
                                                              ---------   --------
Cash flow from operating activities
  Net loss..................................................  $(341,833)  $(58,974)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................     60,244     38,119
     Bad debt expense.......................................      8,546     12,377
  Changes in:
     Accounts receivable....................................     (9,183)   (31,618)
     Inventory..............................................     13,767     34,742
     Unearned revenue.......................................    (34,308)    59,247
     Accounts payables......................................    (14,805)    32,550
     Other assets...........................................        723        723
     Other liabilities......................................     (2,202)     1,365
                                                              ---------   --------
          Net cash provided by (used in) operating
            activities......................................   (319,051)    88,531
                                                              ---------   --------
Cash flows from investing activities:
  Purchase of property, plant and equipment.................    (67,148)   (92,141)
                                                              ---------   --------
          Net cash used in investing activities.............    (67,148)   (92,141)
                                                              ---------   --------
Cash flows from financing activities:
  Increase in payable to related party......................    403,770     27,691
                                                              ---------   --------
          Net cash provided by financing activities.........    403,770     27,691
                                                              ---------   --------
          Net change in cash................................     17,571     24,081
Beginning of period cash and cash equivalents...............     32,192      8,111
                                                              ---------   --------
End of period cash and cash equivalents.....................  $  49,763   $ 32,192
                                                              =========   ========

                See accompanying notes to financial statements.

                               LAKELAND DBS, INC.

                         NOTES TO FINANCIAL STATEMENTS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO DECEMBER 24, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Lakeland DBS, Inc. (the Company) is an Oklahoma S-corporation formed for the purpose of operating direct broadcast satellite (DBS) television systems and is owned Charles O. Smith, Betty R. Smith, and Orlean M. Smith (Stockholders). The Company is an affiliate of Canadian Valley Telephone Company (Canadian Valley). Canadian Valley owns the DBS rights for which the Company provides management services. Canadian Valley is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 24, 1997 and December 31, 1996, Canadian Valley had the operating rights for portions of six counties in Oklahoma and Colorado. Canadian Valley transferred the DBS rights to the Company on December 24, 1997.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billings for one or more months and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     In addition to selling satellite television equipment, in December of 1997 the Company began leasing the equipment to customers under operating lease arrangements. These leases are at fixed monthly rental charges ranging from $10 to $16 per month, and are month-to-month leases which can be terminated at any time upon return of the DBS equipment to the Company.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services. Because, until December 24, 1997 Canadian Valley owned such rights, the intangible asset was maintained on Canadian Valley's accounts, therefore no amortization expense was recorded on the Company's books. Had the Company owned the marketing rights, they would have recorded additional amortization expense of $50,492 and $51,336 for the period from January 1, 1997 to December 24, 1997 and the year ended December 31, 1996, respectively.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a number of estimates and assumptions which affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

  Income Taxes

     The Company is an S Corporation for federal and state income tax purposes and files its taxes on a consolidated basis with the Parent and its other wholly-owned subsidiaries. Accordingly, income taxes are the responsibility of the stockholders and are not reflected in the accompanying financial statements.

                               LAKELAND DBS, INC.

(2) RELATED-PARTY TRANSACTIONS

     The Company had $631,298 and $174,628 of accounts payable to Canadian Valley at December 24, 1997 and December 31, 1996, respectively, as the result of a short-term loan made for operating cash needs and the transfer of DBS marketing rights. This payable carried no interest and was repaid in full in 1998.

     The Company also had an $29,800 account payable to Charles & Betty Smith at December 31, 1996. This account payable was paid in full in 1997.

     The Company also had an $23,100 account payable to Lakeland Cable TV at December 31, 1996. This account payable was paid in full in 1997.

(3) SUBSEQUENT EVENTS

     On December 24, 1997, the Company sold all of its DBS rights to Golden Sky Systems, Inc.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Triangle Communication System, Inc.
Havre, Montana

     We have audited the accompanying balance sheets of Triangle Communication System, Inc. as of December 31, 1997, 1996, and 1995, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triangle Communication System, Inc. at December 31, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            EIDE HELMEKE PLLP
March 6, 1998
Sioux Falls, South Dakota

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                                 BALANCE SHEETS
                       DECEMBER 31, 1997, 1996, AND 1995

                                     ASSETS

                                                                 1997         1996         1995
                                                              ----------   ----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  175,917   $  356,571   $  234,152
  Accounts receivable.......................................      22,466        7,298          520
  Accounts receivable -- affiliate..........................       9,889           --           --
  Contract receivable.......................................       1,370       17,053        8,649
  Inventory.................................................      45,193       42,228       74,539
  Prepaid expenses..........................................     192,095       67,611        2,824
                                                              ----------   ----------   ----------
          Total current assets..............................     446,930      490,761      320,684
                                                              ----------   ----------   ----------
  Property and equipment (net of accumulated depreciation of
     $379,281 in 1997; $310,553 in 1996, and $283,058 in
     1995)..................................................     152,523      209,260      158,527
                                                              ----------   ----------   ----------
  Intangible assets (net of accumulated amortization of
     $105,354 in 1997; $77,360 in 1996; and $49,367 in
     1995)..................................................     321,926      349,920      377,913
                                                              ----------   ----------   ----------
OTHER ASSETS:
  Investments in marketable equity securities (Note 2)......   1,851,588    1,433,695    1,485,128
  Other investments (Note 3)................................     777,982      517,050      186,719
                                                              ----------   ----------   ----------
          Total other assets................................   2,629,570    1,950,745    1,671,847
                                                              ----------   ----------   ----------
                                                              $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

                               LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $  250,509   $  135,875   $  140,152
  Accounts payable -- affiliate.............................      11,772      335,021       58,772
  Unearned revenue..........................................     214,848      219,569       17,807
  Customer deposits.........................................       3,590        1,048          840
  Accrued taxes.............................................       1,607        1,286        1,481
  Other current liabilities.................................       1,157           --           --
                                                              ----------   ----------   ----------
          Total current liabilities.........................     483,483      692,799      219,052
                                                              ----------   ----------   ----------
  Deferred income taxes.....................................     656,859      432,702      451,835
                                                              ----------   ----------   ----------
          Total liabilities.................................   1,140,342    1,125,501      670,887
                                                              ----------   ----------   ----------
SHAREHOLDER'S EQUITY:
  Common stock, $100 par value, authorized 53,000 shares;
     issued and outstanding; 1997 -- 10,595 shares, 1996 and
     1995 -- 8,095 shares...................................   1,059,500      809,500      809,500
  Additional paid-in capital................................     315,000      315,000      315,000
  Unrealized gain on equity securities......................   1,108,891      915,155      947,455
  Accumulated deficit.......................................     (72,784)    (164,470)    (213,871)
                                                              ----------   ----------   ----------
          Total stockholder's equity........................   2,410,607    1,875,185    1,858,084
                                                              ----------   ----------   ----------
          Total liabilities and shareholder's equity........  $3,550,949   $3,000,686   $2,528,971
                                                              ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997         1996         1995
                                                           ----------   ----------   ----------
REVENUES:
  CATV program revenues..................................  $   55,695   $   58,658   $   60,928
  DBS program revenue....................................   2,255,440    1,312,525      501,767
  Cellular revenue.......................................     129,529       62,800           --
  Rural TV service revenue...............................      13,493       16,149       18,446
  Equipment sales........................................     170,863      188,802      449,343
  Other..................................................      50,241       52,030       28,384
                                                           ----------   ----------   ----------
          Total revenues.................................   2,675,261    1,690,964    1,058,868
                                                           ----------   ----------   ----------
COST OF REVENUES:
  CATV program costs.....................................      13,924       14,406       14,767
  DBS program costs......................................   1,263,995      785,954      277,497
  Cellular program costs.................................     109,592       55,550           --
  Rural TV program costs.................................      10,333       12,034       13,250
  Equipment costs........................................     229,404      195,796      459,655
  Rebates and coupon costs...............................     469,207      162,154       61,437
                                                           ----------   ----------   ----------
          Total cost of revenues.........................   2,096,455    1,225,894      826,606
                                                           ----------   ----------   ----------
          Gross profit...................................     578,806      465,070      232,262
                                                           ----------   ----------   ----------
EXPENSES:
  Salaries, wages, and commissions.......................     180,134      129,063       81,954
  Depreciation and amortization..........................      96,721       55,489       49,692
  Bad debt expense.......................................      12,808       13,262        4,810
  Marketing..............................................      75,111       84,097      103,695
  Maintenance and installation...........................      26,709       34,059       19,341
  Other selling, general, and administrative expenses....     106,511       75,955       36,077
                                                           ----------   ----------   ----------
          Total expenses.................................     497,994      391,925      295,569
                                                           ----------   ----------   ----------
NET INCOME BEFORE NONOPERATING INCOME AND TAXES..........      80,812       73,145      (63,307)
                                                           ----------   ----------   ----------
NONOPERATING INCOME (LOSS):
  Interest income........................................       6,470        5,463        1,432
  Loss in equity earnings of affiliate...................     (31,828)          --           --
  Gain on sale of cellular stock.........................          --           --       15,501
                                                           ----------   ----------   ----------
          Total nonoperating income (loss)...............     (25,358)       5,463       16,933
                                                           ----------   ----------   ----------
          NET INCOME BEFORE TAXES........................      55,454       78,608      (46,374)
PROVISION FOR (BENEFIT FROM) INCOME TAX (Note 6).........     (36,232)      29,207      (17,231)
                                                           ----------   ----------   ----------
          NET INCOME.....................................  $   91,686   $   49,401   $  (29,143)
                                                           ==========   ==========   ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                                   UNREALIZED
                                       COMMON     ADDITIONAL      GAIN (LOSS)
                                     STOCK $100    PAID-IN       ON SECURITIES      ACCUMULATED
                                     PAR VALUE     CAPITAL     AVAILABLE FOR SALE     DEFICIT       TOTAL
                                     ----------   ----------   ------------------   -----------   ----------
Balance, January 1, 1995...........  $  569,500    $315,000        $  951,493        $(184,728)   $1,651,265
  Net income.......................          --          --                --          (29,143)      (29,143)
  Issuance of 2,400 shares of
     stock.........................     240,000          --                --               --       240,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --            (4,038)              --        (4,038)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1995.........     809,500     315,000           947,455         (213,971)    1,858,084
  Net income.......................          --          --                --           49,401        49,401
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           (32,300)              --       (32,300)
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1996.........     809,500     315,000           915,155         (164,470)    1,875,185
  Net income.......................          --          --                --           91,686        91,686
  Issuance of 2,500 shares of
     stock.........................     250,000          --                --               --       250,000
  Change in unrealized gain on
     securities
     available-for-sale............          --          --           193,736               --       193,736
                                     ----------    --------        ----------        ---------    ----------
Balance, December 31, 1997.........  $1,059,500    $315,000        $1,108,891        $ (72,784)   $2,160,607
                                     ==========    ========        ==========        =========    ==========

           The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                              1997        1996        1995
                                                            ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................  $  91,686   $  49,401   $ (29,143)
  Adjustments to reconcile net loss to net cash provided
     by (used in) operating activities:
     Depreciation and amortization........................     96,721      55,489      49,692
     Noncash equity loss in affiliate.....................     31,828          --          --
     (Gain) on sale of investments........................         --          --     (15,501)
  (Increase) decrease in assets:
     Accounts receivable..................................    (25,057)     (6,778)      1,119
     Contracts receivable.................................     15,683      (8,404)     (8,649)
     Inventory............................................     (2,965)     32,311      10,476
     Other assets.........................................   (124,484)    (64,787)     13,023
  (Decrease) increase in liabilities:
     Accounts payable.....................................    114,634      (4,277)     98,387
     Accounts payable -- associated company...............   (323,249)    276,249      23,039
     Unearned revenue.....................................     (4,721)    201,762      17,807
     Customer deposits....................................      2,542         208        (855)
     Accrued taxes........................................        321        (195)      1,481
     Other current liabilities............................      1,157          --          --
                                                            ---------   ---------   ---------
          Net cash (used in) provided by operating
            activities....................................   (125,904)    530,979     160,876
                                                            ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment.....................    (11,990)    (78,229)    (94,052)
  Proceeds from the sale of investments...................         --          --      15,552
  Deposit on PCS license..................................         --    (211,616)         --
  (Increase) in other investments.........................   (292,760)   (118,715)   (182,643)
                                                            ---------   ---------   ---------
          Net cash (used in) investing activities.........   (304,750)   (408,560)   (261,143)
                                                            ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock................................    250,000          --     240,000
                                                            ---------   ---------   ---------
          Net cash provided by financing activities.......    250,000          --     240,000
                                                            ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS...................   (180,654)    122,419     139,733
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............    356,571     234,152      94,419
                                                            ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................  $ 175,917   $ 356,571   $ 234,152
                                                            =========   =========   =========

The accompanying notes to the financial statements are an integral part of these financial statements.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1997, 1996, AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Triangle Communication System, Inc. is a rural telecommunications provider, whose purpose is to engage in the business of transmitting television impulses, and installing and maintaining television equipment.

     Triangle Communication System, Inc. is a wholly owned subsidiary of Triangle Telephone Cooperative Association, Inc. which was incorporated under Montana state statute in 1980.

     The company has four areas, of primary interest which include cable television operations, rural television programming service for large satellite dish owners, and a Direct Broadcast Satellite (DBS) franchise, which allows the company to receive a commission from all DBS programming sold to rural customers located throughout their franchise area. The company also receives commissions for the sales and service of cellular phones for Commnet Cellular.

     Property and Equipment -- These assets are stated at cost. The cost of additions to plant includes contracted work, direct labor and materials, and allocable overheads. When units of property are retired, sold, or otherwise disposed of in the ordinary of business, their average book cost less net salvage is charged to accumulated depreciation. Repairs and the replacement and renewal of items determined to be of less than units of property are charged to maintenance.

     Depreciation and Amortization -- Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the various classes of property. Such provisions as a percentage of the average balance of plant in service were as follows:

                                                              1997   1996   1995
                                                              ----   ----   ----
CATV plant..................................................  6.2%   6.2%   6.2%
Franchise...................................................  6.6%   6.6%   6.6%

     Investment Securities -- The company's investment securities are classified as "available-for-sale." Accordingly, unrealized gains and losses and the related deferred income tax effects are excluded for earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

     All other investments are stated at cost.

     Cash and Cash Equivalents -- For purposes of reporting cash flows, the company considers all cash deposits, with maturities of less than three months, to be cash and cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market by using the weighted average as cost.

     Income Taxes -- The company generally provides for income taxes resulting from timing differences between amounts reported for financial accounting and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are received or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

     Accounting Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2 -- INVESTMENT IN MARKETABLE EQUITY SECURITY

     The cost and fair values of this marketable equity security available-for-sale at December 31, 1997, 1996, and 1995, were as follows:

                                       UNREALIZED      1997         1996         1995
                              COST        GAIN      FAIR VALUE   FAIR VALUE   FAIR VALUE
                             -------   ----------   ----------   ----------   ----------
Commnet Cellular, Inc. --
  stock....................  $85,838   $1,765,750   $1,851,588   $1,433,695   $1,485,128
                             =======   ==========   ==========   ==========   ==========

     The market value of the above security increased by $417,893 in 1997. As of December 31, 1997, the unrealized gain of $1,765,750 is included with stockholders equity net of deferred income taxes of $656,859.

NOTE 3 -- OTHER INVESTMENTS

                                                         1997       1996       1995
                                                       --------   --------   --------
Patronage capital credits from affiliated
  companies..........................................  $ 58,071   $ 38,025   $  9,310
Memberships and deposits.............................     1,450      1,450      1,450
Cellular operating companies -- capital stock (at
  cost)..............................................       959        959        959
Montana Advanced Information Network, Inc. -- capital
  stock (at cost)....................................   365,000     15,000    150,000
Vision Net, Inc. -- capital stock (at cost)..........   250,000    250,000     25,000
Montana PCS Alliance LLC (at equity).................    51,695    211,616         --
Skyland Technologies, Inc. (at equity)...............    50,807         --         --
                                                       --------   --------   --------
                                                       $777,982   $517,050   $186,719
                                                       ========   ========   ========

NOTE 4 -- FRANCHISE

     The company purchased the Direct Broadcast System (DBS) franchise rights to provide exclusive franchise rights for distribution of DirecTV satellite television programming. The franchise rights give the company exclusive right to the distribution of DirecTV service within the contract area, which includes thirteen counties in Montana. The company began amortizing the franchise rights in 1994 when programming service began.

                                     FRANCHISE   ACCUMULATED
                                       COST      AMORTIZATION   NET 1997   NET 1996   NET 1995
                                     ---------   ------------   --------   --------   --------
Direct Broadcast System (DBS)......  $427,280      $105,354     $321,926   $349,920   $377,913
                                     ========      ========     ========   ========   ========

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- PROPERTY AND EQUIPMENT

                                                                1997       1996       1995
                                                              --------   --------   --------
Support equipment...........................................  $ 25,419   $ 24,089   $ 23,090
Cable television equipment..................................   175,844    166,885    166,885
Towers, antennas, and dishes................................    33,917     33,917     33,917
CATV -- cable...............................................   127,051    125,349    125,349
Cellular equipment..........................................   169,573    169,573         --
                                                              --------   --------   --------
  In service................................................   531,804    519,813    349,241
  Under construction........................................        --         --     92,344
                                                              --------   --------   --------
                                                               531,804    519,813    441,585
Less accumulated depreciation...............................   379,281    310,553    283,058
                                                              --------   --------   --------
                                                              $152,523   $209,260   $158,527
                                                              ========   ========   ========

NOTE 6 -- INCOME TAXES

     The company files a consolidated tax return with its parent company, Triangle Telephone Cooperative Association, Inc.; income tax expense is computed by individual company using the separate return method. Details of income tax are as follows:

                                                                1997       1996       1995
                                                              --------   --------   --------
Provision for (benefit from) income taxes:
  Federal tax at statutory rates............................  $ 27,599   $ 25,439   $(15,025)
  State tax at statutory rates..............................     4,870      3,768     (2,206)
  Benefit of net operating loss carryforward used on
     consolidated return with parent........................   (68,701)        --         --
                                                              --------   --------   --------
          Total (benefit from) provision for income taxes...  $(36,232)  $ 29,207   $(17,231)
                                                              ========   ========   ========
The components of deferred tax (assets) and liabilities are
  as follows:
  Deferred tax liabilities:
     Unrealized gain on securities available-for-sale.......  $656,859   $501,403   $520,536
  Deferred tax (assets):
     Net operating loss carryforwards.......................        --    (68,701)   (68,701)
                                                              --------   --------   --------
     Net deferred tax liability.............................  $656,859   $432,702   $451,835
                                                              ========   ========   ========

NOTE 7 -- RELATED PARTY TRANSACTIONS

     Triangle Telephone Cooperative Association, Inc. owns 100% of the issued and outstanding shares of Triangle Communication System, Inc. At December 31, 1997, the company had a receivable of $9,889 from its parent, Triangle Telephone Cooperative Association, Inc. At December 31, 1996 and 1995, the company had an outstanding liability with Triangle Telephone Cooperative Association, Inc. of $320,086 and $47,081, respectively.

     Triangle Communication System, Inc. has an operation and maintenance agreement with Hill County Electric Cooperative, Inc. The agreement provides that the operations of the two companies are, insofar as is possible, to be carried on jointly, and that Hill County Electric Cooperative, Inc. is to operate and manage Triangle Communication System, Inc. Costs incurred in the performance of services under the agreement that relate to joint operations are to be apportioned and Triangle Communication System, Inc. is to reimburse Hill County Electric Cooperative, Inc. at amounts specified in the agreement. Total payments to Hill County

                      TRIANGLE COMMUNICATION SYSTEM, INC.
                                 HAVRE, MONTANA

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Electric Cooperative, Inc. under this agreement in 1997 were approximately $157,000. At December 31, 1997, 1996, and 1995, Triangle Communication System, Inc. owed Hill County Electric Cooperative, Inc. $11,772, $14,935, and $11,691, respectively.

     The maintenance agreement may be terminated by either party by giving a six month notice in writing to the other party.

NOTE 8 -- SUBSEQUENT EVENT

     In January 1998 the company entered into an agreement to sell its Direct Broadcast System (DBS) franchise rights to Golden Sky Systems, Inc. The sale for approximately $9.3 million will yield a net gain of approximately $8.6 million to the company in 1998.

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

     We have audited the accompanying balance sheets of Direct Broadcast Satellite (the Segment), a segment of Nemont Communications Inc. (NCI), as of December 31, 1997, and the related statements of operations, segment equity, and cash flows for the year then ended. The financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            CHMS, P.C.
                                            Certified Public Accountants
                                            Sidney, Montana

July 31, 1998

                           DIRECT BROADCAST SATELLITE
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

                                                                1997
                                                              --------
Current assets
  Cash......................................................  $    925
  Accounts receivable -- Note B.............................    72,645
  Inventory -- Note A.......................................    18,248
                                                              --------
          Total current assets..............................    91,818
Intangible equipment -- net of accumulated
  amortization -- Note D....................................   239,780
Other assets
  Notes receivable -- Note E................................    24,193
  NRTC patronage capital -- Note C..........................    47,249
                                                              --------
          Total other assets................................    71,442
                                                              --------
          Total assets......................................  $403,040
                                                              ========
                     LIABILITIES & SEGMENT EQUITY
Current liabilities
  Accounts payable..........................................  $253,035
  Unearned revenue..........................................    95,171
  Notes payable -- Note F...................................    23,225
                                                              --------
          Total current liabilities.........................   371,431
Segment equity..............................................    31,609
                                                              --------
          Total liabilities and segment equity..............  $403,040
                                                              ========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                 1997
                                                              ----------
REVENUES
  Programming revenues......................................  $1,636,584
  Equipment sales...........................................     146,111
  Other revenues............................................       3,921
                                                              ----------
          TOTAL REVENUES....................................   1,786,616
COST OF REVENUES
  Programming costs.........................................   1,214,952
  Equipment costs...........................................     170,007
  Rebate expense............................................      12,546
  Commission expense........................................     525,636
                                                              ----------
          TOTAL COST OF REVENUES............................   1,923,141
                                                              ----------
  GROSS PROFIT..............................................    (136,525)
EXPENSES
  Bad debt expense..........................................       7,866
  Amortization..............................................      38,365
  Marketing.................................................      34,365
  Office expense -- general.................................      52,192
  Salaries..................................................     114,950
                                                              ----------
          TOTAL EXPENSES....................................     247,738
                                                              ----------
  LOSS FROM OPERATIONS......................................    (384,263)
OTHER INCOME
  Interest income...........................................       4,673
  Dividend income...........................................      21,446
                                                              ----------
                                                                  26,119
                                                              ----------
          NET LOSS..........................................  $ (358,144)
                                                              ==========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                          STATEMENT OF SEGMENT EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
BALANCE AT JANUARY 1, 1997..................................  $ 280,411
  Company contribution to Segment...........................    109,342
  Net Loss..................................................   (358,144)
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $  31,609
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                                1997
                                                              ---------
CASH FLOWS FROM OPERATION ACTIVITIES
  Net loss..................................................  $(358,144)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Amortization...........................................     38,365
     Patronage capital allocation...........................    (15,012)
  Changes in operating assets and liabilities:
     (increase) decrease in accounts receivable.............    (47,408)
     (increase) decrease in inventories.....................      2,336
     Increase (decrease) in accounts payable................     58,513
     Increase (decrease) in unearned revenue................     95,171
                                                              ---------
          NET CASH USED BY OPERATING ACTIVITIES.............   (226,179)
CASH FLOWS FROM INVESTING ACTIVITIES
  Collections on notes receivable...........................     38,402
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash investments by Nemont Communications, Inc............    109,342
  Payments on notes payable.................................     (4,205)
                                                              ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    105,137
                                                              ---------
          NET DECREASE IN CASH..............................    (82,640)
CASH AT BEGINNING OF YEAR...................................     83,565
                                                              ---------
  CASH AT END OF YEAR.......................................  $     925
                                                              =========

                See accompanying notes to financial statements.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Direct Broadcast Satellite (the Segment) is a segment of Nemont Communications, Inc. (the Company). The Company is a wholly-owned subsidiary of Nemont Telephone Cooperative (the Parent). The Segment was formed in 1994 for the purpose of acquiring, owning and operating direct broadcast satellite (DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communication Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for portions of four counties in northeastern Montana.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company. Accordingly, the Company funds the operations of the Segment. Were the Segment an independent entity, these funds would have to be obtained from other sources.

  Presentation

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenue represents subscriber advances billings and is deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer. The Company periodically offers rebates and coupons to customers, principally in connection with prepayment plans, rebates are recorded when they are utilized.

  Inventory

     Inventory is stated at the lower of average cost or market and consists entirely of satellite receivers, dishes and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Fair value of financial instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Intangible

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services. Intangible assets also include a one-time membership fee paid to the NRTC, which is also being amortized on a straight-line basis over ten years.

  Long-lived Asset

     Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

  Income Taxes

     The Segment's operating results are consolidated with the Parent's operations for tax filing purposes. No income tax benefit has been provided in the accompanying statements of operations as such benefits are not recoverable from the Parent. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE B -- ACCOUNTS RECEIVABLE

     Accounts receivable consist of amounts due from subscribers for monthly programming fees.

NOTE C -- NRTC PATRONAGE CAPITAL

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset for the noncash portion of the patronage dividend.

NOTE D -- INTANGIBLE ASSETS

NRTC -- DBS Franchise Fee...................................  $ 383,648
  less accumulated amortization.............................   (143,868)
                                                              ---------
                                                              $ 239,780
                                                              =========

NOTE E -- NOTES RECEIVABLE

     Notes receivable consist of amounts due from customers financing the purchase of DBS dishes. Interest is being charged at a rate of 12% per year, due in monthly installments over a term of 36 months.

                          DIRECT BROADCAST SATELLITE.
                   (A SEGMENT OF NEMONT COMMUNICATIONS INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- NOTES PAYABLE

     Non-interest bearing notes with associated companies are as follows:

Northern Electric Cooperative...............................  $ 6,000
  Yellowstone Valley Electric Cooperative...................    7,200
  Sheridan Electric Cooperative.............................   10,025
                                                              -------
                                                              $23,225
                                                              =======

NOTE G -- SUBSEQUENT EVENTS

     During October 31, 1997, the Parent contracted to sell substantially all of the Segment's assets and liabilities to Golden Sky Systems, Inc. The acquisition closed in January 1998.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY, TEXAS

                FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
                            AS OF DECEMBER 31, 1997
                       WITH INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of DBS Segment of Cumby Cellular, Inc.

     We have audited the accompanying balance sheet of DBS Segment of Cumby Cellular, Inc. (the Segment) as of December 31, 1997 and the related statement of income, segment equity, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DBS Segment of Cumby Cellular, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed in Note 9 to the financial statements, on June 10, 1998, the Segment signed a letter of intent to transfer its DirecTV Distribution Business and to sell substantially all of its assets and operations to a third party.

                                            Curtis Blakely & Co., P.C.

Longview, Texas
February 3, 1998
(except for Notes 8 and 9
as to which the date is July 23, 1998)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

Current Assets:
  Cash and cash equivalents.................................  $  171,165
  Accounts receivable -- customers..........................      98,168
  Notes receivable..........................................      19,567
  Accounts receivable -- affiliates.........................      71,775
  Inventory.................................................      26,995
  Prepaid income taxes......................................       7,709
                                                              ----------
          Total Current Assets..............................     395,379
                                                              ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250
  Less: Accumulated depreciation............................       6,318
                                                              ----------
          Net Property, Plant and Equipment.................       9,932
                                                              ----------
DBS Franchise...............................................     583,377
                                                              ----------
NRTC and RTFC equity certificates...........................     139,149
                                                              ----------
          Total Assets......................................  $1,127,837
                                                              ==========

                     LIABILITIES AND SEGMENT EQUITY

Current Liabilities:
  Current maturities of long-term debt......................  $  165,779
  Accounts payable..........................................     134,176
  Accounts payable -- affiliate.............................      12,476
  Deferred revenue..........................................      81,995
  Accrued Interest payable..................................       4,529
                                                              ----------
          Total Current Liabilities.........................     398,955
                                                              ----------
Long-Term Debt:
  Note payable -- RTFC......................................     648,157
                                                              ----------
Segment Equity..............................................      80,725
                                                              ----------
          Total Liabilities and Segment Equity..............  $1,127,837
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                     STATEMENT OF INCOME AND SEGMENT EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Operating Revenues:
  Programming revenue.......................................  $  984,956
  Equipment sales revenue...................................      83,679
  Installation revenue......................................       9,021
  Commission revenue........................................      11,128
  DSS repairs revenue.......................................       3,493
  Miscellaneous revenue.....................................       8,566
  Less: Uncollectible revenue...............................     (26,700)
                                                              ----------
          Total Operating Revenues..........................   1,074,143
                                                              ----------
Operating Expenses:
  Programming cost..........................................     681,395
  Cost of sales.............................................     146,508
  Salaries..................................................     100,616
  Amortization and depreciation.............................      94,886
  Telephone.................................................      25,646
  Advertising...............................................      12,702
  Other general and administrative..........................      12,408
  Commissions...............................................      10,157
  Accounting................................................       9,234
  DSS Installation costs....................................       3,989
  Training..................................................       2,008
  Taxes -- other than income taxes..........................         151
                                                              ----------
          Total Operating Expenses..........................   1,099,700
                                                              ----------
Operating Loss..............................................     (25,557)
Interest and Dividend Income................................      17,815
                                                              ----------
          Loss Before Interest and Taxes....................      (7,742)
Income Tax Benefit..........................................      29,613
Interest Expense............................................     (60,500)
                                                              ----------
          Net Loss..........................................     (38,629)
Segment Equity, Beginning...................................     119,354
                                                              ----------
Segment Equity, Ending......................................  $   80,725
                                                              ==========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities:
  Net loss..................................................  $(38,629)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    94,886
     Noncash patronage dividends............................    (6,092)
  Change in assets and liabilities:
     Decrease in accounts receivable........................    23,127
     Decrease in inventory held for sale....................    10,513
     Increase in accounts payable and accruals..............    72,765
                                                              --------
          Total Adjustments.................................   195,199
                                                              --------
Net Cash Provided by Operating Activities...................   156,570
                                                              --------
Cash Flows from Investing Activities:
  Capital expenditures......................................    (5,133)
  Proceeds from sale of certificates of deposit.............   100,881
                                                              --------
Net Cash Provided by Investing Activities...................    95,748
                                                              --------
Cash Flows from Financing Activities:
  Payments of long-term debt................................  (140,971)
  Advances to affiliate.....................................   (39,412)
                                                              --------
Net Cash Used In Financing Activities.......................  (180,383)
                                                              --------
Net Increase in Cash and Cash Equivalents...................    71,935
Cash and Cash Equivalents at Beginning of Year..............    99,230
                                                              --------
Cash and Cash Equivalents at End of Year....................  $171,165
                                                              ========

  (The accompanying notes are an integral part of these financial statements.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for two counties in northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax benefit has been provided in the accompanying statement of operations for taxes recoverable from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

NOTE 2 -- ACCOUNTS RECEIVABLE:

     Accounts receivable consists of amounts due from subscribers for monthly programming fees and for sales of satellite television equipment which have been delivered but not paid for. Accounts receivable as of December 31, 1997 are as follows:

Accounts receivable:
  Programming...............................................  $88,196
  Equipment sales...........................................    9,972
                                                              -------
                                                              $98,168
                                                              =======

NOTE 3 -- NOTES RECEIVABLE:

     The Segment provides customers the option of purchasing DBS equipment on credit. These payment plans have terms of four years and carry interest at 15 percent. Upon default by a customer, the Segment repossesses the equipment, transfers the resale value of the equipment to inventory, and records an allowance for the balance of the unpaid note receivable.

NOTE 4 -- RTFC AND NRTC EQUITY CERTIFICATES:

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20 percent is received in cash and 80 percent is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment purchased an RTFC equity certificate as part of the RTFC loan requirements. This certificate is refunded by RTFC so that it maintains a balance equal to 10 percent of the loan balance. RTFC pays patronage dividends to the Segment.

NOTE 5 -- DBS FRANCHISE:

     The DBS franchise is being amortized over its 10 year life and is stated net of accumulated amortization of $337,745.

NOTE 6 -- LONG-TERM DEBT.

     The Segment is indebted to the Rural Telephone Finance Corporation as follows:

Note payable with Interest at RTFC variable rate (6.9% at
  December 31, 1997) due in quarterly installments through
  August 2002...............................................  $813,936
Current portion.............................................   165,779
                                                              --------
          Long-Term Debt....................................  $648,157
                                                              ========

NOTE 7 -- ADDITIONAL CASH FLOW INFORMATION:

Cash paid during 1997 for:
  Interest..................................................  $61,284
  Income tax................................................       --

NOTE 8 -- RELATED PARTY TRANSACTIONS:

     The Segment is party to various intercompany transactions with the Company. The Company purchased the DBS franchise rights under which the Segment provides DBS programming for $921,122 prior to the

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

commencement of DBS operations in mid-1993. The franchise rights and debt were transferred by the Company to the Segment in 1993.

     The Company also allocates certain salary, benefits and overhead costs associated with operating the Segment to the Segment's expense accounts. These allocated costs totaled $100,810 for 1997. The Segment provided an income tax benefit to the Company of $29,613 in 1997. All other expenses are paid directly from the cash accounts of the Segment.

     Intercompany assets and liabilities included in the Segment's December 31, 1997 balance sheet are as follows:

Accounts receivable.........................................  $71,775
Accounts payable............................................   12,476

NOTE 9 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.
                                  CUMBY TEXAS

                              FINANCIAL STATEMENTS
                          AS OF JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                                 BALANCE SHEETS
                                    JUNE 30
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets:
  Cash and cash equivalents.................................  $  235,311   $  181,141
  Certificates of deposit...................................          --      102,497
  Accounts receivable.......................................     107,110      140,159
  Accounts receivable -- affiliates.........................      71,775       71,775
  Inventory.................................................      21,115       30,085
  Prepaid income taxes......................................          --       22,144
                                                              ----------   ----------
          Total Current Assets..............................     435,311      547,801
                                                              ----------   ----------
Property, Plant and Equipment:
  Plant in service..........................................      16,250       15,515
  Less: Accumulated depreciation............................       7,943        4,730
                                                              ----------   ----------
          Net Property, Plant and Equipment.................       8,307       10,785
                                                              ----------   ----------
DBS Franchise...............................................     537,321      629,433
NRTC and RTFC equity certificates...........................     115,007      133,058
                                                              ----------   ----------
          Total Assets......................................  $1,095,946   $1,321,077
                                                              ==========   ==========
                           LIABILITIES AND SEGMENT EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $  169,280   $  145,175
  Accounts payable..........................................      81,372      123,285
  Accounts payable -- affiliate.............................      49,290       95,250
  Deferred revenue..........................................      76,114      127,140
  Accrued interest payable..................................       3,985        4,767
  Prepaid income taxes......................................      16,802           --
                                                              ----------   ----------
          Total Current Liabilities.........................     396,843      495,617
                                                              ----------   ----------
Long-Term Debt:
  Note payable -- RTFC......................................     570,798      740,078
Segment Equity..............................................     128,305       85,382
                                                              ----------   ----------
          Total Liabilities and Segment Equity..............  $1,095,946   $1,321,077
                                                              ==========   ==========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Operating Revenues:
  Programming revenue.......................................  $674,793   $450,912
  Equipment sales revenue...................................    40,422     30,322
  Installation revenue......................................     5,730      4,117
  Commission revenue........................................       436        417
  DSS repairs revenue.......................................       384        870
  Miscellaneous revenue.....................................     6,522      4,601
  Less: Uncollectible revenue...............................   (11,572)   (12,744)
                                                              --------   --------
          Total Operating Revenues..........................   716,715    478,495
                                                              --------   --------
Operating Expenses:
  Programming cost..........................................   438,833    331,988
  Cost of sales.............................................    66,552     46,036
  Amortization and depreciation.............................    47,681     47,242
  Salaries..................................................    36,834     43,597
  Commissions...............................................     8,990      3,979
  Telephone.................................................     5,675     14,180
  Advertising...............................................     5,134      7,098
  Accounting................................................     4,952      4,581
  Other general and administrative..........................     3,801      6,349
  DSS Installation costs....................................     2,651         --
  Training..................................................        --      1,529
                                                              --------   --------
          Total Operating Expenses..........................   621,103    506,579
                                                              --------   --------
Operating Income (Loss).....................................    95,612    (28,084)
Interest and Dividend Income................................     3,297      7,336
                                                              --------   --------
Income (Loss) Before Interest and Taxes.....................    98,909    (20,748)
Income Tax (Expense) Benefit................................   (24,511)    17,500
Interest Expense............................................   (26,817)   (30,723)
                                                              --------   --------
Net Income (Loss)...........................................    47,581    (33,971)
Segment Equity, Beginning...................................    80,724    119,353
                                                              --------   --------
Segment Equity, Ending......................................  $128,305   $ 85,382
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                    STATEMENTS OF INCOME AND SEGMENT EQUITY
                        FOR THE SIX MONTHS ENDED JUNE 30
                                  (UNAUDITED)

                                                                1998       1997
                                                              --------   --------
Cash Flows from Operating Activities:
  Net income (loss).........................................  $ 47,581   $(33,971)
  Adjustments to reconcile net income (loss) to net cash
     provided by Operating activities:
     Depreciation and amortization..........................    47,681     47,242
  Change in assets and liabilities:
     Decrease in accounts receivable........................    10,625        693
     Decrease in inventory held for sale....................     5,880      7,422
     Decrease (increase) in prepaids........................     7,709    (17,500)
     (Decrease) increase in accounts payable and accruals...   (42,427)   110,323
                                                              --------   --------
          Total Adjustments.................................    29,468    148,180
                                                              --------   --------
          Net Cash Provided by Operating Activities.........    77,049    114,209
                                                              --------   --------
Cash Flows from Investing Activities:
  Capital expenditures......................................        --     (4,390)
  Purchase of certificate of deposit........................        --     (1,616)
                                                              --------   --------
          Net Cash Used in Investing Activities.............        --     (6,006)
                                                              --------   --------
Cash Flows from Financial Activities:
  Payments of long-tern debt................................   (73,859)   (69,654)
  Receipt of patronage refund...............................    24,142         --
  Advances from affiliate...................................    36,814     43,362
                                                              --------   --------
          Net Cash Used in Financing Activities.............   (12,903)   (26,292)
                                                              --------   --------
Net Increase in Cash and Cash Equivalents...................    64,146     81,911
Beginning Cash and Cash Equivalents.........................   171,165     99,230
                                                              --------   --------
Ending Cash and Cash Equivalents............................  $235,311   $181,141
                                                              ========   ========

                          (See Selected Information.)

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

                              SELECTED INFORMATION
                                 JUNE 30, 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Nature of Operations

     DBS Segment of Cumby Cellular, Inc. (the Segment) is a Segment of Cumby Cellular, Inc. (CCI). CCI is a wholly owned subsidiary of Cumby Telephone Cooperative, Inc. (the Company). The Segment was formed for the purpose of operating direct broadcast satellite (DBS) television systems purchased by the Company. The Company is an affiliated associate member of the National Rural Telecommunications Cooperation (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes) to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. Hughes controls the satellites that provide programming for DirecTV. At June 30, 1998, the Company had the operating rights for two counties In northeast Texas.

     The Segment is not a separate subsidiary of the Company nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of CCI and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements Include certain costs and expenses which have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Equipment sales are recognized as revenue when the equipment is delivered to the customer.

  Inventory

     Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Segment to make a number of estimates and assumptions which affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                      DBS SEGMENT OF CUMBY CELLULAR, INC.

  Income Taxes

     The Segment's operating results are consolidated with CCI's for tax filing purposes. An income tax (expense) benefit has been provided in the accompanying statement of operations for taxes (owed) recoverable (to) from CCI. There are no significant differences between book and tax basis which would result in deferred tax assets or liabilities.

NOTE 2 -- SUBSEQUENT EVENTS:

     On June 10, 1998, the Company signed a letter of intent to sell substantially all of the Segment's assets to a third party.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                          INDEPENDENT AUDITOR'S REPORT
                                      AND
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Volcano Vision, Inc.

     We have audited the accompanying balance sheet of Direct Broadcast Satellite (the Segment), a segment of Volcano Vision, Inc., as of December 31, 1997, and the related statements of income, segment deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Segment's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Broadcast Satellite as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            MOSS ADAMS LLP

Stockton, California
July 24, 1998

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  342,119
  Inventory.................................................     173,962
  Prepaid expenses..........................................      10,888
                                                              ----------
          Total current assets..............................     526,969
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $184,117)..............................................     347,631
  Intangible assets (net of accumulated amortization of
     $521,760)..............................................     968,983
  NRTC patronage capital certificates.......................      91,230
                                                              ----------
          Net noncurrent assets.............................   1,407,844
                                                              ----------
                                                              $1,934,813
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  216,913
  Payable to affiliates.....................................     430,350
  Unearned revenue..........................................     330,643
  Customer deposits.........................................       1,705
                                                              ----------
          Total current liabilities.........................     979,611
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (535,541)
                                                              ----------
                                                              $1,934,813
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES
  Programming...............................................  $3,650,208
  Equipment and installation sales..........................     274,240
  Lease and other...........................................     112,915
                                                              ----------
          Total revenues....................................   4,037,363
                                                              ----------
COST OF REVENUES
  Programming costs.........................................   2,544,709
  Equipment and installation costs..........................     355,139
  Other costs...............................................      17,211
                                                              ----------
  Total cost of revenues....................................   2,917,059
                                                              ----------
          Gross profit......................................   1,120,304
                                                              ----------
EXPENSES
  Salaries, wages, and commissions..........................     304,585
  Selling, general, and administrative......................     334,032
  Depreciation and amortization.............................     229,015
  Marketing.................................................      74,723
  Bad debt expense..........................................      62,472
                                                              ----------
          Total expenses....................................   1,004,827
                                                              ----------
OPERATING INCOME............................................     115,477
                                                              ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      43,052
  Interest expense..........................................    (104,594)
                                                              ----------
          Total other income and (expenses).................     (61,542)
                                                              ----------
          NET INCOME........................................  $   53,935
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                          STATEMENT OF SEGMENT DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                               SEGMENT
                                                               DEFICIT
                                                              ---------
BALANCE AT DECEMBER 31, 1996................................  $(268,556)
  Segment contribution to the Company.......................   (320,920)
  Net income................................................     53,935
                                                              ---------
BALANCE AT DECEMBER 31, 1997................................  $(535,541)
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $  53,935
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    229,015
     Provision for doubtful accounts........................     35,000
     Patronage dividend -- noncash..........................    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................     10,189
       Inventory............................................     38,572
       Prepaid expenses.....................................     (3,803)
       Accounts payable -- trade............................    (99,506)
       Unearned revenue.....................................   (196,887)
       Customer deposits....................................      1,625
                                                              ---------
          Net cash from operating activities................     38,003
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    221,646
  Purchase of property and equipment........................    (14,139)
  Sale of property and equipment............................     75,410
                                                              ---------
          Net cash from investing activities................    282,917
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (320,920)
                                                              ---------
          Net cash from financing activities................   (320,920)
                                                              ---------
NET CHANGE IN CASH..........................................         --
CASH, beginning of year.....................................         --
                                                              ---------
CASH, end of year...........................................  $      --
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Cash paid for interest............................  $      --
                                                              =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain costs and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV service provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 2 -- LEASING ARRANGEMENT FOR SUBSCRIBER EQUIPMENT

     In addition to selling satellite television equipment, the Segment also leases the equipment to customers at fixed monthly rental charges. These leases are month-to-month without a minimum lease term in which the customer may return the equipment at any time.

     These leases qualify as operating leases and, accordingly, the leased units are either purchased direct or transferred from the Segment's inventory of existing units at average cost and included in property and equipment at cost. Leased units are depreciated on a straight-line basis over a five-year period. Rental income is recognized in the month earned.

     The carrying amount of leased equipment included in property and equipment at December 31, 1997, is as follows:

                                                                1997
                                                              ---------
Cost........................................................  $ 295,364
Accumulated depreciation....................................   (137,805)
                                                              ---------
                                                              $ 157,559
                                                              =========

     Lease income under the above arrangements is recognized when billed to the customer, and totaled $76,202 in 1997.

NOTE 3 -- NRTC PATRONAGE DIVIDENDS

     The NRTC declares and the Segment receives a yearly patronage dividend based on the NRTC's profitability. Of the total dividend, 20% is received in cash, and 80% is distributed in the form of NRTC patronage capital certificates, which will be redeemed in cash at a future date at the discretion of the NRTC. The Segment has recorded an asset and dividend income for the noncash portion of the patronage dividend.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4 -- RELATED-PARTY TRANSACTIONS

     The Segment is party to various intercompany transactions with the Parent and one of its subsidiaries, The Volcano Telephone Company, for payroll-related charges and administrative expenses. Accordingly, the financial statements include the following intercompany liabilities at December 31, 1997:

                                                                 1997
                                                              ----------
Accounts payable............................................  $  117,294
Accrued interest............................................     313,056
Long-term debt..............................................   1,490,743
                                                              ----------
                                                              $1,921,093
                                                              ==========

     Long-term debt includes $1,490,743 due to the Parent for the purchase of DBS franchise rights in 1994. This debt carries a fixed interest rate of 7%.

NOTE 5 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, Inc. The acquisition is expected to close no later than February 27, 1999.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)
                             PINE GROVE, CALIFORNIA

                              FINANCIAL STATEMENTS
                      AS OF SEPTEMBER 30, 1998 AND FOR THE
                 NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                                 BALANCE SHEET
                               SEPTEMBER 30, 1998
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998
                                                              ----------
CURRENT ASSETS
  Accounts receivable, less allowance for doubtful accounts
     of $35,000.............................................  $  604,239
  Inventory.................................................     152,512
  Prepaid expenses..........................................       2,753
                                                              ----------
          Total current assets..............................     759,504
                                                              ----------
NONCURRENT ASSETS
  Property and equipment (net of accumulated depreciation of
     $244,348)..............................................     288,667
  Intangible assets (net of accumulated amortization of
     $633,566)..............................................     857,177
  NRTC patronage capital certificates.......................     119,323
                                                              ----------
          Net noncurrent assets.............................   1,265,167
                                                              ----------
                                                              $2,024,671
                                                              ==========

                    LIABILITIES AND SEGMENT DEFICIT

CURRENT LIABILITIES
  Account payable -- trade..................................  $  549,284
  Payable to affiliates.....................................     613,226
  Unearned revenue..........................................     289,612
  Customer deposits.........................................       7,319
                                                              ----------
          Total current liabilities.........................   1,459,441
                                                              ----------
NOTE PAYABLE TO AFFILIATE...................................   1,490,743
                                                              ----------
SEGMENT DEFICIT.............................................    (925,513)
                                                              ----------
                                                              $2,024,671
                                                              ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  Programming...............................................  $3,789,373   $2,578,499
  Equipment and installation sales..........................     172,680      130,389
  Lease and other...........................................      56,615       69,123
                                                              ----------   ----------
          Total revenues....................................   4,018,668    2,778,011
                                                              ----------   ----------
COST OF REVENUES
  Programming costs.........................................   2,568,911    1,766,200
  Equipment and installation costs..........................     212,297      193,389
  Other costs...............................................       1,863       10,436
                                                              ----------   ----------
          Total cost of revenues............................   2,783,071    1,970,025
                                                              ----------   ----------
          Gross profit......................................   1,235,597      807,986
                                                              ----------   ----------
EXPENSES
  Salaries, wages, and commissions..........................     256,199      190,388
  Selling, general and administrative.......................     235,308      182,873
  Depreciation and amortization.............................     172,037      178,373
  Marketing.................................................      27,744       57,239
  Bad debt expense..........................................          --       19,894
                                                              ----------   ----------
          Total expenses....................................     691,288      628,767
                                                              ----------   ----------
OPERATING INCOME............................................     544,309      179,219
                                                              ----------   ----------
OTHER INCOME AND (EXPENSES)
  Patronage dividends.......................................      40,134       43,052
  Interest expense..........................................     (77,944)     (78,478)
                                                              ----------   ----------
          Total other income and (expenses).................     (37,810)     (35,426)
                                                              ----------   ----------
          NET INCOME........................................  $  506,499   $  143,793
                                                              ==========   ==========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                              STATEMENT OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
BALANCE BEGINNING...........................................  $(535,541)  $(269,359)
  Segment contribution to the Company.......................   (896,471)   (447,773)
  Net income................................................    506,499     143,793
                                                              ---------   ---------
BALANCE ENDING..............................................  $(925,513)  $(573,339)
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                            STATEMENT OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                1998        1997
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income................................................  $ 506,499   $ 143,793
  Adjustments to reconcile net income to net cash from
     operating activities:
     Depreciation and amortization..........................    172,037     178,373
     Patronage dividend -- noncash..........................    (28,093)    (30,137)
     Increase (Decrease) in cash due to changes in assets
      and liabilities:
       Accounts receivable..................................   (262,120)     51,595
       Inventory............................................     21,450       8,295
       Prepaid expenses.....................................      8,135       7,085
       Accounts payable -- trade............................    332,371      85,462
       Unearned revenue.....................................    (41,031)   (126,862)
       Customer deposits....................................      5,614       1,280
                                                              ---------   ---------
          Net cash from operating activities................    714,862     318,884
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Change in payable to affiliates...........................    182,876      77,461
  Purchase of property and equipment........................     (1,267)    (13,549)
  Sale of property and equipment............................         --      64,977
                                                              ---------   ---------
          Net cash from investing activities................    181,609     128,889
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash contribution to Volcano Vision, Inc..................   (896,471)   (447,773)
                                                              ---------   ---------
          Net cash from financing activities................   (896,471)   (447,773)
                                                              ---------   ---------
NET CHANGE IN CASH..........................................         --          --
CASH, beginning of year.....................................         --          --
                                                              ---------   ---------
CASH, end of year...........................................  $      --   $      --
                                                              =========   =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $      --   $      --
                                                              =========   =========

                            See accompanying notes.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the changes in financial position, results of operations, and cash flows for the interim periods reported.

     The results of operations for the nine months ended September 30, 1998 and 1997, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Description of Operations -- Direct Broadcast Satellite (the Segment) is a segment of Volcano Vision, Inc. (the Company). The Company is a wholly-owned subsidiary of Volcano Communications Company (the Parent). The Segment was formed in August 1994 for the purpose of operating direct broadcast satellite
(DBS) television systems. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of Direct satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in California and four counties in Nevada.

     The financial statements presented represent the financial position and operations of the Segment, which operates as part of the Company.

     Presentation -- The Segment is not a separate subsidiary of the Company, nor has it been of operated as a separate entity. The financial statements presented herein have been derived from the records of the Company and have been prepared to present the Segment's financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the financial statements include certain cost and expenses that have been allocated to the Segment by the Company. Such allocated expenses may or may not be indicative of what such expenses would have been had the Segment been operated as a separate entity.

     Revenue Recognition -- Programming revenue is recognized in the month the service is provided to the subscriber. Unearned revenues represent subscriber advance billing and are deferred until the service is provided. Equipment and installation sales and related costs are recognized when the equipment is delivered to the customer.

     Inventory -- Inventory is stated at the lower of average cost or market and consists of satellite receivers, dishes, and accessories.

     Accounts Receivable -- Accounts receivable consist primarily of amounts due from subscribers for monthly programming and equipment lease billings.

     Customer Billing and Digital Satellite TV (DSTV) Services -- The National Rural Telecommunications Cooperative (NRTC), under contractual arrangements with the Company, performs the billing and national marketing functions for the DSTV services provided to customers. The sales revenue and the customer receivables for the DSTV services, as reflected in the financial statements, are recorded from the monthly billing reports provided by NRTC.

                           DIRECT BROADCAST SATELLITE
                      (A SEGMENT OF VOLCANO VISION, INC.)

             NOTES TO UNAUDITED FINANCIAL STATEMENTS -- (CONTINUED)

     Intangible Assets -- The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the satellites providing DBS services.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As a result of their short-term nature, financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value.

     Long-lived Assets -- Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Property and Equipment -- Property and equipment is recorded at cost and is depreciated over the estimated useful lives using the straight-line method. Estimated useful lives range from 5 to 32 years.

     Income taxes -- The Segment's operating results are included in the Company's operations and consolidated with the Parent's return for tax filing purposes. The Segment it is not directly subject to income taxes, as it is operated as a segment of the Company. The Company did not allocate tax expense to the Segment and, accordingly, no provision for income taxes has been made.

NOTE 3 -- SUBSEQUENT EVENTS

     On July 10, 1998, the Company entered into an agreement to sell its franchise rights and related DBS assets and liabilities to Golden Sky Systems, The acquisition is expected to close no later than February 27, 1999.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Western Montana DBS, Inc.
dba Rocky Mountain DBS:

     We have audited the accompanying balance sheet of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Montana DBS, Inc. dba Rocky Mountain DBS as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            LOUCKS & GLASSLEY, PLLP

June 19, 1998
Great Falls, Montana

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash and Equivalents (Note 4).............................  $  198,909
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000 (Note 3).....................................     194,202
  Inventories...............................................      22,442
  Prepaid Expenses..........................................       1,559
  Due from Golden Sky Systems, Inc. (Note 2)................   2,585,000
                                                              ----------
          Total Current Assets..............................   3,002,112
                                                              ----------
FURNITURE AND EQUIPMENT
  Furniture and Equipment...................................      79,817
  Accumulated Depreciation..................................     (28,751)
                                                              ----------
          Net Furniture and Equipment.......................      51,066
                                                              ----------
INTANGIBLE ASSETS
  Franchise Costs...........................................   1,046,171
  Accumulated Amortization..................................    (383,606)
                                                              ----------
                                                                 662,565
OTHER ASSETS
  NRTC Patronage Capital (Note 5)...........................     128,275
                                                              ----------
                                                                 128,275
                                                              ----------
                                                              $3,844,018
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade Payables............................................  $  184,672
  Unearned Revenues.........................................     250,854
  Accrued Salaries and Other................................     111,808
                                                              ----------
          Total Current Liabilities.........................     547,334
                                                              ----------
STOCKHOLDERS' EQUITY
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739
  Retained Earnings.........................................   2,171,945
                                                              ----------
          Total Stockholders' Equity........................   3,296,684
                                                              ----------
                                                              $3,844,018
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997

Revenues
  DSS programming revenues..................................   $3,943,940
  DSS equipment sales.......................................      113,153
  Other DSS sales...........................................       34,894
                                                               ----------
                                                                4,091,987
Cost of revenues
  Programming costs.........................................    2,242,450
  DSS equipment costs.......................................      113,153
  Other DSS cost of revenues................................       13,970
  Rebates...................................................      308,699
                                                               ----------
                                                                2,678,272
                                                               ----------
          Gross profit......................................    1,413,715
                                                               ----------
Selling, general & administrative expenses
  Salaries, wages and commissions...........................      449,121
  Amortization and depreciation.............................      121,013
  Bad debt expense..........................................       28,024
  Marketing and advertising.................................      181,469
  Other selling, general and administrative.................      168,028
                                                               ----------
                                                                  947,655
                                                               ----------
          Operating income..................................      466,060
                                                               ----------
Other income (expenses)
  Patronage income (Note 5).................................       36,545
  Interest income...........................................      255,889
  Interest expense..........................................         (218)
  Gain on sale of Colorado franchise territories (Note 2)...    4,654,996
                                                               ----------
                                                                4,947,212
                                                               ----------
          Net income........................................   $5,413,272
                                                               ==========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         STATEMENT OF RETAINED EARNINGS
                            AS OF DECEMBER 31, 1997

Balance, Beginning of Year..................................   $  (484,136)
  Net Income (Loss).........................................     5,413,272
  Dividends and Distributions...............................    (2,757,191)
                                                               -----------
Balance, End of Year........................................   $ 2,171,945
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash Flows from Operating Activities
  Net income................................................  $ 5,413,272
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................      121,013
     Gain on Sale of Colorado Franchise Territories.........   (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................       83,627
       Inventories..........................................      (10,026)
       Prepaids.............................................         (139)
       NRTC Patronage Capital...............................      (36,545)
       Accrued Interest -- Golden Sky Systems...............     (235,000)
     Increase (decrease) in:
       Trade Accounts Payable...............................     (171,159)
       Accrued Expenses.....................................       86,535
       Unearned Revenues....................................     (297,489)
                                                              -----------
          Net Cash Provided by Operating Activities.........      299,093
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property, Plant and Equipment.................      (44,931)
  Proceeds from Sale of Franchise Territories...............    2,450,336
                                                              -----------
          Net Cash Provided by Investing Activities.........    2,405,405
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Distributions to Stockholders.............................   (2,757,191)
                                                              -----------
          Net Cash Used by Financing Activities.............   (2,757,191)
Net Decrease in Cash........................................      (52,693)
Cash, Beginning of Year.....................................      251,602
                                                              -----------
Cash, End of Year...........................................  $   198,909
                                                              ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for interest....................  $       218
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of DirecTV service within the contract area. In 1994, Hughes launched the satellites that provide programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997 (Note 2).

  Revenue Recognition

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Inventories

     Inventories are stated at the lower of average cost or market and consist of receivers, satellite dishes, and satellite TV accessories.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Income Taxes

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1997.

  Major Suppliers/Economic Dependency

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Property, Plant and Equipment

     Property, plant and equipment consists principally of office equipment, computer equipment and a vehicle. The assets are being depreciated over five to seven years using accelerated depreciation methods. Depreciation expense for the year ended December 31, 1997 is $9,475.

  Marketing and Advertising

     Advertising costs are charged to expense as incurred. The Company often subsidizes the cost of equipment for new subscribers by providing such equipment at a sales price below the Company's cost. The Company records the cost of the equipment up to the amount of the sales price to the subscriber. Any excess cost over sales price is recorded in sales and marketing expense.

NOTE 2 -- GAIN ON SALE OF COLORADO FRANCHISE TERRITORIES

     In May of 1997, the Company contracted to sell its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and account for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997). Golden Sky purchased the accounts receivable for the Colorado subscribers as well as assuming the unearned revenue liability for those subscribers. Since the unearned revenues exceeded the accounts receivable, there was an effective increase in purchase price over the amount paid in cash. The Company had no other assets related to the Colorado operations.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Trade receivables consist of amounts due from subscribers for monthly programming fees. These unsecured receivables arise solely from customers in the franchise territories listed in Note 1.

NOTE 4 -- CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances at various banks. Cash accounts at the banks are insured by the FDIC for up to $100,000. Amounts in excess of the insured limits were approximately $342,012 at December 31, 1997.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- NRTC PATRONAGE CAPITAL

     The Company is a non-voting affiliate of NRTC and receives annual patronage capital credits which are recorded as income. These cumulative capital credits are not marketable and the value is dependent on the future financial position of NRTC.

NOTE 6 -- COMMITMENTS AND CONTINGENCIES

     The Company occupies its offices on a month to month to month rental arrangement. Rent expense was $9,923. A shareholder has sued the Company, claiming a finders fee on the sale of the Colorado franchise territories to Golden Sky Systems, Inc. Management is vigorously contesting this action both as to liability and damages. No provision has been made in the financial statement for this claim.

NOTE 7 -- SUBSEQUENT EVENT

     The Company has signed a letter of intent to be acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                                 BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                     ASSETS

                                                                 1998         1997
                                                              ----------   ----------
Current Assets
  Cash and Equivalents......................................  $    4,521   $  871,182
  Trade Receivables, net of allowance for doubtful accounts
     of $6,000
     in 1998................................................     226,549      163,191
  Inventories...............................................      17,288       21,449
  Due from Golden Sky Systems, Inc..........................          --    2,496,875
                                                              ----------   ----------
          Total Current Assets..............................     248,358    3,552,697
Furniture and Equipment
  Furniture and Equipment...................................      82,431       40,174
  Accumulated Depreciation..................................     (43,670)     (23,505)
                                                              ----------   ----------
          Net Furniture and Equipment.......................      38,761       16,669
                                                              ----------   ----------
Intangible Assets
  Franchise Costs...........................................   1,046,171    1,046,171
  Accumulated Amortization..................................    (462,069)    (345,515)
                                                              ----------   ----------
                                                                 584,102      700,656
                                                              ----------   ----------
Other Assets
  Prepaid Expenses..........................................          --          546
  NRTC Patronage Capital....................................     128,275       91,730
                                                              ----------   ----------
                                                                 128,275       92,276
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Trade Payables............................................  $  227,831   $  272,362
  Unearned Revenues.........................................     198,818      397,781
  Accrued Salaries and Other................................       2,832        8,972
                                                              ----------   ----------
          Total Current Liabilities.........................     429,481      679,115
                                                              ----------   ----------
Stockholders' Equity
  Common Stock, No Par Value, Authorized 50,000 Shares,
     10,463 Shares Issued and Outstanding...................   1,124,739    1,124,739
  Retained Earnings (Deficit)...............................    (554,724)   2,558,444
                                                              ----------   ----------
          Total Stockholders' Equity........................     570,015    3,683,183
                                                              ----------   ----------
                                                              $  999,496   $4,362,298
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                               INCOME STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998         1997
                                                              ----------   ----------
REVENUES
  DSS Programming Revenues..................................  $3,168,112   $2,820,182
  DSS Equipment Sales.......................................     110,314       78,494
  Other DSS Sales...........................................      25,876       19,008
                                                              ----------   ----------
                                                               3,304,302    2,917,684
                                                              ----------   ----------
COST OF REVENUES
  Programming Costs.........................................   1,775,655    1,187,346
  DSS Equipment Costs.......................................      99,426       78,494
  Other DSS Cost of Revenues................................      18,812       11,861
  Rebates...................................................          --      357,379
                                                              ----------   ----------
                                                               1,893,893    1,635,080
                                                              ----------   ----------
          Gross Profit......................................   1,410,409    1,282,604
                                                              ----------   ----------
SELLING, GENERAL & ADMINISTRATIVE EXPENSES
  Salaries, Wages and Commissions...........................     289,736      206,105
  Amortization and Depreciation.............................      93,381       89,613
  Bad Debt Expense..........................................      21,146       27,140
  Marketing and Advertising.................................      72,118       75,627
  Other General and Administrative..........................     156,785      102,656
                                                              ----------   ----------
                                                                 633,166      501,141
                                                              ----------   ----------
          Operating Income..................................     777,243      781,463
                                                              ----------   ----------
OTHER INCOME (EXPENSE)
  Interest Income...........................................     159,122      163,541
  Interest Expense..........................................      (1,458)        (228)
  Gain on Sale of Colorado Franchise Territories............          --    4,654,996
                                                              ----------   ----------
                                                                 157,664    4,818,309
                                                              ----------   ----------
NET INCOME..................................................  $  934,907   $5,599,772
                                                              ==========   ==========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                        STATEMENTS OF RETAINED EARNINGS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Balance, Beginning of Period................................  $ 2,171,945    $  (484,136)
  Net Income................................................      934,907      5,599,772
  Dividends and Distributions...............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Balance, End of Period......................................  $  (554,724)   $ 2,558,444
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                            STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                 1998           1997
                                                              -----------    -----------
Cash Flows from Operating Activities
  Net income................................................  $   934,907    $ 5,599,772
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Depreciation and Amortization..........................       93,381         89,613
     Gain on Sale of Colorado Franchise Territories.........           --     (4,654,996)
     (Increase) decrease in:
       Trade Accounts Receivable............................      (32,347)       114,638
       Inventories..........................................        5,154         (4,872)
       Prepaids.............................................        1,559            874
       Accrued Interest -- Golden Sky Systems...............      235,000       (146,875)
     Increase (decrease) in:
       Trade Accounts Payable...............................       43,159        (83,469)
       Accrued Expenses.....................................     (108,976)       (16,301)
       Unearned Revenues....................................      (52,035)      (150,562)
                                                              -----------    -----------
          Net Cash Provided by Operating Activities.........    1,119,802        747,822
                                                              -----------    -----------
Cash Flows from Investing Activities
  Purchase of Property, Plant and Equipment.................       (2,614)        (5,288)
  Proceeds from Sale of Franchise Territories...............    2,350,000      2,434,238
                                                              -----------    -----------
          Net Cash Provided by Investing Activities.........    2,347,386      2,428,950
                                                              -----------    -----------
Cash Flows from Financing Activities
  Distributions to Stockholders.............................   (3,661,576)    (2,557,192)
                                                              -----------    -----------
          Net Cash Used by Financing Activities.............   (3,661,576)    (2,557,192)
                                                              -----------    -----------
Net Increase (Decrease) in Cash.............................     (194,388)       619,580
Cash, Beginning of Period...................................      198,909        251,602
                                                              -----------    -----------
Cash, End of Period.........................................  $     4,521    $   871,182
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period for interest..................  $     1,458    $       228
                                                              ===========    ===========

                           See Selected Information.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                              SELECTED INFORMATION
                          SEPTEMBER 30, 1998 AND 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Nature of Operations --

     Western Montana DBS, Inc., dba Rocky Mountain DBS (the Company) was formed in June 1993 for the purpose of acquiring and operating direct broadcast satellite television operating rights. The Company is an affiliated associate member of the National Rural Telecommunications Cooperative (NRTC). The NRTC has contracted with Hughes Communications Galaxy, Inc. (Hughes), to provide exclusive marketing rights for distribution of DirecTV satellite television programming in the United States. The marketing rights give the owner exclusive rights to distribution of Direct service within the contract area. In 1994, Hughes launched the satellites that provided programming for DirecTV. At December 31, 1997, the Company had the operating rights for five counties in Montana and three counties in Idaho. The operating rights for three counties in Colorado were sold in 1997.

  Revenue Recognition --

     Revenues are earned for monthly direct broadcast satellite services which are billed to subscribers in advance. Subscribers may elect to prepay their service charges for one or more months. Revenue is recognized in the month the service is provided to the subscriber. Subscriber advance billings represent unearned revenues and are deferred until the service is provided. Coupons issued by NRTC may be used, with some restrictions, to pay a portion of a customer's account receivable. No provision is made for the subsequent use of these coupons.

  Use of Estimates --

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Fair Value of Financial Instruments --

     Financial instruments consisting of receivables and accounts payable are carried at cost, which approximates fair value, as a result of the short-term nature of the instruments.

  Intangible Assets --

     The cost of acquiring the rights to provide DirecTV satellite services are capitalized as intangible assets and are being amortized on a straight-line basis over ten years, which is the expected useful life of the revenue stream of those services.

  Income Taxes --

     Effective January 1, 1995, the Company elected to be taxed as a Subchapter S Corporation. As such, any income tax is payable by the shareholders and not the Company, therefore there is no income tax expense recorded.

                           WESTERN MONTANA DBS, INC.
                             dba ROCKY MOUNTAIN DBS

                      SELECTED INFORMATION -- (CONTINUED)

  Cash and Cash Equivalents --

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with and original maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 1998 or 1997.

  Major Suppliers/Economic Dependency --

     The Company's sole supplier is the NRTC. In addition, NRTC provides all computer services relative to customer service, accounts receivable billing, and the determination of unearned revenue.

  Discontinued Operations --

     In May of 1997, the Company sold its Colorado subscribers to Golden Sky Systems, Inc. for $4,700,000. The Company estimates these customers comprise some 21% of the customer base and accounted for some 31% of total subscriber revenues ($402,000 from January 1, 1997, to May 1, 1997).

  Subsequent Event --

     On October 2, 1998, the Company was acquired by Golden Sky Systems, Inc. Company shareholders will receive both cash and shares in Golden Sky Holdings, Inc. in this transaction.

================================================================================

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL           , 1999 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ---------------------

     NO PERSON IS AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL. IF ANY PERSON DOES GIVE SUCH INFORMATION OR MAKES SUCH A REPRESENTATION, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

THE EXCHANGE AGENT FOR THIS EXCHANGE OFFER IS UNITED STATES TRUST COMPANY OF NEW YORK AND MAY BE CONTACTED AS FOLLOWS:

BY OVERNIGHT COURIER AND BY HAND DELIVERY AFTER 4:30 PM ON EXPIRATION DATE:
     UNITED STATES TRUST COMPANY OF NEW YORK
     770 BROADWAY, 13TH FLOOR
     ATTN: CORPORATE TRUST SERVICES
     NEW YORK, NEW YORK 10003

BY HAND DELIVERY TO 4:30 PM:
     UNITED STATES TRUST COMPANY OF NEW YORK
     111 BROADWAY, LOWER LEVEL
     ATTN: CORPORATE TRUST WINDOW
     NEW YORK, NEW YORK 10006

BY REGISTERED OR CERTIFIED MAIL:
     UNITED STATES TRUST COMPANY OF NEW YORK
     P.O. BOX 844, COOPER STATION
     ATTN: CORPORATE TRUST SERVICES
     NEW YORK, NEW YORK 10276-0844

================================================================================

================================================================================




                               [GOLDEN SKY LOGO]




                              GOLDEN SKY DBS, INC.


                             OFFER TO EXCHANGE ITS
                         13 1/2% SENIOR DISCOUNT NOTES
                              DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         13 1/2% SENIOR DISCOUNT NOTES
                               DUE 2007, SERIES A



                          ---------------------------
                                   PROSPECTUS
                          ---------------------------



                                        , 1999




================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, the registrant has adopted a by-law that provides that, to the fullest extent permitted by DGCL, the registrant shall indemnify any person serving as a director or officer of the registrant and every such director or officer serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and the registrant's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The registrant has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among Golden Sky Systems, Inc., Argos Support Services
                            Company and the several shareholders named therein
                            (incorporated by reference to Exhibit 2.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.2           -- Asset Purchase Agreement, dated as of July 10, 1998, by and between Golden Sky Systems, Inc. and Volcano Vision,
                            Inc. (incorporated by reference to Exhibit 2.2 to Golden
                            Sky Systems, Inc.'s Registration Statement filed on Form
                            S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
           2.3           -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Western Montana DBS, Inc. d/b/a Rock
                            Mountain DBS and the stockholders of Western Montana DBS,
                            Inc. named therein (incorporated by reference to Exhibit
                            2.3 to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).*
           3.1           -- Certificate of Incorporation of the registrant.
           3.2           -- By-Laws of the registrant, adopted as of February 2,
                            1999.
           4.1           -- Indenture, dated as of February 19, 1999, between the
                            registrant, as issuer, and United States Trust Company of
                            New York, as trustee, relating to the registrant's
                            13 1/2% Senior Discount Notes due 2007, Series A, and
                            13 1/2% Senior Discount Notes due 2007, Series B.
           4.2           -- Form of 13 1/2% Senior Discount Note due 2007, Series B
                            of the Registrant (included as Exhibit A-2 in Exhibit
                            4.1).
           4.3           -- Registration Rights Agreement, dated as of February 19,
                            1999, by and among the registrant, and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, NationsBanc
                            Montgomery Securities LLC, Donaldson Lufkin, Jenrette
                            Securities Corporation and Fleet Securities, Inc., as
                            initial purchasers.
           5.1           -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.
          10.1           -- Purchase Agreement, dated February 11, 1999, among
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, NationsBanc Montgomery Securities LLC,
                            Donaldson Lufkin, Jenrette Securities Corporation and
                            Fleet Securities, Inc., relating to the issuance and sale
                            of $193,100,000 aggregate principal amount at maturity of
                            the registrant's 13 1/2% Senior Discount Notes due 2007,
                            Series A.
          10.2           -- Purchase Agreement, dated July 24, 1998, among Golden Sky
                            Systems, Inc., Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A
                            (incorporated by reference to Exhibit 10.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.3           -- Indenture, dated as of July 31, 1998, by and among Golden
                            Sky Systems, Inc., as issuer, Argos Support Services
                            Company, as guarantor, PrimeWatch, Inc., as guarantor,
                            and State Street Bank and Trust Company of Missouri,
                            N.A., as trustee, relating to the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A and 12 3/8%
                            Senior Subordinated Notes due 2006, Series B
                            (incorporated by reference to Exhibit 4.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.4           -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of Golden Sky Systems, Inc., (included as Exhibit A-2
                            in Exhibit 10.3)(incorporated by reference to Exhibits
                            4.1 and 4.2 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.5           -- Registration Rights Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and NationsBanc
                            Montgomery Securities LLC, as initial purchasers
                            (incorporated by reference to Exhibit 4.3 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.6           -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and
                            Golden Sky Systems, Inc. (incorporated by reference to
                            Exhibit 4.4 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.7           -- Account Control Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., State Street Bank and
                            Trust Company of Missouri, N.A., as escrow agent, and
                            State Street Bank and Trust Company, as custodian and
                            securities intermediary (incorporated by reference to
                            Exhibit 4.5 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.8           -- Guarantee of Argos Support Services Company, dated July
                            31, 1998 (incorporated by reference to Exhibit 4.6 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          10.9           -- Guaranty of PrimeWatch, Inc., dated July 31, 1998
                            (incorporated by reference to Exhibit 4.7 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 33-64367) which became effective on
                            March 22, 1999).*
          10.10          -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.'s,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent, and General Electric Capital
                            Corporation, as Documentation Agent (incorporated by
                            reference to Exhibit 10.2 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*
          10.11          -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended (incorporated by
                            reference to Exhibit 10.3 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*
          10.12          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Rodney A. Weary
                            (incorporated by reference to Exhibit 10.6 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.13          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Jo Ellen Linn (incorporated
                            by reference to Exhibit 10.7 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.14          -- Employment Agreement, dated as of November 3, 1997,
                            between Golden Sky Systems, Inc. and William J. Gerski
                            (incorporated by reference to Exhibit 10.8 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.15          -- Employment Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.10 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.16          -- Non-Competition Agreement between Golden Sky Systems,
                            Inc. and Rodney A. Weary (incorporated by reference to
                            Exhibit 10.11 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.17          -- Non-Competition Agreement, between Golden Sky Systems,
                            Inc. and Jo Ellen Linn (incorporated by reference to
                            Exhibit 10.12 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.18          -- Non-Competition Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.13 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.19          -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between Golden Sky Holdings, Inc. and
                            each of the members of Golden Sky Holdings' Board of
                            Directors (incorporated by reference to Exhibit 10.14 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          10.20          -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between Golden Sky Systems, Inc. and
                            John R. Hager (incorporated by reference to Exhibit 10.15
                            to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).*
          10.21          -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent
                            (incorporated by reference to Exhibit 10.16 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.22          -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent and General
                            Electric Capital Corporation, as Documentation Agent
                            (incorporated by reference to Exhibit 10.17 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.23          -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant
                            (incorporated by reference to Exhibit 10.18 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          12.1           -- Statements re Computation of Ratios.
          21.1           -- Subsidiaries of the registrant.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          23.1           -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).
          23.2           -- Consent of KPMG Peat Marwick LLP.
          23.3           -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).
          23.4           -- Consent of Loucks & Glassley, pllp.
          23.5           -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
          23.6           -- Consent of Moss Adams LLP.
          23.7           -- Consent of Curtis Blakely & Co., P.C.
          23.8           -- Consent of CHMS P.C.
          23.9           -- Consent of Anderson & Company.
          23.10          -- Consent of Olsen Thielen & Co., LTD
          23.11          -- Consent of Summers, McNea & Company, P.C.
          24.1           -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky DBS, Inc. (included in the
                            signature pages).
          25.1           -- Statement on Form T-1 of Eligibility of Trustee.
          27.1           -- Financial Data Schedule.
          99.1           -- Form of Letter of Transmittal.
          99.2           -- Form of Notice of Guaranteed Delivery.
          99.3           -- Stock Purchase Agreement, dated as of February 12, 1997, among Golden Sky Systems, Inc., Rodney A. Weary and the
                            investors named herein (incorporated by reference to
                            Exhibit 99.3 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          99.4           -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Rodney A. Weary, and the investors named
                            therein (incorporated by reference to Exhibit 99.4 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          99.5           -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein. (incorporated by
                            reference to Exhibit 99.5 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*

---------------

* Previously filed.

     (b) Financial Statement Schedules.

     Schedule II -- Valuation and Qualifying Accounts (included as Note 12 in the Consolidated Financial Statements of Golden Sky Systems, Inc.)

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered could not exceed that which was registered) and any division from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on April 16, 1999.

                                            GOLDEN SKY DBS, INC.

                                            By:      /s/ JOHN R. HAGER
                                              ----------------------------------
                                                        John R. Hager
                                                   Chief Financial Officer

     The undersigned directors and officers of Golden Sky DBS, Inc., hereby appoint Rodney A. Weary and John R. Hager, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-4 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ RODNEY A. WEARY                   Chairman of the Board, Chief        April 16, 1999
-----------------------------------------------------    Executive Officer and Director
                   Rodney A. Weary                       (Principal Executive Officer)

                  /s/ JOHN R. HAGER                    Chief Financial Officer (Principal  April 16, 1999
-----------------------------------------------------    Financial and Accounting
                    John R. Hager                        Officer)

                /s/ ROBERT F. BENBOW                                Director               April 16, 1999
-----------------------------------------------------
                  Robert F. Benbow

               /s/ WILLIAM O. CHARMAN                               Director               April 16, 1999
-----------------------------------------------------
                 William O. Charman

               /s/ WILLIAM P. COLLATOS                              Director               April 16, 1999
-----------------------------------------------------
                 William P. Collatos

               /s/ WILLIAM A. JOHNSTON                              Director               April 16, 1999
-----------------------------------------------------
                 William A. Johnston

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                /s/ ROBERT B. LIEPOLD                               Director               April 16, 1999
-----------------------------------------------------
                  Robert B. Liepold

                /s/ ERIK M. TORGERSON                               Director               April 16, 1999
-----------------------------------------------------
                  Erik M. Torgerson

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Investors
Golden Sky DBS, Inc.:

     The audits referred to in our report dated February 3, 1999 included the related financial statements schedule II, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set fourth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP
Kansas City, Missouri

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated as of July 11, 1997,
                            among Golden Sky Systems, Inc., Argos Support Services
                            Company and the several shareholders named therein
                            (incorporated by reference to Exhibit 2.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
           2.2           -- Asset Purchase Agreement, dated as of July 10, 1998, by and between Golden Sky Systems, Inc. and Volcano Vision,
                            Inc. (incorporated by reference to Exhibit 2.2 to Golden
                            Sky Systems, Inc.'s Registration Statement filed on Form
                            S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
           2.3           -- Agreement and Plan of Merger, dated as of September 1,
                            1998, among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Western Montana DBS, Inc. d/b/a Rock
                            Mountain DBS and the stockholders of Western Montana DBS,
                            Inc. named therein (incorporated by reference to Exhibit
                            2.3 to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).*
           3.1           -- Certificate of Incorporation of the registrant.
           3.2           -- By-Laws of the registrant, adopted as of February 2,
                            1999.
           4.1           -- Indenture, dated as of February 19, 1999, between the
                            registrant, as issuer, and United States Trust Company of
                            New York, as trustee, relating to the registrant's
                            13 1/2% Senior Discount Notes due 2007, Series A, and
                            13 1/2% Senior Discount Notes due 2007, Series B.
           4.2           -- Form of 13 1/2% Senior Discount Note due 2007, Series B
                            of the Registrant (included as Exhibit A-2 in Exhibit
                            4.1).
           4.3           -- Registration Rights Agreement, dated as of February 19,
                            1999, by and among the registrant, and Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated, NationsBanc
                            Montgomery Securities LLC, Donaldson Lufkin, Jenrette
                            Securities Corporation and Fleet Securities, Inc., as
                            initial purchasers.
           5.1           -- Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            as to the legality of the securities being registered.
          10.1           -- Purchase Agreement, dated February 11, 1999, among
                            registrant, Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated, NationsBanc Montgomery Securities LLC,
                            Donaldson Lufkin, Jenrette Securities Corporation and
                            Fleet Securities, Inc., relating to the issuance and sale
                            of $193,100,000 aggregate principal amount at maturity of
                            the registrant's 13 1/2% Senior Discount Notes due 2007,
                            Series A.
          10.2           -- Purchase Agreement, dated July 24, 1998, among Golden Sky
                            Systems, Inc., Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated and NationsBanc Montgomery Securities LLC,
                            relating to the issuance and sale of $195,000,000
                            aggregate principal amount of the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A
                            (incorporated by reference to Exhibit 10.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.3           -- Indenture, dated as of July 31, 1998, by and among Golden
                            Sky Systems, Inc., as issuer, Argos Support Services
                            Company, as guarantor, PrimeWatch, Inc., as guarantor,
                            and State Street Bank and Trust Company of Missouri,
                            N.A., as trustee, relating to the registrant's 12 3/8%
                            Senior Subordinated Notes due 2006, Series A and 12 3/8%
                            Senior Subordinated Notes due 2006, Series B
                            (incorporated by reference to Exhibit 4.1 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.4           -- Form of 12 3/8% Senior Subordinated Note due 2006, Series
                            B of Golden Sky Systems, Inc., (included as Exhibit A-2
                            in Exhibit 10.3)(incorporated by reference to Exhibits
                            4.1 and 4.2 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.5           -- Registration Rights Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., Merrill Lynch,
                            Pierce, Fenner & Smith Incorporated and NationsBanc
                            Montgomery Securities LLC, as initial purchasers
                            (incorporated by reference to Exhibit 4.3 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.6           -- Escrow Agreement, dated as of July 31, 1998, by and among
                            State Street Bank and Trust Company of Missouri, N.A., as
                            escrow Agent, and State Street Bank and Trust Company of
                            Missouri, N.A., as trustee under the Indenture, and
                            Golden Sky Systems, Inc. (incorporated by reference to
                            Exhibit 4.4 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.7           -- Account Control Agreement, dated as of July 31, 1998, by and among Golden Sky Systems, Inc., State Street Bank and
                            Trust Company of Missouri, N.A., as escrow agent, and
                            State Street Bank and Trust Company, as custodian and
                            securities intermediary (incorporated by reference to
                            Exhibit 4.5 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.8           -- Guarantee of Argos Support Services Company, dated July
                            31, 1998 (incorporated by reference to Exhibit 4.6 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          10.9           -- Guaranty of PrimeWatch, Inc., dated July 31, 1998
                            (incorporated by reference to Exhibit 4.7 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 33-64367) which became effective on
                            March 22, 1999).*
          10.10          -- Amended and Restated Credit Agreement, dated as of July
                            7, 1997, amended and restated as of May 8, 1998, among
                            Golden Sky Holdings, Inc., Golden Sky Systems, Inc.'s,
                            various banks, Paribas (formerly known as Banque
                            Paribas), as Syndication Agent, Fleet National Bank, as
                            Administrative Agent, and General Electric Capital
                            Corporation, as Documentation Agent (incorporated by
                            reference to Exhibit 10.2 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*
          10.11          -- Form of NRTC/Member Agreement for Marketing and
                            Distribution of DBS Services, as amended (incorporated by
                            reference to Exhibit 10.3 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*
          10.12          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Rodney A. Weary
                            (incorporated by reference to Exhibit 10.6 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.13          -- Employment Agreement, dated February 12, 1997, between
                            Golden Sky Systems, Inc. and Jo Ellen Linn (incorporated
                            by reference to Exhibit 10.7 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          10.14          -- Employment Agreement, dated as of November 3, 1997,
                            between Golden Sky Systems, Inc. and William J. Gerski
                            (incorporated by reference to Exhibit 10.8 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.15          -- Employment Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.10 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.16          -- Non-Competition Agreement between Golden Sky Systems,
                            Inc. and Rodney A. Weary (incorporated by reference to
                            Exhibit 10.11 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.17          -- Non-Competition Agreement, between Golden Sky Systems,
                            Inc. and Jo Ellen Linn (incorporated by reference to
                            Exhibit 10.12 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          10.18          -- Non-Competition Agreement, dated August 24, 1998, between
                            Golden Sky Systems, Inc. and John R. Hager (incorporated
                            by reference to Exhibit 10.13 to Golden Sky Systems,
                            Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.19          -- Form of Director Indemnification Agreement, dated
                            February 12, 1997, between Golden Sky Holdings, Inc. and
                            each of the members of Golden Sky Holdings' Board of
                            Directors (incorporated by reference to Exhibit 10.14 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          10.20          -- Confidentiality and Proprietary Rights Agreements, dated
                            August 24, 1998, between Golden Sky Systems, Inc. and
                            John R. Hager (incorporated by reference to Exhibit 10.15
                            to Golden Sky Systems, Inc.'s Registration Statement
                            filed on Form S-4 (Commission File No. 333-64367) which
                            became effective on March 22, 1999).*
          10.21          -- Exchange Agency Agreement, dated as of November 24, 1998, between the registrant and State Street Bank and Trust
                            Company of Missouri, N.A., as Exchange Agent
                            (incorporated by reference to Exhibit 10.16 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.22          -- First Amendment to Amended and Restated Credit Agreement,
                            dated as of February 10, 1999, among Golden Sky Holdings,
                            Inc., the registrant, various banks, Paribas (formerly
                            known as Banque Paribas), as Syndication Agent, Fleet
                            National Bank, as Administrative Agent and General
                            Electric Capital Corporation, as Documentation Agent
                            (incorporated by reference to Exhibit 10.17 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          10.23          -- Office Building Lease, dated January 27, 1999, between
                            Belletower Partners, L.L.C. and the registrant
                            (incorporated by reference to Exhibit 10.18 to Golden Sky
                            Systems, Inc.'s Registration Statement filed on Form S-4
                            (Commission File No. 333-64367) which became effective on
                            March 22, 1999).*
          12.1           -- Statements re Computation of Ratios.
          21.1           -- Subsidiaries of the registrant.
          23.1           -- Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
                            (included in their opinion filed as Exhibit 5.1).
          23.2           -- Consent of KPMG Peat Marwick LLP.
          23.3           -- Consent of Eide Bailly LLP (formerly known as Eide
                            Helmeke PLLP).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          23.4           -- Consent of Loucks & Glassley, pllp.
          23.5           -- Consent of Bolinger, Segars, Gilbert & Moss, L.L.P.
          23.6           -- Consent of Moss Adams LLP.
          23.7           -- Consent of Curtis Blakely & Co., P.C.
          23.8           -- Consent of CHMS P.C.
          23.9           -- Consent of Anderson & Company.
          23.10          -- Consent of Olsen Thielen & Co., LTD
          23.11          -- Consent of Summers, McNea & Company, P.C.
          24.1           -- Power of Attorney of the members of the Board of
                            Directors of Golden Sky DBS, Inc. (included in the
                            signature pages).
          25.1           -- Statement on Form T-1 of Eligibility of Trustee.
          27.1           -- Financial Data Schedule.
          99.1           -- Form of Letter of Transmittal.
          99.2           -- Form of Notice of Guaranteed Delivery.
          99.3           -- Stock Purchase Agreement, dated as of February 12, 1997, among Golden Sky Systems, Inc., Rodney A. Weary and the
                            investors named herein (incorporated by reference to
                            Exhibit 99.3 to Golden Sky Systems, Inc.'s Registration
                            Statement filed on Form S-4 (Commission File No.
                            333-64367) which became effective on March 22, 1999).*
          99.4           -- Stock Purchase Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc., Golden Sky
                            Systems, Inc., Rodney A. Weary, and the investors named
                            therein (incorporated by reference to Exhibit 99.4 to
                            Golden Sky Systems, Inc.'s Registration Statement filed
                            on Form S-4 (Commission File No. 333-64367) which became
                            effective on March 22, 1999).*
          99.5           -- Stockholders Agreement, dated as of November 24, 1997, by and among Golden Sky Holdings, Inc. and the investors and
                            other stockholders named therein. (incorporated by
                            reference to Exhibit 99.5 to Golden Sky Systems, Inc.'s
                            Registration Statement filed on Form S-4 (Commission File
                            No. 333-64367) which became effective on March 22,
                            1999).*

---------------

* Previously filed.